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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Hardinge Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Hardinge Inc. common stock, par value $0.01 per share
(2)	Aggregate number of securities to which transaction applies:
12,966,148 shares of common stock (including shares of restricted stock), 310,000 shares of common stock underlying outstanding stock options (assuming the target achievement of the performance goals applicable to such awards) with an exercise price of less than $18.50 per share, and 116,545 restricted stock units, performance stock units and director stock units (assuming the target achievement of the performance goals applicable to such awards).
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
In accordance with Exchange Act Rule 0-11(c), the filing fee of $30,358.88 was determined by multiplying 0.0001245 by the aggregate merger consideration of $243,846,420.50. The aggregate merger consideration was calculated as the sum of (a) 12,966,148 shares of common stock (including shares of restricted stock) multiplied by the merger consideration of $18.50 per share, (b) 116,545 shares of common stock issuable upon settlement of restricted stock units, performance stock units and director stock units (assuming the target achievement of the performance goals applicable to such awards) multiplied by the merger consideration of $18.50 per share and (c) 310,000 outstanding stock options (assuming the target achievement of the performance goals applicable to such awards) multiplied by the per share merger consideration of $18.50 per share less the $12.64 weighted average exercise price of the outstanding stock options.
	(4)	Proposed maximum aggregate value of transaction: $243,846,420.50
	(5)	Total fee paid: $30,358.88
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY MATERIALS—SUBJECT TO COMPLETION

Hardinge Inc.
One Hardinge Drive
Elmira, NY 14903

[    •    ], 2018

Dear Hardinge Shareholder:

        You are invited to attend a special meeting (such meeting, including any adjournment or postponement thereof, the "Special Meeting") of the shareholders of Hardinge Inc., which we refer to as "Hardinge" or the "Company," to be held on [    •    ], 2018, at [    •    ] (local time) at [    •    ].

        At the Special Meeting you will be asked to approve the adoption of the Agreement and Plan of Merger, dated as of February 12, 2018 (as amended from time to time, the "Merger Agreement"), by and among the Company, Hardinge Holdings, LLC, a Delaware limited liability company ("Parent"), and Hardinge Merger Sub, Inc., a New York corporation and a direct wholly owned subsidiary of Parent ("Acquisition Sub"), pursuant to which Acquisition Sub will merge with and into the Company (the "Merger"), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Acquisition Sub are beneficially owned by affiliates of Privet Fund Management LLC and Privet Fund LP (collectively, "Privet" or the "Sponsor Entities").

        If the Merger is completed, each outstanding share of Hardinge's common stock, par value $0.01 per share (a "Share" or, collectively, the "Shares") outstanding immediately prior to the effective time of the Merger (other than Shares held directly or indirectly by Parent or Acquisition Sub) will be converted into the right to receive $18.50 per Share in cash, without interest, less any applicable withholding taxes. Privet Fund LP has agreed to contribute the 1,315,090 Shares it owns as of the date of the Merger Agreement (and any subsequently acquired Shares) to Parent prior to the effective time of the Merger. As a result, the Shares held by Parent or Acquisition Sub will not be converted into the right to receive the merger consideration in the Merger.

        The Strategic Alternatives Committee (the "Committee") of the board of directors of the Company, consisting solely of independent directors of the Company who are disinterested with respect to Privet, evaluated the Merger in consultation with the Company's management and legal and financial advisors and recommended the Merger to the board of directors. The board of directors (with Messrs. Levenson and Rosenzweig recused due to their relationship with Privet) has unanimously (a) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable to and in the best interests of the Company and its shareholders, (b) approved the adoption of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and (c) recommended that the shareholders of the Company adopt the Merger Agreement. The approval of the proposal to adopt the Merger Agreement requires the vote of two-thirds of the Shares outstanding and entitled to vote at the Special Meeting. The board of directors (with Messrs. Levenson and Rosenzweig recused due to their relationship with Privet) recommends that you vote "FOR" the proposal to adopt the Merger Agreement and the transactions contemplated thereby, including the Merger.

        You will also be asked to vote at the Special Meeting on (a) one or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies, which requires the affirmative vote of the holders of a majority of the Shares cast in person or by proxy and entitled to vote thereon at the Special Meeting, whether or not a quorum is present, and (b) the nonbinding proposal regarding certain Merger-related executive compensation arrangements, which requires the affirmative vote of the holders of a majority of the Shares cast in person or by proxy and entitled to vote thereon at the Special Meeting. The board of directors (with Messrs. Levenson and Rosenzweig recused due to their relationship with Privet) recommends that you vote "FOR" the proposal to adjourn the Special Meeting, if necessary or appropriate, and "FOR" the nonbinding proposal regarding certain Merger-related executive compensation arrangements.

        In connection with the Merger Agreement, on February 12, 2018, the Sponsor Entities, which collectively own approximately 10.6% of the issued and outstanding Shares, entered into a Support Agreement with the Company, pursuant to which the Sponsor Entities have committed to vote their Shares in favor of, and take certain other actions in furtherance of, the transactions contemplated by the Merger Agreement, including the Merger.

        Completion of the Merger is subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement.

        Your vote is very important. Whether or not you plan to attend the Special Meeting, as promptly as possible please complete, date, sign and return the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy through the Internet or by telephone. If you attend the Special Meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.

        The accompanying proxy statement provides you with more detailed information about the Special Meeting, the Merger Agreement and the transactions contemplated thereby, including the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement. We encourage you to carefully read the entire proxy statement and its annexes, including the Merger Agreement and the documents referred to or incorporated by reference in this proxy statement. You may also obtain additional information about the Company from other documents we have filed with the Securities and Exchange Commission (the "SEC"). In particular, you should read the "Risk Factors" section beginning on page 10 in our annual report on Form 10-K for the fiscal year ended December 31, 2017, and other risk factors detailed from time to time in the Company's reports filed with the SEC and incorporated by reference in this proxy statement, for risks relating to our business and for a discussion of the risks you should consider in evaluating the proposed transaction and how it may affect you.

        If you have any questions or need assistance voting your Shares, please call D.F. King & Co., Inc., the Company's proxy solicitor in connection with the Special Meeting, toll-free at (888) 605-1958.

        Thank you in advance for your cooperation and continued support.

Sincerely,

B. Christopher DiSantis Chairman of the Board of Directors and Chair of the Strategic Alternatives Committee	Charles P. Dougherty President and Chief Executive Officer

The accompanying proxy statement is dated [    •    ], 2018, and is first being mailed to the Company's shareholders on or about [    •    ], 2018.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PRELIMINARY PROXY MATERIALS—SUBJECT TO COMPLETION

Hardinge Inc.
One Hardinge Drive
Elmira, NY, 14903

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Dear Hardinge Shareholder:

        You are cordially invited to attend a special meeting (such meeting, including any adjournment or postponement thereof, the "Special Meeting") of the shareholders of Hardinge Inc., which we refer to as the "Company" or "Hardinge," to be held on [    •    ], 2018, at [    •    ] (local time) at [    •    ], for the following purposes:

        1.     To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of February 12, 2018 (as amended from time to time, the "Merger Agreement"), by and among the Company, Hardinge Holdings, LLC, a Delaware limited liability company ("Parent"), and Hardinge Merger Sub, Inc., a New York corporation and a direct wholly owned subsidiary of Parent ("Acquisition Sub"), pursuant to which Acquisition Sub will merge with and into the Company (the "Merger"), with the Company surviving the Merger as a wholly owned subsidiary of Parent, which we refer to as the "Merger Agreement Proposal." Parent and Acquisition Sub are affiliates of Privet Fund LP and Privet Fund Management LLC, which we refer to as "Privet" or the "Sponsor Entities." A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement.

        2.     To consider and vote on one or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement Proposal, which we refer to as the "Adjournment Proposal."

        3.     To approve, by nonbinding, advisory vote, certain compensation arrangements for the Company's named executive officers in connection with the Merger, which we refer to as the "Advisory (Nonbinding) Merger-Related Compensation Proposal."

        4.     To transact any other business that may properly come before the Special Meeting, or any adjournment or postponement of the Special Meeting, by or at the direction of the Company's board of directors.

        These items of business are more fully described in the proxy statement accompanying this notice.

        The affirmative vote of the holders of two-thirds of the Shares outstanding and entitled to vote at the Special Meeting is necessary for the approval of the Merger Agreement Proposal. In connection with the Merger Agreement, on February 12, 2018, the Sponsor Entities, which collectively own approximately 10.6% of the issued and outstanding Shares, entered into a Support Agreement with the Company pursuant to which the Sponsor Entities have committed to vote their Shares in favor of, and take certain other actions in furtherance of, the transactions contemplated by the Merger Agreement, including the Merger. The affirmative vote of the holders of the majority of the Shares cast at the Special Meeting is necessary for the approval of the Adjournment Proposal and the Advisory (Nonbinding) Merger-Related Compensation Proposal.

        The record date for the Special Meeting is [    •    ], 2018. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof. Any shareholder entitled to attend and vote at the Special Meeting is entitled to appoint a proxy to attend and act on such shareholder's behalf.

        Your vote is very important. To ensure your representation at the Special Meeting, please complete, date, sign and return the enclosed proxy card or submit your proxy through the Internet or by telephone. Please vote promptly regardless of whether you plan to attend the Special Meeting. Submitting a proxy now will not prevent you from being able to vote in person at the Special Meeting. The board of directors (with Messrs. Levenson and Rosenzweig recused due to their relationship with Privet) has approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and recommends that you vote "FOR" the Merger Agreement Proposal, "FOR" the Adjournment Proposal and "FOR" the Advisory (Nonbinding) Merger-Related Compensation Proposal.

        Submitting your proxy through the Internet or by telephone is fast and convenient, and your proxy is immediately confirmed and tabulated. Using the Internet or telephone helps save the Company money by reducing postage and proxy tabulation costs.

By Order of the Board of Directors,

J. Philip Hunter
Secretary

Elmira, New York
Dated: [    •    ], 2018

i

ii

SUMMARY TERM SHEET

        The following summary term sheet highlights selected information in this proxy statement and may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. Each item in this summary term sheet includes a page reference directing you to a more complete description of that topic. See "Where You Can Find More Information."

Certain Defined Terms

        In this proxy statement, we refer to the Agreement and Plan of Merger, dated as of February 12, 2018, by and among Hardinge Holdings, LLC, Hardinge Merger Sub, Inc., and Hardinge Inc., as it may be amended from time to time, as the "Merger Agreement," and the merger of Hardinge Merger Sub, Inc. with and into Hardinge Inc. pursuant to the Merger Agreement as the "Merger." We refer to the Support Agreement, dated as of February 12, 2018, by and among Privet Fund LP, Privet Fund Management LLC, and Hardinge Inc., as it may be amended from time to time, as the "Support Agreement." We refer to the Securities Act of 1933, as amended, as the "Securities Act." In addition, we refer to (a) Hardinge Holdings, LLC as "Parent"; (b) Hardinge Merger Sub, Inc. as "Acquisition Sub"; (c) Privet Fund LP and Privet Fund Management LLC, collectively, as the "Sponsor Entities"; (d) the Sponsor Entities, Parent, Acquisition Sub and Privet Capital Investments II, LP, collectively, as the "Parent Group"; (e) Ryan Levenson as "Their Controlling Affiliate"; (f) the Parent Group and Their Controlling Affiliate, collectively, as the "Privet Filing Parties"; (g) Hardinge Inc. as the "Company," "Hardinge," "us," "our" or "we"; (h) the Strategic Alternatives Committee made up of the board of directors of Hardinge except for Messrs. Dougherty, Levenson and Rosenzweig as the "Committee"; (i) and the board of directors of Hardinge, with Messrs. Levenson and Rosenzweig recused due to their relationship with Privet, as the "Board." Mr. Levenson is the sole managing member of Privet Fund Management LLC, which is the general partner of Privet Fund LP and the manager of Parent. Parent is the sole shareholder and Mr. Levenson is the sole director of Acquisition Sub. Also, Mr. Levenson is the sole managing member of Privet Capital Management LLC, which is the sole general partner of Privet Capital Investments II, LP. Accordingly, Mr. Levenson directly or indirectly has the right to control the business and affairs of each member of the Parent Group.

        We refer to the special meeting of the shareholders of the Company to be held on [    •    ], 2018, at [    •    ] (local time) at [    •    ], including any adjournment or postponement thereof, as the "Special Meeting," and [    •    ], 2018, the record date for the Special Meeting, as the "Record Date."

Merger Consideration

        If the Merger is completed, each Share outstanding immediately prior to the effective time of the Merger (other than Shares held directly or indirectly by Parent or Acquisition Sub) will be converted into the right to receive $18.50 per Share in cash, which we refer to as the "Merger Consideration," without interest, less any applicable withholding taxes. Privet Fund LP has agreed to contribute the 1,315,090 Shares held by it as of the date of the Merger Agreement (and any subsequently acquired Shares) to Parent prior to the effective time of the Merger. Shares held by Parent or Acquisition Sub at the effective time of the Merger will remain outstanding after the effective time of the Merger and, as a result, will not be converted into the right to receive the Merger Consideration.

Treatment of Equity Awards

        At the effective time of the Merger, (1) all vested and unvested options to acquire shares of Company common stock will be cancelled and the holders will be entitled to receive the excess (if any) of the Merger Consideration over the exercise price per share for each share of Company common stock underlying such options, less applicable withholding taxes, and (2) all vested and unvested restricted stock units, performance stock units, restricted stock awards and director deferred stock units relating to shares of Company common stock will be cancelled and the holders will be entitled to receive the Merger Consideration in respect of each share of Company common stock subject to the award, less applicable withholding taxes. Any performance vesting conditions applicable to stock options and stock units of the Company will be deemed satisfied at closing at the greater of the target level and actual performance. Any Company options with an exercise price per share greater than or equal to the Merger Consideration will be cancelled for no consideration. For a further discussion, see "Special Factors—Certain Effects of the Merger—Treatment of the Shares" and "—Treatment of Equity Awards."

Special Factors (page [    •    ])

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  Background of the Merger.  A description of the background of the Merger, including our discussions with Privet, is included in "Special Factors—Background of the Merger."

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  Recommendation of the Board; Fairness of the Merger.  The Board (with Messrs. Levenson and Rosenzweig recused due to their relationship with Privet), following the recommendation of its Committee, pursuant to resolutions approved at a meeting of the Board held on February 11, 2018, has unanimously (a) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable to and in the best interests of the Company and its shareholders, (b) approved the adoption of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and (c) recommended that the shareholders of the Company adopt the Merger Agreement, and directed that the Merger Agreement be submitted to the shareholders for their approval. In evaluating the Merger, the Committee and the Board consulted with the Company's management and legal and financial advisors and considered various material factors. For a description of the material factors considered by the Board in deciding to recommend approval of the proposal to adopt the Merger Agreement, see "Special Factors—Reasons for the Merger; Recommendation of the Board; Fairness of the Merger."

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  Position of the Privet Filing Parties as to the Fairness of the Merger.  The Privet Filing Parties believe that the proposed Merger is substantively and procedurally fair to the Company's unaffiliated shareholders. However, none of the Privet Filing Parties nor any of their respective affiliates (other than the Company) has performed, or engaged a financial advisor to perform, any valuation or other analysis for purposes of assessing the fairness of the Merger to the Company and its unaffiliated shareholders. The belief of the Privet Filing Parties as to the procedural and substantive fairness of the Merger is based on the factors discussed in "Special Factors—Position of the Privet Filing Parties as to the Fairness of the Merger."

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  Opinion of BMO Capital Markets Corp.  On February 11, 2018, BMO Capital Markets Corp., which we refer to as "BMO," rendered an oral opinion to the Board, which was subsequently confirmed in a written opinion as of the same date, to the effect that, based upon and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications upon the review undertaken by BMO, as of such date, the Merger Consideration of $18.50 per Share to be received by the common shareholders of the Company (other than the Specified Persons) in the Merger pursuant to the Merger Agreement was fair from a financial point of view, to such holders. For purposes of BMO's opinion, "Specified Persons" refers collectively to Privet Fund LP, Privet Fund Management LLC, Parent, Acquisition Sub and their respective affiliates, which are the same parties as the Privet Filing Parties. The full text of BMO's written opinion, dated February 11, 2018, is attached to this proxy statement as Annex C. You should read BMO's opinion carefully and in its entirety for a discussion of the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by BMO in rendering its opinion. This summary is qualified in its entirety by reference to the full text of the opinion. BMO's opinion was directed to the Board, in its capacity as the Board, and addressed only the fairness from a financial point of view, as of the date of the opinion, to the common shareholders of the Company (other than the Specified Persons) of the per Share consideration to be received by them in the Merger pursuant to the Merger Agreement. The opinion did not address any other aspects or implications of the Merger, and did not address the relative merits of the Merger contemplated by the Merger Agreement as compared to other business or financial strategies that might have been available, nor did it address the underlying business decision to enter into the Merger Agreement or proceed with any other transaction contemplated by the Merger Agreement. BMO's opinion was not intended to, and does not, constitute advice or a recommendation as to how any shareholder should vote at the Special Meeting or take any other action with respect to the Merger. For more information regarding BMO and BMO's opinion, see "The Merger—Opinion of the BMO Capital Markets Corp."

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  Purpose and Reasons of the Company for the Merger.  The Company's purpose for engaging in the Merger is to enable its shareholders to receive the Merger Consideration, which represents a premium of (a) 26.7% over the volume weighted average price of the Shares for the three-month period ending on November 1, 2017, the last trading day prior to public announcement by Privet that it was evaluating a potential transaction to acquire the Company, (b) 12.1% over the closing price of the Shares on November 1, 2017, and (c) 8.3% over the closing price of the Shares on February 12, 2018, the last trading day prior to the announcement of the Merger.

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  Certain Effects of the Merger.  At the effective time of the Merger, each Share outstanding immediately prior to the effective time of the Merger (other than Shares held directly or indirectly by Parent or Acquisition Sub) will be converted into the right to receive the Merger Consideration, less applicable withholding taxes, upon the terms and subject to the conditions set forth in the Merger Agreement, whereupon all such Shares will be automatically cancelled, will cease to be outstanding, and will cease to exist, and the holders of such Shares will cease to have any rights with respect thereto, other than the right to receive the Merger Consideration. Shares held by Parent or Acquisition Sub at the effective time of the Merger will remain outstanding after the effective time of the Merger and, as a result, will not be converted into the right to receive the Merger Consideration. For a further discussion of the effects of the Merger, see "Special Factors—Certain Effects of the Merger."

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  Interests of Executive Officers and Directors of the Company in the Merger.  In considering the recommendations of the Board with respect to the Merger, the Company's shareholders should be aware that the executive officers and directors have certain interests in the Merger that may be different from, or in addition to, the interests of the Company's shareholders generally. The Board was aware of these interests and considered them, among other matters, in making its recommendations. These interests include , among others, the accelerated vesting and payment of the Company's equity awards, certain severance and other separation benefits that may be payable following termination of an executive officer's employment after the effective time of the Merger under severance agreements or the Company's severance policy, as applicable, and the provision of indemnification and insurance arrangements pursuant to the Merger Agreement.

        These interests are discussed in more detail under "Special Factors—Interests of Executive Officers and Directors of the Company in the Merger."

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  Intent to Vote in Favor of the Merger.  Our directors and executive officers have informed us that, as of the date of this proxy statement, they intend to vote all of the Shares owned directly by them in favor of the adoption of the Merger Agreement and each of the other proposals. As of [    •    ], 2018, the Record Date for the Special Meeting, our directors and executive officers

    directly owned, in the aggregate, [    •    ] Shares entitled to vote at the Special Meeting, or collectively approximately [    •    ]% of the outstanding Shares entitled to vote at the Special Meeting. In connection with the Merger Agreement, on February 12, 2018, the Sponsor Entities, which collectively own approximately 10.6% of the issued and outstanding Shares, entered into a Support Agreement with the Company pursuant to which the Sponsor Entities have committed to vote their Shares in favor of, and take certain other actions in furtherance of, the transactions contemplated by the Merger Agreement, including the Merger.

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  Material U.S. Federal Income Tax Consequences of the Merger.  The receipt of cash in exchange for Shares pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes, and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. You should consult your own tax advisor regarding the particular tax consequences to you of the exchange of Shares for cash pursuant to the Merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws). See the discussion under "Special Factors—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page [    •    ].

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  Financing of the Merger.  The Merger is not subject to any financing condition. Parent estimates that the total amount of funds necessary to complete the Merger and the related transactions will be approximately $230 million. Parent expects this amount to be funded through a combination of the following:

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  approximately $115 million from a new secured term loan;

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  up to $85 million in new equity financing from affiliates of Parent; and

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  approximately $30 million of cash on hand at the Company and its subsidiaries, described under "Special Factors—Financing of the Merger."

        For a further discussion, see "Special Factors—Financing of the Merger."

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  Litigation Relating to the Merger.  Currently, the Company is not aware of any pending litigation related to the Merger.

The Merger Agreement (page [    •    ])

        A summary of the material provisions of the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement, is described under "The Merger Agreement." Among other things, the Merger Agreement includes the following terms:

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  Effective Time of the Merger; Closing.  If our shareholders vote to adopt the Merger Agreement, the Merger will become effective as promptly as practicable following the satisfaction or written waiver of the other conditions to the Merger, including the receipt of all required regulatory approvals and consents. Assuming timely satisfaction of necessary closing conditions set forth in the Merger Agreement, we anticipate that the Merger will be completed by June 30, 2018. The Company, however, cannot assure completion of the Merger by any particular date, if at all.

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  Conditions to the Completion of the Merger.  The closing of the Merger depends on a number of conditions being satisfied or waived. These conditions, which are described more fully in "The Merger Agreement—Conditions to the Completion of the Merger," include:

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  the approval of the Merger Agreement by the Company's shareholders;

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  the expiration of any notification and waiting period requirements (or extension thereof) applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules and regulations thereunder, which we refer to as the "HSR Act," which notification and waiting period the parties have determined does not apply to the Merger, shall have expired or early termination thereof shall have been granted;

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    the absence of any law, statute, ordinance or ruling of any governmental authority prohibiting consummation of the Merger or making the consummation of the Merger illegal;

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    the accuracy of each party's representations and warranties in the Merger Agreement (subject to materiality qualifications);

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    the performance in all material respects by each party of all obligations required to be performed by it under the Merger Agreement;

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    the delivery of an officers' certificate by each party with respect to representation and warranties and performance of obligations under the Merger Agreement; and

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    no Company material adverse effect (as defined under the Merger Agreement) having occurred.

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  Solicitation of Acquisition Proposals.  Pursuant to the Merger Agreement, the Company was permitted to actively solicit and consider Competing Proposals (as defined below in "The Merger Agreement—Solicitation of Acquisition Proposals") from third parties until 11:59 p.m., New York time, on March 29, 2018, which we refer to as the "Go-Shop Period." As discussed in more detail in "Special Factors—Background of the Merger—Subsequent Events," as of the date of filing of this proxy statement, no party had submitted a Competing Proposal that constituted or could lead to a Superior Proposal (as defined in "The Merger Agreement—Solicitation of Acquisition Proposals") during the Go-Shop Period.

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  Commencing at 12:01 a.m., New York time, on March 30, 2018, which we refer to as the "No-Shop Period Start Date," the Company will be required to cease all existing discussions or negotiations with any person with respect to any Competing Proposal, except as otherwise provided below, and may not solicit any Competing Proposals.

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  If the Company or any of its subsidiaries receives a Competing Proposal (or a bona fide inquiry with respect thereto) after the No-Shop Period Start Date and prior to obtaining shareholder approval of the Merger Agreement Proposal, the Company will be permitted to engage in discussions and negotiations regarding such Competing Proposal if the Board determines in good faith (after consultation with the Company's outside legal and financial advisors) that such Competing Proposal is or could reasonably be expected to lead to a Superior Proposal.

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  The Board is prohibited from taking certain actions enumerated in the Merger Agreement that would amount to a change in the recommendation of the Board to the shareholders to adopt the Merger Agreement Proposal, unless, prior to obtaining shareholder approval of the Merger Agreement Proposal, the Board determines in good faith, with respect to clause (a) in this paragraph, after consultation with outside legal advisors, and with respect to clause (b) below, after consultation with the Company's outside legal and financial advisors, that (a) the failure to make such change in the case of an intervening event would reasonably be expected to be inconsistent with the Board's fiduciary duties or (b) a Competing Proposal constitutes a Superior Proposal.

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  Termination and Termination Fees.  The Merger Agreement contains certain termination rights, including the right of either party to terminate the Merger Agreement if the Merger has not occurred on or before August 31, 2018 and the right of the Company to terminate the Merger

    Agreement to accept a Superior Proposal, subject to specified exceptions and limitations, and provides that:

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    Upon termination of the Merger Agreement by the Company or Parent in certain circumstances, including termination by the Company to accept a Superior Proposal, the Company will be required to pay Parent a termination fee of $8,535,000 and up to $3,658,000 in expense reimbursements.

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    However, under specified conditions where the Merger Agreement is terminated in connection with an "excluded party" making an alternative acquisition proposal during the Go-Shop Period and the Company makes a change in the recommendation of the Board to the shareholders to adopt the Merger Agreement or terminates the Merger Agreement to enter into a definitive agreement with an excluded party on or before May 13, 2018, the Company termination fee will be reduced to $3,658,000 and the Company will be required to pay up to $3,658,000 in expense reimbursements.

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    Upon termination of the Merger Agreement by the Company or Parent under specified conditions, Parent will be required to pay the Company a termination fee of $14,631,000 and up to $3,658,000 in expense reimbursements.

    •
    If the Merger Agreement is terminated because the Company's shareholders do not approve the Merger Agreement at the Special Meeting, the Company will be required to pay Parent up to $2,438,000 in expense reimbursements.

        For further discussion of the rights of the parties to terminate the Merger Agreement and the circumstances in which certain termination fees will be payable, see "The Merger Agreement—Termination."

Support Agreement (page [    •    ])

        In connection with the Merger Agreement, on February 12, 2018, the Sponsor Entities, which collectively own approximately 10.6% of the issued and outstanding Shares, entered into a Support Agreement with the Company pursuant to which the Sponsor Entities have committed to vote their Shares in favor of, and take certain other actions in furtherance of, the transactions contemplated by the Merger Agreement, including the Merger. The Support Agreement will terminate upon the earliest to occur of (a) the effective time of the Merger, (b) a termination of the Merger Agreement in accordance with its terms, and (c) the written agreement of the parties to the Support Agreement.

Parties to the Merger (page [    •    ])

  •
  Hardinge Inc.  is a New York corporation. Hardinge Inc., together with its subsidiaries, designs, manufactures and distributes machine tools in the Americas, Europe and Asia. The Company operates through two segments: Metalcutting Machine Solutions, and Aftermarket Tooling and Accessories. It offers advanced computer-controlled Turning Machines, Grinding Machines, Machining Centers, System Integrations, Turnkey Solutions and post-sale support services including repair parts, training, in-field maintenance and repairs for machine solutions. Hardinge Inc. also engineers and supplies high precision, standard and specialty workholding devices, and other machine tool accessories. Customers served by Hardinge Inc. include industrial fortune 500 manufacturers, OEM's and their suppliers as well as small and medium-sized independent job shops. The Company sells its products directly and through distributors, agents and manufacturers' representatives. Hardinge Inc. was founded in 1890.

  •
  Parent.  Hardinge Holdings, LLC is a Delaware limited liability company owned by Privet Fund LP and Privet Capital Investments II, LP and managed by Privet Fund Management LLC.

    Hardinge Holdings, LLC was formed under the laws of the State of Delaware on January 26, 2018.

  •
  Acquisition Sub.  Hardinge Merger Sub, Inc. is a New York corporation and a wholly owned subsidiary of Parent. Hardinge Merger Sub, Inc. was incorporated under the laws of the State of New York on January 29, 2018.

  •
  For more information, see "Parties to the Merger."

Market Price of Common Stock and Dividends (page [    •    ])

        The Shares are listed for trading on the Nasdaq Global Market, which we refer to as "NASDAQ," under the symbol "HDNG." We have not declared or paid any cash dividends on the Shares since June 9, 2017. During each of the fiscal quarters in the last two years including and prior to the second quarter of 2017, we paid a cash dividend in the amount of $0.02 per Share.

        The Merger Agreement does not permit us to pay any dividends on the Shares other than quarterly cash dividends without the prior written consent of Parent. The closing price of the Shares on November 1, 2017, the last trading day prior to public announcement by Privet that it was evaluating a potential transaction to acquire the Company, was $16.50 per Share. The closing price of the Shares on February 12, 2018, the last trading day before the public announcement of the Merger, was $17.08 per Share.

        On [    •    ], 2018, the most recent practicable date before this proxy statement was distributed to our shareholders, the closing price for the Shares on NASDAQ was $[    •    ] per Share. You are encouraged to obtain current market quotations for the Shares in connection with voting your Shares.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers are intended to address briefly some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that may be important to you as a shareholder of the Company. Please refer to the "Summary Term Sheet" and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, all of which you should read carefully. See "Where You Can Find More Information."

Q.
Why am I receiving this document?

A.
On February 12, 2018, the Company entered into the Merger Agreement. Pursuant to the Merger Agreement, Acquisition Sub will merge with and into the Company with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Acquisition Sub are beneficially owned by affiliates of Privet. A copy of the Merger Agreement is attached to this proxy statement as Annex A.

  Pursuant to resolutions adopted at a meeting of the Board held on February 11, 2018, the Board, following the recommendation of the Committee, has (a) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable to and in the best interests of the Company and its shareholders, (b) approved the adoption of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, (c) recommended that the shareholders of the Company adopt the Merger Agreement, and (d) directed that the Merger Agreement be submitted to the holders of the Shares for their adoption. In evaluating the Merger, the Committee and the Board consulted with the Company's management and outside legal and financial advisors and considered a number of factors.

  The Company is soliciting proxies for the Special Meeting. You are receiving this proxy statement because you own Shares. This proxy statement contains important information about the proposed transaction and the Special Meeting, and you should read it carefully. The enclosed proxy card allows you to vote your Shares without attending the Special Meeting in person.

  The Company is holding the Special Meeting so that our shareholders may vote on the proposal to approve the adoption of the Merger Agreement, the proposal to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies, and the nonbinding proposal regarding certain Merger-related executive compensation arrangements.

  Your vote is extremely important, and we encourage you to submit your proxy as soon as possible. For more information on how to vote your Shares, please see the section of this proxy statement entitled "The Special Meeting."

Q.
What is the proposed transaction and what effects will it have on the Company?

A.
The proposed transaction is the merger of Acquisition Sub with and into the Company pursuant to the Merger Agreement. If the Merger Agreement is adopted by our shareholders and the other closing conditions under the Merger Agreement are satisfied or waived, Acquisition Sub, a wholly owned subsidiary of Parent, will merge with and into the Company and the Company will continue as the surviving corporation. As a result of the Merger, the Company will become a wholly owned subsidiary of Parent and will no longer be a public company. In addition, following the consummation of the Merger, the registration of the Shares and the Company's reporting obligation under the Securities Exchange Act of 1934, as amended, which we refer to as the "Exchange Act," with respect to the Shares will be terminated upon application to the Securities and Exchange Commission, which we refer to as the "SEC," the Shares will no longer be listed on any exchange or quotation system, including NASDAQ, and price quotations will no longer be available. Following the consummation of the Merger, your Shares will represent only the right to receive the Merger Consideration, and you will no longer have any interest in our future earnings, growth or value.

Q.
What happens if the Merger is not completed?

A.
If the proposal to adopt the Merger Agreement is not adopted by our shareholders or if the Merger is not completed for any other reason, our shareholders will not receive any payment for their Shares in connection with the Merger. Instead, the Company will remain a public company and our Shares will continue to be listed and traded on NASDAQ, so long as the Company continues to meet the applicable listing requirements.

Q.
When and where is the Special Meeting?

A.
The Special Meeting of shareholders of the Company will be held on [    •    ], 2018, at [    •    ] (local time) at [    •    ].

Q.
Who can vote at the Special Meeting?

A.
Shareholders of record as of the close of business on [    •    ], 2018, the Record Date for the Special Meeting, are entitled to receive notice of and to attend and vote at, the Special Meeting, or any adjournment or postponement thereof. Each record holder of the Shares as of the Record Date is entitled to cast one vote on each matter properly brought before the Special Meeting for each Share that such holder owns of record as of the Record Date. If you are a shareholder of record, please be prepared to provide proper identification at the Special Meeting, such as a driver's license. If you wish to attend the Special Meeting and your Shares are held in "street name" by your broker, bank or other nominee, you will need to provide proof of ownership, such as a recent account statement or letter from your bank, broker or other nominee, along with proper identification. "Street name" holders who wish to vote at the Special Meeting will need to obtain a proxy executed in such holder's favor from the broker, bank or other nominee that holds their Shares of record. Seating will be limited at the Special Meeting.

Q.
What is the difference between being a "shareholder of record" and a "beneficial owner" of shares held in "street name"?

A.
If your Shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those Shares, the "shareholder of record." In that case, this proxy statement and your proxy card have been sent directly to you by the Company.

  If your Shares are held through a bank, brokerage firm or other nominee, you are considered the "beneficial owner" of the Shares held in "street name." In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee, which may be, with respect to those Shares, the shareholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee as to how to vote your Shares by following their instructions for voting.

Q.
What am I being asked to vote on at the Special Meeting?

A.
You are being asked to consider and vote on the following:

•
A proposal to adopt the Merger Agreement, a copy of which is attached to this proxy statement as Annex A, which we refer to as the "Merger Agreement Proposal";

  •
  One or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement, which we refer to as the "Adjournment Proposal"; and

  •
  A nonbinding proposal regarding certain Merger-related executive compensation arrangements, as disclosed in the "Potential Change-in-Control Payments to Named Executive Officers" table contained in the section captioned "Special Factors—Interests of Executive Officers and Directors of the Company in the Merger—Golden Parachute Compensation," which we refer to as the "Advisory (Nonbinding) Merger-Related Compensation Proposal."

Q.
What is a quorum?

A.
The representation of the holders of a majority of the Shares outstanding and entitled to vote, present in person or by proxy, at the Special Meeting will constitute a quorum for the purposes of the Special Meeting.

Q.
What vote is required for the Company's shareholders to adopt the Merger Agreement Proposal?

A.
The approval of the proposal to adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, requires the affirmative vote of the holders of two-thirds of the Shares outstanding and entitled to vote at the Special Meeting.

  As of [    •    ], 2018, which is the Record Date, there were [    •    ] Shares outstanding.

  In connection with the Merger Agreement, on February 12, 2018, the Sponsor Entities, which collectively own 1,372,188, or approximately 10.6%, of the issued and outstanding Shares, have entered into a Support Agreement with the Company pursuant to which the Sponsor Entities have committed to vote their Shares in favor of, and take certain other actions in furtherance of, the transactions contemplated by the Merger Agreement, including the Merger.

Q.
What vote is required for the Company's shareholders to adopt the Adjournment Proposal?

A.
Approval of one or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies, requires the affirmative vote of the holders of a majority of the Shares cast at a meeting of shareholders entitled to vote, whether or not a quorum is present.

Q.
What vote is required for the Company's shareholders to adopt the Advisory (Nonbinding) Merger-Related Compensation Proposal?

A.
Approval of the advisory (nonbinding) proposal regarding certain Merger-related executive compensation arrangements requires the affirmative vote of holders of a majority of the Shares cast at a meeting of shareholders entitled to vote.

Q.
How are the votes counted?

A.
For each of the Merger Agreement Proposal, the Adjournment Proposal and the Advisory (Nonbinding) Merger-Related Compensation Proposal, you may vote "FOR," "AGAINST" or "ABSTAIN." An abstention will have the same effect as an "AGAINST" vote for the Merger Agreement Proposal, and will have no effect with respect to the Adjournment Proposal and the Advisory (Nonbinding) Merger-Related Compensation Proposal, and will count for purposes of determining if a quorum is present at the Special Meeting.

Q.
How does the Board recommend that I vote?

A.
The Board recommends that you vote

  •
  "FOR" the Merger Agreement Proposal;

  •
  "FOR" the Adjournment Proposal; and

  •
  "FOR" the Advisory (Nonbinding) Merger-Related Compensation Proposal.

  You should read "Special Factors—Reasons for the Merger; Recommendation of the Board; Fairness of the Merger" for a discussion of the factors that the Board considered in deciding to recommend the approval of the Merger Agreement. See also "Special Factors—Interests of Executive Officers and Directors of the Company in the Merger."

Q.
How do I vote?

A.
If you are a shareholder of record as of the Record Date, you may vote your Shares on matters presented at the Special Meeting in any of the following ways:

•
in person—you may attend the Special Meeting and cast your vote there;

•
by proxy—shareholders of record have a choice of voting by proxy;

•
through the Internet (the website address for Internet voting is printed on your proxy card);

•
by using the toll-free telephone number noted on your proxy card; or

•
by completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope.

  If you are a beneficial owner of the Shares as of the Record Date, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Please note that if you are a beneficial owner and wish to vote in person at the Special Meeting, you must have a legal proxy from your bank, brokerage firm or other nominee.

  The control number located on your proxy card is designed to verify your identity and allows you to vote your Shares and to confirm that your voting instructions have been properly recorded when submitting a proxy through the Internet or by telephone.

  Please note that if you attend the Special Meeting in person, cameras, recording devices, cell phones and certain other electronic devices will not be permitted.

Q.
What is a proxy?

A.
A proxy is your legal designation of another person to vote your Shares. This written document describing the matters to be considered and voted on at the Special Meeting is called a proxy statement. The document used to designate a proxy to vote your Shares is called a proxy card.

Q.
If I am a shareholder of record, what happens if I do not vote or submit a proxy card?

A.
If you fail to vote, either in person or by proxy, your Shares will not be voted at the Special Meeting and will not be counted for purposes of determining whether a quorum exists.

  Additionally, your failure to vote will (a) have the effect of counting "AGAINST" the Merger Agreement Proposal with respect to the approval threshold requiring the affirmative vote of the holders of two-thirds of the outstanding Shares entitled to vote at the Special Meeting, and (b) have no effect on the Adjournment Proposal or the Advisory (Nonbinding) Merger-Related Compensation Proposal.

Q.
If my Shares are held in "street name" by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee vote my Shares for me?

A.
Your bank, brokerage firm or other nominee will only be permitted to vote your Shares if you instruct your bank, brokerage firm or other nominee as to how to vote. You should follow the procedures provided by your bank, brokerage firm or other nominee regarding the voting of your Shares. Under stock exchange rules applicable to banks, brokerage firms, and other nominees, absent your instructions, a bank, brokerage firm or other nominee does not have discretionary authority to vote on "non-routine" matters and we believe that all of the matters to be considered at the Special Meeting are "non-routine" for this purpose.

  If you instruct your bank, brokerage firm or other nominee how to vote on at least one, but not all of the proposals to be considered at the Special Meeting, your Shares will be voted according to your instructions on those proposals for which you have provided instructions and will be counted as present for purposes of determining whether a quorum is present at the Special Meeting. In this scenario, a "broker non-vote" will occur with respect to each proposal for which you did not provide voting instructions to your bank, brokerage firm or other nominee.

  A failure to provide instructions with respect to any of the proposals and a broker non-vote will have (a) the effect of an "AGAINST" vote on the Merger Agreement Proposal with respect to the approval threshold requiring the affirmative vote of the holders of two-thirds of the outstanding Shares entitled to vote at the Special Meeting, and (b) no effect on the Adjournment Proposal or the Advisory (Nonbinding) Merger-Related Compensation Proposal.

Q.
If a shareholder gives a proxy, how are the Shares voted?

A.
Regardless of the method you choose to submit a proxy, the individuals named on the enclosed proxy card will vote your Shares as you instruct. When completing the Internet or telephone processes or the proxy card, you may specify whether your Shares should be voted "FOR" or "AGAINST," or to "ABSTAIN" from voting on, all, some or none of the specific items of business to come before the Special Meeting.

  If you properly sign your proxy card but do not mark the boxes indicating how your Shares should be voted on a matter, the Shares represented by your properly signed proxy will be voted "FOR" the Merger Agreement Proposal, "FOR" the Adjournment Proposal and "FOR" the Advisory (Nonbinding) Merger-Related Compensation Proposal.

Q.
Can I change or revoke my vote?

A.
Yes. You have the right to revoke a proxy, including any proxy you may have given whether delivered through the Internet, by telephone or by mail, at any time before it is exercised, by submitting another proxy, including a proxy card, at a later date through any of the methods available to you, by giving written notice of revocation to our Secretary, which must be filed with our Secretary by the time the Special Meeting begins, or by attending the Special Meeting and voting in person. If your Shares are held in street name by your bank, broker or other nominee, please refer to the information forwarded by your bank, broker or other nominee for procedures on changing or revoking your proxy.

  Only your latest submitted proxy will be considered. Please cast your vote "FOR" each of the proposals listed in this proxy statement by following the instructions provided, as promptly as possible.

Q.
What do I do if I receive more than one proxy or set of voting instructions?

A.
If you hold Shares in "street name," or through more than one bank, brokerage firm or other nominee, and also directly as a record holder or otherwise, you may receive more than one proxy or set of voting instructions relating to the Special Meeting. These should each be executed and returned separately in accordance with the instructions provided in this proxy statement to ensure that all of your Shares are voted.

Q.
What happens if I sell my Shares before the Special Meeting?

A.
The Record Date for shareholders entitled to vote at the Special Meeting is prior to both the date of the Special Meeting and the consummation of the Merger. If you transfer your Shares before the Record Date, you will not be entitled to vote at the Special Meeting and will not be entitled to receive the Merger Consideration. If you transfer your Shares after the Record Date but before the Special Meeting you will, unless special arrangements are made, retain your right to vote at the Special Meeting but will transfer the right to receive the Merger Consideration to the person to whom you transfer your Shares. Unless special arrangements are made, the person to whom you transfer your Shares after the Record Date will not have a right to vote those Shares at the Special Meeting. Accordingly, it is important for you to vote your Shares, even if you transfer them after the Record Date.

Q.
Who will solicit and pay the cost of soliciting proxies?

A.
The Company has engaged D.F. King & Co., Inc. to assist in the solicitation of proxies for the Special Meeting. The Company has agreed to pay D.F. King & Co., Inc. a fee of $15,000, and to reimburse D.F. King & Co., Inc. for reasonable out-of-pocket expenses. The Company will indemnify D.F. King & Co., Inc. and its affiliates against certain claims, liabilities, losses, damages and expenses. The Company also will reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of the Shares for their expenses in forwarding solicitation materials to beneficial owners of our Shares and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, by email, through the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q.
What do I need to do now?

A.
Even if you plan to attend the Special Meeting, after carefully reading and considering the information contained in this proxy statement, please submit your proxy promptly to ensure that your Shares are represented at the Special Meeting. If you hold your Shares in your own name as the shareholder of record, please submit your proxy for your Shares by completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope, by calling the telephone number printed on your proxy card or by following the Internet proxy instructions printed on your proxy card. If you decide to attend the Special Meeting and vote in person, your vote by ballot at the Special Meeting will revoke any proxy previously submitted. If you are a beneficial owner of the Shares, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.

Q.
What is householding and how does it affect me?

A.
The SEC rules permit companies and intermediaries such as banks and brokers to satisfy delivery requirements with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice of Internet availability of proxy materials addressed to those shareholders. This process is commonly referred to as "householding." While the Company does not household, a number of brokerage firms with account holders who are the Company's shareholders may institute householding. Once you have received notice from your bank or broker that it will be householding materials to your address, householding generally will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice of Internet availability of proxy materials, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, you should contact your bank or broker.

Q.
Who can help answer my other questions?

A.
If you have additional questions about the Merger, need assistance in submitting your proxy or voting your Shares, or need additional copies of the proxy statement or the enclosed proxy card, please contact:

  D.F. King & Co., Inc.
  48 Wall Street, 22nd Floor
  New York, NY 10005
  (888) 605-1958 (toll free)
  (212) 269-5550 (call collect)
  Email: HDNG@dfking.com

SPECIAL FACTORS

        This discussion of the Merger is qualified by reference to the Merger Agreement, which is attached to this proxy statement as Annex A. You should read the entire Merger Agreement carefully because it is the legal document that governs the Merger.

        We are asking our shareholders to vote on the adoption of the Merger Agreement. If the Merger is completed, the holders of the Shares (other than the Specified Persons) will have the right to receive the Merger Consideration, less any applicable withholding taxes.

Background of the Merger

        As part of their ongoing evaluation of Hardinge's business and long-term strategic goals and plans, the Hardinge board of directors and senior management periodically review, consider and assess, in the context of Hardinge's operations, financial performance, prospects and industry conditions, various strategic alternatives available to Hardinge. These alternatives may from time to time include the continued execution of Hardinge's strategy as a stand-alone company and potential opportunities for business combinations, acquisitions, divestitures, strategic investments and collaborations and other financial and strategic alternatives. In addition, Hardinge frequently engages in active dialogue with its shareholders, including regarding its stock price performance, business and prospects and governance matters.

        In December 2014, Privet and certain of its affiliates filed a Schedule 13D with the SEC indicating that they had acquired 7.0% of the Shares. During the course of 2015, Privet and Hardinge engaged in a series of discussions regarding their views of the Company's business and strategic direction. On October 14, 2015, Hardinge and Privet entered into an agreement pursuant to which, among other things, the board of directors agreed to appoint Mr. Benjamin Rosenzweig to the Hardinge board of directors as a representative of Privet. Mr. Ryan Levenson was later appointed to the Hardinge board of directors on October 28, 2016. The agreement between Hardinge and Privet terminated upon the certification of the voting results of the Company's 2017 annual meeting.

        In August 2015, the Hardinge board of directors announced that it was exploring strategic alternatives to enhance shareholder value and that these alternatives could include, among other things, a possible sale, merger or other form of business combination or strategic transaction. In connection with that process, BMO Capital Markets Corp., which we refer to as BMO, contacted approximately 140 potential acquirers, including approximately 43 strategic companies operating in Hardinge's industry and other similar industries and 97 private equity sponsors. A number of potential acquirers entered into confidentiality agreements with Hardinge and received access to non-public due diligence information regarding the Company. Privet was invited to participate in the process and make a proposal but did not do so.

        During late 2015, after receiving access to due diligence information, 10 potential acquirers had made non-binding proposals for a potential acquisition of Hardinge. These non-binding proposals generally indicated a potential price in the range of approximately $8.56 to $12.50 per Share, subject to completion of additional due diligence and other conditions. At the direction of the Hardinge board of directors, BMO engaged in discussions with certain potential acquirers regarding the price that they would be willing to pay to acquire the Company. Following additional diligence, a number of the parties that made non-binding proposals declined to continue to affirm their previous proposals and, three revised non-binding proposals generally indicated a potential price in the range of approximately $6.33 to $8.60 per Share, subject to completion of confirmatory due diligence and other conditions. Two additional verbal, revised and preliminary non-binding proposals suggested values of no greater than $9.00 and $9.50 per Share, respectively, subject to completion of additional due diligence and other conditions. After considering the proposals during late 2015 and early 2016, the Hardinge board of directors concluded that the proposals did not represent an attractive value to the Company's shareholders and that it would not be in the best interest of the Company and its shareholders to pursue a sale of the Company at that time.

        On August 8, 2016, Privet and certain of its affiliates filed an amendment to their Schedule 13D with the SEC indicating that they beneficially owned 9.6% of the Shares. On August 11, 2017, they filed an amendment to their Schedule 13D indicating that they beneficially owned 10.6% of the Shares.

        On October 4, 2017, at a regularly scheduled meeting of the Hardinge board of directors, Mr. Levenson indicated to the other directors, in his capacity as a portfolio manager of Privet, that Privet was interested in exploring the feasibility of a transaction to acquire the Company. Mr. Levenson indicated that if the Company were to provide access to confidential due diligence information, Privet may be in a position to make a proposal to acquire the Company at a price in the "high 16s" per Share, with the potential for upside following completion of Privet's due diligence review. (The closing price of the Shares on NASDAQ on October 3, 2017 was $15.49 per Share.) Mr. Levenson further noted that Privet was in the process of engaging a financial advisor and was prepared to commence due diligence immediately to determine the feasibility of a transaction. The Privet representatives said they did not wish to participate in an auction as they believed that would be disruptive to the Company's business and that they believed the Company would be best served by negotiating a deal with Privet on an exclusive basis and then conducting a post-signing market check during a go-shop period. Following this indication, Messrs. Levenson and Rosenzweig recused themselves from the meeting. After Messrs. Levenson and Rosenzweig left the meeting, the other members of the Hardinge board of directors engaged in discussion regarding Privet's indication, including, among other things, a preliminary discussion of the possible terms presented by Mr. Levenson, the current financing markets, Privet's ability to finance a transaction and the Company's current and historical business prospects. The directors discussed with a representative of outside legal counsel who was present at the meeting their fiduciary duties in the context of an unsolicited, verbal indication of interest to take the Company private. Mr. Charles Dougherty, the President and Chief Executive Officer of Hardinge, then recused himself from the meeting, and the remaining directors continued the discussion and determined that it would be in the best interests of the Company and its shareholders to create a strategic alternatives committee of the Hardinge board of directors, which we refer to as the Committee, comprised solely of independent directors who are disinterested with respect to Privet, in order to assist the members of the Hardinge board of directors, with Messrs. Levenson and Rosenzweig recused due to their relationship with Privet (which we refer to in this proxy statement as the "Board"), with assessing Privet's indication as well as other options that may be available to the Company. The directors further noted that it would be advisable to engage legal and financial advisors to assist the Committee and the Board in connection with evaluating Privet's indication and other potential options.

        On October 10, 2017, Hardinge engaged Wachtell, Lipton, Rosen & Katz, which we refer to as Wachtell Lipton, to represent the Committee and the Board in connection with the proposal from Privet and other strategic alternatives.

        On October 13, 2017, representatives of Bryan Cave LLP, which we refer to as Bryan Cave, Privet's outside legal counsel in connection with the Merger, contacted representatives of Wachtell Lipton to discuss the draft non-disclosure agreement that had been sent to Privet earlier that week by a representative of Hardinge. During this conversation, the representatives of Bryan Cave noted that the non-disclosure agreement entered into between Hardinge and Privet on October 14, 2015 remained in effect and that Privet believed it was sufficient to require confidential treatment of any information provided to Privet in connection with evaluating a potential transaction, subject to amending the agreement to allow for disclosure of confidential information to Privet's financial advisor and potential financing sources.

        On October 18, 2017, the Board held a telephonic special meeting, with Messrs. Levenson and Rosenzweig not present for the meeting. Mr. Dougherty and representatives of each of Wachtell Lipton and BMO participated in the meeting. A representative of Wachtell Lipton provided the members of the Board with an overview of their fiduciary duties as directors, including fiduciary duties in connection with considering an acquisition proposal and a potential sale of the Company. During the meeting, the Board formally established the Committee and appointed Messrs. DiSantis, Quain and Tripeny as its members, with Mr. DiSantis serving as the chair. The members of the Committee noted that Messrs. Burkhart and Silver were welcome to attend any meeting of the Committee. Each of those five directors confirmed at the meeting that he was disinterested with respect to Privet. The Board instructed Mr. Dougherty that he and other members of management were not authorized to have any discussions with Privet regarding post-transaction employment without the Board's prior approval.

        The Board then engaged in further discussion regarding Privet's indication. A representative of BMO summarized for the directors recent conversations with representatives of Robert W. Baird & Co., which we refer to as Baird, Privet's financial advisor, including Baird's indication that Privet acknowledged that the Company would only consider a transaction that involved attractive economics and no financing contingencies. The directors engaged in discussion among themselves and with the Company's advisors about whether this was a good time to consider Privet's indication of interest, taking into account recent management and strategic changes in the Company, the Company's recent results, stock price history, prior efforts to sell the Company and the cyclicality of the machine tooling industry. Based on this discussion, it was the consensus of the Board that BMO should contact Privet and indicate that the Board would be open to considering an appropriate proposal (and related due diligence requests) if Privet were to make one.

        On October 19, 2017, a representative of BMO contacted Mr. Levenson to indicate that the Committee would consider a proposal if Privet were to make one. Mr. Levenson responded by reiterating that if Privet were to make a proposal to acquire the Company, Privet may be willing to consider a transaction with a purchase price in the "high $16s" per Share if the Company were to grant access to confidential due diligence information with the potential for upside following completion of Privet's due diligence review. Mr. Levenson requested that the Committee respond with a price at which it would be willing to engage in discussions and due diligence.

        On October 21, 2017, the Committee held a telephonic meeting, in which Mr. Burkhart and representatives of each of Wachtell Lipton and BMO also participated (Mr. Dougherty participated in part of the meeting). A representative of BMO summarized his October 19 conversation with Mr. Levenson. After discussion, it was the consensus of the directors that they should respond to Privet that it was the Committee's view that a price in the "high $16s" per Share was not a basis on which the Committee was willing to allow Privet and its potential lenders access to due diligence materials, and that if Privet wished to proceed, it should make a proposal at a higher, specific price for the Committee to consider. The directors directed BMO to prepare a preliminary financial analysis to assist the directors in considering any further indication that Privet may choose to make. The directors also asked management to make available to BMO the current 5-year financial plan that had been prepared by management, which the directors directed BMO to use in the requested preliminary financial analysis. After Mr. Dougherty and representatives of BMO recused themselves from the meeting, the Committee discussed the terms of a draft engagement letter with BMO and formally approved engaging BMO as financial advisor to the Committee and the Board in connection with exploration of a potential sale transaction.

        On October 22, 2017, a representative of BMO telephoned Mr. Levenson to indicate that Privet's prior indication was not acceptable but that the Committee would consider a proposal for a higher, specific price. Mr. Levenson indicated that Privet would consider the Committee's response and get back to BMO.

        On October 31, 2017, Mr. Levenson telephoned a representative of BMO to indicate that Privet was requesting to commence due diligence on the basis of a non-binding indication of interest of $17.25 per Share. Mr. Levenson indicated that Privet was not requesting a response from the Committee to the indicative price at that time, but only a view as to whether Privet and its advisors and potential financing sources would be permitted to commence due diligence on that basis.

        On November 1, 2017, the Committee met telephonically to discuss Privet's revised indication of interest. Messrs. Burkhart and Silver and representatives of each of Wachtell Lipton and BMO participated in the meeting (Mr. Dougherty participated in part of the meeting). At the request of the Committee, representatives of BMO provided a verbal summary of a preliminary financial analysis relating to Privet's indication, which was circulated in written form to the Board (other than Mr. Dougherty) following the meeting. The financial analysis of BMO at this meeting was prepared taking into account the 5-year forecast prepared by management that BMO was previously directed to consider. See "—Prospective Financial Information—November 2017 Business Plan." The members of the Committee discussed management projections, noting that these did not reflect the cyclicality of the Company's business, and the preliminary financial analysis of BMO, as well as the separate indications made to BMO and Wachtell Lipton by Privet's financial and legal advisors that there was potential for upside to Privet's initial proposal following completion of its due diligence review. The Committee also noted that because Privet would be required to disclose its interest in pursuing a transaction in an amendment to its Schedule 13D filed publicly with the SEC, and the Company could disclose that it was willing to give Privet and its advisors and potential financing sources access to due diligence information, that would effectively announce to the market that the Committee was willing to receive offers if any were to be made. Following this discussion, it was the consensus of the Committee that the Company should grant due diligence access to Privet and its advisors and potential financing sources for purposes of further evaluating a potential transaction. The Committee directed Wachtell Lipton to communicate to Bryan Cave that the Committee was prepared to move forward with due diligence on the basis of the revised indication.

        On November 2, 2017, representatives of Wachtell Lipton contacted representatives of Bryan Cave to inform them of the Committee's decision. The respective representatives also discussed the terms of a draft amendment to the existing confidentiality agreement between Hardinge and Privet to permit financial advisors and debt financing sources of Privet approved by Hardinge to receive confidential information in connection with Privet's evaluation of a potential transaction, which amendment was executed later that day. Representatives of Bryan Cave and Wachtell Lipton discussed Privet's previous request to the Board to grant Privet exclusivity, and Wachtell Lipton reported that the Company declined to grant Privet exclusivity.

        Later on November 2, 2017, Privet filed an amendment to its Schedule 13D in which it indicated that Privet and its advisors and potential financing sources had been granted access to confidential due diligence information by the Company and were commencing an evaluation of a negotiated transaction to acquire 100% of the Shares not already owned by them at the price of $17.25 per Share. Later that day, the Company issued a press release confirming that the Board had formed the Committee and, in order to allow Privet to begin to evaluate a potential transaction, agreed to provide Privet and its advisors and potential financing sources access to confidential information regarding Hardinge. In the press release, the Company noted that consistent with its fiduciary duties and in consultation with its independent financial and legal advisors, the Committee would carefully review Privet's indication of interest in the context of all relevant factors and determine the course of action that it believes is in the best interests of Hardinge and its shareholders.

        During early November 2017, Hardinge and its advisors began making available to Privet and its advisors and potential financing sources non-public due diligence information regarding the Company. Privet and its advisors and potential financing sources then began conducting due diligence, which continued until the entry into the Merger Agreement in February 2017. The due diligence process also included multiple calls with representatives of Hardinge, its advisors, customers and vendors and site visits to Hardinge facilities.

        On November 6, 2017, the Committee held a meeting to receive updates regarding the status of Privet's due diligence, its discussions with potential debt financing sources and shareholder feedback and market reactions in light of Privet's indication. Messrs. Burkhart and Silver and representatives of each of Wachtell Lipton and BMO participated in the meeting and Mr. Doug Malone, the Chief Financial Officer of the Company, participated in part of the meeting. At the meeting, a representative of BMO noted that BMO had not received any inquiries from other potential acquirers regarding a transaction with the Company following Privet's public announcements.

        On November 14, 2017, the Committee held a telephonic meeting with Messrs. Silver and Burkhart with representatives of each of Wachtell Lipton and BMO participating. The Committee discussed a request by Privet to expand the list of potential debt financing sources permitted to receive confidential information regarding the Company. On November 14 and 15, discussions took place among representatives of the Committee and Privet regarding Privet's request to expand the list of potential debt financing sources. At subsequent meetings on November 17 and November 19, 2017, the Committee met to further discuss Privet's request and considered potential benefits and risks associated with expanding the group of potential debt financing sources. Following these meetings, the Committee directed BMO and Wachtell Lipton to inform Baird and Bryan Cave, respectively, that it would not object to Privet providing confidential information to the additional requested financing sources.

        During the November 19 meeting of the Committee, the Committee also continued discussions that it had engaged in at prior meetings regarding the potential benefits and risks of contacting other potential acquirers during the course of Privet's due diligence process. The Committee noted that Privet's Schedule 13D amendment and the Company's press release regarding Privet's indication had been public for over two weeks and no inquiries from other potential acquirers had been received, which was confirmed by representatives of BMO. Representatives of BMO confirmed that 18 months earlier when BMO had contacted a number of potential strategic acquirers regarding a potential transaction no definitive proposals were made, and any tentative indications of interest received were at a significantly lower valuation than the current valuation indicated by Privet. It was also the Committee's view that if Privet were to learn that the Company solicited other proposals and was ultimately unsuccessful in doing so, the Committee's leverage for negotiating the highest possible price with Privet could be significantly diminished. The risk that another party would request to conduct due diligence but ultimately not make a proposal after doing so, thereby delaying the process with Privet, was also discussed. The Committee further noted that Privet had previously indicated it would be willing to agree to a post-signing go-shop period during which the Company would be permitted to seek other proposals after entering into a definitive agreement. Based on this discussion, it was the consensus of the Committee that calls to other potential acquirers should not be made at this time, but that BMO should prepare a robust list of potential acquirers that could be contacted during any go-shop period.

        On December 10, 2017, representatives of Bryan Cave sent a draft of the Merger Agreement to representatives of Wachtell Lipton. The draft of the Merger Agreement did not include a post-signing go-shop period during which the Company would be permitted to solicit alternative acquisition proposals. The draft also provided for a termination fee payable by the Company to Privet in certain circumstances (including to terminate the merger agreement to accept a superior proposal) equal to 5% of the equity value of the transaction plus Privet's expenses in connection with the transaction. It also provided that the Company would be required to reimburse all of Privet's expenses in the event that the Company's shareholders did not approve the proposal to adopt the Merger Agreement. A reverse termination fee payable by Privet to the Company in certain circumstances equal to 5% of the equity value of the transaction plus the Company's and its affiliates' expenses in connection with the transaction was also included in the draft.

        On December 12, 2017, the Committee held a telephonic meeting to discuss the status of Privet's due diligence process. Messrs. Burkhart and Silver and representatives of each of Wachtell Lipton and BMO participated in the meeting. During that meeting, the Committee discussed with representatives of Wachtell Lipton the terms of the draft Merger Agreement that was received on December 10. Among other things, the Committee discussed various provisions relating to the directors' fiduciary duties in connection with a transaction and the termination fees and expense reimbursement payable in certain circumstances. The Committee noted that the December 10 draft did not include a go-shop period. After discussion, it was the consensus of the Committee that a go-shop period would be required to be included if Hardinge were to enter into any transaction with Privet without first contacting other potential acquirers. The Committee directed the representatives of Wachtell Lipton to prepare a revised draft of the Merger Agreement that reflected the views of the Committee discussed at the meeting, including a go-shop period, lower termination fees, and no expense reimbursement for Privet in the event that shareholders did not approve the proposal to adopt the Merger Agreement (other than in the case of a competing proposal or a recommendation change).

        On December 21, 2017, representatives of Wachtell Lipton sent a revised draft of the Merger Agreement to representatives of Bryan Cave that reflected the direction of the Committee given to Wachtell Lipton at the prior meeting, including providing for a go-shop period. Representatives of Wachtell Lipton spoke with representatives of Bryan Cave after sending the revised draft of the Merger Agreement. Wachtell Lipton indicated that the go-shop was a critical point to the Committee. The negotiation of the terms of the draft Merger Agreement continued between Hardinge and Privet and representatives of Wachtell Lipton and Bryan Cave, based on direction by the Committee at the December 12 meeting and subsequent meetings, until the entry into the Merger Agreement on February 12, 2018.

        On January 9, 2018, the Committee held a telephonic meeting to discuss the status of Privet's due diligence process and its discussions with potential lenders. Messrs. Burkhart and Silver and representatives of each of Wachtell Lipton and BMO participated in the meeting. During the meeting, representatives of BMO indicated that they had been informed by representatives of Baird that Privet had selected one party, White Oak Global Advisors, LLC, which we refer to as White Oak, to act as its debt financing source for a potential transaction. Representatives of Wachtell Lipton also summarized for the Committee the key terms included in a revised draft of the Merger Agreement that they received from Bryan Cave on January 5, including that Privet had agreed to a post-signing go-shop period as requested by the Committee. The representatives of Wachtell Lipton noted, however, that the duration of the go-shop period was only 30 days and that the draft did not provide for a reduced termination fee payable by the Company with respect to proposals made in the go-shop period as compared to the termination fee of 4% of the equity value of the transaction plus all expenses of Privet payable by the Company in certain circumstances, including to accept a superior proposal made after the go-shop period. It was also noted that the draft continued to provide for reimbursement of all of Privet's expenses in the event that the Company shareholders did not approve the proposal to adopt the Merger Agreement. The Committee discussed the key issues in the latest draft of the Merger Agreement and informed Wachtell Lipton of its views on those topics.

        On January 17 and January 23, 2018, the Committee held telephonic meetings, in which Messrs. Burkhart and Silver and representatives of each of Wachtell Lipton and BMO participated. At these meetings, the Committee discussed the status of Privet's due diligence process, which representatives of BMO indicated that Baird had informed them was nearing completion, and key terms of the draft financing commitments between Privet and White Oak that had been provided to Wachtell Lipton for review. The Committee discussed with representatives of Wachtell Lipton a number of proposed revisions designed to reduce the conditionality of the draft financing commitments and directed Wachtell Lipton to provide those comments to Bryan Cave.

        On January 23, 2018, representatives of Baird contacted representatives of BMO to provide an update regarding Privet's status in evaluating a potential transaction with Hardinge. During that conversation, the representatives of Baird indicated that based on Privet's due diligence completed to date and its evaluation of potential financing terms for a transaction, if Privet were to make a proposal to acquire the Company, it may propose a price of $17.75 per Share.

        On January 25, 2018, the Committee met telephonically to discuss the most recent indication made by Privet. Messrs. Burkhart and Silver and representatives of each of Wachtell Lipton and BMO participated in the meeting. The Committee noted that the indication was below the current trading price of the Shares (which had traded up substantially since Privet announced its intention to explore a transaction) and discussed considerations related to that fact. Representatives of BMO made a presentation to the Committee regarding the ownership of the Shares, the Company's float, and certain selected precedent negative one-day premium transactions. As part of the Committee's discussion, the members of the Committee reiterated their concerns about the exposure of the machine-tooling industry to seasonality and its vulnerability to economic downturns, the cyclicality of the Company's business and the prospects of a downturn in the future. It was the consensus of the Committee that it should analyze the potential sale of the Company in light of multiple potential scenarios for the projected financial performance of the business. The Committee expressed the belief that an informed view regarding any proposal should take into consideration various different assumptions as to whether the recent sales growth of the business would continue over the next several years (as reflected in the November 2017 business plan discussed at the November 1 Committee meeting), or whether a cyclical downturn would be expected to occur in the longer term or in the nearer to medium term. At the request of the Committee, Mr. DiSantis indicated that he would direct the Company's management team to prepare assumptions for the projected performance of the business in these three scenarios to be considered by the Committee.

        On January 31, 2018, the Committee (other than Mr. Tripeny, who had expressed his view to Mr. DiSantis prior to the meeting, and was debriefed by Mr. DiSantis after the meeting) held a telephonic meeting with Messrs. Burkhart and Silver participating. The Committee engaged in discussion regarding the three potential scenarios that had been prepared by management at the direction of the Committee following the prior meeting. One scenario (the "upside case") assumed that the net sales of the business would continue to grow through 2022. A second scenario (the "base case") assumed that more modest growth would continue through 2021 but net sales would essentially flatten by 2022. A third scenario (the "downside case") assumed that the same modest growth as in the second scenario would occur in 2018 and 2019, but a cyclical downturn in net sales would occur in 2020 followed by modest recovery in 2021 and 2022. See "—Prospective Financial Information—2018 Projections." The directors engaged in discussion regarding the three scenarios. It was their consensus that the base case best reflected their expectations based on their business judgment and experience in the industry for the likely performance of the business over the next five years. Following discussion, the Committee requested that Mr. DiSantis direct BMO to prepare a financial analysis regarding Privet's most recent indication that takes into account each of the three scenarios for discussion at a future meeting.

        On February 2, 2018, a representative of Hardinge (who was not involved in discussions regarding a potential transaction with Privet) had a telephone conversation with a representative of a private foreign company operating in a similar industry to that of Hardinge, which company we refer to as Party A. During that conversation, which otherwise addressed ordinary course business matters, the representative of Party A indicated that Party A could be interested in exploring a transaction with Hardinge. Later that day, Mr. DiSantis, members of the Company's management team and representatives of Wachtell Lipton and BMO were informed of the statement made by the representative of Party A.

        On February 5, 2018, the Board (with Mr. Dougherty recused) held a telephonic meeting, with representatives of each of Wachtell Lipton and BMO participating. After an update regarding the current status of Privet's due diligence process, the Committee then received a presentation from BMO containing certain financial information regarding the Company and the financial aspects of a potential transaction with Privet, including the historic trading price of the Shares over time, trading multiples of certain selected public companies, implied multiples in certain precedent transactions and a discounted cash flow analysis of the Company based on the three financial cases that had been prepared by management at the direction of the Committee.

        Following that discussion, the members of the Committee continued the discussion from the January 31 meeting regarding the financial cases prepared by management and it was again their consensus that the "base" case represented the most likely scenario for the Company. The Committee directed BMO to use and rely upon that case in any future analysis to be prepared for the Committee. The members of the Committee engaged in discussion regarding their views as to an appropriate price for selling the Company, if any, that would be in the best interests of the Company and its shareholders, and the most advisable strategy for negotiating with Privet. After discussions at this meeting, including regarding the financial scenarios previously prepared by management for discussion at prior meetings and the preliminary financial analysis discussed by BMO, as well as the Committee's views regarding the Company's expected future performance over the next five years, the members of the Committee expressed support for considering a transaction with Privet at an appropriate price. However, the Committee did not believe, if Privet were to make a proposal of $17.75 per Share, that $17.75 represented an acceptable price in such a transaction. Based on their discussion, it was the consensus of the Committee that representatives of BMO should indicate to Baird that there would not be consensus among the directors with respect to entering into a transaction with Privet at a price below $19.00 per Share.

        The directors then discussed the statements made by a representative of Party A on the prior Friday, which Mr. DiSantis had summarized at the beginning of the meeting. A representative of BMO summarized the limited information publicly available regarding Party A, and indicated that he had contacted a representative of Party A over the weekend to follow up regarding its previous statements. The representative of BMO further noted that the representative of Party A indicated in response that he was not aware that Hardinge was a publicly traded company, rather than a machine tool brand, and was not aware of the November public announcement regarding Privet's interest in evaluating a proposal to acquire the Company. The representative of BMO noted that he had directed Party A to Hardinge's public filings with the SEC for further information about Hardinge and the representative of Party A indicated that he would contact BMO if Party A wished to discuss the matter further. After discussion of the potential benefits and risks of further engaging with Party A at this time, and noting that the Company would be permitted to contact Party A during the go-shop period if a transaction were agreed to with Privet, it was the consensus of the Committee that it would be in the best interests of the Company and its shareholders to continue to focus on determining whether Privet would propose acceptable terms for an acquisition of the Company in the coming days. The Committee directed BMO to keep it informed of any further communications from Party A (of which there were none prior to entry into the Merger Agreement).

        At the February 5 Board meeting, it was noted that although Messrs. Burkhart and Silver were not formally members of the Committee, they had each attended nearly every meeting of the Committee and participated actively in its discussions. After Messrs. Burkhart and Silver reconfirmed to the other directors present at the meeting that they were disinterested with respect to Privet, the other directors present at the meeting unanimously resolved to appoint Messrs. Burkhart and Silver as members of the Committee.

        Following the Board meeting earlier that evening, representatives of BMO contacted representatives of Baird. Representatives of BMO indicated that a price of $17.75 per share would not be acceptable and that there would not be consensus among the directors with respect to entering into a transaction with Privet at a price below $19.00 per Share.

        Later that night, the representatives of Baird contacted the representatives of BMO to indicate that they had spoken to Privet regarding their conversation earlier that evening. The representatives of Baird indicated that Privet believed that a price of $17.75 per Share was a strong outcome for Hardinge shareholders and Privet had not expected to pay in excess of $18.00 per Share. However, the representatives of Baird indicated that to attempt to reach agreeable terms, Privet would consider offering a price as high as $18.10 per Share.

        During the morning of February 6, 2018, representatives of each of Wachtell Lipton and Bryan Cave had a call to discuss the status of open issues in the Merger Agreement, a revised draft of which Wachtell Lipton had sent to Bryan Cave on January 31. During that conversation, the representatives of Bryan Cave indicated that Privet would agree to the 45-day go-shop period that was proposed in Wachtell Lipton's most recent draft of the Merger Agreement. Representatives of Bryan Cave also indicated that Privet would not agree to a transaction in which it would not be reimbursed for certain of its expenses in the event that the Company shareholders did not approve the proposal to adopt the merger agreement (even in the absence of a competing proposal or a recommendation change by the Board). In conveying this position, as well as the indication that Privet would not agree to a transaction that did not include a meaningful termination fee and expense reimbursement in the event a proposal made during the go-shop period was accepted, representatives of Bryan Cave indicated that Privet had incurred substantial expense over the prior months evaluating a potential transaction.

        During the afternoon of February 6, 2018, the Committee held a telephonic meeting, with representatives of each of Wachtell Lipton and BMO participating. The Committee discussed Privet's consideration of an offer up to $18.10 per Share and, after discussion, directed representatives of BMO to reiterate to Baird the message conveyed the prior day that there would not be consensus among the directors with respect to entering into a transaction with Privet at a price below $19.00 per Share. Representatives of Wachtell Lipton provided an update regarding open issues in the draft Merger Agreement and other transaction documents, including those discussed with representatives of Bryan Cave earlier that day, and the Committee gave Wachtell Lipton its views regarding those issues.

        Later that night, representatives of BMO contacted representatives of Baird to communicate the consensus of the Committee that was reached at the prior meeting. Representatives of Baird indicated that they would communicate the Committee's position to Privet.

        Later on the night of February 6, Mr. DiSantis was in Atlanta, where Mr. Levenson resides, for business matters unrelated to Hardinge or a transaction with Privet. Mr. Levenson contacted Mr. DiSantis that evening and requested to meet with Mr. DiSantis to further explain Privet's position. During a brief meeting that night, Mr. Levenson informed Mr. DiSantis that Privet was unwilling to pay $19.00 per Share, and that if the Committee was not in a position to consider a lower price, then Privet would not continue to consider a transaction. Mr. Levenson further indicated that Privet would consider a price lower than $19.00 per Share if such a price could be acceptable to Hardinge and that Privet may consider a price modestly higher than $18.10 per Share. Mr. DiSantis listened to Mr. Levenson and reiterated that there was not consensus among the members of the Committee with respect to entering into a transaction with Privet at a price below $19.00 per Share, but indicated that he would inform the Committee of Mr. Levenson's position.

        On February 7, 2018, the Committee held a telephonic meeting, with representatives of each of Wachtell Lipton and BMO participating. During the meeting, Mr. DiSantis summarized his conversation with Mr. Levenson the prior night. The Committee engaged in discussion regarding Privet's ability to enter into a transaction at a price of $19.00 per Share or higher and their views of the business and prospects of Hardinge. Based on that discussion and the discussions at prior Committee meetings, the Committee reached a consensus that it should consider an offer between $18.10 per Share and $19.00 per Share that represented the best price Privet was willing to pay. The Committee directed the representatives of BMO to indicate to representatives of Baird that the Committee had reached a consensus that it would be willing to consider a transaction with Privet at a price of $18.75 per Share, subject to acceptable terms in the Merger Agreement.

        During the evening of February 7, representatives of BMO contacted representatives of Baird and conveyed the consensus reached by the Committee at the prior meeting. Later that night, after discussion with Privet, representatives of Baird contacted representatives of BMO and indicated that Privet was not willing to pay a price of $18.75 per Share. Representatives of Baird indicated that Privet may be able to offer a price of $18.25 per Share. They further suggested that Privet may be able to consider a price between the parties' two latest indications of $18.25 per Share and $18.75 per Share if there were a price in that range that the Committee would be willing to propose and subject to acceptable terms in the Merger Agreement.

        On February 8, 2018, the Committee met telephonically, with representatives of each of BMO and Wachtell Lipton participating, to discuss the conversations between representatives of each of BMO and Baird the prior evening. It was the judgment of the Committee based on that discussion that Privet would be willing to agree to a price above $18.25 per Share. The Committee directed representatives of BMO to reject $18.25 per Share and request that Privet present for the Committee's consideration the best price that Privet would be willing to pay.

        Following the meeting of the Committee, a representative of BMO contacted a representative of Baird to communicate to Privet that the Committee was not willing to agree to a price of $18.25 per Share. Later that night, the representative of Baird contacted the representative of BMO to indicate that, after discussion with Privet, the best and final offer that Privet was willing to make to acquire Hardinge was a price of $18.50 per Share. The representative of Baird indicated that Privet was unwilling and unable to pay any higher price.

        On February 9, 2018 and over the course of the following weekend, representatives of Wachtell Lipton and Bryan Cave held discussions regarding certain open issues in the draft Merger Agreement and the other transaction documents, including the post-signing go-shop covenant and the amounts of the termination fees in the Merger Agreement. During the course of these discussions, representatives of Bryan Cave continued to reiterate in response to the Committee's proposals that Privet was unwilling to agree to a transaction that did not include some level of expense reimbursement in the event that the Company's shareholders did not approve the proposal to adopt the Merger Agreement (even in the absence of a competing proposal or a recommendation change by the Board). Representatives of Bryan Cave also indicated that Privet was unwilling to agree to anything lower than a 1.5% termination fee and expense reimbursement capped at 1.5% (in each case measured as a percentage of the equity value of the transaction) in the event that the Company terminated the Merger Agreement to enter into another transaction in respect of a proposal that was made during the go-shop period. After further discussion of these positions between representatives of Wachtell Lipton and members of the Committee, and based upon Privet's indications that it would not enter into a Merger Agreement that did not contain these terms it was agreed that the Merger Agreement would provide for such termination fees and expense reimbursement but that the expense reimbursement if shareholders do not approve the proposal to adopt the Merger Agreement in the absence of a competing proposal or recommendation change would be capped at 1% of the equity value of the transaction. In addition, in the event the Merger Agreement was terminated as a result of Parent's breach of certain provisions the Committee required that Parent pay the Company a reverse termination fee of $14,631,000 and reimburse the Company's and its affiliates' expenses up to $3,658,000. The Company also required Privet Fund LP to guarantee Parent's obligations under the Merger Agreement, including Parent's obligation to pay the reverse termination fee.

        On February 11, 2018, the Committee and the Board held a joint telephonic meeting, together with representatives of each of Wachtell Lipton and BMO, to discuss and review the draft Merger Agreement and to consider the proposed transaction, including the indication of $18.50 per Share by Privet (of which representatives of BMO had informed the Board prior to the meeting). Messrs. Levenson and Rosenzweig were not present at the meeting and Mr. Dougherty was not present for the first portion of the meeting. Representatives of Wachtell Lipton reviewed the duties of the directors and the terms of the draft Merger Agreement. It was noted that certain terms of the Merger Agreement remained open for negotiation and the Committee directed Wachtell Lipton to keep them apprised of any significant developments. Representatives of BMO reviewed with the Committee BMO's financial analysis of the consideration proposed in the Merger. BMO then rendered its oral opinion, which was subsequently confirmed in writing, to the Board to the effect that, as of that date, and based upon and subject to the factors, procedures, assumptions, qualifications and limitations set forth in its written opinion, the consideration of $18.50 per share in cash to be received by the Company's common shareholders (other than the Specified Persons) in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to those shareholders. Following discussion, including of the factors summarized in "—Reasons for the Merger; Recommendation of the Board; Fairness of the Merger," the members of the Committee unanimously determined that the Merger was fair to, and in the best interests of, the Company and its shareholders, and recommended that the Board approve the entry into the Merger and the Merger Agreement. Following this discussion, Mr. Dougherty joined the meeting and engaged in a discussion with the other members of the Board regarding the terms of the proposed transaction and the Merger Agreement. The Board then unanimously (for avoidance of doubt, with Messrs. Levenson and Rosenzweig not present due to their relationship with Privet) (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of the Company and its shareholders, (ii) approved the adoption of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and (iii) recommended that the shareholders of the Company adopt the Merger Agreement. Following this discussion, representatives of BMO discussed an overview of the expected process for the post-signing go-shop period, including potential third parties to be contacted.

        Later that night, following the meeting of the Board, Bryan Cave indicated to Wachtell Lipton that Privet's debt financing commitments would be in effect for up to 150 days from the date of the Merger Agreement, rather than until the "outside date" in the Merger Agreement at which either party could terminate without any other reason. That evening and continuing into the next day, representatives of Privet, Bryan Cave, Wachtell Lipton, Baird and BMO engaged in a number of discussions regarding the duration of Privet's financing commitment from White Oak. During these discussions, Privet indicated to Wachtell Lipton that White Oak may be willing to consider extending the term of the financing commitment but such an extension would take some time due to the nature of its internal diligence and approval policies. As a result, it was agreed between the parties and their advisors that, subject to the consideration and approval of the Board, the draft Merger Agreement would be revised to provide that if the debt financing commitments had not been extended by the date they were to expire, the Company would be permitted to terminate the Merger Agreement and receive the agreed reverse termination fee from Privet.

        During the early evening of February 12, 2018, the Board held a telephonic meeting with representatives of each of Wachtell Lipton and BMO participating to discuss these developments. After discussion, it was the consensus of the Board that the proposed changes to the Merger Agreement were acceptable, including in light of the alternative of potentially delaying entry into a transaction by several days while Privet negotiated revised financing commitments with White Oak, at which time there would be no assurance that Privet would continue to offer a price of $18.50 per Share or any price at all.

        During the evening of February 12, 2018, the parties executed the Merger Agreement and the other transaction documents. Shortly thereafter, Hardinge issued a press release announcing the transaction and Privet filed an amendment to its Schedule 13D to announce the transaction.

Subsequent Events

        Under the terms of the Merger Agreement, Hardinge and its advisors are permitted to actively solicit and negotiate Competing Proposals from third parties during a go-shop period that began on February 12, 2018 and expires at 11:59 p.m. New York time on March 29, 2018. See "The Merger Agreement—Solicitation of Acquisition Proposals." To date, BMO, at the direction of the Committee, has undertaken a broad solicitation effort, contacting 55 potential acquirers, comprised of 31 strategic parties (including Party A) and 24 financial parties. As of the date of this preliminary proxy statement, 3 of the prospective buyers contacted during the go-shop period have entered into a non-disclosure agreement with the Company, and no prospective buyers have submitted a Competing Proposal. Party

A indicated after being contacted by BMO during the go-shop period that it was not interested in considering making a proposal to acquire the Company.

        On February 22, 2018, Parent and Acquisition Sub entered into an amendment to the Debt Commitment Letter with White Oak to extend to August 27, 2018 (taking into account all extension periods that may be available if certain conditions are met) the date upon which the Debt Commitment Letter and the commitments thereunder will automatically terminate in the event that the debt financing contemplated thereby has not been funded. See "The Debt Commitment Letter."

Reasons for the Merger; Recommendation of the Board; Fairness of the Merger

        At the meeting of the Board on February 11, 2018, the Board, (with Messrs. Levenson and Rosenzweig recused due to their relationship with Privet) based on the recommendation of the Committee, unanimously (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of the Company and its shareholders, (ii) approved the adoption of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and (iii) recommended that the shareholders of the Company adopt the Merger Agreement. The Board believes that the Merger is fair to the Company's "unaffiliated security holders," as defined under Rule 13e-3 of the Exchange Act.

        In evaluating the Merger, the Committee and the Board consulted with the Company's legal and financial advisors, as well as the Company's management team, and considered the following potentially positive factors, which are not intended to be exhaustive and are not presented in any relative order of importance:

  •
  the Merger Consideration of $18.50 per Share represented a premium of (i) 51.9% over the volume weighted average price of the Shares for the twelve-month period ending on November 1, 2017, the last trading day prior to public announcement by Privet that it was evaluating a potential transaction to acquire the Company; (ii) 37.2% over the volume weighted average price of the Shares for the six-month period ending on November 1, 2017; (iii) 26.7% over the volume weighted average price of the Shares for the three-month period ending on November 1, 2017, (iv) 12.1% over the closing price of the Shares on November 1, 2017 and (v) 7.2% over the closing price of the Shares on February 9, 2018, the last trading day prior to the Board's approval of the Merger;

  •
  the fact that the price of the Shares was trading near its highest levels over the prior five years, which the Committee and the Board believed reflected increased risk of decline in the trading price of the Shares in the medium- to long-term, based on the prospects for the machine tool industry in general, including the prospects for a cyclical industry downturn in the near future;

  •
  information with respect to the Company's business, operations, financial condition, earnings and prospects, the Company's long-range plans, and the risk in achieving those prospects and plans, as well as industry, economic and market conditions and trends, including the Board's view of the Company's exposure to the cyclical nature of the machine tool industry, the impact on the Company of general, macro-economic developments and other risks and uncertainties discussed in the Company's public filings with the SEC;

  •
  the Board's belief that the Merger Agreement and the transactions contemplated thereby, including the Merger, were more favorable to the Company and its unaffiliated shareholders than other strategic alternatives available to the Company, taking into account the Company's stand-alone business plan and long-term prospects, and their associated benefits and risks (as more fully described under "Special Factors—Background of the Merger");

  •
  the prior auction process that Hardinge undertook in 2015, including that the highest nonbinding and written, preliminary indication of interest received at that time was a price of $8.60 per Share and was subject to due diligence and other contingencies, and the Board's belief that the participants in that auction process would not now be interested in acquiring the Company at a price per Share that would be near or in excess of the $18.50 per Share Merger Consideration;

  •
  that, although Privet had publicly indicated on November 2, 2017 that it was evaluating potentially acquiring the Company, and that the Company had not granted Privet exclusivity and was free to consider indications from any other party, no potential acquirer other than Privet made a proposal to acquire the Company before the Merger Agreement was executed on February 12, 2018, three and a half months after Privet's public announcement, and the Board's belief that, if they were interested in exploring a transaction with the Company, potential acquirers would have approached the Company after Privet's public announcement and the Company's announcement that it was willing to allow Privet to conduct due diligence;

  •
  Privet's representation to the Company that the $18.50 per Share Merger Consideration was its best and final offer, that such offer represented a significant increase as compared to its initial indication of a price in the "high $16s" per Share, and the conclusion reached by the Committee, after discussions with the Company's advisors and negotiations with Privet, that the Merger Consideration of $18.50 per Share was likely the highest price per Share that Privet was willing to pay;

  •
  the fact that the Merger Consideration of $18.50 per Share in cash and the other terms and conditions of the Merger Agreement resulted from arm's-length negotiations between the Committee and Parent;

  •
  the current and historical market prices of the Shares, including those set forth in the table under "Other Important Information Regarding the Company—Market Price of Common Stock and Dividends," taking into account the market performance of the Shares relative to the common stock of other participants in the industry in which the Company operates and general market indices;

  •
  that Privet's agreement to pay $18.50 per Share and the go-shop process (as more fully described under "The Merger Agreement") together would likely result in a sale of the Company at the highest price per Share that was reasonably attainable;

  •
  that the per Share Merger Consideration consists solely of cash, providing the Company's shareholders with certainty of value and liquidity;

  •
  the oral opinion of BMO, which was subsequently confirmed by delivery of a written opinion, dated February 11, 2018, to the Board as to the fairness, from a financial point of view and as of the date of the opinion, to the Company's common shareholders (other than the Specified Persons) of the Merger Consideration to be received by those shareholders in the Merger pursuant to the Merger Agreement, which opinion was based on and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications upon the review undertaken (as more fully described under "Special Factors—Opinion of BMO Capital Markets Corp.");

  •
  the likelihood of the Merger being completed, based on, among other matters:

  •
  the absence of a financing condition in the Merger Agreement;

  •
  Parent having obtained committed debt financing in connection with the transaction and the obligation of Parent to use reasonable best efforts to obtain the debt financing;

  •
  the Company's ability, under circumstances specified in the Merger Agreement, to seek specific performance of Parent's obligation to cause the Merger to occur;

  •
  the requirement that, in the event of a failure of the Merger to be consummated under certain circumstances, Parent pay the Company a termination fee of $14,631,000 and reimburse certain expenses of the Company and its affiliates up to $3,658,000 (as more fully described under "The Merger Agreement—Termination—Termination Fees");

    •
    the requirement that Parent use reasonable best efforts to obtain any regulatory approvals required to consummate the Merger; and

    •
    the scope of the conditions in the Merger Agreement to the consummation of the Merger, including that there were no anticipated substantive issues expected in connection with required regulatory approvals;

  •
  the terms and conditions of the Merger Agreement, including:

  •
  the Company's right to solicit offers with respect to alternative acquisition proposals during a 45-day Go-Shop Period and the Board's view that the Go-Shop Period would invite additional parties to make proposals and could lead to a "superior proposal" if another party were interested;

  •
  the Company's right, from the end of the Go-Shop Period and prior to the time the Company's shareholders approve the proposal, to adopt the Merger Agreement, subject to certain conditions and requirements, to consider and respond to unsolicited acquisition proposals or engage in discussions or negotiations with third parties making such acquisition proposals and to terminate the Merger Agreement to accept a "superior proposal," and pay Parent a termination fee of $8,535,000 and reimburse certain expenses of Parent and its affiliates up to $3,658,000, or a reduced termination fee of $3,658,000 and certain expenses up to $3,658,000 if the termination is in connection with the Company's entry into a definitive agreement with an "excluded party" that makes an alternative acquisition proposal during the Go-Shop Period in certain circumstances (as more fully described under "The Merger Agreement—Termination—Termination Fees");

  •
  the belief of the Board that the Company's termination fees were reasonable in light of, among other matters, the benefit of the Merger to the Company's shareholders;

  •
  that the terms of the Merger Agreement provide the Company with sufficient operating flexibility to conduct its business in the ordinary course until the earlier of the consummation of the Merger or the termination of the Merger Agreement; and

  •
  the ability of the Company to seek specific performance to prevent certain breaches of the Merger Agreement by Parent and Acquisition Sub;

  •
  that the Sponsor Entities agreed in the Support Agreement to vote their Shares in favor of, and take certain other actions in furtherance of, the transactions contemplated by the Merger Agreement, including the Merger (as more fully described under "Support Agreement");

  •
  the Guaranty, provided by Privet Fund LP, guaranteeing Parent's obligations under the Merger Agreement with respect to payment of the Parent termination fee and certain other obligations;

  •
  the Board's belief that it was fully informed about the extent to which the interests of Privet in the Merger differ from those of the Company's other shareholders;

  •
  the financial and other terms and conditions of the Merger Agreement and the transactions contemplated thereby, including the Merger, resulting from extensive negotiations conducted at the direction of the Committee, with the assistance of experienced legal and financial advisors, during a process that occurred over the course of nearly four months;

  •
  Privet's representation in the Merger Agreement that there are no agreements between Privet and management of the Company or any member of the Board relating to the compensation and retention of the Company's management or the operations of the Company after the Merger; and

  •
  the potential limitations on management's ability to pursue and execute long-term strategic objectives and growth plans as a public company.

        The Committee and the Board believe that sufficient procedural safeguards were and are present to ensure the fairness of the Merger and to permit the Committee and the Board to represent effectively the interests of the unaffiliated shareholders, and in light of such procedural safeguards the Committee and the Board did not consider it necessary to retain an unaffiliated representative to act solely on behalf of our unaffiliated shareholders for purposes of negotiating the terms of the Merger Agreement or preparing a report concerning the fairness of the Merger Agreement and the Merger. These procedural safeguards include the following:

  •
  that from the time on October 4, 2017 when Privet indicated that it would consider a proposal for the acquisition of the Company, the members of the Board who were partners or employees of Privet recused themselves and were excluded from all deliberations with respect to the negotiation, evaluation or approval of the Merger Agreement and the Merger and the consideration of other strategic alternatives, deferring all decisions relating to the Merger and the Company's potential strategic alternatives to the Committee (which from and after February 5, 2018 represented a majority of the Board), which had the power to review, identify and negotiate the terms and conditions of any strategic transaction alternative opportunities related to potential strategic alternatives and make recommendations to the Board regarding what action, if any, should be taken by the Company with respect to any strategic alternatives (including rejecting any strategic alternative if deemed appropriate by the Committee);

  •
  that a majority of the members of the board of directors of Hardinge, including each of the members of the Committee, were disinterested in Privet's proposal to acquire the Company;

  •
  that the members of the Committee are not officers or employees of the Company and the members of the Committee are not representatives of Privet, and are not expected to have an economic interest in the Company or the surviving corporation following the completion of the Merger;

  •
  that the Committee and the Board received the advice and assistance of experienced legal and financial advisors;

  •
  that the consummation of the Merger requires the affirmative vote of the holders of two-thirds of outstanding Shares entitled to vote at the Special Meeting and that, even taking into account the Sponsor Entities' commitment to vote their Shares in favor of the proposal to adopt the Merger Agreement, the approval of the holders of a majority of the outstanding Shares entitled to vote at the Special Meeting, other than those owned by the Sponsor Entities, would be required to approve such proposal;

  •
  the various terms of the Merger Agreement, including that the Merger Agreement, contains go-shop provisions and the ability of the Company to terminate the Merger Agreement under certain circumstances to accept a "superior proposal" (each as more fully described under "The Merger Agreement"), that are intended to help ensure that the Company's shareholders receive the highest price per Share reasonably available;

  •
  that, at the direction of the Committee, with the assistance of legal and financial advisors, extensive negotiations occurred with Privet regarding the Merger Consideration that resulted in an increase in the Merger Consideration from a potential transaction in the "high $16s" per Share to $18.50 per Share, and the other terms of the Merger and the Merger Agreement, including the go-shop period, the operating covenants and the amount of the termination fees;

  •
  that the members of the Committee met at least 19 times during the course of approximately four months to review potential transactions and other options, including the proposal from and negotiations with Privet, the inquiry from Party A, and other options (including the stand-alone business plan) potentially available to the Company;

  •
  that the Committee and Board made their evaluation of the Merger Agreement and the Merger based upon the factors discussed in this proxy statement and with the full knowledge of the interests of Privet in the Merger; and

  •
  the ability of the Board, under certain circumstances, to change, qualify, withhold, withdraw or modify its recommendation that shareholders vote to adopt the Merger Agreement.

        The Committee and the Board also considered the following uncertainties, risks and potentially negative factors in their deliberations concerning the Merger, which are not intended to be exhaustive and are not presented in any relative order of importance:

  •
  that, following the completion of the Merger, the Company will no longer exist as an independent public company and that the consummation of the Merger and receipt of the Merger Consideration, while providing relative certainty of value, will not allow the Company's shareholders to participate in potential further growth in the Company's assets, future earnings growth, future appreciation in value of the Shares or any future dividends after the Merger;

  •
  the Merger Consideration of $18.50 per Share represented a premium of only 7.2% over the closing price of the Shares on February 9, 2018, the last trading day prior to the Board's approval of the Merger;

  •
  the fact that even though the machine tooling industry is very sensitive to cyclical variations, it is possible there may not be a cyclical downturn for several years;

  •
  the risk that the transactions contemplated by the Merger Agreement, including the Merger, and the financing for the transaction, may not be consummated in a timely manner or at all, and the consequences thereof, including (i) the potential loss of value to the Company's shareholders, (ii) the potential negative impact on the operations and prospects of the Company, including the risk of loss of key personnel, and (iii) the market's perception of the Company's prospects could be adversely affected if such transactions were delayed or were not consummated;

  •
  the restrictions imposed by the Merger Agreement on the Company's solicitation of acquisition proposals from third parties after the Go-Shop Period, and that prospective bidders may perceive Parent's right under the Merger Agreement to negotiate with the Company to match the terms of any "superior proposal" prior to the Company being able to terminate the Merger Agreement and accept a "superior proposal" to be a deterrent to making alternative proposals;

  •
  that the Sponsor Entities' ownership interest in the Company would likely be taken into account by third parties considering whether to make alternative proposals during the Go-Shop Period;

  •
  that, if the Merger Agreement is terminated in connection with the Company's entry into a definitive agreement with respect to a "superior proposal," the Sponsor Entities have not agreed to vote their Shares in favor of such "superior proposal," which may be taken into account by third parties considering whether to make alternative proposals during the Go-Shop Period;

  •
  the possibility that the Company may be required to pay Parent and its affiliates a termination fee of $8,535,000 and reimburse certain expenses of Parent up to $3,658,000 (as more fully described under "The Merger Agreement—Termination—Termination Fees"), under certain circumstances, including to accept a "superior proposal";

  •
  the possibility that the Company may be required to reimburse Parent and its affiliates in respect of their expenses up to $2,438,000 in the event that the Company's shareholders do not approve the proposal to adopt the Merger Agreement, even if the termination fees described above would not be payable (as more fully described under "The Merger Agreement—Termination—Termination Fees");

  •
  that at the time of entry into the Merger Agreement, Parent's debt financing commitment could have been terminated by the lender as soon as June 12, 2018 and automatically extended to July 12, 2018 in certain circumstances, as compared to the "outside date" in the Merger

    Agreement of August 31, 2018 (on February 22, 2018, Parent and Acquisition Sub entered into an amendment to the Debt Commitment Letter with White Oak to extend the date upon which the Debt Commitment Letter and the commitments thereunder will automatically terminate in the event that the debt financing contemplated thereby has not been funded to August 27, 2018, taking into account all extension periods that may be available if certain conditions are met, as described in "The Debt Commitment Letter");

  •
  the risk that the debt financing contemplated by the debt commitment letters will not be obtained, resulting in Parent not having sufficient funds to complete the transaction;

  •
  that the Company's remedy in the event of the failure of the Merger to close as a result of a financing failure or Parent's debt financing commitment failing to be in effect after July 12, 2018 is generally limited to receipt of a $14,631,000 termination fee payable by Parent and reimbursement of certain expenses of the Company and its affiliates by Parent up to $3,658,000;

  •
  that Parent and Acquisition Sub are newly formed entities with essentially no assets and the Guaranty, provided by Privet Fund LP, guarantees Parent's obligations under the Merger Agreement only with respect to payment of the Parent termination fee and certain other obligations, and is subject to a cap of $85,000,000;

  •
  the understanding that some of the Company's directors and executive officers have other interests in the Merger in addition to their interests as shareholders of the Company, including the manner in which they would be affected by the Merger (as discussed under "Special Factors—Interests of Executive Officers and Directors of the Company in the Merger");

  •
  the possible effects of the pendency or consummation of the transactions contemplated by the Merger Agreement, including the potential for suits, actions or proceedings in respect of the Merger Agreement or the transactions contemplated by the Merger Agreement, the risk of any loss or change in the relationship of the Company and its subsidiaries with their respective employees, agents, customers and other business relationships, and any possible effect on the Company's ability to attract and retain key employees, including that employees might choose not to remain employed with the Company prior to the completion of the Merger;

  •
  the restrictions placed on the conduct of the Company's business prior to the completion of the Merger pursuant to the terms of the Merger Agreement, which could delay or prevent the Company from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of the Company absent the pending completion of the Merger;

  •
  that appraisal rights under the New York Business Corporation Law do not apply with respect to the Merger;

  •
  that the receipt of cash in exchange for Shares pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes;

  •
  the risks and potentially negative factors described in "Special Factors—Certain Effects of the Merger" and "Special Factors—Certain Effects on the Company if the Merger Is Not Completed," respectively; and

  •
  that the Company's directors, officers and employees have expended and will expend extensive efforts attempting to complete the transactions contemplated by the Merger Agreement and such persons have experienced and will experience significant distractions from their work during the pendency of such transactions and that the Company has incurred and will incur substantial costs in connection with such transactions, even if such transactions are not consummated.

        The Committee and the Board concluded that the uncertainties, risks and potentially negative factors relevant to the Merger were outweighed by the potential benefits of the Merger.

        In the course of reaching their decision to approve and declare advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, the Committee and the Board did not consider the liquidation value of the Company, and did not believe it to be a relevant methodology, because the Company will continue to operate its business following the Merger, the Company is a viable, going concern, and they considered determining a liquidation value to be impracticable given the significant execution risk involved in any breakup of the Company. Further, the Committee and the Board did not consider net book value as a factor because they believed that net book value is not a material indicator of the value of the Company as a going concern but rather is indicative of historical costs and because net book value does not take into account the prospects of the Company, market conditions, trends in the industry in which the Company operates or the business risks inherent in that industry. The Committee and the Board did not seek to determine a pre-Merger going concern value for the Shares to determine the fairness of the Merger Consideration to the Company's unaffiliated shareholders. The Committee and the Board were not aware of any firm offer for a merger, sale of all or a substantial part of the Company's assets, or a purchase of a controlling amount of the Company securities having been received by the Company from anyone other than a person disclosing its offer or purchase in reports filed with the SEC in the two years preceding the signing of the Merger Agreement.

        The foregoing discussion is not exhaustive, but is intended to summarize the material information and factors considered by the Committee and the Board in their consideration of the transactions contemplated by the Merger Agreement, including the Merger. The Committee and the Board (with Messrs. Levenson and Rosenzweig recused due to their relationship with Privet) reached the unanimous decision to approve the entry into the Merger Agreement and recommend its adoption by the Company's shareholders in light of the factors described above and other factors that the Committee and the Board believed were appropriate. In view of the variety of factors and the quality and amount of information considered, the Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching their determinations. In addition, each individual member of the Committee may have given different weight to different factors. The Committee and the Board conducted an overall review of the factors described above, including through discussions with the Company's management and legal and financial advisors, and considered the factors overall to be favorable to, and to support, their determinations. It should be noted that this explanation of the reasoning of the Committee and the Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in the section entitled "Cautionary Statement Concerning Forward-Looking Information."

Position of the Privet Filing Parties as to the Fairness of the Merger

        Under the SEC rules governing "going private" transactions, each of the Privet Filing Parties is an affiliate of the Company engaged in the "going private" transaction and, therefore, is required to express its position as to the fairness of the proposed Merger to the Company's "unaffiliated security holders," as defined under Rule 13e-3 of the Exchange Act. The Privet Filing Parties are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of the Privet Filing Parties should not be construed as a recommendation to any unaffiliated shareholder as to how that shareholder should vote on the Merger Agreement proposal. The "Privet Filing Parties" means (a) Hardinge Holdings, LLC, (b) Hardinge Merger Sub, Inc., (c) Privet Capital Investments II, LP ("Privet Capital II"), (d) Privet Fund LP, (e) Privet Fund Management LLC, and (f) Ryan Levenson.

        The Privet Filing Parties believe that the Merger (which is the Rule 13e-3 transaction for which a Schedule 13E-3 Transaction Statement was filed with the SEC) is fair to the Company's unaffiliated shareholders on the basis of the factors described in "Special Factors—Purpose and Reasons of the Privet Filing Parties for the Merger" and the additional factors described below.

        The Privet Filing Parties did not participate in the deliberations of the Board regarding, or receive advice from the Company's legal or financial advisors as to, the fairness of the proposed Merger to the Company's unaffiliated shareholders. The Privet Filing Parties have not performed, or engaged a financial advisor to perform, any valuation or other analysis for the purpose of assessing the fairness of the Merger to the Company's unaffiliated shareholders. However, based on the knowledge and analysis by the Privet Filing Parties of available information regarding the Company, as well as discussions with members of the Company's senior management regarding the Company and its business and the factors considered by, and the analysis and resulting conclusions of, the Board discussed in this proxy statement in "Special Factors—Purpose and Reasons of the Company for the Merger," the Privet Filing Parties believe that the Merger is substantively and procedurally fair to the Company's unaffiliated shareholders. In particular, the Privet Filing Parties based their belief on the following factors, among others, which are not presented in any relative order of importance:

  •
  the Merger Consideration represents a premium of (a) 26.7% over the volume weighted average price of the Shares for the three-month period ending on November 1, 2017, the last trading day prior to the public announcement by Privet that it was evaluating a potential transaction to acquire the Company, (b) 12.1% over the closing price of the Shares on November 1, 2017, and (c) 8.3% over the closing price of the Shares on February 12, 2018, the last trading day prior to the public announcement of the Merger;

  •
  the Merger Consideration is all cash, which provides certainty of value and liquidity to the unaffiliated shareholders;

  •
  consummation of the Merger will allow the unaffiliated shareholders not to be exposed to risks and uncertainties relating to the prospects of the Company following completion of the Merger;

  •
  the Privet Filing Parties have obtained a binding commitment letter from a lender to provide debt financing in connection with the Merger with a limited number of conditions to the consummation of the debt financing, there is no financing condition to Parent's and Acquisition Sub's obligation to consummate the Merger under the Merger Agreement and the Privet Filing Parties are obligated to use their reasonable best efforts to obtain the debt financing (see "Financing of the Merger" and "Debt Commitment Letter" below);

  •
  the Board hired an investment banker and conducted a comprehensive process to explore strategic alternatives for the Company beginning in August 2015, pursuant to which the Board received indications of interest from a number of financial and strategic buyers reflecting share price consideration materially lower than the Merger Consideration (see "Background of the Merger");

  •
  the Merger Agreement and the transactions contemplated thereby (including the Merger Consideration) were extensively negotiated by members of the Committee;

  •
  the Merger is conditioned on receipt of the affirmative vote of the holders of two-thirds of outstanding Shares entitled to vote at the Special Meeting and, even taking into account the Sponsor Entities' commitment to vote their Shares in favor of the proposal to adopt the Merger Agreement, the approval of the holders of a majority of the outstanding Shares entitled to vote at the Special Meeting, other than those owned by the Sponsor Entities, would be required to approve such proposal;

  •
  the Merger Agreement provides for a 45-day post-signing Go-Shop Period, during which the Company—with the assistance of its legal and financial advisors—may actively initiate, solicit and encourage the making of Competing Proposals from third parties, provide nonpublic information to such third parties (subject to entry into acceptable confidentiality agreements), and enter into or participate in any negotiations with such third parties regarding such Competing Proposals;

  •
  the Company is permitted to continue negotiations with certain parties that make a qualifying offer prior to March 29, 2018 and, subject to customary requirements included in the Merger Agreement, enter into or recommend a transaction with a person or group that makes a Superior Proposal;

  •
  after the end of the Go-Shop Period at 11:59 p.m. New York time on March 29, 2018, the Merger Agreement further permits the Company to provide information and participate in negotiations with respect to unsolicited acquisition proposals in circumstances described in the Merger Agreement and to terminate the Merger Agreement to accept a Superior Proposal and in the case of an intervening event;

  •
  if the Company accepts a Competing Proposal within 45 days following the end of the Go-Shop Period with a party that made a qualifying offer prior to the end of the Go-Shop Period, the termination fee that the Company is required to pay is reduced from $8,535,000 to $3,658,000, plus up to $3,658,000 in Parent's expenses in each case;

  •
  the requirement that, in the event of a failure of the Merger to be consummated under certain circumstances, Parent must pay the Company a reverse termination fee of up to $14,631,000, plus up to $3,658,000 in the Company's expenses, without the Company being required to establish any damages, which payment obligation is guaranteed by Privet Fund LP (as defined below in "The Merger Agreement—Guaranty");

  •
  the fact that the Board received an opinion of BMO Capital Markets Corp., dated February 11, 2018, to the effect that, based upon and subject to the assumptions made, matters considered and limitations and qualifications upon the review undertaken by BMO, as of such date, the Merger Consideration of $18.50 per Share to be received by the common shareholders of the Company (other than the Specified Persons) in the Merger pursuant to the Merger Agreement was fair from a financial point of view, to such holders (as more fully described under "Special Factors—Opinion of BMO Capital Markets Corp."); and

  •
  the Merger and the Merger Agreement were unanimously approved by the Board (with Messrs. Levenson and Rosenzweig recused due to their relationship with Privet), following the recommendation of the Committee, and the Board (with Messrs. Levenson and Rosenzweig recused due to their relationship with Privet) unanimously determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement were fair, advisable to and in the best interests of the Company and its shareholders.

        The Privet Filing Parties did not consider the liquidation value of the Company to be a relevant valuation methodology and, therefore, did not appraise the assets of the Company to determine the liquidation value because (a) of the impracticability of determining a liquidation value given the significant execution risk involved in any breakup, (b) the Privet Filing Parties considered the Company to be a viable going concern, and (c) the Company will continue to operate its business following the Merger. The Privet Filing Parties did not consider net book value, which is an accounting concept, because, in the Privet Filing Parties' view, net book value is neither indicative of the Company's market value nor its value as a going concern, but rather is an indicator of historical costs. The Privet Filing Parties did not seek to establish a pre-Merger going concern value for the Company because, following the Merger, the Company will have a different capital structure, cost profile and operating strategy, among other things. However, to the extent that the closing price for the Company's Shares on NASDAQ on November 1, 2017, the last trading day prior to the public announcement by Privet that it was evaluating a potential transaction to acquire the Company, and on February 12, 2018, the last trading day prior to the public announcement of the signing of the Merger Agreement, reflected the per Share going concern value of the Company, the Merger Consideration represented a premium of approximately 12.1% and 8.3%, respectively, to the going concern value of the Company.

        The foregoing discussion of the information and factors considered by the Privet Filing Parties in connection with their evaluation of the Merger and their belief that the Merger is substantively and procedurally fair to the Company's unaffiliated shareholders is not intended to be exhaustive but includes all material factors considered. The Privet Filing Parties did not find it practicable to assign, nor did they assign, relative weight to the individual factors considered in reaching their conclusions. The Privet Filing Parties believe that these factors provide a reasonable basis for their belief that the proposed Merger is fair to the Company's unaffiliated shareholders. This belief should not, however, be construed as a recommendation to any of the Company's shareholders to approve the Merger Agreement, and the Privet Filing Parties do not make any recommendation as to how shareholders of the Company should vote their Shares on the Merger Agreement Proposal.

Opinion of BMO Capital Markets Corp.

        The Board has engaged BMO to act as its financial advisor in connection with the proposed Merger. In selecting BMO, we considered, among other things, the fact that BMO is a reputable investment banking firm with substantial experience advising companies in the industrial manufacturing sector and in providing strategic advisory services in general. On February 11, 2018, BMO rendered an oral opinion to the Board, which was subsequently confirmed in a written opinion as of the same date, to the effect that, based upon and subject to the assumptions made, matters considered and limitations and qualifications upon the review undertaken by BMO, as of such date, the Merger Consideration of $18.50 per Share to be received by the common shareholders of the Company (other than the Specified Persons) in the Merger pursuant to the Merger Agreement was fair from a financial point of view, to such holders.

        The full text of BMO's written opinion, dated February 11, 2018, is attached to this proxy statement as Annex C. You should read BMO's opinion carefully and in its entirety for a discussion of, among other things, the scope of the review undertaken and the assumptions made, procedures followed, matters considered and qualifications and limitations upon the review undertaken by BMO in connection with its opinion. This summary is qualified in its entirety by reference to the full text of the opinion. BMO's opinion was directed to the Board, in its capacity as the Board, and addressed only the fairness from a financial point of view, as of the date of the opinion, to the holders of our Shares (other than the Specified Persons) of the Merger Consideration to be received by those shareholders in the Merger pursuant to the Merger Agreement. For purposes of BMO's opinion, "Specified Persons" refers collectively to Privet Fund LP, Privet Fund Management LLC, Parent, Acquisition Sub and their respective affiliates.

        In connection with rendering its opinion, BMO, among other things:

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  reviewed a draft, dated February 10, 2018, of the Merger Agreement;

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  reviewed certain publicly available business and financial information relating to the Company that BMO deemed to be relevant;

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  reviewed certain information relating to the Company's historical, current and future operations, financial condition and prospects made available to BMO by the Company, including financial projections prepared by management of the Company relating to the Company for the fiscal years ending 2017 through 2022, which we refer to as the 2018 Projections "base case" or in this section simply as the "Projections" (see Special Factors—Prospective Financial Information—2018 Projections);

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  conducted discussions with members of senior management of the Company and certain of its representatives and advisors concerning their view of the Company's businesses, operations, financial condition and prospects, the Merger and related matters;

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  reviewed certain financial and stock market information for the Company and for selected publicly traded companies that BMO deemed to be relevant;

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  reviewed the financial terms, to the extent publicly available, of selected acquisitions of companies in the Company's industry which BMO deemed to be relevant;

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  performed a discounted cash flow analysis for the Company based on the Projections;

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  reviewed the current and historical market prices and trading volume for the Shares, and the current and historical market prices of the publicly traded securities of certain other companies that BMO deemed to be relevant;

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  reviewed a certificate addressed to BMO from senior management of the Company which contains, among other things, representations regarding the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, BMO by or on behalf of the Company; and

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  performed other studies and analyses, and conducted discussions as BMO deemed appropriate.

        BMO assumed and relied upon, without independent verification, the accuracy and completeness of all information supplied or otherwise made available to it by the Company or its representatives or advisors, or obtained by it from other sources. BMO has not independently verified (nor assumed any obligation to verify) any such information, undertaken an independent valuation or appraisal of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of the Company, Parent or Acquisition Sub nor has it been furnished with any such valuation or appraisal. BMO has not evaluated the solvency or fair value of either Sponsor Entity, Parent, Acquisition Sub or the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. BMO also has assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Merger would be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, no restrictions, terms, or conditions would be imposed that would be material to its analysis. BMO has assumed that the final Merger Agreement would not differ in any material respect from the draft of the Merger Agreement it reviewed. BMO has also assumed that the Merger would be consummated in accordance with the terms of the Merger Agreement, without any waiver, modification or amendment of any terms, condition or agreement that would be material to its analysis, that the representations and warranties of each party contained in the Merger Agreement would be true and correct in all material respects, that each party would perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger would be satisfied without waiver or modification. With respect to the Projections, it has been advised by the Company, and has assumed, without independent investigation, that the Projections have been reasonably prepared and reflect the best currently available estimates and good faith judgment of Company management of the expected future competitive, operating and regulatory environments and related financial performance of the Company. BMO expresses no opinion with respect to the Projections, or the assumptions on which they are based. BMO has relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to it that would be material to its analyses or its opinion, and that there was no information or any facts that would make any of the information reviewed by it incomplete or misleading. Furthermore, it has not assumed any obligation to conduct, and has not conducted, any physical inspection of the properties or facilities of the Company, either Sponsor Entity, Parent or Acquisition Sub.

        BMO's opinion is necessarily based upon financial, economic, market and other conditions and circumstances as they existed and could be evaluated, and the information made available to it, as of the date of its opinion. BMO has not undertaken, and is under no obligation, to update, revise, reaffirm or withdraw its analysis, or otherwise comment on or consider events occurring or coming to its attention after the date of its opinion, including potential changes in U.S. trade, tax or other laws, regulations and government policies and the enforcement thereof as have been or may be proposed or effected, and the potential effects such changes may have on the Merger or the participants in the Merger or their respective businesses, assets, liabilities, financial condition, results of operations, cash flows or prospects. Certain financial information relied upon by BMO for purposes of its opinion reflect assumptions provided by Company management regarding the tax rates applicable to the Company's taxable income including management's assessment regarding the likely potential impact of any changes referenced in the immediately preceding sentence.

        BMO's opinion does not constitute a recommendation as to any action the Committee, the Board or any other party should take in connection with the Merger or the other transactions contemplated by the Merger Agreement or any aspect thereof and is not a recommendation to any director of the Company, any shareholder or any other party on how to act or vote with respect to the Merger or related transactions and proposals or any other matter. BMO's opinion relates solely to the fairness, from a financial point of view, to the holders of Shares (other than the Specified Persons) of the Merger Consideration to be received by such shareholders in the Merger pursuant to the Merger Agreement as of the date of BMO's opinion. It expresses no opinion as to the relative merits of the Merger and any other transactions or business strategies discussed by the Board or the Committee as alternatives to the Merger or the decision of the Board or the Committee to proceed with the Merger, nor does it express any opinion on the structure, terms or effect of any other aspect of the Merger or the other transactions contemplated by the Merger Agreement. In addition, it does not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of the Company's officers, directors or employees, or any class of such persons, in connection with the Merger relative to the Merger Consideration to be received by holders of the Shares. BMO's opinion does not address any of the legal, tax or accounting aspects of the Merger. With the Board's consent, BMO has relied upon the fact that the Company has received legal, tax and accounting advice and assumed, without independent verification, that all such advice was correct. In its written opinion, BMO noted that the credit, financial and stock markets have been experiencing unusual volatility, and BMO expressed no opinion or view as to any potential effects of such volatility on the Merger, the Company or the Sponsor Entities, and the opinion did not purport to address potential developments in any such markets.

        The summary set forth below does not purport to be a complete description of the financial analyses performed by BMO, but describes, in summary form, the material elements of the presentation that BMO made to the Committee on February 11, 2018, in connection with BMO's opinion. The following also contains a summary of the material financial analyses performed by BMO in arriving at its opinion. These summaries of financial analyses alone do not constitute a complete description of the financial analyses BMO employed in reaching its conclusion.

        BMO's opinion was only one of many factors considered by the Committee in evaluating the proposed merger. Neither BMO's opinion nor its financial analyses were determinative of the Merger Consideration or of the views of the Board, the Committee or the Company's management with respect to the Merger Consideration or the Merger. Under the terms of BMO's engagement as financial advisor to the Committee, the Company agreed that BMO was acting as an independent contractor and that BMO was not acting as an agent or a fiduciary of the Committee, the Board, the Company or its shareholders, creditors, or other constituencies, or any other person or entity. None of the analyses performed by BMO were assigned a greater significance by BMO than any other, nor does the order of analyses described represent relative importance or weight given to those analyses by BMO. The summary text describing each financial analysis does not constitute a complete description of BMO's financial analyses, including the methodologies and assumptions underlying the analyses and, if viewed in isolation, could create a misleading or incomplete view of the financial analyses performed by BMO. The summary text set forth below does not represent and should not be viewed by anyone as constituting conclusions reached by BMO with respect to any of the analyses performed by it in connection with its opinion. Rather, BMO made its determination as to the fairness, from a financial point of view, to the Company's shareholders (other than the Specified Persons) of the Merger Consideration to be received by those shareholders in the Merger pursuant to the Merger Agreement on the basis of its experience and professional judgment after considering the results of all of the analyses performed.

        Except as otherwise noted, the information utilized by BMO in its analyses, to the extent that it is based on market data, is based on market data as it existed on or before February 9, 2018, the last trading day prior to the date of BMO's opinion, and is not necessarily indicative of current market conditions. The analyses described below do not purport to be indicative of actual future results, or to reflect the prices at which any securities may trade in the public markets, which may vary depending upon various factors, including changes in interest rates, dividend rates, market conditions, economic conditions and other factors that influence the price of securities.

        In conducting its analysis, BMO used three primary methodologies to review the valuation of the Company on a stand-alone basis to assess the fairness, from a financial point of view, to the Company's common shareholders (other than the Specified Persons) of the Merger Consideration to be received by those shareholders in the Merger pursuant to the Merger Agreement. Specifically, BMO conducted a selected publicly traded companies analysis, a precedent transaction analysis and a discounted cash flow analysis. No individual methodology was given a specific weight, nor can any methodology be viewed individually. Additionally, no company or transaction used in any analysis as a comparison is identical to the Company or the Merger, and they all differ in material ways. Accordingly, an analysis of the results described below is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the selected companies or precedent transactions to which they are being compared. As a consequence, mathematical derivations (such as the high, low, mean and median) of financial data are not by themselves meaningful and in selecting the ranges of multiples to be applied were considered in conjunction with experience and the exercise of judgment. BMO used these analyses to determine the impact of various operating metrics on the implied value per common share of the Company. Each of these analyses yielded a range of implied values, and therefore, those implied value ranges developed from these analyses were viewed by BMO collectively and not individually.

  February 11, 2018 Discussion Materials

  Selected Publicly Traded Companies Analysis

        BMO reviewed and compared certain publicly available financial information, ratios and market multiples relating to the Company with equivalent publicly available data for companies that share similar business characteristics with the Company to derive an implied equity value reference range for the Company. BMO reviewed nine publicly traded North American industrial manufacturing companies with enterprise values between $100 million and $1 billion and market capitalizations below $550 million. BMO analyzed the ratio of enterprise value (which we refer to as "EV") to adjusted earnings before interest, taxes, depreciation and amortization (which we refer to as "adjusted EBITDA") and adjusted EV (including the Company's tax effected unfunded pension liability, which we refer to as "adjusted EV") to adjusted EBITDA plus pension expense (which we refer to as "adjusted EBITDAP") for each of the last 12 months publicly available (which we refer to as "LTM") and for estimated calendar year 2017 based on consensus Wall Street analyst research (which we refer to as "Street consensus") for each of these companies for comparison purposes. The multiples for each of the selected companies were calculated using their respective closing prices on February 9, 2018, the last trading day prior to the date of BMO's opinion, and were based on the most recent publicly available information and Street consensus estimates, with the exception of Key Technology, Inc., which was calculated using its unaffected share price from January 24, 2018 (the day prior to the announcement of its acquisition by Duravant LLC). The selected companies and corresponding data were as follows:

Selected Company	EV/LTM Adj. EBITDA	EV/2017E Adj. EBITDA	Adj. EV/LTM Adj. EBITDAP	Adj. EV/2017E Adj. EBITDAP
Allied Motion Technologies Inc.	11.9x	12.0x	12.0x	12.0x
CECO Environmental Corp.	5.4x	7.0x	5.6x	7.3x
Commercial Vehicle Group	9.4x	8.6x	9.8x	8.9x
The Eastern Company	8.9x	NA	9.5x	NA
Hurco Companies, Inc.	8.7x	NA	8.7x	NA
Key Technology, Inc.	10.5x	NA	10.5x	NA
Park-Ohio Holdings Corp.	8.5x	8.1x	8.4x	8.0x
Preformed Line Products Company	8.8x	NA	8.9x	NA
Shiloh Industries, Inc.	4.6x	4.6x	4.8x	4.7x

        For purposes of this analysis, BMO derived a range of multiples for each metric using the mean and median multiples from the selected publicly traded companies. For informational purposes only, and not relied upon in reaching any conclusions, BMO also reviewed the high and low multiples from the selected publicly traded companies. The following table reflects the results of this analysis:

	EV/LTM Adj. EBITDA	EV/2017E Adj. EBITDA	Adj. EV/LTM Adj. EBITDAP	Adj. EV/2017E Adj. EBITDAP
High	11.9x	12.0x	12.0x	12.0x
Low	4.6x	4.6x	4.8x	4.7x
Mean	8.5x	8.0x	8.7x	8.2x
Median	8.8x	8.1x	8.9x	8.0x

        This analysis indicated the following implied per share equity value reference range for each Share, as compared to the Merger Consideration:

Implied Per Share Equity Value Reference Range
5-Year Historical Average EV/2017E Adj. EBITDA	5-Year Historical Average EV/LTM Adj. EBITDA	EV/2017E Adj. EBITDA	EV/LTM Adj. EBITDA	Per Share Merger Consideration
$14.89 - $18.35	$14.37 - $17.68	$17.49 - $20.95	$16.85 - $20.15	$18.50

        No company utilized in the selected publicly traded companies analysis is identical to the Company. In evaluating selected publicly traded companies, BMO made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters which are beyond the Company's control, such as the impact of competition on the Company and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of the Company or the industry, or in the financial markets in general.

Analysis of Selected Precedent Transactions

        BMO also performed an analysis of selected precedent transactions involving publicly traded North American industrial manufacturing companies that shared certain characteristics with the Merger. Based on publicly available information, BMO identified 14 publicly announced and (with the exception of the acquisition of Key Technology, Inc. by Duravant LLC, which is still pending) completed transactions involving North American industrial manufacturing companies with enterprise values between $100 million and $1 billion occurring since January 1, 2012. BMO analyzed EV to LTM adjusted EBITDA (for the 12-month period prior to the public announcement of each respective transaction) for each of these transactions for comparison purposes. The selected transactions and corresponding data were as follows:

Selected Precedent Transactions

Announcement Date	Acquiror	Target	EV / LTM Adj. EBITDA
January 2018	Duravant LLC	Key Technology, Inc.	15.7x
August 2017	Wabash National Corporation	Supreme Industries, Inc.	13.3x
August 2017	Methode Electronics, Inc.	Pacific Insight Electronics Corp.	8.6x
July 2017	Tsubaki Nakashima Co., Ltd.	Precision Bearing Components division of NN, Inc.	9.2x
June 2017	Worthington Industries, Inc.	New AMTROL Holdings, Inc.	7.4x
May 2017	Federal Signal Corporation	Truck Bodies & Equipment International	7.2x
September 2016	Crestview Partners	Accuride Corporation	5.8x
April 2016	Handy & Harman Ltd.	SL Industries, Inc.	6.7x
December 2015	American Securities LLC / P2 Capital Partners, LLC	Blount International, Inc.	8.1x
August 2015	Atlas Holdings LLC / Mueller Industries, Inc.	Tecumseh Products Company	5.6x
July 2015	Columbus McKinnon Corporation	Magnetek, Inc.	11.2x
December 2013	Southwire Company	Coleman Cable, Inc.	8.2x
September 2013	American Industrial Partners	Flow International Corporation	11.3x
March 2012	Wabash National Corporation	Walker Group Holdings LLC	6.8x

        For purposes of this analysis, BMO derived a range of multiples for each metric using the mean and median multiples from the selected precedent transactions. For informational purposes only, and not relied upon in reaching any conclusions, BMO also reviewed the high and low multiples from the selected precedent transactions. The following table reflects the results of this analysis:

EV/LTM Adj. EBITDA
High	15.7x
Low	5.6x
Mean	8.9x
Median	8.2x

        This analysis indicated the following implied per share equity value reference range for each Share, as compared to the Merger Consideration:

Implied Per Share Equity Value Reference Range
EV/LTM Adj. EBITDA	EV/2017E Adj. EBITDA	Per Share Merger Consideration
$15.20 - $18.50	$15.76 - $19.22	$18.50

        No company or transaction utilized as a comparison in the analysis of selected precedent transactions is identical to the Company or directly comparable to the Merger in business mix, timing and size. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that would affect the value of the companies to which the Company is being compared. In evaluating the selected precedent transactions, BMO made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters that are beyond the Company's control, such as the impact of competition on the Company and the industry generally, industry growth and the absence of any adverse material change in the financial conditions and prospects of the Company or the industry or the financial markets in general.

Discounted Cash Flow Analysis

        BMO performed a discounted cash flow analysis to calculate the estimated present value of the unlevered free cash flows that the Company's management forecasted the Company would generate for the fiscal years 2018 through 2022 in the Projections. See "—Special Factors—Prospective Financial Information—2018 Projections (Base Case)." BMO calculated terminal values for the Company by applying perpetuity growth rates ranging from 2% to 4% and estimates of the Company's weighted average cost of capital ranging from 14% to 16%. This analysis indicated the following implied per share equity value reference range for each Share, as compared to the Merger Consideration:

Implied Per Share Equity Value Reference Range	Per Share Merger Consideration
$15.68 - $19.51	$18.50

Preliminary Discussion Materials

        In addition to the February 11, 2018 financial presentation provided to the Committee and the Board in connection with BMO's opinion, dated February 11, 2018, as summarized above, BMO also provided, for informational purposes, preliminary discussion materials to the Committee as summarized below.

        The preliminary financial considerations and other information in the preliminary discussion materials reflected market data as of dates proximate to such materials and were based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and information, including tax information relating to the Company, made available to BMO as of, the date of such materials. Accordingly, to the extent preliminary financial analyses or information were included in such preliminary discussion materials, such preliminary financial analyses or information may have differed from the February 11, 2018 financial presentation as a result of, among other things, changes in the Company's internal financial forecasts, estimates and assumptions, such financial, economic, monetary, market and other conditions and circumstances and other information. BMO also continued to refine various aspects of such preliminary financial considerations and other information. The February 11, 2018 financial presentation superseded the preliminary discussion materials. The preliminary discussion materials did not constitute an opinion of, or recommendation by, BMO with respect to a possible transaction or otherwise.

        The February 5, 2018 preliminary discussion materials were substantially similar to the February 11, 2018 financial presentation and contained, among other things, a preliminary selected companies analysis, a preliminary precedent transactions analysis and preliminary discounted cash flow analyses, which preliminary analyses generally used the same methodologies as described above under the heading "—February 11, 2018 Financial Presentation."

        The January 25, 2018 preliminary discussion materials contained, among other things, an illustrative ownership summary regarding the Shares, a turn of float analysis and a summary of negative one-day premium precedent transactions.

        The November 1, 2017 preliminary discussion materials were substantially similar to the February 11, 2018 financial presentation and contained, among other things, a preliminary selected companies analysis, a preliminary precedent transactions analysis and preliminary discounted cash flow analyses, which preliminary analyses generally used the same methodologies as described above under the heading "—February 11, 2018 Financial Presentation."

Miscellaneous

        In connection with BMO's services as the Company's financial advisor, based on the Merger Consideration of $18.50 per Share, the Company will be required to pay to BMO an aggregate fee of approximately $3.23 million, $750,000 of which was payable upon delivery of BMO's opinion, and the remainder and majority of which is payable upon consummation of the Merger. In addition, the Company has agreed to reimburse BMO for certain of its expenses and to indemnify BMO and related persons against various potential liabilities, including certain liabilities that may arise under the federal securities laws.

        In the two years prior to the date of BMO's opinion, BMO did not have any material relationships, nor were any material relationships mutually understood to be contemplated (other than in connection with the potential sale of the Company including this engagement), in which any compensation was received or was intended to be received by BMO as a result of any such relationship with the Company, Parent or Acquisition Sub in connection with the provision of any financial advisory or financing services by BMO to the Company, Parent or Acquisition Sub.

        BMO, as part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities and private placements. In the ordinary course of business, certain of BMO's employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, the Privet, Parent, Acquisition Sub or any other party that may be involved in the Merger and their respective affiliates or any currency or commodity that may be involved in the Merger. BMO or its affiliates may provide investment and corporate banking services to the Company, Privet, Parent, Acquisition Sub and their respective affiliates in the future, for which BMO or its affiliates may receive customary fees. BMO provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including, without limitation, derivative securities, of the Company, Privet, Parent, Acquisition Sub or their respective affiliates for its own account and for the accounts of customers.

Purpose and Reasons of the Company for the Merger

        The Company's purpose for engaging in the Merger is to enable its shareholders to receive the Merger Consideration, which represents a premium of (a) 26.7% over the volume weighted average price of the Shares for the three-month period ending on November 1, 2017, the last trading day prior to public announcement by Privet that it was evaluating a potential transaction to acquire the Company, (b) 12.1% over the closing price of the Shares on November 1, 2017, and (c) 8.3% over the closing price of the Shares on February 12, 2018, the last trading day prior to the announcement of the Merger. The Board believes that the Merger provides the best opportunity to maximize shareholder value. The Company has determined to undertake the Merger at this time based on the analyses, determinations and conclusions of the Committee and the Board described in detail above under "Special Factors—Reasons for the Merger; Recommendation of the Board; Fairness of the Merger."

Purpose and Reasons of the Privet Filing Parties for the Merger

        Under the SEC rules governing "going private" transactions, each of the Privet Filing Parties is an affiliate of the Company engaged in the "going private" transaction and, therefore, each is required to express its purposes and reasons for the Merger to the Company's "unaffiliated security holders," as defined under Rule 13e-3 of the Exchange Act. The Privet Filing Parties are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The Privet Filing Parties have undertaken to pursue the transaction at this time in light of the opportunities they perceive to enhance the Company's financial performance and competitive position as described below.

        For Acquisition Sub, the purpose of the Merger is to effectuate the transactions contemplated by the Merger Agreement. For the other Privet Filing Parties, the purpose of the Merger is to allow them to acquire control of the Company and bear the rewards and risks of ownership of the Company after its Shares cease to be publicly traded.

        The Privet Filing Parties did not consider any alternatives for achieving these purposes. The transaction has been structured as a cash merger to provide the Company's unaffiliated shareholders with cash for their Shares and to provide a prompt and orderly transfer of ownership of the Company in a single step, without the necessity of financing separate purchases of Shares in a tender offer and implementing a second-step merger to acquire any Shares not tendered into any such tender offer, and without incurring any additional transaction costs associated with such activities.

Plans for the Company After the Merger

        Following the consummation of the Merger, Parent anticipates that the Company will continue to conduct its operations and business substantially as they are currently conducted, except that the Company will be a wholly owned subsidiary of Parent and will cease to be a public company. Pursuant to the Merger Agreement, the Shares will be delisted from NASDAQ and will cease to be registered under the Exchange Act (via termination of registration pursuant to Section 12(g) of the Exchange Act). At the effective time of the Merger, the directors of Acquisition Sub immediately prior to the effective time will become the directors of the Company, and the officers of the Company immediately prior to the effective time will remain the officers of the Company, in each case until their successor is elected or appointed and qualified or until the earlier of his or her death, resignation or removal, as the case may be.

        As of the date of this proxy statement, other than the Merger, the Privet Filing Parties have no current plans or proposals or negotiations that would relate to or result in an extraordinary transaction involving the Company's business or management, such as a merger, reorganization, liquidation, relocation of any operations, sale or transfer of a material amount of assets, or the incurrence of any indebtedness (except in connection with consummation of the Merger). Following the Merger, the Privet Filing Parties will continuously evaluate and review the Company's business and operations and may propose or develop new plans or proposals that they consider to be in the best interests of the Privet Filing Parties and their equity holders, including any of the types of extraordinary transactions described above.

Certain Effects of the Merger

        If the Merger Agreement is adopted by the requisite vote of the Company's shareholders and all other conditions to the closing of the Merger are either satisfied or waived, Acquisition Sub will merge with and into the Company, with the Company surviving the Merger.

  Treatment of the Shares

        At the effective time of the Merger, each Share outstanding immediately prior to the effective time of the Merger (other than Shares held directly or indirectly by Parent or Acquisition Sub) will be converted into the right to receive the Merger Consideration, less applicable withholding taxes, upon the terms and subject to the conditions set forth in the Merger Agreement, whereupon all such Shares will be automatically cancelled, will cease to be outstanding and will cease to exist, and the holders of such Shares will cease to have any rights with respect thereto, other than the right to receive the Merger Consideration, Shares held by Parent or Acquisition Sub at the effective time of the Merger will remain outstanding after the effective time of the Merger and, as a result, will not be converted into the right to receive the Merger Consideration.

  Treatment of Equity Awards

        At the effective time of the Merger, (a) all vested and unvested options to acquire shares of Company common stock will be cancelled and the holders will be entitled to receive the excess (if any) of the Merger Consideration over the exercise price per share for each share of Company common stock underlying such options, less applicable withholding taxes, and (b) all vested and unvested restricted stock units, performance stock units, restricted stock awards and director deferred stock units relating to shares of Company common stock will be cancelled and the holders will be entitled to receive the Merger Consideration in respect of each share of Company common stock subject to the award, less applicable withholding taxes. Any performance vesting conditions applicable to stock options and stock units of the Company will be deemed satisfied at closing at the greater of the target level and actual performance. Any Company options with an exercise price per Share greater than or equal to the Merger Consideration will be cancelled for no consideration.

  Benefits of the Merger for the Company's Unaffiliated Shareholders

        The primary benefit of the Merger to the unaffiliated shareholders will be their right to receive the Merger Consideration of $18.50 per Share, less applicable withholding taxes, as described above, which represents a premium of (a) 26.7% over the volume weighted average price of the Shares for the three-month period ending on November 1, 2017, the last trading day prior to public announcement by Privet that it was evaluating a potential transaction to acquire the Company, (b) 12.1% over the closing price of the Shares on November 1, 2017, and (c) 8.3% over the closing price of the Shares on February 12, 2018, the last trading day prior to the announcement of the Merger. Additionally, such shareholders will avoid the risk after the Merger of any possible decrease in our future earnings, growth or value.

  Detriments of the Merger to the Company's Unaffiliated Shareholders

        The primary detriments of the Merger to our unaffiliated shareholders include the lack of an interest of such shareholders in the potential future earnings, growth or value realized by the Company after the Merger.

  Certain Effects of the Merger for Parent

        Following the Merger, it is contemplated that all of the equity interests in the Company will be owned by Parent. If the Merger is completed, Parent, and Privet by virtue of its control of Parent, will be the sole beneficiaries of our future earnings, growth and value, if any, and they will be the only ones entitled to vote on corporate matters affecting the Company.

        Additionally, following the Merger, the Company will be a private company, wholly owned by Parent and any additional investors permitted by Parent, and, as such, will be relieved of the requirements applicable to companies having publicly traded equity securities, including the pressure to meet analyst forecasts and the requirements and restrictions on trading that our directors, officers and beneficial owners of more than 10% of the Shares face as a result of the provisions of Section 16 of the Exchange Act. In addition, registration of the Shares under the Exchange Act will be terminated, which will reduce the information required to be furnished by the Company to our shareholders and the SEC. Parent, and Privet by virtue of its control of Parent, will benefit from any regulatory compliance cost savings realized by the Company after it becomes a private company.

        As of December 31, 2017, the Company recorded deferred tax assets of (a) $26.2 million in respect of accrued federal net operating loss carryforwards, and (b) $22.4 million in respect of accrued state net operating loss carryforwards, that the Company expected (on a more-likely-than-not basis) to be able to utilize to offset future tax liabilities prior to the expiration of such net operating loss carryforwards. After the completion of the Merger, the Company again will evaluate the facts and circumstances to determine the extent (if any) to which such asset may be utilizable. Because utilization of the net operating losses after the Merger will depend on the income and other deductions of the Company after the Merger, which cannot be determined in advance, no assurance can be given as to when, or the extent to which (if at all), such utilization will occur after the Merger. As a result of Parent's ownership interests in the Company following the completion of the Merger, Parent, and Privet by virtue of its control of Parent, will become the beneficiary of any such utilization.

        The primary detriments of the Merger to Parent include the fact that all of the risk of any possible decrease in the earnings, growth or value of the Company following the Merger will be borne by Parent and any additional permitted investors. Additionally, the equity investment of Parent and any additional investors permitted by them in the Company will be illiquid, with no public trading market for such securities.

        The directors of Acquisition Sub immediately prior to the effective time of the Merger will be the directors of the surviving corporation, in each case, until their successor is elected or appointed and qualified or until the earlier of his or her death, resignation or removal, as the case may be. The officers of the Company immediately prior to the effective time of the Merger will be the officers of the surviving corporation, in each case, until their successor is elected or appointed and qualified or until the earlier of his or her death, resignation or removal, as the case may be. The certificate of incorporation and bylaws of Acquisition Sub immediately prior to the effective time of the Merger will be certificate of incorporation and bylaws of the surviving corporation.

        The Sponsor Entities beneficially own approximately 10.6% of the issued and outstanding Shares. Following consummation of the Merger, Parent, which is beneficially owned by the Sponsor Entities, will own 100% of the Shares and will have a corresponding interest in our net book value and net earnings or losses. Each shareholder of the Sponsor Entities and Privet Capital Investments II, LP will have an indirect interest in our net book value and net earnings or losses in proportion to such shareholder's ownership interest in the Sponsor Entities. Our net income for the fiscal year ended December 31, 2017 was approximately $5,846,000 and our net book value per Share as of December 31, 2017 was approximately $13.80. Net book value per Share as of December 31, 2017 was computed by dividing total equity of $178,925,832 by the total Shares outstanding on that date of 12,963,164. The table below sets forth the direct and indirect interests in the Company's net book value per Share and net earnings of the Sponsor Entities, the Privet Filing Parties and Mr. Levenson before the Merger and the Sponsor Entities, the Privet Filing Parties and Mr. Levenson immediately after the Merger, assuming the Merger is financed with $85 million in new equity financing from affiliates of Parent.

	Ownership of the Company Prior to the Merger			Ownership of the Company After the Merger
	% Ownership	Net book value per Share at December 31, 2017	Net income for the year ended December 31, 2017	% Ownership	Net book value per Share at December 31, 2017	Net income for the year ended December 31, 2017
	(dollars in millions)
Sponsor Entities	10.6%	$1.46	$619,676	23%	$3.17	$1,344,411
Privet Filing Parties	10.6%	$1.46	$619,676	100%	$13.80	$5,846,000
Ryan Levenson	0.1%	$0.00	$620	1.6%	$0.22	$93,536

Certain Effects on the Company if the Merger Is Not Completed

        If the Merger Agreement is not adopted by the Company's shareholders or if the Merger is not completed for any other reason, Hardinge's shareholders will not receive any payment for their Shares in connection with the Merger. Instead, Hardinge will remain an independent public company, and the Shares will continue to be quoted on NASDAQ, for so long as it continues to meet eligibility listing standards. In addition, if the Merger is not completed, the Company expects that management will operate Hardinge's business in a manner similar to that in which it is being operated today and that Hardinge's shareholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, without limitation, risks related to the machine tools industry in which Hardinge operates and adverse economic conditions.

        Failure to complete the Merger could negatively impact our business and the market price of the Shares.

        Furthermore, if the Merger is not completed, and depending on the circumstances that would have caused the Merger not to be completed, the price of the Shares may decline significantly. If that were to occur, it is uncertain when, if ever, the price of the Shares would return to the price at which the Shares trade as of the date of this proxy statement. Accordingly, if the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your Shares. If the Merger is not completed, the Board will continue to evaluate and review the Company's business operations, properties, dividend policy, share repurchase policy and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance shareholder value. If the Merger Agreement is not adopted by the Company's shareholders or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to Hardinge will be offered or that Hardinge's business, prospects or results of operation will not be adversely impacted.

        If the Merger is not completed for any reason, we will be subject to a number of material risks, including the disruption to our business resulting from the announcement of the signing of the Merger Agreement, the diversion of management's attention from our day-to-day business, and the substantial restrictions imposed by the Merger Agreement on the operation of our business during the period before the completion of the Merger, which may make it difficult for us to achieve our business goals if the Merger does not occur.

  Failure to complete the Merger could trigger the payment of a termination fee and/or the obligation to reimburse expenses.

        If the Merger Agreement is terminated, under specified conditions, Hardinge would be required to pay Parent a termination fee in an amount equal to $8,535,000, and reimburse expenses of Parent and its affiliates up to $3,658,000. If the Merger Agreement is terminated in connection with a Superior Proposal with an excluded party in certain circumstances, the Company would be required to pay Parent a termination fee of $3,658,000, and reimburse expenses of Parent and its affiliates up to $3,658,000. If the Merger Agreement is terminated because the Company's shareholders do not approve the Merger Agreement at the Special Meeting, the Company will be required to reimburse expenses of Parent and its affiliates up to $2,438,000.

        Upon termination of the Merger Agreement by the Company or Parent under specified conditions, Parent will be required to pay the Company a termination fee of $14,631,000, and reimburse expenses of the Company and its subsidiaries up to $3,658,000. See "The Merger Agreement—Termination—Termination Fees."

Prospective Financial Information

        The Company does not generally make public projections as to future performance or earnings beyond the current fiscal year due to the unpredictability of its business and the markets in which it operates. However, financial projections prepared by management were made available to the Committee in connection with its consideration of the Company's stand-alone prospects and potential strategic alternatives available to the Company. Certain of these financial projections and forecasts (or certain information contained therein) also were provided to the Company's financial advisor for its use and, with the Committee's consent, reliance in connection with its opinion and related analyses as described in "Special Factors—Opinion of BMO Capital Markets Corp." and to Privet and the Sponsor Entities.

        These financial projections and forecasts are included in this proxy statement not to influence your decision whether to vote for or against the proposal to adopt the Merger Agreement, but because these financial projections and forecasts were made available to the Committee, as well as, in the case of certain of these financial projections and forecasts (or certain information contained therein), to the Company's financial advisor and to the Sponsor Entities. The inclusion of this information should not be regarded as an indication that the Company, the Committee, the Board, the Company's financial advisor, the Sponsor Entities or any other recipient of this information considered, or now considers, such financial projections or forecasts to be necessarily predictive of actual future results. No person has made or makes any representation to any shareholder regarding the information included in these financial projections or forecasts.

        The prospective financial information is subjective in many respects and reflects numerous judgments, estimates and assumptions that are inherently uncertain, many of which are difficult to predict or cannot be predicted, are subject to significant economic and competitive uncertainties and are beyond the Company's control, including estimates and assumptions regarding industry performance, general business, economic, regulatory, market and financial conditions, future commodity and raw materials prices, operational, maintenance and production costs, demand for the Company's products, as well as other future events. Important factors may cause actual results to differ from the prospective financial information, including the factors described under "Cautionary Statement Concerning Forward-Looking Information," the section entitled "Risk Factors" of our annual report on Form 10-K for the year ended December 31, 2017 and other risk factors detailed from time to time in the Company's other reports filed with the SEC, including those that are incorporated by reference in this proxy statement. In addition, since the financial projections and forecasts cover multiple years, such information by its nature becomes less reliable with each successive year. As a result, there can be no assurance that the projected results and underlying estimates and assumptions made in preparing the financial projections and forecasts will be realized or that actual results will not be significantly higher or lower than projected.

        Except as otherwise discussed below, the financial projections and forecasts do not take into account any circumstances or events occurring after the date they were prepared. Except as may be required to comply with applicable securities laws, the Company does not intend to update, or otherwise revise, the financial projections or forecasts, or the specific portions presented, to reflect circumstances existing after the date the financial projections and forecasts were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error. In addition, the financial projections and forecasts assume that the Company will remain a publicly traded company.

        The financial projections and forecasts were not prepared with a view toward public disclosure, soliciting proxies or complying with Generally Accepted Accounting Principles, which we refer to as GAAP, the published guidelines of the SEC regarding financial projections and forecasts or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections and forecasts. Neither Ernst & Young LLP, the Company's independent registered public accounting firm, nor any other independent registered public accounting firm has examined, compiled or performed any procedures with respect to the accompanying financial projections and forecasts, and, accordingly, neither Ernst & Young LLP nor any other public accounting firm expresses an opinion or any other form of assurance with respect to such projections and forecasts. The Ernst & Young LLP reports incorporated by reference into this proxy statement relate to the Company's historical financial information. They do not extend to the financial projections and forecasts and should not be read to do so.

        The financial projections and forecasts include non-GAAP financial measures, and they were provided to our financial advisors because management believed they could be useful indicators of the Company's projected future operating performance and cash flow. The Company prepared the financial projections and forecasts on a non-GAAP basis. The financial projections and forecasts included in this proxy statement should not be considered in isolation or in lieu of the Company's operating and other financial information determined in accordance with GAAP (see "Other Important Information Regarding the Company—Selected Historical Consolidated Financial Data"). In addition, because non-GAAP financial measures are not determined consistently by all companies, the non-GAAP measures presented in these financial projections and forecasts may not be comparable to similarly titled measures of other companies.

        For the foregoing reasons, as well as the bases and assumptions on which the financial projections and forecasts were compiled, the inclusion of specific portions of the financial projections and forecasts in this proxy statement should not be regarded as an indication that the Company considers such financial projections or forecasts to be necessarily predictive of actual future events, and the financial projections and forecasts should not be relied on as such an indication. No one has made any representation to any shareholder of the Company or anyone else regarding the ultimate performance of the Company as reflected in the financial projections and forecasts discussed below.

  November 2017 Business Plan

        Set forth below is prospective financial information based on the information contained in the Company's long-range plan, which had been prepared by the Company's management in late 2017 (the "November 2017 Business Plan") for review by the Board in connection with routine internal planning processes. In November 2017, the November 2017 Business Plan was provided to the Committee and the Company's financial advisor. Certain information contained in the November 2017 Business Plan was provided to Privet. The Company's management used the following key assumptions in preparing the November 2017 Business Plan:

  •
  2018 revenue per corporate annual operating plan

  •
  2019 revenue growth at 3.5%, slightly favorable to Oxford Economics projections in recognition of upside in North America market with channel mix shift

  •
  2020 - 2023 revenue growth at 3%, annually, in line with Oxford Economics projections

  •
  SG&A reduction resulting from reorganization of go to market strategy and elimination of redundant support functions

  •
  Improved product cost through global sourcing optimization and footprint rationalization

  •
  Focused net working capital improvements

        Set forth below is prospective financial information based on the information contained in the November 2017 Business Plan:

November 2017 Business Plan
($ in millions)

	2018	2019	2020	2021	2022
Revenue	$326	$337	$347	$358	$368
EBITDA(1)	$32	$37	$39	$42	$45
Adjusted free cash flow(2)	$32	$34	$40	$24	$29

(1)
EBITDA for purposes of the 2018 Projections is defined as earnings before interest expense, other income, income taxes, and depreciation and amortization. This measure is different from measures determined in accordance with U.S. GAAP and may not be comparable to similar measures used by other companies and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flow or as a measure of liquidity.

(2)
Adjusted Free Cash Flow is a non-GAAP measure defined as net cash flow from operations, minus capital expenditures, plus tax-effected proceeds from real estate sales.

        Set forth below is a reconciliation to GAAP of each of EBITDA and Adjusted Free Cash Flow. Net Income and Net Cash Flow from Operations, respectively, are the GAAP financial measures that are most closely comparable to EBITDA and Adjusted Free Cash Flow, respectively.

Reconciliation of EBITDA to Net Income—November 2017 Business Plan
($ in millions)

	2018	2019	2020	2021	2022
Net Income	$20	$25	$28	$25	$28
Provision for income taxes	$5	$6	$8	$6	$6
Interest expense	$0	$0	$0	$0	$0
Other income	$(4)	$(5)	$(7)	$0	$0

Operating income	$22	$27	$29	$31	$34
Depreciation and amortization	$10	$10	$11	$11	$11

EBITDA	$32	$37	$39	$42	$45

Reconciliation of Adjusted Free Cash Flow to Net Cash Flow from
Operations—November 2017 Business Plan
($ in millions)

	2018	2019	2020	2021	2022
Net cash flow from operations	$28	$23	$24	$29	$34
Capital expenditures	$(5)	$(5)	$(5)	$(5)	$(5)
Tax-effected real estate proceeds	$9	$16	$21	$0	$0

Adjusted free cash flow	$32	$34	$40	$24	$29

  2018 Projections

        Subsequent to the preparation of the November 2017 Business Plan, the Company also prepared a set of projections for the Company for use by the Committee, the Board and the Company's financial advisor in connection with evaluating a potential transaction with Privet with the assistance of the Company's advisors (the "2018 Projections"). The 2018 Projections were sensitized to include a downside case, a base case and an upside case based on different assumptions for the potential future operational results and financial performance of the Company. The upside case in the 2018 Projections was based on substantially the same assumptions that were used in the November 2017 Business Plan. As compared to the upside case, the base case in the 2018 Projections assumed more conservative revenue growth, a decrease in cost savings, more conservative net working capital assumptions and delayed and reduced proceeds from the projected sale of real estate. As compared to the base case, the downside case in the 2018 Projections assumed a cyclical downturn resulting in a significant decrease in sales in 2020 and reduced proceeds from sale of real estate. The Company did not provide the 2018 Projections to Privet.

        Set forth below is prospective financial information based on the information contained in the upside case of the 2018 Projections:

Summary of Hardinge Projections—2018 Projections Upside Case
($ in millions)

	2018	2019	2020	2021	2022
Revenue	$326	$337	$347	$358	$368
EBITDA(1)	$32	$37	$39	$42	$45
Adjusted free cash flow(2)	$32	$34	$40	$24	$29

(1)
EBITDA for purposes of the 2018 Projections is defined as earnings before interest expense, other income, income taxes, and depreciation and amortization. This measure is different from measures determined in accordance with U.S. GAAP and may not be comparable to similar measures used by other companies and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flow or as a measure of liquidity.

(2)
Adjusted Free Cash Flow is a non-GAAP measure defined as net cash flow from operations, minus capital expenditures, plus tax-effected proceeds from real estate sales.

        Set forth below is a reconciliation to GAAP of each of EBITDA and Adjusted Free Cash Flow. Net Income and Net Cash Flow from Operations, respectively, are the GAAP financial measures that are most closely comparable to EBITDA and Adjusted Free Cash Flow, respectively.

Reconciliation of EBITDA to Net Income—2018 Projections Upside Case
($ in millions)

	2018	2019	2020	2021	2022
Net Income	$20	$25	$28	$25	$28
Provision for income taxes	$5	$6	$8	$6	$6
Interest expense	$0	$0	$0	$0	$0
Other income	$(4)	$(5)	$(7)	$0	$0

Operating income	$22	$27	$29	$31	$34
Depreciation and amortization	$10	$10	$11	$11	$11

EBITDA	$32	$37	$39	$42	$45

 Reconciliation of Adjusted Free Cash Flow to Net Cash Flow from
Operations—2018 Projections Upside Case
($ in millions)

	2018	2019	2020	2021	2022
Net cash flow from operations	$28	$23	$24	$29	$34
Capital expenditures	$(5)	$(5)	$(5)	$(5)	$(5)
Tax-effected real estate proceeds	$9	$16	$21	$0	$0

Adjusted free cash flow	$32	$34	$40	$24	$29

        Set forth below is prospective financial information based on the information contained in the base case of the 2018 Projections:

2018 Projections Base Case
($ in millions)

	2018	2019	2020	2021	2022
Revenue	$326	$327	$329	$331	$332
EBITDA(1)	$27	$29	$31	$31	$32
Adjusted free cash flow(2)	$21	$31	$19	$32	$22

(1)
EBITDA for purposes of the 2018 Projections is defined as earnings before interest expense, other income, income taxes, and depreciation and amortization. This measure is different from measures determined in accordance with U.S. GAAP and may not be comparable to similar measures used by other companies and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flow or as a measure of liquidity.

(2)
Adjusted Free Cash Flow is a non-GAAP measure consisting of net cash flow from operations, minus capital expenditures, plus tax-effected proceeds from real estate sales.

        Set forth below is a reconciliation to GAAP of each of EBITDA and Adjusted Free Cash Flow. Net Income and Net Cash Flow from Operations, respectively, are the GAAP financial measures that are most closely comparable to EBITDA and Adjusted Free Cash Flow, respectively.

Reconciliation of EBITDA to Net Income—2018 Projections Base Case
($ in millions)

	2018	2019	2020	2021	2022
Net Income	$18	$19	$17	$21	$17
Provision for income taxes	$4	$5	$4	$5	$4
Interest expense	$0	$0	$0	$0	$0
Other income	$(4)	$(5)	$0	$(6)	$0

Operating income	$18	$19	$21	$21	$21
Depreciation and amortization	$10	$10	$10	$10	$11

EBITDA	$27	$29	$31	$31	$32

 Reconciliation of Adjusted Free Cash Flow to Net Cash Flow from
Operations—2018 Projections Base Case
($ in millions)

	2018	2019	2020	2021	2022
Net cash flow from operations	$17	$20	$24	$22	$27
Capital expenditures	$(5)	$(5)	$(5)	$(5)	$(5)
Tax-effected real estate proceeds	$9	$16	$0	$15	$0

Adjusted free cash flow	$21	$31	$19	$32	$22

        Set forth below is prospective financial information based on the information contained in the downside case of the 2018 Projections:

2018 Projections Downside Case
($ in millions)

	2018	2019	2020	2021	2022
Revenue	$326	$327	$262	$288	$302
EBITDA(1)	$27	$29	$11	$17	$21
Adjusted free cash flow(2)	$21	$31	$22	$3	$11

(1)
EBITDA for purposes of the 2018 Projections is defined as earnings before interest expense, other income, income taxes, and depreciation and amortization. This measure is different from measures determined in accordance with U.S. GAAP and may not be comparable to similar measures used by other companies and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flow or as a measure of liquidity.

(2)
Adjusted Free Cash Flow is a non-GAAP measure defined as net cash flow from operations, minus capital expenditures, plus tax-effected proceeds from real estate sales.

        Set forth below is a reconciliation to GAAP of each of EBITDA and Adjusted Free Cash Flow. Net Income and Net Cash Flow from Operations, respectively, are the GAAP financial measures that are most closely comparable to EBITDA and Adjusted Free Cash Flow, respectively.

Reconciliation of EBITDA to Net Income—2018 Projections Downside Case
($ in millions)

	2018	2019	2020	2021	2022
Net Income	$18	$19	$1	$8	$8
Provision for income taxes	$4	$5	$0	$2	$2
Interest expense	$0	$0	$0	$0	$0
Other income	$(4)	$(5)	$0	$(4)	$0

Operating income	$18	$19	$1	$6	$10
Depreciation and amortization	$10	$10	$10	$11	$11

EBITDA	$27	$29	$11	$17	$21

 Reconciliation of Adjusted Free Cash Flow to Net Cash Flow from
Operations—2018 Projections Downside Case
($ in millions)

	2018	2019	2020	2021	2022
Net cash flow from operations	$17	$20	$27	$(6)	$16
Capital expenditures	$(5)	$(5)	$(5)	$(5)	$(5)
Tax-effected real estate proceeds	$9	$16	$0	$14	$0

Adjusted free cash flow	$21	$31	$22	$3	$11

Interests of Executive Officers and Directors of the Company in the Merger

        In considering the recommendation of the Board that the shareholders of the Company adopt the Merger Agreement, the Company's shareholders should be aware that the executive officers and directors of the Company have certain interests in the transactions that may be different from, or in addition to, the interests of the Company's shareholders generally. The Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby, and in making its recommendations that the Company's shareholders approve the Merger Agreement.

        For purposes of the narrative and tables below, the Company's named executive officers are (1) Charles P. Dougherty, President and Chief Executive Officer, (2) Douglas J. Malone, Senior Vice President and Chief Financial Officer, (3) William Sepanik, President, Americas, (4) Urs Baumgartner, President, Europe and (5) Randall D. Bahr, Senior Vice President, Corporate Development. The Company's other executive officers as of the date of this filing are Rick O'Leary, Vice President, Chief Human Resource Officer and Thomas F. McGrail, Vice President, Global Operations.

  Certain Assumptions

        The amounts set forth in the narrative and tables below are estimates of amounts that would be payable to the executive officers and directors based on multiple assumptions that may or may not actually occur, and the actual amounts received by an executive officer or director may differ materially from the amounts quantified in the narrative and tables below. Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section and the tables below, the following assumptions were used:

  •
  the effective time of the Merger is March 26, 2018, which is the latest practicable date prior to this filing and the assumed date of closing solely for purposes of this Merger-related compensation disclosure;

  •
  the employment of each executive officer is terminated without cause immediately following the effective time of the Merger;

  •
  the quantification of outstanding equity awards is calculated based on the outstanding equity awards held by each director and executive officer as of March 26, 2018 which is the latest practicable date prior to this filing, and does not reflect any vesting, forfeiture or grant of equity awards that may occur on or following March 26, 2018;

  •
  at the assumed effective time of the Merger, performance goals applicable to any options, performance stock units and 2018 annual cash incentive awards are deemed satisfied at target based on the achievement of target performance; and

  •
  the quantification of severance amounts are based on compensation levels as of March 26, 2018.

  Treatment of Equity

        Outstanding equity awards held by the Company's executive officers and directors will be treated the same as outstanding equity awards held by the Company's employees generally. At the effective time of the Merger, (1) all vested and unvested options to acquire shares of Company common stock will be cancelled and the holders will be entitled to receive the excess (if any) of the Merger Consideration over the exercise price per share for each share of Company common stock underlying such options, less applicable withholding taxes, and (2) all vested and unvested restricted stock units, performance stock units, restricted stock awards and director deferred stock units relating to shares of Company common stock will be cancelled and the holders will be entitled to receive the Merger Consideration in respect of each share of Company common stock subject to the award, less applicable withholding taxes. Any performance vesting conditions applicable to stock options and performance stock units of the Company will be deemed satisfied at closing at the greater of the target level and actual performance through the latest practicable date prior to the Closing Date. Any Company options with an exercise price per share greater than or equal to the Merger Consideration will be cancelled for no consideration. For an estimate of the value of the payments the Company's named executive officers would receive in respect of their outstanding, unvested Company equity awards, see "—Quantification of Potential Payments to the Company's Named Executive Officers in Connection with the Merger." Based on the assumptions described under "—Certain Assumptions," the estimated aggregate value of the payments that the Company's executive officers (other than its named executive officers) would receive in respect of their outstanding, unvested Company equity awards is $170,500. The Company's non-employee directors do not hold any outstanding, unvested equity awards.

  Severance Benefits

        Messrs. Dougherty, Malone, Baumgartner and Sepanik are each party to employment agreements with the Company or its subsidiaries that provide for severance benefits. In addition, Messrs. Bahr, O'Leary, and McGrail are eligible to participate in the Company's severance policy established in connection with the Merger Agreement.

        In accordance with the terms of his employment agreement, subject to his execution and non-revocation of a release of claims, Mr. Dougherty would be entitled to the following payments and benefits upon a termination without cause or resignation with good reason, in either case prior to May 10, 2019: (1) an amount equal to 12 months of base salary, paid ratably over the 12-month period following his termination date, except that the payments due for the first six-month period will be paid in a lump sum within 60 days following his termination date and (2) continued participation, at the Company's expense, in the Company's group health plan for a period of 12 months. In addition, the Merger Agreement provides that Parent will honor Mr. Dougherty's severance protections upon any qualifying termination occurring on or prior to the first anniversary of the Merger, even if the date of such termination occurs later than May 10, 2019.

        In accordance with the terms of the employment agreements of Messrs. Malone and Sepanik, if the executive officer's employment is terminated without cause or the executive officer resigns for good reason, in either case within 12 months following a change of control, subject to the executive officers' execution and non-revocation of a release of claims, the executive officer would be entitled to receive (1) an amount equal to 1.5 times his annual base salary in effect immediately prior to such termination (or as in effect immediately prior to the change of control, if higher), paid ratably over the 18-month period following the termination date, except that the payments due for the first six-month period will be paid in a lump sum within 60 days following the termination date, (2) an amount equal to 1.5 times his average annual bonus for the three years preceding the change of control, paid in a lump sum within 60 days following the termination date and (3) continued participation, at the Company's expense, in the Company's welfare benefit plans for a period of 18 months following the termination date.

        Mr. Baumgartner is party to an indefinite term employment agreement with Kellenberger & Co. AG ("Kellenberger"), a Swiss entity and an indirect wholly-owned subsidiary of the Company. In the event that the Company seeks to terminate Mr. Baumgartner's employment within the 12-month period following a change of control of Kellenberger (which includes the Merger), Mr. Baumgartner is entitled to receive 18 months advance notice of such termination.

        Messrs. Bahr, O'Leary, and McGrail are eligible to participate in the Company's severance policy established in connection with the Merger for the Chief Executive Officer's direct reports. Upon a termination without cause prior to the first anniversary of the closing date of the Merger, subject to the executive officer's execution and non-revocation of a release of claims, each such executive officer would be entitled to receive (1) an amount equal to 12 months of base salary, paid ratably over 12 months, except that the payments due for the first six-month period would be paid in a lump sum within 60 days following the termination date and (2) continued participation in all employee welfare benefit plans at active employee rates for 12 months.

        For an estimate of the value of the severance payments and benefits that the Company's named executive officers may receive in connection with the Merger, see "—Quantification of Potential Payments to the Company's Named Executive Officers in Connection with the Merger." Based on the assumptions described under "—Certain Assumptions," the estimated aggregate value of the severance payments and benefits that the Company's executive officers (other than its named executive officers) may receive in connection with the Merger is $490,000.

  Annual Incentive Compensation

        The Company has established its annual cash incentive program for fiscal year 2018 in the ordinary course of business. In the event that the Merger closes prior to December 31, 2018, performance for purposes of the 2018 annual cash incentive awards will be determined as of the most recently completed month prior to the closing date of the Merger. Any annual cash incentive awards payable in respect of fiscal year 2018 will be paid in February 2019, in the ordinary course. If an executive officer's employment is terminated by the Company without cause prior to the award payment date, the executive officer will be eligible to receive a payment under the 2018 annual cash incentive program as if the executive officer had remained employed through the award payment date (which amount will be pro-rated for the period of employment). For an estimate of the value of the annual cash incentive awards that the Company's named executive officers may receive in connection with the Merger, see "—Quantification of Potential Payments to the Company's Named Executive Officers in Connection with the Merger." Based on the assumptions described under "—Certain Assumptions," the estimated aggregate value of the annual cash incentive awards that the Company's executive officers (other than its named executive officers) may receive in connection with the Merger is $35,723.

  Retention

        The Company may grant retention awards with an aggregate maximum value of $250,000 in connection with the Merger. As of the date of this filing, the Company has not granted any retention awards to the executive officers.

  Section 280G of the Code

        The employment agreements of Messrs. Dougherty, Malone and Sepanik provide that any amounts due to the executive officer in connection with the Merger are subject to reduction to the extent necessary to prevent any amounts or benefits due from being deemed "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code. In addition, in connection with the Merger, the Company may implement strategies to mitigate any reductions in severance or other benefits resulting from the applications of Sections 280G and 4999 of the Code, including, without limitation, accelerating the timing of payment of annual bonuses, accelerating the vesting and/or grant of equity and valuing non-competition covenants. The Company does not provide excise tax gross-ups to any employees or executive officers and is not permitted to enter into any excise tax gross-up agreements prior to the effective time of the Merger.

  Compensation of the Committee

        In consideration of the time and effort required of the members of the Committee in connection with evaluating the Merger (including negotiating the terms and conditions of the Merger Agreement), the go-shop process and possible negotiations with parties making Competing Proposals, the Board (with Messrs. Levenson and Rosenzweig recused due to their relationship with Privet), during its meeting on October 18, 2017, unanimously adopted a motion that each member of the Committee would receive monthly compensation of $8,000, beginning on that date and continuing for the duration of their service on the Committee (or in the case of the Chairman of the Committee, $10,000). These fees are not dependent on the closing of the Merger or on the Committee's or the Board's approval of, or recommendations with respect to, the Merger.

  Quantification of Potential Payments to the Company's Named Executive Officers in Connection with the Merger

        The information set forth in the tables below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosures of information about certain compensation for each of the Company's named executive officers that is based on or otherwise relates to the Merger. The amounts set forth in the tables below are estimates of amounts that would be payable to the named executive officers based on multiple assumptions of facts that may or may not actually exist, and the actual amounts received by a named executive officer may differ materially from the amounts quantified in the tables below. Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section and the tables below, the values in the table below were calculated based on the assumptions described under "—Certain Assumptions."

Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Tax Reimbursement ($)(4)	Total ($)
Charles P. Dougherty	580,822	969,000	21,052	—	1,570,874
President and Chief Executive Officer
Douglas J. Malone	621,725	426,950	31,578	—	1,080,253
Senior Vice President and Chief Financial Officer
Randall D. Bahr	297,226	484,500	21,052	—	802,778
Senior Vice President, Corporate Development
Urs Baumgartner	446,147	238,650	—	—	684,797
President, Europe
William B. Sepanik	461,674	173,900	31,578	—	667,152
President, Americas

(1)
Cash severance is a "double-trigger" benefit payable upon a termination without cause (or, for Messrs. Dougherty, Malone and Sepanik, a resignation with good reason) during the 12 months following a change of control, such as the Merger. Cash severance consists of the following components: (a) for Messrs. Dougherty and Bahr, a cash payment equal to 12 months of base salary, paid ratably over the 12-month period following the termination date, except that the payments due for the first six-month period will be paid in a lump sum within 60 days following the termination date; (b) for Messrs. Malone and Sepanik, (i) an amount equal to 1.5 times the executive officer's annual base salary in effect immediately prior to such termination (or as in effect immediately prior to the change of control, if higher), paid ratably over the 18-month period following the termination date, except that the payments due for the first six-month period will be paid in a lump sum within 60 days following the termination date and (ii) an amount equal to 1.5 times the executive officer's average annual bonus for the three years preceding the change of control, paid in a lump sum within 60 days following the termination date and (c) for Mr. Baumgartner, 18 months' base salary in lieu of 18 months' notice. In addition, upon a termination without cause, each named executive officer would also be entitled to a prorated 2018 annual cash incentive award based on actual performance (a "double-trigger" benefit). For more details regarding the cash severance payments and annual incentive payments, please see "—Severance Benefits" and "—Annual Incentive Compensation."

	Cash Severance ($)	Prorated 2018 Annual Cash Incentive Award
Charles P. Dougherty	500,000	80,822
Douglas J. Malone	597,478	24,247
William B. Sepanik	443,085	18,589
Urs Baumgartner	423,337	22,810
Randall D. Bahr	275,000	22,226
(2)
Outstanding, unvested options, restricted stock units, performance stock units and restricted stock awards relating to shares of Company common stock will vest "single-trigger" upon the effective time of the Merger and be cancelled in exchange for the Merger Consideration for each share of Company common stock underlying the award, less the applicable exercise price of any options, and less any applicable withholding taxes. For more details regarding the treatment of outstanding equity awards, see "—Treatment of Equity."

	Value of Unvested Options ($)	Value of Unvested Performance Stock Units ($)	Value of Unvested Restricted Stock Units ($)
Charles P. Dougherty	969,000	—	—
Douglas J. Malone	192,000	117,475	117,475
William B. Sepanik	—	86,950	86,950
Urs Baumgartner	—	119,325	119,325
Randall D. Bahr	484,500	—	—
(3)
Mr. Dougherty is entitled to continued participation, at the Company's expense, in the Company's health benefit plans for a period of 12 months following his termination date. Each of Messrs. Malone and Sepanik are entitled to continued participation, at the Company's expense, in the Company's welfare benefit plans for a period of 18 months following their termination date. Mr. Bahr is entitled to continued participation in the Company's welfare benefit plans for 12 months at active employee rates. These benefits are "double-trigger" benefits payable upon a termination without cause (or, for Messrs. Dougherty, Malone, and Sepanik, a resignation with good reason) during the 12 months following a change of control. For more details regarding these benefits, see "—Severance Benefits."

(4)
None of the named executive officers is entitled to an excise tax gross-up on Merger-related payments. The employment agreements of Messrs. Dougherty, Malone and Sepanik provide that any amounts due to the executive officer in connection with the Merger are subject to reduction to the extent necessary to prevent any amounts or benefits due from being deemed "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code.

Intent to Vote in Favor of the Merger

        Our directors and executive officers have informed us that, as of the date of this proxy statement, they intend to vote all of the Shares owned directly by them in favor of the Merger Agreement Proposal and each of the other proposals listed in this proxy statement. As of [    •    ], 2018, the Record Date for the Special Meeting, our directors and executive officers directly owned, in the aggregate, [    •    ] Shares entitled to vote at the Special Meeting, or collectively approximately [    •    ]% of the outstanding Shares entitled to vote at the Special Meeting. In connection with the Merger Agreement, on February 12, 2018, the Sponsor Entities, which collectively own approximately 10.6% of the issued and outstanding Shares, entered into a Support Agreement with the Company pursuant to which the Sponsor Entities have committed to vote their Shares in favor of, and take certain other actions in furtherance of, the transactions contemplated by the Merger Agreement, including the Merger.

Material U.S. Federal Income Tax Consequences of the Merger

        The following is a discussion of the material U.S. federal income tax consequences of the Merger to U.S. holders (as defined below) whose Shares are exchanged for cash pursuant to the Merger. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable U.S. Treasury Regulations, judicial opinions and administrative rulings and published positions of the Internal Revenue Service (the "IRS"), each as in effect as of the date hereof. These authorities are subject to change or differing interpretations, possibly with retroactive effect, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor does it address any tax considerations under state, local or foreign laws or U.S. federal laws other than those pertaining to the U.S. federal income tax.

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of Shares that is for U.S. federal income tax purposes:

  •
  a citizen or individual resident of the United States;

  •
  a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

  •
  a trust if (1) a court within the United States is able to exercise primary supervision over the trust's administration, and one or more U.S. persons are authorized to control all substantial decisions of the trust or (2) such trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

  •
  an estate the income of which is subject to U.S. federal income tax regardless of its source.

        This discussion applies only to U.S. holders who hold their Shares as capital assets under the Code (generally, property held for investment). Further, this discussion does not purport to address all aspects of U.S. federal income taxation that may be relevant to a U.S. holder in light of its particular circumstances, or that may apply to U.S. holders subject to special treatment under U.S. federal income tax laws (including, for example, insurance companies, dealers or brokers in securities or foreign currencies, traders in securities who elect to apply the mark-to-market method of accounting, U.S. holders subject to the alternative minimum tax, U.S. holders that have a functional currency other than the U.S. dollar, tax-exempt organizations, tax-qualified retirement plans, banks and other financial institutions, mutual funds, certain former citizens or former long-term residents of the United States, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes or other flow-through entities (and investors therein), S corporations, real estate investment trusts, regulated investment companies, U.S. holders who hold Shares as part of a hedge, straddle, constructive sale, conversion or other integrated transaction, and U.S. holders who acquired their Shares through the exercise of employee stock options or other compensation arrangements).

        If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Shares, the tax treatment of a partner in such partnership will generally depend on the status of the partners and the activities of the partnership. If you are, for U.S. federal income tax purposes, a partner in a partnership holding Shares, you should consult your own tax advisor.

        Holders of Shares are urged to consult their own tax advisors to determine the particular tax consequences to them of the Merger, including the applicability and effect of the alternative minimum tax, the unearned income Medicare contribution tax and any other U.S. federal, or state, local, foreign or other tax laws.

        The receipt of cash by U.S. holders in exchange for Shares pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder who receives cash in exchange for Shares pursuant to the Merger will recognize capital gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received, and (2) the U.S. holder's adjusted tax basis in such Shares.

        Any such gain or loss will be long-term capital gain or loss if a U.S. holder's holding period in the Shares surrendered in the Merger is greater than one year as of the date of the Merger. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of Shares at different times and different prices, such U.S. holder must determine its adjusted tax basis, gain or loss and holding period separately with respect to each such block.

  Information Reporting and Backup Withholding

        Payments of cash made in exchange for Shares pursuant to the Merger may be subject, under certain circumstances, to information reporting and backup withholding (currently, at a rate of 24% for payments made before January 1, 2026). To avoid backup withholding, a U.S. holder that does not otherwise establish an applicable exemption from backup withholding should complete and return to the applicable withholding agent a properly completed and executed IRS Form W-9.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder's U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the IRS in a timely manner.

Financing of the Merger

        We anticipate that the funds needed by Parent and Acquisition Sub to (i) pay the Company's shareholders and holders of equity awards the amounts due to them under the Merger Agreement upon the consummation of the Merger and (ii) pay related fees and expenses in connection with the Merger and associated transactions will be approximately $230 million. In addition to the equity financing described below, Privet Fund LP will contribute to Parent the 1,315,090 Shares currently owned by Privet Fund LP, which contributed shares will remain outstanding after the closing of the Merger and no consideration will be paid for such shares. The 57,098 shares held by Privet Fund Management LLC will not be contributed to Parent and will receive the Merger Consideration of $18.50. The funds needed to pay the amounts described above are expected to come from the following sources:

  •
  debt financing in the form of a senior secured term loan facility in an aggregate principal amount of $115 million, on the terms and subject to the conditions set forth in the Debt

    Commitment Letter, as further described below in "Financing of the Merger—Debt Financing" and "—Debt Commitment Letter";

  •
  equity financing to be provided to Parent by Privet Capital Investments II, LP in an aggregate amount of up to $85 million, on the terms and subject to the conditions set forth in the Equity Commitment Letter, as further described below in "Financing of the Merger—Equity Financing"; and

  •
  approximately $30 million in available cash on hand of the Company and its subsidiaries.

        The obligations of Parent and Acquisition Sub to effect the Merger pursuant to the terms of the Merger Agreement are not conditioned upon the availability of financing. Under the Merger Agreement, Parent has agreed to deposit or cause to be deposited with a designated paying agent at or prior to the effective time of the Merger the amount of cash necessary to pay the amounts due to the Company's shareholders and holders of equity awards at the closing of the Merger.

        We believe proceeds from the senior secured term loan facility, together with the equity financing and the available cash on hand of the Company and its subsidiaries, will be sufficient to complete the Merger, but we cannot assure you of that. Such amounts may be insufficient if, among other things, (a) the lender under the senior secured term loan facility fails to fund the debt financing as contemplated by the Debt Commitment Letter or the definitive documents related to such facility, (b) Privet Capital Investments II, LP fails to contribute the equity financing to Parent as contemplated by the Equity Commitment Letter, (c) the Company's and its subsidiaries' available cash on hand is less than Parent requires, or (d) the fees, expenses or other amounts required to be paid or reserved in connection with the Merger are greater than anticipated.

  Debt Financing

        Parent and Acquisition Sub have obtained a Debt Commitment Letter from White Oak Global Advisors, LLC (called "White Oak", together with its affiliates) dated February 12, 2018 (as amended on February 22, 2018), called the "Debt Commitment Letter," to provide a senior secured term loan facility in an aggregate principal amount of $115 million, consisting of a domestic tranche and a foreign tranche, upon the terms and subject to the conditions set forth in the Debt Commitment Letter. In the event that the senior secured term loan facility contemplated by the Debt Commitment Letter is not funded on or before August 27, 2018 (taking into account all extension periods that may be available if certain conditions are met), then the Debt Commitment Letter and the commitments thereunder shall automatically terminate.

        The funding of the senior secured term loan facility contemplated by the Debt Commitment Letter is subject to certain closing conditions, as described below under "—Debt Commitment Letter".

        If any portion of the debt financing becomes unavailable on the terms and conditions contemplated in the Debt Commitment Letter, Parent shall promptly notify the Company of such unavailability and use its reasonable best efforts to cause sufficient alternative financing to be obtained, as promptly as practicable and in any event no later than the day the Closing would be required to occur under the Merger Agreement, on terms and conditions that would not make the debt financing materially less likely to be consummated than the terms and conditions in the Debt Commitment Letter. As of [    •    ], 2018, the last practicable date before the printing of this proxy statement, no alternative financing arrangements or alternative financing plans have been made in the event the debt financing is not available as anticipated. The definitive documentation governing the senior secured term loan facility contemplated by the Debt Commitment Letter has not been finalized and, accordingly, the actual terms of the debt financing may differ from those described in this proxy statement.

        Although the completion of the Merger is not conditioned on obtaining the proceeds of the debt financing, the failure of Parent and Acquisition Sub to obtain sufficient debt financing may result in the failure of the Merger to be completed. In that case, Parent and Acquisition Sub may be obligated to pay the Company a reverse termination fee of up to $14,631,000, plus up to $3,658,000 of the Company's and its affiliates' expenses. See "The Merger Agreement—Termination—Termination Fees" for a further discussion of the Parent reverse termination fee. Payment of the Parent reverse termination fee is guaranteed by Privet Fund LP pursuant to the limited guaranty referred to below in "The Merger Agreement—Guaranty."

        For additional information and a description of the material terms of the loan facility contemplated by the Debt Commitment Letter, see the section entitled "Debt Commitment Letter."

        The foregoing summary of certain provisions of the debt financing and all other provisions of the Debt Commitment Letter discussed herein are qualified by reference to the full text of the Debt Commitment Letter attached as an exhibit to Schedule 13E-3 filed with the SEC in connection with the Merger and incorporated herein by reference.

  Equity Financing

        Parent has obtained an equity commitment letter from Privet Capital Investments II, LP ("Privet Capital") dated February 12, 2018 (the "Equity Commitment Letter"), pursuant to which Privet Capital has committed, subject to certain terms and conditions set forth in the Equity Commitment Letter, to contribute or cause to be contributed to Parent an aggregate amount not to exceed $85 million, which proceeds will be used by Parent solely to fund a portion of the Merger Consideration and to pay related fees and expenses.

        The Equity Commitment Letter contains customary representations and warranties and conditions precedent to Privet Capital's obligations to consummate the commitment for transactions of this type, including (a) the satisfaction or waiver of all conditions precedent to the Closing set forth in the Merger Agreement, (b) the funding of the Debt Financing in accordance with its terms at the Closing (or the debt financing will be funded if the equity financing is funded at the Closing), and (c) the substantially concurrent consummation of the Closing. Funding of the equity commitment amount is guaranteed by Privet Fund LP pursuant to the limited guaranty referred to below in "The Merger Agreement—Guaranty."

        The foregoing summary of certain provisions of the equity financing and all other provisions of the Equity Commitment Letter discussed herein are qualified by reference to the full text of the Equity Commitment Letter.

Fees and Expenses

        The estimated fees and expenses incurred or expected to be incurred by the Company in connection with the Merger are as follows:

Description	Amount
Financial advisory fees and expenses	$	[•]
Legal, accounting and other professional fees and expenses	$	[•]
SEC filing fees	$	[•]
Printing, proxy solicitation and mailing costs	$	[•]
Miscellaneous	$	[•]

Total	$	[•]

        It is also expected that Acquisition Sub and/or Parent will incur approximately $[    •    ] million of legal, financial and other advisory fees.

        Except as provided below in "The Merger Agreement—Remedies," whether or not the transactions contemplated by the Merger Agreement are consummated, all fees and expenses incurred in connection with the Merger will be paid by the party incurring or required to incur such fees and expenses.

Regulatory Approvals

        Under the HSR Act and related rules, certain transactions may not be completed until notifications have been given and information furnished to the Antitrust Division of the DOJ and the FTC, and all statutory waiting period requirements have been satisfied. Following entry into the Merger Agreement, Parent and the Company determined that the notification and waiting period requirements under the HSR Act do not apply to the Merger. As a result, they do not intend to make any notifications under the HSR Act.

        The parties are in the process of determining whether any foreign merger control filings may be required and whether the parties would need to obtain clearances under any foreign merger control regimes in order to consummate the Merger and related transactions.

        At any time before or after the effective time of the Merger, the Antitrust Division of the DOJ or the FTC could take action under the antitrust laws, including seeking to enjoin the consummation of the Merger, conditionally approve the Merger upon the divestiture of assets of the Company, subject the consummation of the Merger to regulatory conditions or seek other remedies. In addition, state attorneys general and foreign regulators could take action under antitrust, merger control, or other laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin the completion of the Merger or permitting completion subject to regulatory conditions. Private parties may also seek to take legal action under the applicable laws under some circumstances. There can be no assurance that a challenge to the Merger will not be made or, if such a challenge is made, that it would not be successful.

Effective Time of the Merger

        The closing of the Merger is expected to take place no later than (i) the date that is three business days following the date on which the last of the conditions to the closing of the Merger (described in "The Merger Agreement—Conditions to the Completion of the Merger") has been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing of the Merger, but subject to the satisfaction or waiver of those conditions at such time) or (ii) such other date as agreed to in writing by Parent, Acquisition Sub and the Company. The effective time of the Merger will occur as soon as practicable following the closing of the Merger upon the filing of a certificate of merger with the Department of the State of New York (or at such later date as we and Parent and Acquisition Sub agree and specify in the certificate of merger).

Payment of Merger Consideration

        At the effective time of the Merger, each Share outstanding immediately prior to the effective time of the Merger (other than Shares held directly or indirectly by Parent or Acquisition Sub) will be converted into the right to receive the Merger Consideration, less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Merger Agreement whereupon all such Shares will be automatically cancelled, will cease to be outstanding and will cease to exist, and the holders of such Shares will cease to have any rights with respect thereto other than the right to receive the Merger Consideration. Privet Fund LP has agreed to contribute the 1,315,090 Share held by it as of the date of the Merger Agreement (and any subsequently acquired shares) to Parent prior to the effective time of the Merger. The 57,098 Shares held by Privet Fund Management LLC will not be contributed to Parent and will receive the Merger Consideration of $18.50 per Share. As a result, the Shares held by Parent or Acquisition Sub will not be converted into the right to receive the Merger Consideration in the Merger.

        At or prior to the effective time of the Merger, Parent will designate a paying agent to exchange the Shares for the Merger Consideration. At or prior to the effective time of the Merger, Parent will deposit or cause to be deposited with the paying agent, for the benefit of the holders of the Shares, sufficient cash to pay the aggregate Merger Consideration. The paying agent will promptly pay each holder of record the Merger Consideration upon the entry through a book-entry transfer agent of the surrender of such Shares on a book-entry account statement. Interest will not be paid or accrue in respect of any cash payments of the Merger Consideration. The paying agent will reduce the amount of any Merger Consideration paid by any applicable withholding taxes.

        After the completion of the Merger, you will cease to have any rights as a shareholder of the Company other than the right to receive the Merger Consideration upon the terms and subject to the conditions set forth in the Merger Agreement.

        At any time following the first anniversary of the closing date of the Merger, upon the surviving corporation's demand, the paying agent will return to the surviving corporation all funds in its possession. After that time, if you have not received payment of the Merger Consideration, you may look only to the surviving corporation as general creditor thereof for payment of your claims for the Merger Consideration, subject to applicable abandoned property, escheat and other similar laws.

Provisions for Unaffiliated Shareholders

        No provision has been made to grant the Company's shareholders, other than Parent or its affiliates, access to the corporate files of the Company or any other party to the Merger or to obtain counsel or appraisal services at the expense of the Company or any other such party.

        Appraisal rights do not apply with respect to the Merger under the New York Business Corporation Law. However, the Shares will continue to trade on the NASDAQ prior to the effective time of the Merger and shareholders who do not wish to receive the Merger Consideration will be able to sell their Shares prior to that time at the prevailing market price.

Accounting Treatment

        The Company, as the surviving corporation in the Merger, is considered the acquirer for accounting purposes. Therefore, its net assets remain at historical cost.

 THE MERGER AGREEMENT

        The following describes the material provisions of the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference herein. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the Merger Agreement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. You are encouraged to read carefully the Merger Agreement in its entirety before making any decisions regarding the Merger because it is the principal document governing the Merger.

        In reviewing the Merger Agreement, please remember that it is included to provide you with information regarding its terms. The Merger Agreement contains representations and warranties by each party to the Merger Agreement. These representations and warranties have been made for the benefit of the other party to the Merger Agreement and have been qualified by certain disclosures that were made to the other party in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement, and may apply standards of materiality in a way that is different from what may be viewed as material by you or other investors.

        Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement. The representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference herein. See "Where You Can Find More Information."

The Merger; Merger Consideration

  The Merger

        The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, and in accordance with the New York Business Corporation Law, Acquisition Sub will merge with and into the Company. As a result of the Merger, the separate corporate existence of Acquisition Sub will cease and the Company will be the surviving corporation in the Merger and will continue its corporate existence under New York law as a wholly owned subsidiary of Parent.

        At the effective time of the Merger:

  •
  each share of common stock held directly or indirectly by Parent or Acquisition Sub will remain outstanding as shares of the surviving corporation (and Privet Fund LP will contribute its shares to Parent prior to the effective time of the Merger);

  •
  each other share of common stock issued and outstanding as of immediately prior to the effective time of the Merger will be converted into the right to receive $18.50 per share and cancelled, including the 57,098 shares held by Privet Fund Management LLC; and

  •
  each share of common stock of Acquisition Sub will be converted into and become one fully paid share of common stock, par value $0.01 per share, of the surviving corporation.

        Also at the effective time of the Merger:

  •
  the certificate of incorporation and bylaws of the Company will be amended and restated to be identical to the certificate of incorporation and bylaws of Acquisition Sub, as in effect immediately prior to the effective time of the Merger, until thereafter amended in accordance with applicable law and the applicable provisions of the certificate of incorporation and bylaws of the surviving corporation;

  •
  each of the directors of Acquisition Sub as of the effective time of the Merger will become a director of the surviving corporation; and

  •
  each of the officers of the Company as of the effective time will be an officer of the surviving corporation until their respective successors are appointed and qualified.

  Treatment of Equity Awards

        At the effective time of the Merger, (1) all vested and unvested options to acquire shares of Company Common Stock will be cancelled and the holders will be entitled to receive the excess (if any) of the Merger Consideration over the exercise price per share for each share of Company common stock underlying such options, less applicable withholding taxes, and (2) all vested and unvested restricted stock units, performance stock units, restricted stock awards and director deferred stock units relating to shares of Company common stock will be cancelled and the holders will be entitled to receive the Merger Consideration in respect of each share of Company common stock subject to the award, less applicable withholding taxes. Any performance vesting conditions applicable to stock options and stock units of the Company will be deemed satisfied at closing at the greater of the target level and actual performance. Any Company options with an exercise price per share greater than or equal to the Merger Consideration will be cancelled for no consideration.

  Exchange Procedures

        Prior to the effective time of the Merger, Parent will designate a bank, trust or similar company as the paying agent for the payment of the Merger Consideration. At or prior to the effective time of the Merger, Parent will deposit or cause to be deposited with the paying agent the total amount of the Merger Consideration. If the exchange fund will be insufficient to make the payments, Parent will promptly deposit additional funds with the paying agent. Parent will cause the exchange fund to be (1) held for the benefit of the holders of the Shares and (2) applied promptly to making the payments to those holders. As promptly as is reasonably practical after the effective time of the Merger (in any event, within three business days), the surviving corporation will cause the paying agent to mail to each holder of record of a certificate or book-entry share that represented outstanding Shares immediately prior to the effective time of the Merger instructions for use in effecting the surrender of their certificates or book-entry shares together with any documents required in accordance with the instructions thereto, in exchange for the Merger Consideration. Upon surrender of a certificate or book-entry share together with any documents required in accordance with the instructions thereto, the holder will be entitled to receive the Merger Consideration in exchange for each Share.

  Withholding

        Each of Parent, the surviving corporation and the paying agent will be entitled to deduct and withhold (or cause to be deducted and withheld) from any amounts otherwise payable pursuant to the Merger Agreement any amount it is required to deduct and withhold with respect to the making of such payment under the applicable U.S. federal, state, local or foreign law. To the extent amounts are so deducted and withheld, and paid over to the appropriate governmental authority, such withheld amounts will be treated for purposes of the Merger Agreement as having been paid to the person with respect to which such deduction and withholding was made. Any portion of the exchange fund that remains undistributed one year after the effective time of the Merger will be delivered to the surviving corporation upon written demand.

Effective Time of the Merger; Closing

        Unless otherwise mutually agreed upon in writing between the Company and Parent, the closing of the Merger will take place on the third business day following the satisfaction or waiver of the conditions to the closing of the Merger (see "The Merger Agreement—Conditions to the Completion of the Merger") (other than those conditions that by their nature are to be satisfied at the closing of the Merger, but subject to the satisfaction or waiver of those conditions).

        Assuming timely satisfaction of necessary closing conditions, we anticipate that the Merger will be completed by the end of the second quarter of 2018. The effective time of the Merger will occur upon the filing of a certificate of merger with the New York Department of State (or at such later time as the Company and Parent may agree and specify in such certificate of merger).

Conditions to the Completion of the Merger

        The obligations of the Company and Parent to complete the Merger are subject to the satisfaction (or waiver, if permissible under applicable law) on or prior to the closing of the Merger of the following conditions:

  •
  the approval of the adoption of the Merger Agreement by at least two-thirds of the outstanding Shares entitled to vote at the Special Meeting, which we refer to as the "Requisite Shareholder Approval," shall have been obtained;

  •
  the expiration of any waiting period applicable to the consummation of the Merger under the HSR Act, which waiting period the parties have determined does not apply to the Merger; and

  •
  no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law or order that is then in effect and has the effect of restraining, enjoining, rendering illegal or otherwise prohibiting consummation of the Merger.

        In addition, each of Parent and Acquisition Sub's obligations to effect the Merger is subject to the satisfaction (or waiver, if permissible under applicable law) on or prior to the closing of the Merger of the following conditions:

  •
  certain specified representations and warranties of the Company with respect to capitalization being true and correct in all material respects as of the closing date of the Merger;

  •
  the representations and warranties of the Company, excluding the representations and warranties identified in the above bullet, being true and correct (disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect) as of the closing date of the Merger (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct as of such specific date only), except where the failure to be true and correct would not, individually or in the aggregate, have a Company Material Adverse Effect, and Parent shall have received a certificate signed on behalf of the Company by a senior executive officer of the Company to such effect;

  •
  the Company having performed in all material respects all obligations required to be performed by it under the Merger Agreement on or prior to the closing date of the Merger, and Parent shall have received a certificate signed on behalf of the Company by a senior executive officer of the Company to such effect; and

  •
  no event, occurrence, fact, condition, change, development or effect that has had or would reasonably be expected to have a Company Material Adverse Effect having occurred since February 12, 2018.

        In addition, the Company's obligation to effect the Merger is subject to the satisfaction (or waiver, if permissible under applicable law) on or prior to the closing of the Merger of the following conditions:

  •
  the representations and warranties of each of Parent and Acquisition Sub being true and correct (disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect) as of the closing date of the Merger (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct as of such specific date only), except for such failures to be true and correct as would not have a Parent Material Adverse Effect, and the Company shall have received a certificate signed on behalf of Parent and Acquisition Sub by a senior executive officer of Parent to such effect; and

  •
  Parent or Acquisition Sub shall have performed or complied in all material respects with its obligations required under the Merger Agreement to be performed or complied with under the Merger Agreement on or prior to the closing date of the Merger, and the Company shall have received a certificate signed on behalf of Parent and Acquisition Sub by a senior executive officer of Parent to such effect.

        For purposes of the Merger Agreement, a "Company Material Adverse Effect" means any change, event, effect or circumstance which, individually or in the aggregate has resulted in or would reasonably be expected to result in a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; provided, however, that changes, events, effects or circumstances that, directly or indirectly, to the extent they relate to or result from the following, shall be excluded from the determination of a Company Material Adverse Effect:

  •
  any condition, change, effect or circumstance generally affecting any of the industries or markets in which the Company or its subsidiaries operate except to the extent that any such condition, change, effect or circumstance has a disproportionate adverse effect on the Company as compared to other participants in the industries and markets in which the Company and its subsidiaries operate;

  •
  any change in any law or Generally Accepted Accounting Principles ("GAAP") (or changes in interpretations of any law or GAAP);

  •
  general economic, regulatory or political conditions (or changes therein) or conditions (or changes therein) in the financial, credit or securities markets (including changes in interest or currency exchange rates) in any country or region in which the Company or its subsidiaries conduct business;

  •
  any acts of God, natural disasters, terrorism, armed hostilities, sabotage, war or any escalation or worsening of acts of war;

  •
  the negotiation, execution, announcement, consummation or existence of the Merger Agreement or the transactions contemplated thereby, including by reason of the identity of Parent or any communication by Parent or its subsidiaries regarding the plans or intentions of Parent with respect to the conduct of the business of the Company or any of its subsidiaries and including the impact of any of the foregoing on any relationships with customers, suppliers, vendors, collaboration partners, employees, unions or regulators;

  •
  any action taken pursuant to the terms of the Merger Agreement or with the consent or at the direction of Parent or Acquisition Sub (or any action not taken as a result of the failure of Parent to consent to any action requiring Parent's consent pursuant to the interim operating covenants);

  •
  any changes in the market price or trading volume of the Shares, any failure by the Company or its subsidiaries to meet internal, analysts' or other earnings estimates or financial projections or forecasts for any period, any changes in credit ratings and any changes in any analysts' recommendations or ratings with respect to the Company or any of its subsidiaries (provided that the facts or occurrences giving rise to or contributing to such changes or failure that are not otherwise excluded from the definition of a "Company Material Adverse Effect" may be taken into account in determining whether there has been a Company Material Adverse Effect); and

  •
  any litigation or claim threatened or initiated by shareholders of the Company against the Company, any of its subsidiaries or any of their respective officers or directors, in each case, arising out of the execution of the Merger Agreement or the transactions contemplated hereby.

        For purposes of the Merger Agreement, a "Parent Material Adverse Effect" means any change, effect or circumstance that, individually or in the aggregate, has or would reasonably be expected to prevent or materially delay or impair the ability of Parent to consummate the Merger and the other transactions contemplated by the Merger Agreement.

Solicitation of Acquisition Proposals

        The Go-Shop Period is the period from February 12, 2018 until 11:59 pm (New York time) on March 29, 2018, which is a period of forty-five calendar days after the date of the Merger Agreement. During the Go-Shop Period, the Company and its subsidiaries, as well as their directors, officers and representatives, have the right to:

  •
  initiate, solicit and knowingly encourage the making of a Competing Proposal, including by providing non-public information and data regarding, and affording access to the business, properties, assets, books, records and personnel of the Company and its subsidiaries to any person; provided that the information is provided subject to appropriate confidentiality agreements and any such material nonpublic information is made available to Parent as well; and

  •
  engage in negotiations and substantive discussions with any person relating to a Competing Proposal and assist, facilitate and cooperate with any inquiries, proposals, discussions and negotiations and any effort to make a Competing Proposal.

        We refer to the following as a "Competing Proposal": any proposal or offer made by any person (other than Parent, Acquisition Sub or any affiliate thereof) or group of persons as defined in Section 13(d)(3) of the Exchange Act to purchase or otherwise acquire, directly or indirectly, in one transaction or a series of transactions, (i) beneficial ownership (as defined under Section 13(d) of the Exchange Act) of 20% or more of any class of equity securities of the Company pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, tender offer, exchange offer or similar transaction or (ii) any one or more assets or businesses of the Company and its subsidiaries that constitute 20% or more of the revenues or assets of the Company and its subsidiaries, taken as a whole.

        Except as expressly permitted under the Merger Agreement, after 11:59 pm (New York time) on March 29, 2018, the Go-Shop Period end date, the Company, as well as its directors, officers and representatives, agrees not to:

  •
  initiate, solicit or knowingly encourage the making of any Competing Proposal; or

  •
  engage in negotiations or substantive discussions with or furnish any material nonpublic information to, any person relating to a Competing Proposal.

        The Company further agrees to cause all of its subsidiaries and any directors and officers, and to instruct its representatives, to immediately cease any activities, discussions or negotiations with any third party regarding a Competing Proposal, and request that those third parties who have received such nonpublic information return or destroy it. However, the Company may continue negotiating with excluded parties. We refer to the following as an "excluded party": any person or group of persons from whom the Company or its representatives has received prior to the Go-Shop Period end date a written Competing Proposal that the Board determines in good faith (such determination to be made no later than five business days after the Go-Shop Period end date), after consultation with its legal counsel and financial advisors, either constitutes a Superior Proposal or could reasonably be expected to result in a Superior Proposal. However, any such person shall immediately and irrevocably cease to be an excluded party if, at any time after the Go-Shop Period end date, no Competing Proposal made by such person shall be outstanding.

        We further refer to the following as a "Superior Proposal": a written Competing Proposal (with all percentages in the definition of Competing Proposal increased to 50%) made by a third party that the Board determines in good faith (after consultation with its legal counsel and financial advisors), and considering such factors as the Board considers to be appropriate, is on terms more favorable to the Company's shareholders than the transactions contemplated by the Merger Agreement; provided that such Superior Proposal did not result from a breach by the Company or one of its subsidiaries of the Merger Agreement, including the no-shop provisions.

        Notwithstanding the foregoing, at any time from and after the Go-Shop Period end date and prior to the Requisite Shareholder Approval being obtained, if the Company receives a Competing Proposal, or a bona fide inquiry with respect thereto, the Company and its representatives may contact such person to clarify the terms and conditions to determine whether such Competing Proposal or inquiry either constitutes a Superior Proposal or could reasonably be expected to result in a Superior Proposal. Such communications must be limited to clarification of the original inquiry or proposal, and shall not include negotiations or similar discussions.

        The Company will promptly, and in any event within forty-eight hours of receipt, advise Parent of any Competing Proposal, its material terms and conditions, the identity of the person making any such Competing Proposal and furnish a copy of any such Competing Proposal to Parent. The Company shall keep Parent reasonably informed on a reasonably current basis of the status and material details (including any material change to the terms thereof) of any such Competing Proposal and any discussions and negotiations concerning its material terms and conditions.

        If the Board determines in good faith after consultation with the Company's outside legal and financial advisors that the Competing Proposal either constitutes a Superior Proposal or could reasonably be expected to result in a Superior Proposal, the Company, the Board and its representatives may engage in negotiations or substantive discussions with, or furnish any information and other access to, the person making such Competing Proposal and its representatives or potential sources of financing; provided that:

  •
  prior to furnishing any material nonpublic information concerning the Company or its subsidiaries, the Company receives from such person an executed confidentiality agreement containing confidentiality terms that are not less favorable in the aggregate to the Company than those contained in the confidentiality agreement with Privet (it being understood and agreed that such confidentiality agreement need not restrict the making of Competing Proposals (and related communications) to the Company or the Board); and

  •
  any such material nonpublic information so furnished in writing shall be promptly made available to Parent to the extent it was not previously made available to Parent or its Representatives.

Company Shareholder Recommendation

        The Company agrees in the Merger Agreement that the Board will recommend in favor of the adoption of the Merger Agreement by the Company's shareholders. Except as otherwise provided in the Merger Agreement, the Board will not do any of the following, which we refer to as an "adverse recommendation change":

  •
  withhold, withdraw or modify the Company's recommendation that the Company's shareholders adopt the Merger Agreement, or propose publicly to do the same, in a manner adverse to Parent or Acquisition Sub;

  •
  approve or recommend the adoption of any Competing Proposal, or propose publicly to do the same; or

  •
  approve, recommend, or allow the Company or any of its subsidiaries to execute or enter into, any letter of intent, memorandum of understanding or Merger Agreement, acquisition agreement or any other similar agreement with respect to any Competing Proposal, other than a confidentiality agreement.

        The Board may make an adverse recommendation change any time prior to the Requisite Shareholder Approval being obtained in the case of an intervening event, defined as a material favorable development or change in circumstances, that occurs for the Company after February 12, 2018 that (1) is not related to any Competing Proposal, (2) relates to the business, properties or assets of the Company and its subsidiaries, (3) was neither known by nor reasonably foreseeable (or, if known, the consequences of which were not reasonably foreseeable) to the Board on the date of the Merger Agreement and (4) the Board determines in good faith (after consultation with its legal counsel) that the failure to take such action would reasonably be expected to be inconsistent with the directors' fiduciary duties to the shareholders of the Company. However, in no event will the following events constitute an intervening event: changes, in and of themselves, in the general economic or business conditions within the United States or any other jurisdictions in which the Company or its subsidiaries operate; changes, in and of themselves, in the market price or trading volume of the Company's stock; or the fact, in and of itself, that the Company or its subsidiaries exceed internal or published projections.

Termination and Recommendation Change Rights for Superior Proposals

        If the Company has received a Competing Proposal that the Board has determined in good faith (after consultation with its legal counsel and financial advisors) constitutes a Superior Proposal, the Board may make an adverse recommendation change and/or authorize, adopt or approve such Superior Proposal and cause or permit the Company to enter into a definitive agreement with respect to such Superior Proposal concurrently with the termination of the Merger Agreement.

        In each case, prior to making an adverse recommendation change or terminating the Merger Agreement:

  •
  the Company must give Parent four business days' notice (or two business days' notice in the event of a subsequent change or amendment to a prior Superior Proposal), which we refer to as the "Company Notice Period," advising Parent that the Board intends to make an adverse recommendation change or terminate the Merger Agreement and specifying the reasons why, including the material terms and conditions of any such Superior Proposal, and furnishing a copy of any such Superior Proposal to Parent;

  •
  during the Company Notice Period, to the extent requested by Parent, the Company has engaged in good faith negotiations with Parent and considered in good faith any changes to the terms of the Merger Agreement proposed by Parent, if any; and

  •
  after such negotiations and the Company's good faith consideration of any changes to the terms of the Merger Agreement, the Board has again determined in good faith (after consultation with its legal counsel and financial advisors) that the Competing Proposal continues to constitute a Superior Proposal.

        Any material amendment to the financial terms or any other material amendment of such Superior Proposal shall require a new notice of Superior Proposal and the Company shall be required to comply again with the above requirements.

Financing

        Privet expects to finance the merger and related transactions with a combination of a $115 million secured term loan pursuant to the Debt Commitment Letter, up to $85 million in new equity financing from Privet Capital Investments II, LP pursuant to the Equity Commitment Letter, and approximately $30 million of cash on hand at the Company and its subsidiaries, as described under "Special Factors—Financing of the Merger."

        Parent and Acquisition Sub must use their reasonable best efforts to obtain the financing for the Merger and related transactions. If any portion of the financing committed pursuant to the Debt Commitment Letter becomes or would reasonably be expected to become unavailable, Parent and Acquisition Sub must use their reasonable best efforts to seek alternative financing. Parent's and Acquisition Sub's ability to obtain the financing is not a condition to closing and neither is the availability of any other cash or funds (including the Company's domestic or repatriated cash). However, as a practical matter, Parent and Acquisition Sub will be unable to complete the transaction unless it obtains its committed financing or alternative financing.

        The Company must use its reasonable best efforts to cooperate with Parent and Acquisition Sub in connection with the financing, including by providing certain financial information, participating in lender presentations, entering into guarantee and collateral agreements and other definitive financing documents at the closing.

Regulatory Approvals; Third-Party Consents

        The Company, Parent and Acquisition Sub have agreed to use their respective reasonable best efforts to consummate and make effective the transactions contemplated by the Merger Agreement and to cause the conditions to the Merger to be satisfied, including using reasonable best efforts to accomplish the following:

  •
  obtaining all necessary actions or non-actions, consents and approvals from governmental authorities necessary in connection with the consummation of the transactions contemplated by the Merger Agreement, including the Merger, and the making of all necessary registrations and filings (including filings with governmental authorities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval from, or to avoid an action or proceeding by, any governmental authority necessary in connection with the consummation of the transactions contemplated by the Merger Agreement, including the Merger;

  •
  obtaining all other necessary consents, approvals or waivers from third parties;

  •
  defending any lawsuits or other legal proceedings brought by a governmental authority from an antitrust perspective, whether judicial or administrative, challenging the Merger Agreement or the consummation of the transactions contemplated hereby, including the Merger; and

  •
  executing and delivering any additional instruments reasonably necessary to consummate the Merger and any other transactions to be performed or consummated by such party in accordance with the terms of the Merger Agreement and to carry out fully the purposes of the Merger Agreement.

        Each of the parties to the Merger Agreement will promptly (and in no event later than ten business days following the date that the Merger Agreement is executed) make and not withdraw their respective filings under the HSR Act, if any are required, and thereafter make any other applications and filings as reasonably determined to be required or advisable by Parent under applicable antitrust laws with respect to the transactions contemplated by the Merger Agreement, including the Merger. Following entry into the Merger Agreement, Parent and the Company determined that the notification and waiting period requirements under the HSR Act does not apply to the Merger. As a result, they do not intend to make any notifications under the HSR Act.

        Each of the parties agrees to use its reasonable best efforts to take (and to cause their affiliates to take) promptly any and all steps necessary to avoid or eliminate each and every impediment and obtain all consents under any antitrust laws that may be required by any foreign or U.S. federal, state or local governmental authority, in each case with competent jurisdiction, so as to enable the parties to consummate the transactions contemplated by the Merger Agreement, including the Merger, as promptly as practicable. Further, and for the avoidance of doubt, each party will use its reasonable best efforts to take (and to cause its affiliates to take) any and all actions necessary to ensure that none of the following would preclude consummation of the Merger by August 31, 2018:

  •
  no requirement for any non-action by or consent or approval of any foreign or U.S. governmental authority with respect to any antitrust laws;

  •
  no decree, judgment, injunction, temporary restraining order or any other order in any suit or proceeding with respect to any antitrust laws; and

  •
  no other matter relating to any antitrust laws.

        Neither Parent nor Acquisition Sub shall be required to divest or hold separate, or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of Parent's assets or businesses (other than the Company and its subsidiaries), or any material portion thereof.

Termination

        The Merger Agreement may be terminated at any time prior to the effective time of the Merger by mutual written consent of the Company and Parent. The Merger Agreement may also be terminated by either the Company or Parent:

  •
  if the Merger is not consummated on or before August 31, 2018; provided, however, that this termination right will not be available to a party if the failure of the Merger to be consummated on or before August 31, 2018 was principally caused by or a result of the failure of such party to perform any of its obligations under the Merger Agreement;

  •
  subject to certain exceptions, any law or governmental order or ruling shall have been enacted, issued, promulgated, enforced or entered into permanently restraining, enjoining, rendering illegal or otherwise prohibiting the transactions contemplated by the Merger Agreement that becomes final and nonappealable; provided, however, that this termination right will not be available to a party if the issuance of such final law, order or ruling was primarily due to the failure of such party to perform any of its obligations under the section of the Merger Agreement dealing with regulatory approvals or consents, described above as "Regulatory Approvals; Third-Party Consents"; or

  •
  if the Special Meeting shall have concluded and the Requisite Shareholder Approval shall not have been obtained.

        Subject to certain exceptions, the Merger Agreement may be terminated at any time prior to the effective time of the Merger by Parent:

  •
  if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, and such breach (i) would give rise to the failure of certain of Parent's conditions to closing and (ii) is not capable of being cured or is not cured by the Company on or before the earlier of (1) August 31, 2018 or (2) within thirty calendar days following receipt of written notice from Parent of such breach; or

  •
  if (i) the Board shall have effected an adverse recommendation change regarding the Merger, (ii) the Company fails to include the recommendation of the Board that shareholders vote in favor of the Merger Agreement proposal in the proxy statement or (iii) a tender or exchange offer relating to the Company's common stock is commenced, and the Company does not announce within ten business days after the commencement of such tender or exchange offer that it recommends rejection of the tender or offer. However, Parent's right to terminate the Merger Agreement expires upon the earlier of (1) the Company's Requisite Shareholder Approval having been obtained, (2) 5:00 pm (New York City time) on the second business day after the subsequent public reaffirmation of the recommendation by the Board (provided the Company includes the Company recommendation in its proxy statement promptly following such public reaffirmation), and (3) 5:00 pm (New York City time) on the 30th calendar day after the adverse recommendation change occurs.

        Subject to certain exceptions, the Merger Agreement may be terminated at any time prior to the effective time of the Merger by the Company:

  •
  if Parent or Acquisition Sub shall have breached or failed to perform any of their representations, warranties, covenants or agreements set forth in the Merger Agreement, and such breach (i) would give rise to the failure of certain of the Company's conditions to closing and (ii) is not capable of being cured or is not cured by Parent or Acquisition Sub on or before the earlier of (1) August 31, 2018 or (2) within thirty calendar days following receipt of written notice from the Company of such breach;

  •
  at any time prior to the adoption of the Merger Agreement by the Company's shareholders, to enter into a definitive agreement for a Superior Proposal that the board has authorized; provided that the Company concurrently pays or has paid the Termination Fee to Parent (as described below);

  •
  if (i) the conditions to Parent and Acquisition Sub's obligations to close the transactions contemplated by the Merger Agreement have been satisfied, (ii) Parent and Acquisition Sub fail to consummate the transactions contemplated by the Merger Agreement by the date such closing should have occurred, (iii) the Company has notified Parent in writing that all the Company's conditions to close have been satisfied or waived and it stands ready, willing and able to consummate the Merger and (iv) the Company has given Parent at least one business day's written notice prior to termination stating the Company's intention to terminate the Merger Agreement pursuant to this termination right; or

  •
  if at any time after July 12, 2018, the Debt Commitment Letter, is not in full force and effect; or a commitment letter with respect to substitute or alternate debt financing for at least the same amount, in aggregate, as was committed under the Debt Commitment Letter is not in full force and effect with the same or more favorable terms and conditions as those in the original Debt Commitment Letter.

  Termination Fees and Expense Reimbursement

        In the following circumstances, the Company must pay Parent an amount equal to the termination fee of $8,535,000 in cash (which we refer to as the "Termination Fee"), and reimburse up to $3,658,000 of the expenses of Parent and its affiliates:

  •
  if a third party makes a Competing Proposal, the Company or Parent subsequently terminates the Merger Agreement after the Requisite Shareholder Approval is not obtained, and the Company enters into an acquisition agreement with respect to a Competing Proposal for at least 50% of the Company within twelve months of the termination of the Merger Agreement;

  •
  if, prior to the receipt of the Requisite Shareholder Approval, the Merger Agreement is terminated by the Company after the Board has authorized the Company to enter into a definitive agreement with respect to a Superior Proposal; or

  •
  if the Merger Agreement is terminated by Parent after the Board has made an adverse recommendation change, failed to include the Company's recommendation to adopt the Merger in the proxy statement, or not recommended the rejection of a tender or exchange offer of the Company's common stock within ten business days after the commencement of such tender or exchange offer.

        However, if the Merger Agreement is terminated pursuant to the second or third bullet above in connection with an adverse recommendation change with respect to an excluded party or execution of a definitive agreement with an excluded party by May 13, 2018, which is forty-five calendar days following the Go-Shop Period end date, then the amount of the Termination Fee is reduced to $3,658,000, as well as reimbursement of up to $3,658,000 in expenses of Parent and its affiliates.

        If the Merger Agreement is terminated by either party pursuant to the Requisite Shareholder Approval not having been obtained, then the Company will reimburse Parent and its affiliates for up to $2,438,000 in their expenses.

        In the following circumstances, Parent must pay the Company an amount equal to $14,631,000 in cash (which we refer to as the "Reverse Termination Fee"), as well as reimbursement of up to $3,658,000 in expenses of the Company and its affiliates:

  •
  if the Merger Agreement is terminated by the Company pursuant to Parent's breach of its representations, warranties, covenants or other agreements set forth in the Merger Agreement with respect to financing and such breach (i) would give rise to the failure of certain of the Company's conditions to closing and (ii) is not capable of being cured or is not cured by Parent or Acquisition Sub on or before the earlier of (1) August 31, 2018 or (2) within thirty calendar days following receipt of written notice from the Company of such breach;

  •
  if the Merger Agreement is terminated by the Company where the conditions to Parent and Acquisition Sub's obligations to close the transactions contemplated by the Merger Agreement have been satisfied, (ii) Parent and Acquisition Sub fail to consummate the transactions contemplated by the Merger Agreement by the date such closing should have occurred, (iii) the Company has notified Parent in writing that all the Company's conditions to close have been satisfied or waived and it stands ready, willing and able to consummate the Merger and (iv) the Company has given Parent at least one business day's written notice prior to termination stating the Company's intention to terminate the Merger Agreement pursuant to this termination right;

  •
  if the Merger Agreement is terminated by Parent or the Company on or after August 31, 2018 if, at the time of or prior to such termination, the Company could have terminated under either of the two bullets above; or

  •
  if the Merger Agreement is terminated by the Company because, at any time on or after July 12, 2018, the Debt Commitment Letter is not in full force and effect, or substitute or alternate debt financing for at least the same amount, in aggregate, as was committed to in the Debt Commitment Letter is not in full force and effect with the same or more favorable terms and conditions as those in the original Debt Commitment Letter.

        In no event will Parent be required to pay the Reverse Termination Fee or the Company be required to pay the Termination Fee on more than one occasion.

Remedies

        The parties are entitled to injunctions to prevent breaches of the Merger Agreement or an order to enforce specifically the performance of the terms of the Merger Agreement; provided that the Company's right to seek such equitable remedies in connection with enforcing Parent's obligation to cause the equity financing to be funded in accordance with the terms of the Equity Commitment Letter is subject to the requirements that (i) all conditions to Parent's and Acquisition Sub's obligations to close the Merger have been satisfied or waived at the time when the closing of the Merger would have been required to occur, but for the failure of the equity financing to be funded, and remain satisfied, (ii) the debt financing has been funded or would be funded if the equity financing is funded at the closing of the Merger and (iii) the Company has irrevocably confirmed in writing that if specific performance is granted and the debt financing and the equity financing are funded, then the closing of the Merger will occur. Notwithstanding the foregoing, under no circumstances will any party be entitled to receive both a grant of specific performance requiring consummation of the Merger and payment of termination fees.

  Maximum Aggregate Liability

        Parent's right to receive payment of the Termination Fee from the Company in circumstances where it is owed will constitute the sole and exclusive remedy of Parent and Acquisition Sub against the Company, its subsidiaries, and any of their respective, direct or indirect, former, current or future general or limited partners, shareholders, members, managers, directors, officers, employees, agents, affiliates or assignees of any of the foregoing for all losses and damages suffered as a result of the failure of the transactions contemplated by the Merger Agreement to be consummated or for a breach or failure to perform under the Merger Agreement or otherwise, and after such amount has been paid, none of the Company or its related parties as listed above will have any further liability or obligation, subject to certain exceptions.

        The Company's right to receive payment of the Reverse Termination Fee from Parent in circumstances where it is owed will constitute the sole and exclusive remedy of the Company and its subsidiaries against Parent, Acquisition Sub, Privet Fund LP under the limited guaranty, the financing sources under the debt financing or any of their respective former, current or future general or limited partners, shareholders, members, managers, directors, officers, employees, agents, affiliates or assignees of any of the foregoing for all losses and damages suffered as a result of the failure of the transactions contemplated by the Merger Agreement to be consummated or for a breach or failure to perform under the Merger Agreement or otherwise, and after such amount has been paid, none of the Parent or its related parties as listed above will have any further liability or obligation, subject to certain exceptions. Notwithstanding the foregoing, the Company's right to receive the Reverse Termination Fee from Parent will not constitute liquidated damages with respect to any claim for damages or any other claim that the Company would be entitled to assert against Parent, any Parent related parties (other than any financing source in respect of the debt financing, as to which financing sources the payment of the Reverse Termination Fee shall be the sole remedy) or any of their respective assets with respect to any such termination of the Merger Agreement based upon fraud or a willful breach by Parent. The Company's right to receive the Reverse Termination Fee will not constitute the sole and exclusive remedy with respect to any such termination of the Merger Agreement based upon fraud or a willful breach by Parent. The parties have agreed that a failure by Parent to effect the closing due to a failure of the debt financing to be funded if Parent shall have complied with all of its obligations with respect to the debt financing will not constitute a willful breach, but that a failure by Parent to effect the closing when it would be required to occur under the Merger Agreement if the debt financing is available and would be funded if the equity financing was funded shall constitute a willful breach. Parent's obligations under the Merger Agreement are guaranteed by Privet Fund LP under a limited guaranty executed in connection with the Merger Agreement, but only up to an aggregate amount of $85,000,000.

Conduct of Business Pending the Merger

        Pursuant to the terms of the Merger Agreement, the Company agrees that, except as expressly contemplated or required by the Merger Agreement, subject to certain exceptions contained in its confidential disclosure schedule, as required by law or unless Parent otherwise consents in writing (such approval not to be unreasonably withheld, conditioned or delayed), until the effective time of the Merger, it will conduct its business in the ordinary course and use its commercially reasonable efforts to preserve substantially intact the material components of its current business organization, and to preserve in all material respects its present relationships with key customers and suppliers with which it has material business relations.

        The Company also has agreed that, except as expressly contemplated by the Merger Agreement, subject to certain exceptions contained in its confidential disclosure schedule, as required by law or unless Parent otherwise consents (such approval not to be unreasonably withheld, conditioned or delayed) that it will not:

  •
  amend or otherwise change, in any material respect, the restated certificate of incorporation, certificate of amendment to the certificate of incorporation or bylaws of the Company (or such equivalent organizational or governing documents of any of its subsidiaries);

  •
  split, combine, reclassify, redeem, repurchase or otherwise subdivide, acquire or amend the terms of any capital stock or other equity interests or rights;

  •
  do any of the following, except that the Company may withhold Company common stock to cover any tax withholding that may be due upon exercise of any Company option or settlement of any Company stock unit, and may issue shares of Company common stock upon the exercise of any vested Company option, or settlement of any Company stock unit:

  •
  issue, deliver, sell, pledge, dispose, redeem, encumber, transfer or grant: (1) any shares of its or its subsidiaries' capital stock (regardless of class or series) or other equity interest of the Company or its subsidiaries or (2) any options, warrants, convertible securities or other rights of any kind to acquire any shares of its or its subsidiaries' capital stock, in each case except for transactions among the Company and its direct or indirect wholly owned subsidiaries or among the Company's direct or indirect wholly owned subsidiaries;

  •
  except as required by the terms of any Company benefit plan, accelerate or waive any restrictions pertaining to the vesting of any options or other equity awards, warrants or other rights of any kind to acquire any shares of capital stock; or

  •
  enter into any voting agreement with respect to the capital stock of the Company;

  •
  declare, set aside, authorize, make or pay any dividend or other distribution, payable in cash, stock, property, a combination thereof or otherwise, with respect to the Company's or any of its subsidiaries' capital stock or other equity interests, other than (i) dividends paid by any subsidiary of the Company to the Company or any wholly owned subsidiary of the Company and (ii) quarterly cash dividends consistent with past practice;

  •
  except as required pursuant to a Company benefit plan in effect prior to February 12, 2018 or as required by applicable law or the Merger Agreement, and except for actions taken in the ordinary course of business consistent with past practice:

  •
  grant or provide severance or termination payments or benefits to any current or former director, employee, officer, consultant or independent contractor;

    •
    grant, provide increases in, or accelerate the payment of the level of compensation or benefits, or make any loans to, any current or former director, employee, officer, consultant or independent contractor;

    •
    establish, adopt, terminate or materially amend any Company benefit plan or any plan, program, arrangement, policy or agreement that would be a Company benefit plan if it were in existence on February 12, 2018;

    •
    terminate any current employee of the Company or any subsidiary of the Company, other than for cause; or

    •
    renew or enter into any material modification of any labor agreement or collective bargaining agreement or implement or announce any material reduction in labor force or mass lay-off;

  •
  grant, confer or award any Company options, convertible securities, restricted stock, Company restricted shares, Company stock units or other rights to acquire any of its or its subsidiaries' capital stock;

  •
  acquire or agree, directly or indirectly, to acquire (including by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, limited liability company, other business organization or any division or material amount of assets thereof, or sell, lease, license, abandon or otherwise subject to a lien (other than certain permitted liens) or otherwise dispose of any material properties, rights or assets of the Company or its subsidiaries other than (1) sales of inventory in the ordinary course of business consistent with past practice or (2) pursuant to agreements existing as of February 12, 2018, or entered into after February 12, 2018, in accordance with the terms of the Merger Agreement;

  •
  sell, pledge, dispose of, transfer, lease, license, or encumber, or authorize the sale, pledge, disposition, transfer, lease, license, or encumbrance of, any tangible or intangible property or tangible or intangible assets of the Company or any of its subsidiaries, except (x) in the ordinary course of business consistent with past practice, or (y) to the Company or a wholly owned subsidiary of the Company;

  •
  incur, assume, modify or amend in any respect the terms of, any indebtedness for borrowed money, or assume, endorse or guarantee any such indebtedness for any person (other than a subsidiary), except for indebtedness incurred (i) under the Company's existing credit facilities or to replace, renew, extend, refinance or refund any existing indebtedness on market terms and conditions, (ii) pursuant to agreements in effect prior to the execution of the Merger Agreement, (iii) under letters of credit in the ordinary course of business or (iv) as otherwise required in the ordinary course of business consistent with past practice;

  •
  make any loan, advance or capital contribution to, or investment in, any other person, other than (i) investments by the Company or a wholly owned subsidiary of the Company to or in any wholly owned subsidiary of the Company in the ordinary course of business and consistent with past practice and (ii) trade payables, capital lease obligations or obligations issued or assumed as consideration for services, inventory or other property, in each case in the ordinary course of business and consistent with past practice;

  •
  (i) cancel, terminate, extend, renew, modify or amend certain specified types of contracts of the Company, (ii) waive, release or assign, in any respect, any material rights or obligations under such contract or (iii) enter into any contract, which would have been such contract if entered into prior to the date hereof; in each case to the extent that such contract contains a term longer than one year, which cannot be terminated without material penalty upon notice of 90 days or less and other than in the ordinary course of business, extensions and renewals of such contract on substantially the same terms in connection with the expected termination or expiration of such contract, or which would not reasonably be expected to have a Company Material Adverse Effect;

  •
  make any material change to its methods of financial accounting in effect at December 31, 2016, except (i) as required by GAAP (or any interpretation thereof), Regulation S-X under the Exchange Act or a Governmental Authority or quasi-Governmental Authority (including the Financial Accounting Standards Board or any similar organization), (ii) to permit the audit of the Company's financial statements in compliance with GAAP, (iii) as required by applicable law, (iv) as disclosed in certain of the Company's SEC filings or (v) to the extent that such change would not reasonably be expected to result in a material adverse effect;

  •
  except as contemplated by the Merger Agreement, solely with respect to the Company, adopt or enter into a plan of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries;

  •
  other than in the ordinary course of business or consistent with past practice, make, change or revoke any material tax election, change any material method of tax accounting, make any material amendment to any tax return, settle or compromise any material tax liability for an amount materially in excess of the amount accrued or reserved on the Company's September 30, 2017 balance sheet (or more recent consolidated balance sheet included in the Company's SEC filings), surrender any right to claim a material refund of taxes, consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment relating to the Company or its subsidiaries (other than automatic extensions of time to file any tax return), in each case to the extent any such action would materially adversely impact Parent and its subsidiaries, taken as a whole, after the closing;

  •
  make, or enter into any commitment for, any capital expenditures with respect to tangible property or real property other than (i) certain capital expenditures set forth in the confidential disclosure schedules or (ii) any other capital expenditures in an aggregate amount that does not exceed $1,000,000;

  •
  (i) enter into any material new line of business other than the lines of business in which the Company and its subsidiaries are currently engaged as of the date of the Merger Agreement or (ii) establish any new subsidiary or joint venture;

  •
  except for in any action in respect of or relating to taxes, pay, discharge, settle or compromise, or fail to defend, any actions before any governmental authority or consent to the entry of any order in connection therewith, other than (i) where the amounts paid or to be paid are in an amount less than $500,000 in the aggregate (net of amounts covered by insurance or indemnification agreements with third parties as to which no reservation of rights has been asserted), (ii) that do not involve the admission of wrongdoing by the Company or any of its subsidiaries and (iii) that do not impose any material restrictions on the business of the Company or any of its subsidiaries, or on the surviving corporation following the effective time of the Merger; or

  •
  authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing.

Indemnification; Directors' and Officers' Insurance

        From and after the effective time of the Merger, Parent will, and will cause the surviving corporation to, indemnify, defend and hold harmless, and advance expenses to each current and former director, officer or employee of the Company and any of its subsidiaries (each of which we refer to as a "D&O Indemnified Party") with respect to all acts or omissions by them in their capacities as such at any time prior to the effective time (including any matters arising in connection with the Merger Agreement or the transactions contemplated hereby), to the fullest extent that the Company or its subsidiaries would be permitted by applicable law and to the fullest extent required by the organizational documents of the Company or its subsidiaries as in effect on February 12, 2018. Parent will cause, for a period of six years after February 12, 2018, the articles of incorporation, bylaws or other organizational documents of the surviving corporation and its subsidiaries to contain provisions with respect to indemnification, advancement of expenses and limitation of director, officer and employee liability that are no less favorable to the D&O Indemnified Parties than those set forth in the Company's and its subsidiaries' organizational documents as of February 12, 2018.

        Unless the Company has purchased a "tail" policy prior to the effective time of the Merger, for at least six years after the effective time of the Merger, Parent will, and will cause the surviving corporation and its other subsidiaries to maintain in full force and effect, on terms and conditions no less advantageous to the D&O Indemnified Parties than the existing directors' and officers' liability insurance and fiduciary insurance maintained by the Company or any of its subsidiaries, as applicable, as of the date hereof, covering claims arising from facts, events, acts or omissions that occurred at or prior to the effective time of the Merger; provided that Parent or the surviving corporation, as applicable, shall not be required to pay an annual premium for such insurance in excess of 300% of the aggregate annual premiums currently paid by the Company or any of its subsidiaries.

Employee Matters

        For one year following the closing of the Merger, Parent or its applicable subsidiary will provide employees of the Company who remain employed by the Company and its affiliates (each, a "continuing Company employee") with (i) an annual rate of base salary or wages that are no less favorable than the annual rate of base salary or wages in effect immediately prior to the closing of the Merger, (ii) an incentive compensation target opportunity that is no less favorable than the incentive compensation target opportunity in effect immediately prior to the closing of the Merger, (iii) employee benefits that are no less favorable in the aggregate than those provided to the employee immediately prior to the closing of the Merger and (iv) severance benefits on terms and conditions agreed to between Parent and the Company. Parent or its applicable subsidiary will also recognize the service of each continuing Company employee for purposes of eligibility, vesting and determination of the level of benefits (but not for purposes of benefit accrual under a defined benefit pension plan), to the extent such recognition does not result in any duplication of benefits. In addition, for the calendar year in which continuing Company employees commence participation in any medical, dental or welfare benefit plan or Parent or its subsidiaries, the continuing Company employee will not be required to satisfy deductible, co-payment and out-of-pocket maximum requirements to the extent such amounts were previously credited for such purposes under the comparable Company benefit plans.

Additional Covenants

        The Merger Agreement also contains certain other customary covenants, including relating to cooperation in the preparation and filing of this proxy statement, the holding of the Company's shareholder meeting, public announcements, access to information and confidentiality, applicability of takeover laws, litigation relating to the Merger, matters relating to Section 16 of the Exchange Act, treatment of existing indebtedness of the Company, delisting of the Company's stock and notification of certain matters.

Representations and Warranties

        The Merger Agreement contains customary representations and warranties by the Company and by Parent and Acquisition Sub that are subject, in some cases, to materiality qualifications and specified exceptions contained in the confidential disclosure schedule. Further, none of the representations and warranties will survive the Merger.

        The representations and warranties made by each of the parties relate to, among other things:

  •
  organization, standing and corporate power;

  •
  corporate power and authorization to enter into the Merger Agreement; and

  •
  the absence of certain legal proceedings against the Company or Parent or Acquisition Sub.

        The representations and warranties made by the Company relate to, among other things:

  •
  capital structure;

  •
  noncontravention of applicable laws or the organizational documents of the Company or its subsidiaries and adoption of Board resolutions approving the Merger;

  •
  permits, licenses, authorizations and other approvals;

  •
  required consents and approvals of governmental authorities in connection with the Merger;

  •
  documents filed with the SEC and financial statements;

  •
  disclosure controls and procedures and internal controls over financial reporting;

  •
  absence of a material adverse effect since January 1, 2017, and the conduct of the business in the ordinary course since that date;

  •
  absence of undisclosed liabilities;

  •
  absence of liens or indebtedness;

  •
  the absence of legal proceedings against the Company that would reasonably be expected to have a Company Material Adverse Effect;

  •
  compliance with laws and licenses;

  •
  employee benefits matters;

  •
  labor matters;

  •
  intellectual property, data privacy and information security;

  •
  material contracts;

  •
  real property;

  •
  environmental matters;

  •
  Requisite Shareholder Approval;

  •
  nonapplicability of antitakeover provisions;

  •
  brokers and finders;

  •
  the opinion of the Company's financial advisor, BMO Capital Markets Corp.;

  •
  insurance; and

  •
  information in the proxy statement.

        The representations and warranties made by Parent and Acquisition Sub relate to, among other things:

  •
  government filings and consents;

  •
  absence of agreements with Company shareholders to vote for the Merger;

  •
  absence of agreements with a third party to provide equity capital (other than pursuant to the Equity Commitment Letter) to finance the Merger;

  •
  information in the proxy statement;

  •
  equity financing and debt financing;

  •
  the Guaranty (as defined below);

  •
  the capitalization of Acquisition Sub;

  •
  lack of any material interest in any entity or person that competes with the Company;

  •
  acquisition of the Shares for investment purposes;

  •
  brokers and advisors;

  •
  the solvency of the surviving corporation following the Merger;

  •
  share ownership;

  •
  lack of actions that would require notice under the WARN Act;

  •
  lack of agreements with Company management;

  •
  CFIUS and DSS; and

  •
  nonreliance on estimates, projections and other forward-looking statements of the Company.

Governing Law and Venue; Waiver of Jury Trial

        The Merger Agreement is governed by New York law. Each party has submitted to the exclusive jurisdiction of the United States District Court for the Southern District of New York (or, if that court does not have jurisdiction, the Supreme Court of the State of New York, County of New York) in any proceeding relating to the Merger Agreement or the transactions contemplated thereby (including with respect to enforcement of related judgments). However, the parties have agreed that neither they nor their respective affiliates will bring, or support, any claim against any debt financing source related to the Merger Agreement or any of the transactions contemplated thereby other than in New York State or United States federal courts sitting in New York County, State of New York. Each party has further irrevocably waived any right to a trial by jury with respect to any litigation directly or indirectly arising out of or relating to the Merger Agreement or the transactions contemplated thereby.

Guaranty

        Concurrently with the execution of the Merger Agreement, Parent has delivered to the Company a limited guaranty, dated February 12, 2018, which we refer to as the "Guaranty," entered into by Privet Fund LP, whom we refer to as the "Guarantor." Pursuant to the terms of the Guaranty and subject to the terms and conditions set forth therein, the Guarantor has agreed to guarantee Parent's obligations under the Merger Agreement, capped at $85,000,000, including payment of the Reverse Termination Fee and certain reimbursement obligations of Parent.

 SUPPORT AGREEMENT

        The following describes the material provisions of the Support Agreement, which is attached as Annex B to this proxy statement and which is incorporated by reference in this proxy statement. The summary does not purport to be complete and may not contain all of the information about the Support Agreement that is important to you. You are encouraged to read carefully the Support Agreement in its entirety before making any decisions.

        In connection with the Merger Agreement, on February 12, 2018, the Sponsor Entities, which collectively own approximately 10.6% of the issued and outstanding Shares, entered into a Support Agreement with the Company pursuant to which the Sponsor Entities have committed to vote their Shares in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger. Additionally, the Sponsor Entities committed to vote against (for so long as the Company Recommendation has not been withheld, withdrawn, modified, qualified or amended):

  •
  any Competing Proposal or proposal relating to a Competing Proposal;

  •
  any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company;

  •
  any material change in the present capitalization of the Company or any amendment to the Company's by-laws or certificate of incorporation, except as approved in writing by the Company; and

  •
  any action or agreement that is not recommended by the Board and that would reasonably be expected to (i) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, (ii) result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled or (iii) impede, frustrate, interfere with, delay, postpone or adversely affect the Merger and the other transactions contemplated by the Merger Agreement.

        Each of the Sponsor Entities agrees that until the termination of the Support Agreement, it will not sell, transfer, pledge, assign, encumber, hypothecate or otherwise dispose of, or enter into any contract or other arrangement with respect to transferring the Shares, except that Privet Fund LP will contribute the 1,315,090 Shares held by it and any Shares that it subsequently acquires to Parent prior to the closing.

        Both parties make certain representations regarding authority to execute and deliver the Support Agreement, as well as noncontravention of the parties' bylaws or other applicable laws. Each of the Sponsor Entities also makes certain representations regarding ownership of the Shares, the Company's reliance on the agreement, and the absence of any legal proceedings or investigations that could reasonably be expected to prevent or delay the consummation of the Merger.

        The Support Agreement will terminate upon the earliest to occur of (i) the effective time of the Merger, (ii) a termination of the Merger Agreement in accordance with its terms and (iii) the written agreement of the parties to the Support Agreement.

 THE DEBT COMMITMENT LETTER

        Parent and Acquisition Sub have obtained a Debt Commitment Letter from White Oak Global Advisors, LLC dated February 12, 2018 (as amended on February 22, 2018) to provide a senior secured term loan facility in an aggregate principal amount of $115 million, consisting of a domestic tranche and a foreign tranche, upon the terms and subject to the conditions set forth in the Debt Commitment Letter. Acquisition Sub will be the initial borrower under the domestic tranche of the senior secured term loan facility, and, following the consummation of the Merger, the Company will become the borrower (the "U.S. Borrower"). Forkardt Deutschland GmbH will be the borrower under the foreign tranche of the senior secured term loan facility (the "European Borrower").

        In the event that the senior secured term loan facility contemplated by the Debt Commitment Letter is not funded on or before August 27, 2018 (taking into account all extension periods that may be available if certain conditions are met), then the Debt Commitment Letter and the commitments thereunder shall automatically terminate.

        We anticipate that the proceeds of the senior secured term loan facility, together with the other sources of funds described below in "Financing of the Merger," will be used to (i) pay the Company's shareholders and holders of equity awards the amounts due to them under the Merger Agreement upon the consummation of the Merger and (ii) pay related fees and expenses in connection with the Merger and associated transactions.

        The senior secured term loan facility is expected to mature five years from the date of funding and will amortize commencing on the later to occur of the calendar quarter ending September 30, 2018 or the calendar quarter ending immediately after the date that is 180 days after the date of funding, in quarterly installments of (i) 1.75% of the original principal amount for the first six calendar quarters and (ii) 2.50% of the original principal amount thereafter.

        Certain additional key terms of the debt financing contemplated by the Debt Commitment Letters are set forth below:

  •
  Lender.  The debt financing will be provided by: (i) funds or accounts managed by or affiliated with White Oak Global Advisors, LLC as selected by White Oak Global Advisors, LLC in its sole discretion, and (ii) such other accredited investors (who are not individuals) reasonably acceptable to White Oak; however, the Financing will be fully underwritten by White Oak Global Advisors, LLC and will not be conditioned upon syndication. White Oak Global Advisors, LLC will act as the administrative agent.

  •
  Term.  The debt financing will have a term of five years.

  •
  Interest Rates.  From and after the closing until the end of the first quarter ending at least 90 days after the closing, the stated interest rate for the senior secured term loan facility will be equal to the one-month LIBOR rate plus 8.500%, resulting in an effective interest rate of 10.375% during that period (assuming a LIBOR rate of 1.875%, which is the one month LIBOR rate as of March 26, 2018). From and after the end of the first quarter ending at least 90 days after the closing, the stated interest rate for the senior secured term loan facility will be determined based on the total leverage of the Company in a range from the one-month LIBOR rate plus 6.250% to the one-month LIBOR rate plus 8.500%. Because the total leverage of the Company and the applicable LIBOR rate at that time are not currently known, the effective interest rate during that period cannot currently be determined.

  •
  Borrowers.  Merger Sub will be the initial borrower under the domestic tranche of the term loan facility, and, following the consummation of the Merger, the Company will become the borrower. Forkardt Deutschland GmbH will be the borrower under the foreign tranche of the term loan facility. The foregoing are referred to in such capacity collectively as the "Borrowers".

  •
  Guarantors.  All obligations under (i) the domestic tranche of the term loan facility will be guaranteed by Parent and all existing and future direct and indirect subsidiaries of Parent (other than certain excluded subsidiaries) and (ii) the foreign tranche of the term loan facility will be guaranteed by Parent and all existing and future direct and indirect subsidiaries of Parent (other than certain excluded subsidiaries) (collectively, the "Guarantors").

  •
  Financial Covenants.  The definitive documentation for the term loan facility as contemplated by the Debt Commitment Letter will contain customary financial covenants for transactions of this type, including a (i) maximum consolidated capital expenditures ratio covenant, (ii) minimum consolidated fixed charge coverage ratio covenant, and (iii) maximum total leverage ratio covenant, each to be tested on a quarterly basis, commencing with the first full fiscal quarter after consummation of the term loan facility.

  •
  Other Terms.  The definitive documentation for the term loan facility as contemplated by the Debt Commitment Letter will contain customary representations and warranties and affirmative and negative covenants for transactions of this type, including, among other things, restrictions on indebtedness, investments, sales of assets, use of proceeds, mergers and other fundamental changes, prepayments of other certain indebtedness, liens and dividends and other distributions. The term loan facility will also include customary events of default, including upon a change of control.

        No plans or arrangements have been made to repay the debt financing contemplated by the Debt Commitment Letters.

        The financing contemplated by the Debt Commitment Letter is subject to the satisfaction of the following conditions:

  •
  the substantially concurrent consummation of the Merger in accordance with the Merger Agreement in all material respects;

  •
  the execution and delivery of definitive documentation and customary closing documents consistent with the Debt Commitment Letter;

  •
  the absence, since January 1, 2017, of a material adverse effect (which, for purposes of the Debt Commitment Letter, is as defined in the Merger Agreement) on the Company and its subsidiaries taken as a whole (as described in more detail under "The Merger Agreement—Conditions to the Completion of the Merger");

  •
  the payment of all applicable fees and expenses;

  •
  the delivery of certain audited and unaudited financial statements of the Company and its subsidiaries, certain pro forma financial statements of the Company and an updated quality of earnings report through December 31, 2017;

  •
  receipt by the lenders of documentation and other information required under applicable "know your customer" and anti-money laundering rules and regulations (including the PATRIOT Act);

  •
  minimum unrestricted cash and deposit accounts of the U.S. Obligors and the European Obligors of at least $10 million ($2 million of which may consist of unrestricted cash of parties that are neither U.S. Obligors nor European Obligors);

  •
  completion of the equity contribution contemplated by the Equity Commitment Letter;

  •
  the delivery of customary lien searches and any security documents or instruments that may be required to create and perfect White Oak's security interest in the collateral;

  •
  the delivery of customary payoff and release documentation for certain existing indebtedness to be repaid at Closing; and

  •
  the accuracy of certain representations and warranties in the Merger Agreement and specified representations and warranties in the definitive debt documents.

        The definitive documentation for the senior secured term loan facility as contemplated by the Debt Commitment Letter are expected to contain certain representations and warranties and affirmative and negative covenants, including, among other things, restrictions on indebtedness, investments, sales of assets, use of proceeds, mergers and other fundamental changes, prepayments of other indebtedness, liens and dividends and other distributions. The definitive documentation for the senior secured term loan facility is also expected to include certain events of default, including upon a change of control.

        If any portion of the debt financing becomes unavailable on the terms and conditions contemplated in the Debt Commitment Letter, Parent shall promptly notify the Company of such unavailability and use its reasonable best efforts to cause to be obtained sufficient alternative financing, as promptly as practicable and in any event no later than the day the Closing would be required to occur under the Merger Agreement, on terms and conditions that would not make the debt financing materially less likely to be consummated than the terms and conditions in the Debt Commitment Letter. As of [    •    ], 2018, the last practicable date before the printing of this proxy statement, no alternative financing arrangements or alternative financing plans have been made in the event the debt financing is not available as anticipated. The definitive documentation governing the senior secured term loan facility contemplated by the Debt Commitment Letter has not been finalized and, accordingly, the actual terms of the debt financing may differ from those described in this proxy statement.

        White Oak may perform its funding obligations in respect of the senior secured term loan facility by causing accounts managed or advised by White Oak to provide the senior secured term loan facility on the terms and conditions specified in the Debt Commitment Letter.

        The foregoing summary of the Debt Commitment Letter and the expected terms of the senior secured term loan facility is qualified in its entirety by reference to the copy of such Debt Commitment Letter attached as an exhibit to Schedule 13E-3 filed with the SEC in connection with the Merger and incorporated herein by reference.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

        Statements contained in this proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us, contain statements that, in our opinion, may constitute forward-looking statements. These statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "target," "project," "forecast," "seek," "will," "may," "should," "could," "would" or similar expressions. Although the Company believes that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct. Forward-looking statements are subject to many risks and uncertainties, and actual results may differ materially from the results discussed in forward-looking statements. In addition to the specific factors discussed in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2017, the following are among the important factors, risks and uncertainties that could cause actual results to differ materially from the forward-looking statements:

  •
  our shareholders may not adopt the Merger Agreement;

  •
  litigation in respect of the Merger could delay or prevent the closing of the Merger;

  •
  the parties may be unable to obtain governmental and regulatory approvals required for the Merger, or required governmental and regulatory approvals may delay the Merger or result in the imposition of conditions that could cause the parties to abandon the Merger;

  •
  the proposed transaction may be delayed or may not close;

  •
  our announcement and pursuit of the Merger may disrupt our business and make it more difficult to maintain our business and operational relationships, and the restrictions imposed on us prior to the closing of the Merger or termination of the Merger Agreement may prevent us from growing our business or operating outside of the ordinary course of business without the consent of Parent and/or Acquisition Sub;

  •
  developments beyond the parties' control, including but not limited to, changes in economic, employment and competitive conditions; or

  •
  the possibility that alternative acquisition proposals will or will not be made.

        Consequently, all of the forward-looking statements we make in this document are qualified by the information contained or referred to herein, including, but not limited to, (i) the information contained under this heading and (ii) the information contained under the heading "Risk Factors" and that is otherwise disclosed in our annual report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 9, 2018. See "Where You Can Find More Information."

        You should carefully consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. Except as required by law, we undertake no obligation to update any of these forward-looking statements.

 PARTIES TO THE MERGER

The Company

Hardinge Inc.
One Hardinge Drive
Elmira, NY 14903
(607) 734-2281

        Hardinge Inc. is a New York corporation. Hardinge Inc., together with its subsidiaries, designs, manufactures and distributes machine tools in the Americas, Europe and Asia. The Company operates through two segments: Metalcutting Machine Solutions, and Aftermarket Tooling and Accessories. It offers advanced computer-controlled Turning Machines, Grinding Machines, Machining Centers, System Integrations, Turnkey Solutions and post-sale support services including repair parts, training, in-field maintenance and repairs for machine solutions. Hardinge Inc. also engineers and supplies high precision, standard and specialty workholding devices, and other machine tool accessories. Customers served by Hardinge Inc. include industrial fortune 500 manufacturers, OEM's and their suppliers as well as small and medium-sized independent job shops. The Company sells its products directly and through distributors, agents and manufacturers' representatives. Hardinge Inc. was founded in 1890. For more information about the Company, please visit the Company's website at http://www.hardinge.com. The information contained on the Company's website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC. See also "Where You Can Find More Information." The Shares are publicly traded on NASDAQ under the symbol "HDNG."

Parent and Acquisition Sub

Hardinge Holdings, LLC
c/o Privet Fund Management LLC
79 West Paces Ferry Road, Suite 200B
Atlanta, GA 30305, (404) 419-2670

        Parent is a Delaware limited liability company owned by Privet Fund LP and Privet Capital Investments II, LP and managed by Privet Fund Management LLC. Parent is an investment vehicle formed for the purpose of engaging in the Merger and related transactions. Parent has not engaged in any business except for the activities incident to its formation and in connection with the transactions contemplated by the Merger Agreement.

Hardinge Merger Sub Inc.
c/o Privet Fund Management LLC
79 West Paces Ferry Road, Suite 200B
Atlanta, GA 30305, (404) 419-2670

        Acquisition Sub is a New York corporation and a wholly owned subsidiary of Parent. Acquisition Sub was formed for the purpose of engaging in the Merger and related transactions. Acquisition Sub has not engaged in any business other than in connection with the Merger and related transactions. At the effective time of the Merger, Acquisition Sub will be merged with and into the Company and will cease to exist, and the Company will continue as the surviving corporation and a wholly owned subsidiary of Parent.

 THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

        This proxy statement is being furnished to our shareholders as part of the solicitation of proxies by the Board for use at the Special Meeting to be held on [    •    ], 2018, starting at [    •    ] (local time) at [    •    ], or at any postponement or adjournment thereof. At the Special Meeting, holders of the Shares entitled to vote at the Special Meeting will be asked to approve the Merger Agreement Proposal, the Adjournment Proposal, and to approve the Advisory (Nonbinding) Merger-Related Compensation Proposal.

        Our shareholders must approve the Merger Agreement Proposal in order for the Merger to occur. If our shareholders fail to approve the Merger Agreement Proposal, the Merger will not occur. A copy of the Merger Agreement is attached as Annex A to this proxy statement. We encourage you to read the Merger Agreement carefully in its entirety.

        The votes on the proposals to approve one or more adjournments of the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies and to approve, on an advisory (nonbinding) basis, the compensation that may become payable to the named executive officers of the Company in connection with the Merger, as disclosed in the table under "Special Factors—Interests of Executive Officers and Directors of the Company in the Merger—Advisory (Nonbinding) Merger-Related Compensation Proposal," including the associated footnotes and narrative discussion, are separate and apart from the vote on the proposal to adopt the Merger Agreement. Accordingly, a shareholder may vote in favor of the proposal to approve the adjournment of the Special Meeting and/or the proposal to approve on an advisory (nonbinding) basis, the merger-related compensation and vote not to approve the proposal to adopt the Merger Agreement (and vice versa).

Record Date and Quorum

        We have fixed [    •    ], 2018 as the Record Date for the Special Meeting, and only record holders of the Shares as of the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting. You are entitled to receive notice of, and to vote at, the Special Meeting if you are a record holder of the Shares at the close of business on the Record Date. You will have one vote for each Share that you owned of record on the Record Date. As of the Record Date, there were [    •    ] Shares outstanding and entitled to vote at the Special Meeting.

        The representation of the holders of a majority of the Shares outstanding and entitled to vote, present in person or by proxy, at the Special Meeting will constitute a quorum for the purposes of the Special Meeting.

        A quorum is necessary to transact business at the Special Meeting. Once a Share entitled to vote at the Special Meeting is represented at the Special Meeting, it will be counted for the purpose of determining a quorum at the Special Meeting and any adjournment of the Special Meeting, even if the Share is not voted, including any Shares for which a shareholder directs an abstention from voting. However, if a new record date is set for the adjourned Special Meeting, a new quorum will have to be established. If a quorum is not present at the Special Meeting, the shareholders who are present in person or by proxy may be asked to vote as to whether the Special Meeting will be adjourned to another time and/or place.

Attendance

        Only shareholders of record on the Record Date or their duly authorized proxies have the right to attend the Special Meeting. To gain admittance, you must present valid photo identification, such as a driver's license. If your Shares are held through a bank, brokerage firm or other nominee, please bring to the Special Meeting a copy of your brokerage statement evidencing your beneficial ownership of the

Shares and valid photo identification. If you are the representative of a corporate or institutional shareholder, you must present valid photo identification along with proof that you are the representative of such shareholder. Please note that cameras, recording devices and other electronic devices will not be permitted at the Special Meeting.

Vote Required

        The approval of the adoption of the Merger Agreement Proposal requires the vote of two-thirds of the Shares outstanding and entitled to vote at the Special Meeting. For the Merger Agreement Proposal, you may vote "FOR," "AGAINST" or "ABSTAIN."

        The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the Shares cast in person or by proxy and entitled to vote thereon at the Special Meeting, whether or not a quorum is present. For the Adjournment Proposal, you may vote "FOR," "AGAINST" or "ABSTAIN."

        The approval of the Advisory (Nonbinding) Merger-Related Compensation Proposal requires the affirmative vote of the holders of a majority of the Shares cast in person or by proxy and entitled to vote thereon at the Special Meeting. For the Advisory (Nonbinding) Merger-Related Compensation Proposal, you may vote "FOR," "AGAINST" or "ABSTAIN."

        Our directors and executive officers have informed us that, as of the date of this proxy statement, they intend to vote all of the Shares owned directly by them in favor of the approval of the Merger Agreement and approval of each of the other proposals listed in this proxy statement. As of [    •    ], 2018, the Record Date for the Special Meeting, our directors and executive officers directly owned, in the aggregate, [    •    ] Shares entitled to vote at the Special Meeting, or collectively approximately [    •    ]% of the outstanding Shares entitled to vote at the Special Meeting.

        The Sponsor Entities beneficially own approximately 10.6% of the issued and outstanding Shares entitled to vote at the Special Meeting, and the Sponsor Entities have agreed to vote all of their Shares in favor of the Merger Agreement and the transactions contemplated thereunder. As of the date of the filing of this proxy statement, neither the Parent Group nor any of their respective affiliates (as defined under Rule 405 of the Securities Act) own any Shares except that the Sponsor Entities beneficially own 1,372,188 Shares and Mr. Levenson owns 1,632 Shares.

Voting

  Shareholders of Record

        If your Shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those Shares, the shareholder of record. This proxy statement and proxy card have been sent directly to you by the Company.

        If you fail to vote, either in person or by proxy, your Shares will not be voted at the Special Meeting and will not be counted for purposes of determining whether a quorum exists.

        Additionally, your failure to vote will have (i) the effect of counting "AGAINST" the Merger Agreement Proposal with respect to the approval threshold requiring the affirmative vote of the holders of two-thirds of the outstanding Shares entitled to vote at the Special Meeting, assuming a quorum is present and (ii) no effect on the Adjournment Proposal or the Advisory (Nonbinding) Merger-Related Compensation Proposal.

  Beneficial Owners

        If your Shares are held through a bank, brokerage firm or other nominee, you are considered the beneficial owner of those Shares held in "street name." In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those Shares, the shareholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee as to how to vote your Shares by following their instructions for voting.

        Your bank, brokerage firm or other nominee will only be permitted to vote your Shares if you instruct your bank, brokerage firm or other nominee as to how to vote. You should follow the procedures provided by your bank, brokerage firm or other nominee regarding the voting of your Shares. Under stock exchange rules applicable to banks, brokerage firms, and other nominees, absent your instructions, a bank, brokerage firm or other nominee does not have discretionary authority to vote on "non-routine" matters and all of the matters to be considered at the Special Meeting are "non-routine" for this purpose.

        If you instruct your bank, brokerage firm or other nominee how to vote on at least one, but not all of the proposals to be considered at the Special Meeting, your Shares will be voted according to your instructions on those proposals for which you have provided instructions and will be counted as present for purposes of determining whether a quorum is present at the Special Meeting. In this scenario, a "broker non-vote" will occur with respect to each proposal for which you did not provide voting instructions to your bank, brokerage firm or other nominee.

        A failure to provide instructions with respect to any of the proposals and a broker non-vote will have (i) the effect of an "AGAINST" vote on the Merger Agreement Proposal with respect to the approval threshold requiring the affirmative vote of the holders of two-thirds of the outstanding Shares entitled to vote at the Special Meeting and (ii) no effect on the Adjournment Proposal or the Advisory (Nonbinding) Merger-Related Compensation Proposal.

Abstentions

        An abstention will have the same effect as a vote cast against the Merger Agreement Proposal, and will count for the purpose of determining if a quorum is present at the Special Meeting. Abstentions will have no effect with respect to the Adjournment Proposal and the Advisory (Nonbinding) Merger-Related Compensation Proposal.

How to Vote

        If you are a shareholder of record, you may vote your Shares on matters presented at the Special Meeting in any of the following ways:

  •
  in person—you may attend the Special Meeting and cast your vote there;

  •
  by proxy—shareholders of record have a choice of voting by proxy;

  •
  over the Internet (the website address for Internet proxies is printed on your proxy card);

  •
  by using the toll-free telephone number noted on your proxy card; or

  •
  by completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope.

        If you are a beneficial owner of the Shares as of the Record Date, you will receive instructions from your bank, brokerage firm or other nominee that you must follow to have your Shares voted. Those instructions will identify which of the above choices are available to you to have your Shares voted. Please note that if you are a beneficial owner and wish to vote in person at the Special Meeting, you must have a legal proxy from your bank, brokerage firm or other nominee naming you as the proxy.

        The control number located on your proxy card is designed to verify your identity and allow you to submit a proxy for your Shares and to confirm that your voting instructions have been properly recorded when submitting a proxy over the Internet or by telephone.

        Please refer to the instructions on your proxy or voting instruction card to determine the deadlines for submitting a proxy over the Internet or by telephone. If you choose to submit your proxy by mailing a proxy card, your proxy card must be filed with our Corporate Secretary by the time the Special Meeting begins.

        If you vote by proxy, regardless of the method you choose to submit a proxy, the individuals named on the enclosed proxy card, and each of them, with full power of substitution will vote your Shares in the way that you indicate. When completing the Internet or telephone proxy processes or the proxy card, you may specify whether your Shares should be voted "FOR" or "AGAINST," or to "ABSTAIN" from voting on, all, some or none of the specific items of business to come before the Special Meeting.

        If you properly sign your proxy card but do not mark the boxes indicating how your Shares should be voted on a matter, the Shares represented by your properly signed proxy will be voted "FOR" the Merger Agreement Proposal, "FOR" the Adjournment Proposal and "FOR" the Advisory (Nonbinding) Merger-Related Compensation Proposal.

        If you have any questions or need assistance voting your Shares, please call D.F. King & Co., Inc., our proxy solicitor, toll-free at (888) 605-1958.

        IT IS IMPORTANT THAT YOU SUBMIT A PROXY FOR YOUR SHARES PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, AS PROMPTLY AS POSSIBLE, PLEASE COMPLETE, DATE, SIGN AND RETURN, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY OVER THE INTERNET OR BY TELEPHONE. SHAREHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.

Proxies and Revocation

        Any shareholder of record entitled to vote at the Special Meeting may submit a proxy over the Internet, by telephone or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person by appearing at the Special Meeting. If your Shares are held in "street name" by your bank, broker or other nominee, you should instruct your bank, broker or other nominee on how to vote your Shares using the instructions provided by your bank, broker or other nominee. If you fail to submit a proxy or to vote in person at the Special Meeting, or you do not provide your bank, broker or other nominee with instructions, as applicable, your Shares will not be voted at the Special Meeting, which will have the same effect as a vote cast against the Merger Agreement Proposal and will not have any effect on the Adjournment Proposal and the Advisory (Nonbinding) Merger-Related Compensation Proposal.

        You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by submitting another proxy, including a proxy card, at a later date through any of the methods available to you, by giving written notice of revocation to our Corporate Secretary, which must be filed with our Corporate Secretary before the Special Meeting begins, or by attending the Special Meeting and voting in person. If your Shares are held in "street name" by your bank, broker or other nominee, please refer to the information forwarded by your bank, broker or other nominee for procedures on revoking your proxy.

        Only your last submitted proxy will be considered. Please cast your vote "FOR" each of the proposals, following the instructions in your proxy card or voting instructions form provided by your bank, broker or other nominee, as promptly as possible.

Adjournments and Postponements

        Any adjournment of the Special Meeting may be made from time to time by approval of the holders of a majority of the Shares cast in person or by proxy at the Special Meeting, whether or not a quorum exists, without further notice other than by an announcement made at the Special Meeting. If a quorum is not present at the Special Meeting, or if a quorum is present at the Special Meeting but there are not sufficient votes at the time of the Special Meeting to adopt the Merger Agreement Proposal, then our shareholders may be asked to vote on a proposal to adjourn the Special Meeting so as to permit further solicitation of proxies (as further described in "Adjournment of the Special Meeting" (the "Adjournment Proposal")). Any adjournment of the Special Meeting for the purpose of soliciting additional proxies with respect to any such proposal will allow our shareholders who have already sent in their proxies to revoke them at any time with respect to such proposal prior to their use at the reconvened Special Meeting.

Anticipated Date of Completion of the Merger

        Assuming timely satisfaction of necessary closing conditions, we anticipate that the Merger will be completed by the end of the second quarter of 2018. If our shareholders vote to adopt the Merger Agreement Proposal, the Merger will become effective as promptly as practicable following the satisfaction or waiver of the other conditions to the Merger as set forth in the Merger Agreement.

Solicitation of Proxies; Payment of Solicitation Expenses

        The Company has engaged D.F. King & Co., Inc. to assist in the solicitation of proxies for the Special Meeting. The Company has agreed to pay D.F. King & Co., Inc. a fee of $15,000, and to reimburse D.F. King & Co., Inc. for reasonable out-of-pocket expenses. The Company will indemnify D.F. King & Co., Inc. and its affiliates against certain claims, liabilities, losses, damages and expenses. The Company also will reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of the Shares for their expenses in forwarding soliciting materials to beneficial owners of the Shares and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, over the Internet or in person. Our directors, officers and employees will not be paid any additional amounts for soliciting proxies.

Questions and Additional Information

        If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call D.F. King & Co., Inc., our proxy solicitor, toll-free at (888) 605-1958.

 THE MERGER
(THE MERGER AGREEMENT PROPOSAL—PROPOSAL 1)

The Proposal

        The Company is asking you to approve the proposal to adopt the Agreement and Plan of Merger, dated as of February 12, 2018, by and among the Company, Parent and Acquisition Sub, pursuant to which Acquisition Sub will merge with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent. A copy of the Merger Agreement is attached as Annex A to this proxy statement.

Vote Required and Board Recommendation

        The approval of the proposal to adopt the Merger Agreement requires the vote of two-thirds of the Shares outstanding and entitled to vote at the Special Meeting.

        The Board (for the avoidance of doubt, with Messrs. Levenson and Rosenzweig recused due to their relationship with Privet) has determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are fair, advisable to and in the best interests of the Company and its shareholders, and has adopted the Merger Agreement and the transactions contemplated thereby, including the Merger, and recommends that you vote "FOR" the Merger Agreement Proposal.

 ADJOURNMENT OF THE SPECIAL MEETING
(THE ADJOURNMENT PROPOSAL—PROPOSAL 2)

The Proposal

        The Company is asking you to adopt a proposal to grant discretionary authority to the presiding officer of the Special Meeting to adjourn the Special Meeting, including for the purpose of soliciting additional proxies in respect of the Merger Agreement Proposal. If the Company shareholders approve the Adjournment Proposal, the Company could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from shareholders that have previously returned properly executed proxies voting against approval of the adoption of the Merger Agreement (other than in respect of any proposal for which the vote has been taken and the polls have been closed at the Special Meeting). Among other things, approval of the Adjournment Proposal could mean that, even if the Company had received proxies representing a sufficient number of votes against the Merger Agreement Proposal such that the Merger Agreement Proposal would be defeated, the Company could adjourn the Special Meeting without a vote on the Merger Agreement Proposal and seek to convince the holders of those Shares to change their votes to votes in favor of any such proposal. Additionally, the Company may seek to adjourn the Special Meeting if a quorum is not present at the Special Meeting.

Vote Required and Board Recommendation

        The approval of the proposal to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies, requires the affirmative vote of the holders of a majority of the Shares cast and entitled to vote at the Special Meeting, whether or not a quorum is present.

        The Board believes that if the number of the Shares present in person or by proxy at the Special Meeting voting in favor of the Merger Agreement Proposal is not a sufficient number of the Shares to adopt the Merger Agreement Proposal, it is in the best interests of the Company and its shareholders to enable the Board to continue to seek to obtain a sufficient number of additional votes in favor of the Merger Agreement Proposal.

        The Board (for the avoidance of doubt, with Messrs. Levenson and Rosenzweig recused due to their relationship with Privet) recommends that you vote "FOR" the Adjournment Proposal.

 MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS
(THE ADVISORY (NONBINDING) MERGER-RELATED COMPENSATION PROPOSAL—
PROPOSAL 3)

The Proposal

        As required by Item 402(t) of Regulation S-K and Section 14A of the Exchange Act, the Company is providing its shareholders with the opportunity to cast a nonbinding, advisory vote on the golden parachute compensation that may become payable to its named executive officers in connection with the completion of the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the section captioned "Special Factors—Interests of Executive Officers and Directors of the Company in the Merger—Quantification of Potential Payments to the Company's Named Executive Officers in Connection with the Merger."

Vote Required and Board Recommendation

        The approval of the Advisory (Nonbinding) Merger-Related Compensation Proposal requires the affirmative vote of the holders of a majority of the Shares cast in person or by proxy and entitled to vote thereon at the Special Meeting.

        The Company believes that the information regarding golden parachute compensation that may become payable to its named executive officers in connection with the completion of the Merger is reasonable and demonstrates that the Company's executive compensation program was designed appropriately and structured to ensure the retention of talented executive officers and a strong alignment with the long-term interests of the Company's shareholders. This vote is not intended to address any specific item of compensation, but rather the overall compensation that may become payable to the Company's named executive officers in connection with the completion of the Merger. In addition, this vote is separate and independent from the vote of shareholders to approve the completion of the Merger. The Company asks that its shareholders vote "FOR" the following resolution:

        "RESOLVED, that the golden parachute compensation, as disclosed pursuant to Item 402(t) of Regulation S-K in the section captioned "Special Factors—Interests of Executive Officers and Directors of the Company in the Merger—Quantification of Potential Payments to the Company's Named Executive Officers in Connection with the Merger," is hereby APPROVED on a nonbinding, advisory basis."

        This vote is advisory, and, therefore, it will not be binding on the Company, nor will it overrule any prior decision or require the Board (or any committee thereof) to take any action. However, the Board values the opinions of the Company's shareholders, and to the extent that there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, the Board will consider shareholders' concerns and will evaluate whether any actions are necessary to address those concerns. The Board will consider the affirmative vote of a majority of the votes cast "FOR" the foregoing resolution as advisory approval of the compensation that may become payable to the Company's named executive officers in connection with the completion of the Merger.

        The Board (for the avoidance of doubt, with Messrs. Levenson and Rosenzweig recused due to their relationship with Privet) recommends that you vote "FOR" the Advisory (Nonbinding) Merger-Related Compensation Proposal.

OTHER IMPORTANT INFORMATION REGARDING THE COMPANY

Directors and Executive Officers of the Company

        The Board presently consists of eight members. The persons listed below are the directors and executive officers of the Company as of the date of this proxy statement. The Merger Agreement provides, however, that the directors of Acquisition Sub immediately prior to the effective time of the Merger will be the initial directors of the surviving corporation immediately following the Merger.

        The Merger Agreement provides that the officers of the Company immediately prior to the effective time of the Merger will be the initial officers of the surviving corporation immediately following the Merger. Following the Merger, each executive officer will serve until a successor is elected or appointed and qualified or until the earlier of his or her death, resignation or removal, as the case may be.

        Neither any of these persons nor the Company has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors), and none of these persons has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws.

        All of the directors and executive officers can be reached c/o Hardinge Inc., One Hardinge Drive, Elmira, New York, (607) 734-2281, and each of the directors and executive officers is a citizen of the United States.

  Directors

Name	Age	Position
B. Christopher DiSantis	46	Director, Chairman
Charles P. Dougherty	55	Director, President and Chief Executive Officer
Richard R. Burkhart	66	Director
Ryan J. Levenson	42	Director
Mitchell I. Quain	66	Director
Benjamin L. Rosenzweig	33	Director
James Silver	60	Director
R. Tony Tripeny	59	Director

        B. Christopher DiSantis is the CEO and a director of Verso Corporation (NYSE: VRS), the leading North American producer of printing papers, specialty papers and pulp. Prior to Verso and since 2012, Mr. DiSantis was the CEO of H-D Advanced Manufacturing, a motion control technology enterprise, providing highly engineered components for the aerospace and industrial markets. Previously, he served as CEO of Latrobe Specialty Metals, Inc., primarily a producer of long-product specialty alloys, until a successful stock merger with Carpenter Technology Corporation (NYSE: CRS) in 2012. Before Latrobe, Mr. DiSantis was the President of Hawk Corporation (formerly a publicly traded company), a global, diversified engineered products company selling friction technology, powdered metal and electric motor components. He is a director of Channel Products, Inc. and a former director of JFC Holding Corporation. Mr. DiSantis is an expert in implementing operational excellence, excels in business integration and has broad experience in mergers and acquisitions. He graduated summa cum laude from Dartmouth College with a B.A. in economics and mathematics. Mr. DiSantis serves as a member of Hardinge's Compensation Committee.

        Charles P. Dougherty was appointed as President and Chief Executive Officer of Hardinge in May 2017. Prior to joining the Company, Mr. Dougherty served as Director, President and Chief Executive

Officer of American Science and Engineering, Inc. (NASDAQ: ASEI), a publicly traded company that develops, manufactures, markets, and sells X-ray inspection and other detection products for homeland security, force protection, public safety and other critical defense and security applications ("AS&E"). Mr. Dougherty served in these positions at AS&E from April 2013 until January 2017. In September 2016, AS&E was acquired by OSI Systems, Inc. (NASDAQ: OSIS), a vertically integrated designer and manufacturer of specialized electronic systems and components for critical applications. From 2010 to 2012, Mr. Dougherty served as President of the Communications and Industrial segment of TE Connectivity, Ltd., formerly Tyco Electronics Corporation, one of the world's largest providers of connectivity solutions in the industrial, telecommunications, consumer electronics, medical devices and solar energy markets. Mr. Dougherty received a Master's Degree in Business Administration from Villanova University and a Bachelor's Degree in Business Administration from the Wharton School of the University of Pennsylvania. Mr. Dougherty also completed the Executive Development Program at Northwestern University's Kellogg School of Management.

        Richard Burkhart is Principal of Stoutheart Corporation, a private holding company that owns and operates various companies in the metals, forging and other industries. Mr. Burkhart has previously led or been a principal in a number of manufacturing companies including New Century Metals and Wotan North America, Stewart Bolling Company, Pratt & Whitney Engineering, Warner & Swasey Grinding, as well as Force Tool and Century Simplimatic. He is a director of NMGG Ltd., a private, diversified machine tool manufacturer. Mr. Burkhart earned a B.A. degree in Economics from Denison University and an M.B.A. from the Harvard Business School. Mr. Burkhart serves as a member of Hardinge's Nominating and Governance Committee.

        Ryan Levenson is Principal and Portfolio Manager of Privet Fund Management LLC. Prior to founding Privet Fund Management LLC in February 2007, Mr. Levenson served as Vice President of Business Development at MSI, a privately held building products distributor and construction services company from 2003 until 2006. Prior to his service with MSI, Mr. Levenson served as a financial analyst for Cramer Rosenthal McGlynn's long/short equity hedge fund after working at SAC Capital Advisors LLC in a similar capacity. Mr. Levenson began his career as an analyst on the sell side in small capitalization research for CJS Securities. Mr. Levenson earned a Bachelor of Arts from Vanderbilt University. Mr. Levenson currently serves as a member of Hardinge's Nominating and Governance Committee and as a director of Great Lakes Dredge & Dock Corporation (NASDAQ: GLDD) and AgJunction, Inc. (TSE: AJX). Previously, Mr. Levenson served as a director of Frequency Electronics, Inc. (NASDAQ: FEIM); RELM Wireless, Inc. (NYSE: RWC); Material Sciences Corp. (NASDAQ: MASC); The Middleby Corporation (NASDAQ: MIDD); and Cicero, Inc. (OTC: CICN).

        Mitchell Quain has been a Senior Advisor to Carlyle Group, Inc., a global alternative asset manager since January 1, 2012. Mr. Quain was a Partner of One Equity Partners, a private investment firm (2010-2011). He was a Senior Director of ACI Capital Corp (2006-2010). Mr. Quain was Chairman of Register.Com, Inc., an Internet services provider (2002-2005), and from 1997 to 2001 he was employed with ABN AMRO and its predecessors in several capacities, including Vice Chairman. Mr. Quain has an M.B.A. degree from the Harvard Business School. Mr. Quain is lead outside director of Jason Industries, a publicly traded industrial manufacturing company; a director of AstroNova, Inc., a publicly traded manufacturer of specialty printers and medical equipment; and a director of RBC Bearings Inc., a publicly traded specialty bearings manufacturer. Mr. Quain is the Chairman of the Nominating and Governance Committee and a member of the Compensation Committee. Mr. Quain's 38 years of investment and analysis experience with industrial companies, his working knowledge of capital markets gained from his experiences as an investment banker, his knowledge and experience as a Chartered Financial Analyst and his service as a director of other publicly traded manufacturers, offer a valuable perspective to the Board .

        Ben Rosenzweig is a Partner at Privet Fund Management LLC and was nominated by Privet Fund Management LLC and Privet Fund LP to serve as their representative on the Board pursuant to that certain Agreement, dated October 14, 2015, by and among Hardinge Inc., Privet Fund LP and Privet Fund Management LLC (as further described in the section captioned "Significant Past Transactions and Contracts"). Prior to joining Privet in September 2008, Mr. Rosenzweig served as an investment banking analyst in the corporate finance group of Alvarez and Marsal from June 2007 until May 2008, where he completed multiple distressed mergers and acquisitions, restructurings, capital formation transactions and similar financial advisory engagements across several industries. He has considerable financial expertise, including extensive involvement with capital market transactions and turnaround situations. Mr. Rosenzweig graduated Magna Cum Laude from Emory University with a Bachelor of Business Administration degree in Finance. He is currently a director of PFSweb, Inc. (NASDAQ: PFSW), an e-commerce solutions provider, StarTek, Inc. (NYSE: SRT), a business process outsourcing service provider and Cicero, Inc. (OTC: CICN) a developer of desktop activity intelligence and improvement software. Mr. Rosenzweig formerly served as a director of RELM Wireless (NYSE: RWC). Mr. Rosenzweig is the Chairman of Hardinge's Compensation Committee and is a member of Hardinge's Audit Committee. Mr. Rosenzweig's experience, background and financial expertise, including extensive involvement with capital market transactions and turnaround situations, allows him to bring valuable expertise to the Board.

        James Silver has been a Senior Managing Director of Egret Capital, a private equity firm, since 2006. Prior to joining Egret, Mr. Silver was Managing Director at private equity firm Charterhouse Group, focusing on industrial businesses, including the machine tool industry, and turnaround situations. Mr. Silver has served on the board of directors of numerous public and private companies. Mr. Silver holds a B.G.S. from the University of Michigan and an M.B.A. from New York University's Leonard N. Stern School of Business. Mr. Silver serves as a member of Hardinge's Audit Committee.

        R. Tony Tripeny is Senior Vice President, Chief Financial Officer of Corning Incorporated, a publicly traded global, technology-based corporation headquartered in Corning, New York that operates in five market segments—display technologies, environmental technologies, optical communications, life sciences and specialty materials. He has held various other positions with Corning Incorporated including Senior Vice President/Corporate Controller/Principal Accounting Officer (2009-2015), Vice President/Corporate Controller/Principal Accounting Officer (2009), Vice President/Corporate Controller (2005-2009), Division Vice President/Operations Controller (2004-2005), Group Controller, Corning Telecommunications Business (2003-2004) and various other financial roles (1985-2002). He has a B.S. degree from the University of Pennsylvania. Mr. Tripeny's extensive financial management experience with a large, publicly traded, global manufacturing company and his in-depth knowledge of investor relations, business development and strategic financial issues enables him to offer a valuable perspective to the Board . He is also qualified to serve as a director because he is an "audit committee financial expert" as defined by SEC rules and, as such, serves as Chairman of Hardinge's Audit Committee. Mr. Tripeny is also a member of the Nominating and Governance Committee.

  Executive Officers

Name	Age	Position
Charles P. Dougherty	55	Director, President and Chief Executive Officer
Douglas J. Malone	53	Vice President and Chief Financial Officer
Urs Baumgartner	55	President Europe and CEO of L. Kellenberger & Co. AG
William B. Sepanik	52	President, Americas
Randall D. Bahr	51	Senior Vice President, Corporate Development
Richard A. O'Leary	64	Vice President, Chief Human Resources Officer
Thomas F. McGrail III	55	Vice President, Global Operations

        Charles Dougherty has served as Director, President and Chief Executive Officer since May 2017. See "Directors and Executive Officers of the Company—Directors" for additional biographical information regarding Mr. Dougherty.

        Douglas Malone was appointed Hardinge's Vice President and Chief Financial Officer in December 2013 and promoted to Senior Vice President in May 2017. He joined Hardinge in 2008 as Corporate Controller and Chief Accounting Officer. Prior to joining Hardinge, he served as Senior Vice President Financial Planning and Analysis for Financial Institutions' Five Star Bank (2005-2008) and previous to that as Senior Vice President Finance and Operations for a former subsidiary bank of the company. Mr. Malone, a Certified Public Accountant, began his career with KPMG, LLP after earning his degree in accounting from St. John Fisher College.

        Urs Baumgartner was appointed Hardinge's President, Europe in February 2018, Mr. Baumgartner served as Hardinge's Vice President—Grinding from October 2016 to February 2018 and CEO L. Kellenberger & Co. AG in July 2015. He joined Hardinge in 2007 as Director Sales and Marketing of its subsidiary, L. Kellenberger & Co. AG. Prior to joining Hardinge, Mr. Baumgartner was with Schmid AG Switzerland (a producer of wood combustion systems for industrial applications) serving as Sales Director from 2004-2007. Mr. Baumgartner has an eMBA from the Graduate School of Business Administration Zurich (now CEIBS Zurich Institute of Business Education) and State University of New York (SUNY) Albany) as well as a degree in Mechanical Engineering from Neutechnikum Buchs NTB in Switzerland.

        William Sepanik was appointed President, Americas for Hardinge in February 2018. Prior to that, he served as Hardinge's Vice President of Workholding since May 2015. Mr. Sepanik served as the Company's Vice President of Forkardt Operations from May 2013 to May 2015. Prior to joining Hardinge, he was the Group General Manager of Forkardt International, a division of Illinois Tool Works ("ITW") (2011-2013) after holding various other positions at ITW from 1996 to 2011. Mr. Sepanik served as Engineering Manager and various other positions for Hayes Lemmerz and Motor Wheel Corporation from 1989 to 1996. Mr. Sepanik earned his BSME, Mechanical Engineering, from Michigan Technological University.

        Randall Bahr joined Hardinge in June 2017 as Senior Vice President, Corporate Development, responsible for strategy and business development. In January 2018 Mr. Bahr's responsibility was expanded to include Marketing, Product Management, and Engineering for the Turning, Milling, and Grinding product portfolio. Prior to joining Hardinge, Mr. Bahr held a variety of leadership positions with TE Connectivity in strategy and business development and global product management roles as well as P&L responsibility for businesses ranging in size from $75 million to $600 million in revenue. He started at TE in 2006 to lead the corporate business strategy function as TE was being spun out from Tyco International. He was a key team member working with the CEO and CFO to launch the new company. Mr. Bahr holds a Bachelor of Science degree in Chemical Engineering from Ohio University and an MBA degree with a focus on strategic management from the Wharton School of the University of Pennsylvania.

        Richard A. O'Leary was appointed Vice President and Chief Human Resource Officer for Hardinge effective October 16, 2017. Prior to joining Hardinge, Mr. O'Leary served as Corporate Vice President of Human Resources end Chief Human Resources Officer for Hopkins Manufacturing Company, VP and CHRO for Milacron Inc., and the VP and CHRO for Iris Inc. He also has extensive experience with Corning Incorporated, where he served as Global Director of Human Resources for International Regions and as Director of Human Resources for R&D, Engineering and Legal. Mr. O'Leary holds a B.A. in Sociology and a M. Ed. in Counseling from the University of Delaware and an ED. D. in Counseling Psychology from Western Michigan University.

        Thomas F. McGrail III was appointed the Vice President of Global Operations. In this capacity, he oversees Hardinge's manufacturing footprint and supply chain operations. Mr. McGrail most recently was the Global Director of Supply Chain Strategy and Planning for FMC Corporation, and prior to that was a Director in Deloitte's supply chain practice for 22 years. He holds a BSE in mechanical engineering from Princeton University and an MBA from the University of Chicago Booth School of Business.

Selected Historical Consolidated Financial Data

        Set forth below is certain selected historical consolidated financial data relating to the Company. The historical selected financial data as of and for the years ended December 31, 2017, 2016, 2015, 2014 and 2013 has been derived from our consolidated financial statements, which, for the annual periods, have been audited by Ernst & Young LLP, an independent registered public accounting firm.

        This information is only a summary and should be read in conjunction with Company's annual report on Form 10-K for the fiscal year ended December 31, 2017, which is incorporated by reference into this proxy statement. More comprehensive financial information is included in such reports, including management's discussion and analysis of financial condition and results of operations, and other documents filed by the Company with the SEC, and the following summary is qualified in its entirety by reference to such reports and other documents and all of the financial information and notes contained therein. See "Where You Can Find More Information." Results of interim periods are not necessarily indicative of the results expected for a full year or for future periods.

	Year Ended December 31,
($ in thousands, except per share data)	2017	2016	2015	2014	2013
STATEMENT OF OPERATIONS DATA:
Sales	$317,920	$292,013	$315,249	$311,633	$329,459
Operating income (loss)	$8,934	$3,395	$4,937	$(447)	$6,996
Income (loss) from continuing operations before income taxes(1)(2)(3)	$8,683	$3,067	$4,438	$(1,125)	$5,932
Income (loss) from continuing operations	$5,846	$1,224	$2,610	$(2,358)	$4,395
Gain from disposal of discontinued operation, and income from discontinued operations, net of tax(4)	$—	$—	$—	$218	$5,532
Net income (loss)	$5,846	$1,224	$2,610	$(2,140)	$9,927
BALANCE SHEET DATA:
Property, Plant and Equipment	$50,790	$56,961	$62,025	$65,874	$74,656
Total Assets	$318,949	$297,550	$310,938	$311,084	$343,861
Short term debt	$—	$703	$—	$—	$—
Long term debt (includes current portion)	$—	$5,893	$11,606	$15,989	$26,314
Shareholders equity	$178,926	$155,941	$161,105	$169,596	$203,788
Total capitalization	$178,926	$161,834	$172,711	$185,585	$230,102
PER SHARE DATA:
Basic earnings (loss) per share:
Continuing operations	$0.45	$0.10	$0.20	$(0.19)	$0.37
Discontinued operations	$—	$—	$—	$0.02	$0.47
Basic earnings (loss) per share	$0.45	$0.10	$0.20	$(0.17)	$0.84
Diluted earnings (loss) per share:
Continuing operations	$0.45	$0.09	$0.20	$(0.19)	$0.37
Discontinued operations	$—	$—	$—	$0.02	$0.46
Diluted earnings (loss) per share	$0.45	$0.09	$0.20	$(0.17)	$0.83

(1)
In March 2017, management initiated a strategic restructuring program in our metalcutting machine solutions segment. We expect to realize approximately $2.0 to $2.5 million of annual cost savings related to this program, and have incurred $2.8 million in restructuring expense year-to-date. In addition, in late September 2017 we expanded our restructuring efforts in order to improve earnings by optimizing our footprint and improving operational efficiencies to reduce our cost structure and reduce annual costs by an additional $10 million. Both of these initiatives are expected to be substantially completed in 2018.

(2)
On August 4, 2015, the Company's Board approved a strategic restructuring program with the goals of streamlining the Company's cost structure, increasing operational efficiencies and improving shareholder returns, which was completed in 2016.

(3)
2014 and 2013 results include non-cash charges of $5.8 million and $6.2 million, respectively, for impairment of goodwill and other intangible assets. $5.8 million and $5.1 million in 2014 and 2013, respectively, was related to the impairment in the value of goodwill and the trade name associated with the purchase of Usach, and $1.1 million in 2013 was related to the impairment of the Forkardt trade name as a result of the Forkardt Swiss business divestiture.

(4)
On December 31, 2013, the Company divested its Forkardt Operations in Switzerland for CHF 5.6 million, net of cash sold ($6.3 million equivalent), resulting in a gain of $4.9 million. In March 2014, the Company recognized $0.2 million of additional consideration as a result of final working capital adjustments.

Ratio of Earnings to Fixed Charges

        The following table presents our ratio of earnings to fixed charges for the periods indicated.

	Year Ended December 31,
	2017	2016	2015
Ratio of earnings to fixed charges	12.61	4.38	5.28

Book Value per Share

        As of December 31, 2017, the book value per Share was $13.80. Book value per Share is computed by dividing total equity at $178,926,000 by the total Shares outstanding on that date, 12,963,164 shares.

Market Price of Common Stock and Dividends

        Our Shares trade on NASDAQ under the symbol "HDNG." The following table sets forth, for the periods indicated, the high and low sales prices of our Shares as reported by NASDAQ. [to be updated]

Fiscal Year	High	Low	Dividend Paid
2016
First Quarter	$12.64	$7.85	$0.02
Second Quarter	$13.72	$8.99	$0.02
Third Quarter	$12.64	$9.09	$0.02
Fourth Quarter	$12.17	$8.24	$0.02
2017
First Quarter	$11.96	$9.51	$0.02
Second Quarter	$12.90	$9.97	$0.02
Third Quarter	$15.64	$12.03	—
Fourth Quarter	$18.00	$14.75	—
2018
First Quarter (through March 27, 2018)	$19.47	$16.54	—

        The closing price of the Shares on November 1, 2017, the last trading day prior to public announcement by Privet that it was evaluating a potential transaction to acquire the Company, was $16.50 per Share. The closing price of the Shares on February 12, 2018, the last trading day before the public announcement of the Merger, was $17.08 per Share.

        On [    •    ], 2018, the most recent practicable date before this proxy statement was distributed to our shareholders, the closing price for the Shares on NASDAQ was $[    •    ] per Share. You are encouraged to obtain current market quotations for the Shares in connection with voting your Shares.

        If the Merger is completed, there will be no further market for the Shares and the Shares will be delisted from NASDAQ and deregistered under the Exchange Act.

Security Ownership of Certain Beneficial Owners and Management

        Paragraphs (a) and (b) below set forth information about the beneficial ownership of Hardinge's common stock. Unless otherwise indicated, the persons named have sole voting and investment power with respect to the shares listed.

        (a)   To the knowledge of Hardinge's management, the following owned 5% or more of Hardinge's outstanding shares of common stock as of February 15, 2018:

Name and Address Of Beneficial Owner	Shares Owned and Nature of Beneficial Ownership		Percent of Class(7)
Privet Fund Management, LLC	1,373,820	(1)	10.6%
79 West Paces Ferry Road, Suite 200B Atlanta, GA 30305
Dimensional Fund Advisors LP	1,089,125	(2)	8.4%
Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746
Royce & Associates, LP	1,048,554	(3)	8.1%
745 Fifth Avenue New York, NY 10151
BlackRock Inc.	842,897	(4)	6.5%
55 East 52nd Street New York, NY 10055
Wellington Management Company, LLP	659,488	(5)	5.1%
280 Congress Street Boston, MA 02210

        (b)   To the knowledge of management, the number of shares of Hardinge's common stock owned by the directors, by certain executive officers, and by all such directors and executive officers as a group, as of February 15, 2018, is as follows:

Name	Shares Owned and Nature of Beneficial Ownership(6)		Percent of Class(7)
Directors
Richard R. Burkhart	17,215		—
B. Christopher DiSantis	14,286		—
J. Philip Hunter	42,317		—
Ryan J. Levenson	1,373,820	(1)	10.6%
Mitchell I. Quain	39,769	(8)	—
Benjamin L. Rosenzweig	10,865		—
James Silver	13,616		—
R. Tony Tripeny	15,652		—
Executive Officers (*also serves as director)
Charles P. Dougherty*	5,000		—
Douglas J. Malone	12,421		—
Urs Baumgartner	11,262		—
William B. Sepanik	6,200		—

All directors and executive officers as a Group (12 persons)	1,562,423

(1)
Based upon information reported on Schedule 13D/A filed with the Securities and Exchange Commission on February 16, 2018 by Privet Fund LP ("Privet Fund"), Privet Fund Management LLC, the general partner and investment manager of Privet Fund ("Privet Fund Management"), Ryan Levenson, the sole managing member of Privet Fund Management ("Mr. Levenson"), Privet Capital Investments II, LP ("Privet Capital"), Hardinge Holdings, LLC ("Parent") and Hardinge Merger Sub, Inc. ("Merger Sub" and, together with Privet Fund, Privet Fund Management, Mr. Levenson, Privet Capital and Parent, the "Privet Reporting Persons"), identifying (i) Privet Fund as the beneficial owner of, and having shared dispositive power and shared voting power with respect to, 1,315,090 shares of common stock, (ii) Privet Fund Management as the beneficial owner of, and having shared dispositive power and shared voting power with respect to, 1,372,188 shares of common stock, (iii) Mr. Levenson as the beneficial owner of, and having sole dispositive and sole voting power with respect to, 1,632 shares of common stock and as the beneficial owner of, and having shared dispositive and shared voting power with respect to, 1,373,820 shares of common stock, and (iv) each of Privet Capital, Parent and Merger Sub as the beneficial owners of no shares of common stock. Additionally, based upon information reported on Form 4 filed with the SEC on August 9, 2017 by Mr. Levenson, claiming indirect beneficial ownership with respect to 1,315,090 shares of common stock owned by Privet Fund, LP and 57,098 shares of common stock owned by Privet Fund Management, LLC.

(2)
Based upon information reported on Schedule 13G/A filed with the SEC on February 9, 2018 by Dimensional Fund Advisors LP, identifying Dimensional Fund Advisors LP as the beneficial owner of 1,089,125 shares of common stock, having sole dispositive power with respect to 1,089,125 shares of common stock and as sole voting power with respect to 1,045,058 shares of common stock.

(3)
Based upon information reported on a Schedule 13G/A filed with the SEC on January 22, 2018 by Royce & Associates, LP, identifying Royce & Associates, LP as the beneficial owner of, and having sole voting power and sole dispositive power with respect to, 1,048,554 shares of common stock.

(4)
Based upon information reported on Schedule 13G/A filed with the SEC on January 24, 2018 by BlackRock, Inc., as a beneficial owner of 842,897 shares of common stock, having sole dispositive power with respect to 842,897 shares of common stock and sole voting power with respect to 832,374 shares of common stock.

(5)
Based upon information reported on a Schedule 13G filed with the SEC on February 8, 2018 by Wellington Trust Company, NA, identifying Wellington Trust Company, NA as the beneficial owner of, and having sole voting power and sole dispositive power with respect to, 655,575 shares of common stock. Based upon information reported on a Schedule 13G filed with the SEC on February 8, 2018 by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP, identifying each of the foregoing as the beneficial owner of, and having sole voting power and sole dispositive power with respect to, 659,488 shares of common stock.

(6)
Does not include director compensation paid in the form of shares of common stock that is elected to be deferred by a director in accordance with the Hardinge Inc. Deferred Compensation Plan for Directors. Pursuant to the plan, director compensation paid in the form of shares of common stock that is elected to be deferred by a director is converted into Units (as that term is defined under the plan). Currently, Mr. Burkhart has 1,363 Units, Mr. Levenson has 9,098 Units, Mr. Rosenzweig has 9,673 Units, Mr. Quain has 19,851 Units and Mr. Tripeny has 20,162 Units under the Hardinge Inc. Deferred Compensation Plan for Directors.

(7)
Percentage of shares outstanding based on 12,966,148 shares outstanding as of February 15, 2018. Unless otherwise indicated, does not exceed 1%.

(8)
Includes 1,000 shares of common stock in a trust of which Mr. Quain serves as co-trustee.

Prior Public Offerings

        None of the Company, the Sponsor Entities, Privet, Parent, Acquisition Sub or any of their respective affiliates have made an underwritten public offering of the Shares for cash during the past three years that was registered under the Securities Act of 1933, as amended, or exempt from registration under Regulation A promulgated thereunder.

Certain Transactions in the Shares

        Other than the Merger Agreement and agreements entered into in connection therewith, including the Support Agreement, discussed in "The Merger Agreement" and "Support Agreement," the Company, the Parent Group and their respective affiliates have not executed any transactions with respect to the Shares during the past 60 days, except as provided below.

        In addition, none of the Company, the Parent Group or any of their respective affiliates have purchased any Shares during the past two years, except as provided below:

Name	Quantity	Price*	Trade Date
Privet Fund LP	12,000	$10.53	May 10, 2016
Privet Fund LP	20,500	$11.03	May 11, 2016
Privet Fund LP	300	$10.90	May 12, 2016
Privet Fund LP	600	$11.03	May 13, 2016
Privet Fund LP	15,000	$11.88	May 16, 2016
Privet Fund LP	25,000	$11.67	May 17, 2016
Privet Fund LP	10,000	$11.32	May 18, 2016
Privet Fund LP	6,945	$10.98	May 18, 2016
Privet Fund LP	2,392	$10.95	May 19, 2016
Privet Fund LP	555	$10.70	May 23, 2016
Privet Fund LP	5,000	$11.00	May 24, 2016
Privet Fund LP	10,000	$10.34	May 31, 2016
Privet Fund LP	22,009	$10.76	August 8, 2016
Privet Fund LP	22,624	$11.61	August 9, 2016
Privet Fund LP	33,951	$11.63	August 10, 2016
Privet Fund LP	19,389	$11.88	August 11, 2016
Privet Fund LP	12,645	$11.97	August 12, 2016
Privet Fund LP	33,117	$12.41	August 15, 2016
Privet Fund Management LLC	5,000	$12.63	August 15, 2016
Privet Fund LP	17,471	$12.26	August 16, 2016
Privet Fund Management LLC	1,000	$11.10	August 23, 2016
Privet Fund LP	2,000	$10.73	August 25, 2016
Privet Fund LP	4,000	$10.61	August 29, 2016
Privet Fund LP	1,100	$10.66	August 31, 2016
Privet Fund LP	3,292	$10.26	September 12, 2016
Privet Fund Management LLC	4,000	$10.28	September 12, 2016
Privet Fund LP	7,406	$10.62	March 6, 2017
Privet Fund LP	7,500	$10.80	March 7, 2017
Privet Fund LP	11,000	$10.99	March 8, 2017
Privet Fund LP	5,579	$10.22	March 13, 2017
Privet Fund LP	66,562	$14.45	August 7, 2017
Privet Fund LP	20,211	$14.18	August 8, 2017

*
The price shown represents the average volume weighted price per share.

OTHER IMPORTANT INFORMATION REGARDING THE PARENT GROUP AND PRIVET

Identity and Background of Parent, Acquisition Sub, the Sponsor Entities and Their Affiliates

        Parent, Acquisition Sub and the other Privet Filing Parties are each affiliates.

  Parent and Acquisition Sub

        Parent.    Hardinge Holdings, LLC is a Delaware limited liability company owned by Privet Fund LP and Privet Capital Investments II, LP and managed by Privet Fund Management LLC. Hardinge Holdings, LLC was formed under the laws of the State of Delaware on January 26, 2018. See "Parties to the Merger."

        Acquisition Sub.    Hardinge Merger Sub, Inc. is a New York corporation and a wholly owned subsidiary of Parent. Hardinge Merger Sub,  Inc. was incorporated under the laws of the State of New York on January 29, 2018. See "Parties to the Merger."

        During the past five years, neither Parent nor Acquisition Sub has been (i) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (excluding matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

        The principal place of business and telephone number for each of Parent and Acquisition Sub is c/o Privet Fund Management LLC, 79 West Paces Ferry Road, Suite 200B, Atlanta, GA 30305, (404) 419-2670.

  The Parent Group and Their Controlling Affiliate

        We collectively refer to all of the entities referred to in this subsection as the "Parent Group and Their Controlling Affiliate."

        Privet Fund Management LLC.    Privet Fund Management LLC is a Delaware limited liability company and a private investment firm focused on investing in and partnering with small capitalization companies. Privet Fund Management LLC also provides administrative and management services to Privet Fund LP. Privet Fund Management LLC beneficially owns 1,372,188 Shares (which includes the 1,315,090 Shares owned by Privet Fund LP), representing approximately 10.6% of the Company's outstanding Shares. Privet Fund Management LLC is controlled by Ryan Levenson.

        Privet Fund LP.    Privet Fund LP is a Delaware limited partnership that principally invests in securities of small capitalization companies for its own account. Privet Fund LP owns 1,315,090 Shares, representing approximately 10.2% of the Company's outstanding Shares. Privet Fund LP is controlled by Privet Fund Management LLC, as general partner.

        Privet Capital Investments II, LP.    Privet Capital Investments II, LP is a Delaware limited partnership formed for the purpose of holding a portion of the equity in Parent. Privet Capital Investments II, LP is controlled by Privet Capital Management LLC, as general partner. Privet Capital Management LLC is a Delaware limited liability company and is controlled by Ryan Levenson.

        Ryan Levenson.    Mr. Levenson owns 1,632 Shares, representing approximately .01% of the Company's outstanding Shares, and beneficially owns the 1,372,188 Shares held by Privet Fund LP and Privet Fund Management LLC, representing 10.6% of the Company's outstanding Shares. Mr. Levenson is currently employed as a principal and managing member of Privet Fund Management LLC. During the past five years, Mr. Levenson's material occupation has been as a principal and managing member of Privet Fund Management LLC. Mr. Levenson is a United States citizen.

        During the past five years, none of the Parent Group and Their Controlling Affiliate have been (i) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (excluding matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

        The principal place of business and telephone number for each of the Parent Group and Their Controlling Affiliate is c/o Privet Fund Management LLC, 79 West Paces Ferry Road, Suite 200B, Atlanta, GA 30305, (404) 419-2670.

Significant Past Transactions and Contracts

        The Privet Filing Parties obtained their aggregate 10.6% beneficial ownership interest in the Company in connection with a series of purchases in the public market. Mr. Levenson acquired the 1,632 Shares he owns individually as a result of the vesting of director equity compensation awards. Based on the 60-day volume weighted average trading price for the Shares on NASDAQ following [            ], 2018 and the number of the Shares outstanding as of [            ] , 2018, the value of Privet Fund LP's proportionate equity interest in the Company is approximately $[            ] million.

        On March 3, 2015, Privet Fund Management LLC delivered a letter to the Board outlining concerns regarding the accountability of management and the Board, the Company's performance and corporate governance issues, among other things. The letter indicated that, if the Board continued upon the same course, Privet Fund Management LLC would seek representation on the Board.

        On October 14, 2015, Privet Fund Management LLC and Privet Fund LP entered into an agreement with the Company pertaining to the election of directors to the Board at the Company's 2016 annual meeting. Pursuant to the agreement, Privet Fund Management LLC and Privet Fund LP agreed to certain standstill and voting provisions, and the Company agreed that the Board would immediately appoint Mr. Rosenzweig, an affiliate of Privet Fund Management LLC and Privet Fund LP, to the Board and would nominate Mr. Rosenzweig for election at the Company's 2016 annual meeting as a Class III director with a term expiring at the Company's 2018 annual meeting. So long as Privet Fund Management LLC and Privet Fund LP met certain Share ownership requirements, the Company and Privet agreed to identify a new director who qualified as "independent" pursuant to the SEC and NASDAQ listing standards to serve as a Class II director with a term expiring at the Company's 2017 annual meeting. The settlement agreement terminated upon the certification of the voting results of the Company's 2017 annual meeting.

        On October 28, 2016, the Board elected Mr. Levenson to serve as a Class III director of the Company.

 DELISTING AND DEREGISTRATION OF COMMON STOCK

        If the Merger is completed, the Shares will be delisted from NASDAQ and deregistered under the Exchange Act. As a result, we would no longer file periodic reports with the SEC on account of the Shares.

STOCKHOLDER PROPOSALS AND NOMINATIONS

        The 2017 annual meeting of shareholders was held on May 3, 2017. We currently expect the Merger to be completed during the second quarter of 2018. If the Merger is completed, we will not have public shareholders and there will be no public participation in any future meeting of shareholders. However, if the Merger is not completed, or if we are otherwise required to do so under applicable law, we will hold a 2018 annual meeting of shareholders. Any shareholder nominations or proposals for other business intended to be presented at our next annual meeting must be submitted to us as set forth below.

        If the Company holds a 2018 annual meeting, shareholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of shareholders in 2018 may do so by following the procedures prescribed in Rule 14a-8 of the Exchange Act. To be eligible for inclusion, shareholder proposals must have been received by us no later than November 17, 2017 unless the date of our 2018 Annual Meeting is changed by more than 30 days from May 3, 2018, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials.

        Under the bylaws, no business may be conducted before an annual meeting of shareholders unless it is properly brought before the meeting by or at the direction of the Board or by a shareholder of record entitled to vote who has delivered written notice to our Corporate Secretary at One Hardinge Drive, Elmira, New York 14903 (containing certain information specified in the bylaws about the shareholder and the proposed action) no later than the 120th day prior to the first anniversary of the date on which the Company's proxy statement was mailed to shareholders in connection with the preceding year's annual meeting; that is, with respect to the 2018 annual meeting, no later than November 17, 2017. If no annual meeting was held in the previous year or the annual meeting is called for a date more than 30 days from the anniversary of the previous year's annual meeting, to be timely, a shareholder's notice must be delivered to our Corporate Secretary a reasonable time before the solicitation is made. These requirements are separate from and in addition to the SEC's requirements that a shareholder must meet to have a shareholder proposal included in the Company's proxy statement.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We are incorporating by reference specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this proxy statement. We incorporate by reference into this proxy statement the documents listed below (other than portions of these documents that are described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC).

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017; and

  •
  Our Current Reports on Form 8-K as filed with the SEC on February 13, 2018, and February 20, 2018 (other than portions of a Current Report on Form 8-K that are furnished under Item 2.02 or Item 7.01, including any exhibits included with such Items unless otherwise indicated therein).

        Any statement contained in a document incorporated by reference into this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in this proxy statement or any other subsequently filed document that is incorporated by reference into this proxy statement modifies or supersedes the statement.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to our corporate website at www.hardinge.com. The information provided on our website, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement, and therefore is not incorporated herein by reference. You may also obtain a copy of these filings at no cost by writing or telephoning us at the following address:

Hardinge Inc.
One Hardinge Drive
Elmira, New York 14903
Attention: Investor Relations
Telephone: (607) 734-2281

        Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of this proxy statement or other information concerning us, without charge, by written or telephonic request directed to Hardinge Inc., Attn: Investor Relations, One Hardinge Drive, Elmira, New York 14903, Telephone (607) 734-2281; or from our proxy solicitor, D.F. King & Co., Inc. toll-free at (888) 605-1958; or from the SEC through the SEC website at the address provided above.

        Because the Merger is a "going private" transaction, the Company and the Privet Filing Parties have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the proposed Merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection as set forth above. The Schedule 13E-3 will be amended to report promptly any material changes in the information set forth in the most recent Schedule 13E-3 filed with the SEC.

        THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [    •    ], 2018. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A

AGREEMENT AND PLAN OF MERGER

by and among

HARDINGE HOLDINGS, LLC,

HARDINGE MERGER SUB, INC.

and

HARDINGE INC.

Dated as of February 12, 2018

A-i

A-ii

A-iii

        THIS AGREEMENT AND PLAN OF MERGER, dated as of February 12, 2018, (this "Agreement"), is made by and among Hardinge Holdings, LLC, a Delaware limited liability company ("Parent"), Hardinge Merger Sub, Inc., a New York corporation and a direct wholly owned Subsidiary of Parent ("Acquisition Sub"), and Hardinge Inc., a New York corporation (the "Company").

W I T N E S S E T H:

        WHEREAS, the Company and Acquisition Sub each have determined that it is advisable, fair to and in the respective best interests of the Company and Acquisition Sub and each of their respective shareholders to effect a merger (the "Merger") of Acquisition Sub with and into the Company pursuant to the Business Corporation Law of the State of New York (the "NYBCL") upon the terms and subject to the conditions set forth in this Agreement;

        WHEREAS, the board of directors of the Company (excluding members of the Company's board of directors who are affiliated with Parent) has unanimously (i) approved and adopted this Agreement, the Merger and the other transactions contemplated hereby and thereby, (ii) determined that the Merger and the other transactions contemplated hereby are advisable and in the best interests of the Company and its shareholders and (iii) subject to Section 6.5 of this Agreement, resolved to recommend the adoption of this Agreement by the Company's shareholders;

        WHEREAS, the board of directors of each of Parent and Acquisition Sub have unanimously (i) approved and adopted this Agreement, the Merger and the other transactions contemplated hereby and thereby, (ii) determined that the Merger and the other transactions contemplated hereby are advisable and in the best interests of Acquisition Sub and its sole shareholder and (iii) recommended the adoption of this Agreement by Acquisition Sub's sole shareholder;

        WHEREAS, the sole shareholder of Acquisition Sub has adopted this Agreement and approved the transactions contemplated hereby;

        WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of the Company to enter into this Agreement, Parent and Acquisition Sub have delivered to the Company a limited guaranty (the "Guaranty") of the Guarantor, dated as of the date hereof, pursuant to which the Guarantor has guaranteed certain obligations of Parent and Acquisition Sub as set forth therein;

        WHEREAS, (a) as of the date hereof, Privet Fund LP and Privet Fund Management LLC (each, a "Sponsor Entity" and collectively, the "Sponsor Entities") together own 1,372,188 shares of Company Common Stock and (b) concurrently with the execution of this Agreement, the Sponsor Entities and the Company have entered into a support agreement (the "Support Agreement") in connection with the Merger, providing, among other things, that the Sponsor Entities will vote the shares of Company Common Stock owned, directly or indirectly, by them in favor of the adoption of this Agreement and take certain other actions in furtherance of the Merger as hereinafter provided; and

        WHEREAS, each of Parent, Acquisition Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants and subject to the conditions herein contained, the sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

        Section 1.1    Definitions.     Defined terms used in this Agreement have the respective meanings ascribed to them by definition in this Agreement or in Appendix A.

ARTICLE II

THE MERGER

        Section 2.1    The Merger.     Upon the terms and subject to the conditions of this Agreement, and in accordance with the NYBCL, at the Effective Time, Acquisition Sub shall be merged with and into the Company, whereupon the separate existence of Acquisition Sub shall cease, and the Company shall continue under the name "Hardinge Inc." as the surviving corporation (the "Surviving Corporation") and shall continue its existence as a corporation under the laws of the State of New York and be governed by the laws of the State of New York.

        Section 2.2    The Closing.     Subject to the provisions of Article VII, the closing of the Merger (the "Closing") shall take place at 10:00 a.m. (New York City time) on a date to be specified by the parties hereto, but no later than the third (3rd) Business Day after the satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). The Closing shall take place at the offices of Bryan Cave LLP; One Atlantic Center, 1201 W. Peachtree Street, N.W.; Atlanta, Georgia 30309, unless another time, date or place is agreed to in writing by the parties hereto (such date being the "Closing Date").

        Section 2.3    Effective Time.

          (a)   Concurrently with the Closing, the Company, Parent and Acquisition Sub shall cause a certificate of merger (the "Certificate of Merger") to be executed and delivered for filing with the New York Department of State (the "Department of State") in accordance with the NYBCL and duly make all filings and recordations required by the NYBCL in order to effectuate the Merger. The Merger shall become effective upon the acceptance for filing of the Certificate of Merger by the Department of State or, subject to the NYBCL, at such later date and time as agreed by the Company, Parent and Acquisition Sub in writing and specified in the Certificate of Merger (such date and time of filing or such later time as may be agreed to by Parent, Acquisition Sub and the Company and as set forth in the Certificate of Merger being hereinafter referred to as the "Effective Time").

          (b)   The Merger shall have the effects set forth in Section 906 of the NYBCL and this Agreement. Without limiting the generality of the foregoing, from and after the Effective Time, (i) the Company shall be the surviving corporation in the Merger, (ii) all the property, rights, privileges, immunities, powers, franchises and liabilities of the Company and Acquisition Sub are vested in the Surviving Corporation, (iii) the separate existence of Acquisition Sub shall cease and (iv) the Surviving Corporation shall continue to be governed by the laws of the State of New York.

        Section 2.4    Certificate of Incorporation and Bylaws.     Subject to Section 6.6, at the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation shall be amended and restated to be identical to the certificate of incorporation and bylaws, respectively, of Acquisition Sub, as in effect immediately prior to the Effective Time, until thereafter amended in accordance with applicable

Law and the applicable provisions of the certificate of incorporation and bylaws of the Surviving Corporation.

        Section 2.5    Board of Directors.     The board of directors of the Surviving Corporation effective as of, and immediately following, the Effective Time shall consist of the members of the board of directors of Acquisition Sub immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

        Section 2.6    Officers.     From and after the Effective Time, the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified in accordance with applicable Law.

ARTICLE III

EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES

        Section 3.1    Effect on Securities.     At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Acquisition Sub or the holders of any securities of the Company or Acquisition Sub:

          (a)    Treatment of Company Securities.    Each share of common stock, $0.01 par value, of the Company (the "Company Common Stock") held, directly or indirectly, by Parent or Acquisition Sub (it being agreed and understood that Privet Fund LP shall contribute its shares to Parent prior to the Closing Date) (the "Privet Shares"), shall remain outstanding after the Effective Time as shares of the Surviving Corporation, and no consideration or payment shall be delivered in exchange therefor or in respect thereof in connection with the Merger. For the avoidance of doubt, shares of Company Common Stock held by Privet Fund Management LLC shall not be contributed to Parent or Acquisition Sub prior to the Closing Date and shall be converted into the right to receive the Merger Consideration pursuant to Section 3.1(b).

          (b)    Conversion of Company Securities.    Except as otherwise provided in this Agreement, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than the Privet Shares) shall be converted into the right to receive $18.50 per share of Company Common Stock in cash, without interest (the "Merger Consideration"). Each share of Company Common Stock to be converted into the right to receive the Merger Consideration as provided in this Section 3.1(b) shall no longer be outstanding and shall be automatically canceled and shall cease to exist, and the holders of certificates (the "Certificates") or book-entry shares ("Book-Entry Shares") which immediately prior to the Effective Time represented such Company Common Stock shall cease to have any rights with respect to such Company Common Stock other than the right to receive, upon surrender of such Certificates or Book-Entry Shares in accordance with Section 3.2, the Merger Consideration, without interest thereon.

          (c)    Conversion of Acquisition Sub Capital Stock.    At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock, $0.01 par value, of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) fully paid share of common stock, $0.01 par value, of the Surviving Corporation and together with the Privet Shares will constitute the only outstanding shares of capital stock of the Surviving Corporation.

          (d)    Adjustments.    Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the number of outstanding shares of Company Common Stock shall occur as a result of a reclassification, recapitalization, stock split (including a reverse stock split) or similar event, or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period, the Merger Consideration shall be equitably adjusted to provide the same economic effect as contemplated by this Agreement prior to such event. Nothing in this Section 3.1(d) shall be construed to permit any party to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.

        Section 3.2    Exchange of Certificates.

          (a)    Designation of Paying Agent; Deposit of Exchange Fund.    Prior to the Closing, Parent shall designate a bank, trust or similar company (the "Paying Agent"), the identity and the terms of appointment of which to be reasonably acceptable to the Company, for the payment of the Merger Consideration as provided in Section 3.1(b). At or prior to the Effective Time, Parent shall deposit, or cause to be deposited with the Paying Agent, cash constituting an amount equal to the Total Common Merger Consideration (such Total Common Merger Consideration as deposited with the Paying Agent, the "Exchange Fund"). In the event the Exchange Fund shall be insufficient to make the payments contemplated by Section 3.1(b), Parent shall promptly deposit, or cause to be deposited, additional funds with the Paying Agent in an amount which is equal to the deficiency in the amount required to make such payments. Parent shall cause the Exchange Fund to be (i) held for the benefit of the holders of Company Common Stock (other than the Privet Shares) and (ii) applied promptly to making the payments pursuant to Section 3.1(b). The Exchange Fund shall not be used for any purpose other than to fund payments pursuant to Section 3.1, except as expressly provided for in this Agreement.

          (b)    Letter of Transmittal.    As promptly as reasonably practicable following the Effective Time and in any event not later than the third (3rd) Business Day thereafter, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of a Certificate or Book-Entry Share that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (other than holders of the Privet Shares) (i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or Book-Entry Shares, as applicable, shall pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares to the Paying Agent and which shall be in the form and have such other provisions as Parent and the Company may reasonably specify and (ii) instructions for use in effecting the surrender of the Certificates or Book-Entry Shares in exchange for the Merger Consideration into which the number of shares of Company Common Stock previously represented by such Certificate or Book-Entry Shares shall have been converted pursuant to this Agreement (which letter of transmittal and instructions shall be in the form and have such other provisions as Parent and the Company may reasonably specify).

          (c)    Timing of Exchange.    Upon surrender of a Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share for cancellation to the Paying Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock (other than the Privet Shares) formerly represented by such Certificate or Book-Entry Share upon the later to occur of (i) the Effective Time or (ii) the Paying Agent's receipt of such Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share, and the Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share so surrendered shall be forthwith canceled. The Paying Agent shall accept such Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. No interest shall be paid or accrued for the benefit of holders of the Certificates or Book-Entry Shares on the Merger Consideration payable upon the surrender of the Certificates or Book-Entry Shares.

          (d)    Termination of Exchange Fund.    Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates or Book-Entry Shares one (1) year after the Effective Time shall be delivered to the Surviving Corporation, upon written demand, and any such holders prior to the Merger who have not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation as general creditor thereof for payment of their claims for Merger Consideration in respect thereof.

          (e)    No Liability.    None of Parent, Acquisition Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any Person in respect of any cash held in the Exchange Fund delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificates or Book-Entry Shares shall not have been surrendered immediately prior to the date on which any cash in respect of such Certificate or Book-Entry Share would otherwise escheat to or become the property of any Governmental Authority, any such cash in respect of such Certificate or Book-Entry Share shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

          (f)    Investment of Exchange Fund.    The Paying Agent may invest any cash included in the Exchange Fund as directed by Parent or, after the Effective Time, the Surviving Corporation; provided that (i) no such investment shall relieve Parent or the Paying Agent from making the payments required by this Article III, and following any losses Parent shall promptly provide additional funds to the Paying Agent for the benefit of the holders of Company Common Stock in the amount of such losses, (ii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement and (iii) such investments shall be in short-term obligations of the United States of America with maturities of no more than thirty (30) days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America. Any interest or income produced by such investments will be payable to the Surviving Corporation or Parent, as directed by Parent.

          (g)    Withholding.    Each of Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the Merger Consideration and any amounts otherwise payable pursuant to this Agreement to any Person such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code and the Treasury regulations promulgated thereunder or any provision of applicable state, local or foreign Tax Law. To the extent that amounts are so deducted and withheld and paid over to the appropriate Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

        Section 3.3    Company Options, Company Stock Units, Company Restricted Shares.

          (a)    Treatment of Company Options.    As of the Effective Time, each Company Option (whether or not vested) that is outstanding shall be canceled and shall entitle the holder thereof to receive in exchange therefore as soon as practicable following the Effective Time, an amount in cash (subject to any applicable withholding or other Taxes or other amounts required by applicable Law to be withheld) equal to the product of (i) the total number of shares of Company Common Stock subject to such Company Option (determined as if all performance conditions have been achieved at the greater of (x) the target level and (y) actual performance through the date of the latest practicable date prior to the Closing Date, as determined by the compensation committee of the board of directors of the Company in its discretion (the "Company Compensation Committee")) and (ii) the excess, if any, of the Merger Consideration, over the exercise price per share of Company Common Stock underlying such Company Option (the "Option Cash Payment"). Following the Effective Time, any such canceled Company Option shall no longer be exercisable and shall only entitle the Company Option holder to the Option Cash Payment, which shall be paid as of, or promptly following, the Effective Time (but in no event later than the fifth (5th) Business Day following the Closing Date).

          (b)    Treatment of Company Stock Units.    As of the Effective Time, each Company Stock Unit (whether or not vested) that is outstanding shall be canceled and shall entitle the holder thereof to receive in exchange therefore as soon as practicable following the Effective Time, an amount in cash (subject to any applicable withholding or other Taxes or other amounts required by applicable Law to be withheld) equal to the product of (i) the total number of shares of Company Common Stock subject to such Company Stock Unit (determined as if all performance conditions have been achieved at the greater of (x) the target level and (y) actual performance through the date of the latest practicable date prior to the Closing Date, as determined by the Company Compensation Committee) and (ii) the Merger Consideration (the "Stock Unit Cash Payment"). Following the Effective Time, any such canceled Company Stock Unit shall only entitle the Company Stock Unit holder to the Stock Unit Cash Payment, which shall be paid as of, or promptly following, the Effective Time (but in no event later than the fifth (5th) Business Day following the Closing Date) provided that notwithstanding anything to the contrary herein, any payment in respect of a Company Stock Unit that, immediately prior to the Effective Time, was subject to Code Section 409A, shall be made at such time as is required to comply with Code Section 409A.

          (c)    Treatment of Company Restricted Shares.    As of the Effective Time, each Company Restricted Share that is outstanding and unvested shall be canceled and shall entitle the holder thereof to receive in exchange therefore as soon as practicable following the Effective Time, an amount in cash (subject to any applicable withholding or other Taxes or other amounts required by applicable Law to be withheld) equal to the Merger Consideration (the "Restricted Share Cash Payment"). Following the Effective Time, any such canceled Company Restricted Share shall only entitle the Company Restricted Share holder to the Restricted Share Cash Payment, which shall be paid as of, or promptly following, the Effective Time (but in no event later than the fifth (5th) Business Day following the Closing Date).

          (d)   Prior to the Effective Time, the Company's board of directors shall adopt any resolutions necessary to effectuate the provisions of this Section 3.3.

        Section 3.4    Lost Certificates.     If any Certificate shall have been lost, stolen or destroyed, then upon the making of an affidavit, in form and substance reasonably acceptable to Parent, of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to which the holder thereof is entitled pursuant to this Article III.

        Section 3.5    Appraisal Rights.     Holders of shares of Company Common Stock are not entitled to appraisal rights under Section 910 of the NYBCL.

        Section 3.6    Transfers; No Further Ownership Rights.     At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Company of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If Certificates or Book-Entry Shares are presented to the Surviving Corporation for transfer following the Effective Time, they shall be canceled against delivery of the applicable Merger Consideration, as provided for in Section 3.1(b), for each share of Company Common Stock formerly represented by such Certificates or Book-Entry Shares. Payment of the Merger Consideration in accordance with the terms of this Article III, and, if applicable, any unclaimed dividends upon the surrender of Certificates, shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificates or Book-Entry Shares.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as disclosed in the Company SEC Documents filed by the Company prior to the date of this Agreement (other than any disclosures set forth under the headings "Risk Factors" or "Forward-Looking Statements") or the Company Disclosure Letter to the extent that the applicable disclosure in the Company SEC Documents or the Company Disclosure Letter is such that its relevance to a representation or warranty contained in this Article IV is reasonably apparent on the face of such disclosure; provided that in no event will any disclosure in the Company SEC Documents qualify or limit the representations and warranties in Section 4.1 (Organization and Qualification; Subsidiaries), Section 4.2 (Capitalization), Section 4.3 (Authority Relevant to Agreement), Section 4.20 (Anti-Takeover Provisions), Section 4.21 (Brokers), Section 4.22 (Opinion of Financial Advisor), the Company hereby represents and warrants to Parent as of the date hereof as follows:

        Section 4.1    Organization and Qualification; Subsidiaries.     (i) The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of New York, (ii) each of the Subsidiaries of the Company is a corporation, partnership or other entity duly organized and validly existing under the laws of the jurisdiction of its incorporation or organization and (iii) each of the Company and its Subsidiaries has the requisite entity power and authority to conduct its business as it is now being conducted, except in the case of clauses (ii) and (iii) as would not reasonably be expected to have a Company Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except as would not reasonably be expected to have a Company Material Adverse Effect. The Company's restated certificate of incorporation, certificate of amendment to the certificate of incorporation and by-laws, as currently in effect, are included in the Company SEC Documents and the Company is not in violation of any provision of such documents.

        Section 4.2    Capitalization.

          (a)   As of February 6, 2018, the authorized capital stock of the Company consisted of (i) 20,000,000 shares of Company Common Stock, 12,996,148 of which (including 26,125 Company Restricted Shares) were issued and outstanding, and (ii) 2,000,000 shares of the Company's preferred stock, $0.01 par value per share, no shares of which were outstanding. As of February 6, 2018, 310,000 Company Options were issued and outstanding (assuming performance with respect to any performance-vesting Company Options is deemed satisfied at target) and 116,545 Company Stock Units were issued and outstanding (assuming performance with respect to any performance-vesting Company Stock Units is deemed satisfied at target). Except as set forth in the preceding sentence, as of the date hereof, there are no existing and outstanding (i) options, warrants, calls, subscriptions, preemptive or other rights, convertible securities, agreements or commitments of any character to which the Company or any of its Subsidiaries is a party obligating the Company or any of its Subsidiaries to issue, grant, transfer or sell any shares of capital stock or other equity interest in the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, (ii) contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any capital stock of the Company or any of its Subsidiaries or (iii) other than the Support Agreement, voting trusts or similar agreements to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of its Subsidiaries.

          (b)   Except as set forth on Section 4.2(b) of the Company Disclosure Letter, all of the outstanding shares of capital stock or equivalent equity interests of each of the Company's Subsidiaries are owned of record and beneficially, directly or indirectly, by the Company or the relevant wholly owned Subsidiary, free and clear of all Liens except for restrictions imposed by applicable securities laws and Permitted Liens.

          (c)   Except as set forth on Section 4.2(c) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries owns any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, trust or other entity, other than a Subsidiary of the Company.

        Section 4.3    Authority Relative to Agreement.

          (a)   The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Requisite Shareholder Approval and the occurrence of the shareholder advisory vote contemplated by Rule 14a-21(c) under the Exchange Act, regardless of the outcome of such vote (the "Company Shareholder Advisory Vote"), to consummate the transactions contemplated hereby, including the Merger. The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated by this Agreement, have been duly and validly authorized by all necessary corporate action by the Company, and, except for the Requisite Shareholder Approval and the occurrence of the Company Shareholder Advisory Vote, no other corporate action or proceeding on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors' rights and remedies generally and (ii) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (b)   The board of directors of the Company has, by resolutions duly adopted by the requisite vote of the directors constituting at least seventy-five percent (75%) of the Continuing Directors (as such term is defined in the Company's Certificate of Incorporation) (assuming the accuracy of the representations and warranties set forth in Section 5.14), (i)  approved and adopted this Agreement and the transactions contemplated hereby, (ii) determined that this Agreement, the Merger and the transactions contemplated hereby are advisable and in the best interests of the Company and Company's shareholders, and (iii) resolved to make the Company Recommendation (provided that any change or modification or rescission of such recommendation by the board of directors of the Company in accordance with Section 6.5 shall not be a breach of the representation in this clause (iii)).

        Section 4.4    No Conflict; Required Filings and Consents.

          (a)   Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) violate any provision of the certificate of incorporation, by-laws, or other governing documents of like effect of the Company or its Subsidiaries in effect as of the Closing or (ii) assuming that the Consents, registrations, declarations, filings and notices referred to in Section 4.4(b) have been obtained or made, any applicable waiting periods referred to therein have expired and any condition precedent to any such Consent has been satisfied, conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected or (iii) result in any breach of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, acceleration or cancellation of, any Company Material Contract, or result in the creation of a Lien, other than any Permitted Lien or any Lien created as a result of any action taken by Parent or Acquisition Sub, upon any of the property or assets of the Company or any of its Subsidiaries, other than, in the case of clauses (i) (only with respect to the Company's Subsidiaries that are not material), (ii) and (iii), any such conflict, violation, breach, default, termination, acceleration, cancellation or Lien that would not reasonably be expected to have a Company Material Adverse Effect.

          (b)   No consent, approval, license, permit, order or authorization (a "Consent") of, or registration, declaration or filing with, or notice to, any Governmental Authority is required to be obtained or made by or with respect to the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) applicable requirements of and filings with the SEC under the Exchange Act, (ii) the filing of the Certificate of Merger with the Department of State in accordance with the NYBCL and appropriate documents with the relevant authorities of the other jurisdictions in which the Company or any of its Subsidiaries is qualified to do business, (iii) applicable requirements under corporation or Blue Sky Laws of various states, (iv) such filings as may be required in connection with the Taxes described in Section 8.6, (v) filings with Nasdaq Global Select Market, (vi) such other items required solely by reason of the participation of Parent or Acquisition Sub in the transactions contemplated hereby, (vii) compliance with and filings or notifications under the HSR Act and any other applicable U.S. or foreign competition, antitrust, merger control or investment Laws (together with the HSR Act, "Antitrust Laws") and (viii) such other Consents, registrations, declarations, filings or notices the failure of which to be obtained or made would not reasonably be expected to have a Company Material Adverse Effect.

        Section 4.5    Permits; Compliance With Laws.

          (a)   The Company and its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders necessary for the Company and its Subsidiaries to carry on their business as it is now being conducted (the "Company Permits"), all Company Permits are in full force and effect and no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company, threatened, except where the failure to be in possession of or be in full force and effect, or the suspension or cancellation of, any of the Company Permits would not reasonably be expected to have a Company Material Adverse Effect.

          (b)   The Company and its Subsidiaries have since January 1, 2016 complied, and are now in compliance, in each case, with all (i) Laws applicable to the Company, any of its Subsidiaries or by which any of their respective properties or assets are bound and (ii) Company Permits, except for any such non-compliance that would not reasonably be expected to have a Company Material Adverse Effect. This Section 4.5(b) does not apply to employee benefits matters, which are governed by Section 4.12, Intellectual Property matters, which are governed by Section 4.14, Tax matters, which are governed by Section 4.15, or environmental matters, which are governed by Section 4.18.

          (c)   Neither the Company nor any of its employees, nor any Subsidiary nor its employees, requires a clearance from any Governmental Authority (including the U.S. Department of Defense) in order to perform its obligations pursuant to any existing Contract with, or bid for a Contract that as of the date hereof is outstanding or has been submitted or is planned to be submitted to, any Governmental Authority, other than any such clearances as have been obtained and are in effect or that are not material.

          (d)   Except for such matters that would not reasonably be expected to have a Company Material Adverse Effect, to the Knowledge of the Company, (i) none of the Company, its Subsidiaries or their respective employees and representatives have (A) used any corporate,

  Company (and/or Subsidiary) funds for any unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (B) made, offered, promised or authorized any direct or indirect unlawful payments or anything of value from corporate funds to any foreign or domestic government employee or official for the purpose of influencing any act or decision of such individual or of any Governmental Authority or department, agency or instrumentality thereof or securing any improper advantage in order to obtain or retain business; or (C) violated any provision of the FCPA or any applicable Anti-Bribery Acts, in each case, in connection with his or her affiliation with, or the performance of his or her duties to, the Company or its Subsidiaries; and (ii) the Company and its Subsidiaries make and keep books, records, and accounts that accurately and fairly reflect transactions and the distribution of the Company's and its Subsidiaries' assets, and to devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions are taken in accordance with management's directives and are properly recorded, in each case, in accordance with the FCPA.

        Section 4.6    Company SEC Documents; Financial Statements.

          (a)   Since January 1, 2016, the Company has filed or furnished the SEC with all material forms, documents and reports required to be filed or furnished prior to the date hereof by it with the SEC (such forms, documents, and reports filed with the SEC, including any amendments thereto, the "Company SEC Documents"). As of their respective dates, or, if amended, as of the date of the last such amendment, the Company SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Company SEC Documents at the time it was filed (or, if amended, as of the date of the last amendment) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, or are to be made, not misleading.

          (b)   The consolidated financial statements (including all related notes) of the Company included in the Company SEC Documents fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the respective dates thereof and its consolidated statements of operations and consolidated statements of cash flows for the respective periods then ended (subject, in the case of unaudited interim statements, to normal year-end audit adjustments, to the absence of notes and to any other adjustments described therein, including in any notes thereto), were prepared in conformity with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q, Form 8-K or any successor form or other rules under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), and complied, as of the respective dates thereof, in all material respects with the published rules and regulations of the SEC with respect thereto.

        Section 4.7    Information Supplied.     None of the information supplied or to be supplied by or on behalf of the Company or any of its Subsidiaries expressly for inclusion or incorporation by reference in the proxy statement relating to the adoption by the shareholders of the Company of this Agreement (together with any amendments or supplements thereto, the "Proxy Statement"), will, at the date it is first mailed to the shareholders of the Company and at the time of the Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

        Section 4.8    Disclosure Controls and Procedures.     The Company has established and maintains "disclosure controls and procedures" and "internal control over financial reporting" (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 promulgated under the Exchange Act) as required by Rule 13a-15 promulgated under the Exchange Act. The Company has disclosed, based on its most recent evaluation of the Company's internal control over financial reporting prior to the date hereof, to the Company's auditors and the audit committee of the board of directors of the Company (i) any significant deficiencies and material weaknesses in the design or operation of its internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information and (ii) any fraud, to the Knowledge of the Company, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

        Section 4.9    Absence of Certain Changes or Events.     (a) Since January 1, 2017, the businesses of the Company and its Subsidiaries have been conducted in the ordinary course of business in all material respects and (b) since January 1, 2017 through the date of this Agreement, there has not been any adverse change, event, development or state of circumstances that has had a Company Material Adverse Effect.

        Section 4.10    No Undisclosed Liabilities.     Except (a) as reflected, disclosed or reserved against in the Company's consolidated financial statements (as amended or restated, as applicable) or the notes thereto included in the Company SEC Documents, (b) for liabilities or obligations incurred in the ordinary course of business since January 1, 2017, (c) for liabilities or obligations incurred in connection with the transactions contemplated hereby or (d) for liabilities or obligations that would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries do not have any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected, disclosed or reserved against in a consolidated balance sheet (or the notes thereto) of the Company and its Subsidiaries.

        Section 4.11    Litigation.     As of the date hereof, there is no claim, suit, action or proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, that would reasonably be expected to have a Material Adverse Effect, nor is there any judgment of any Governmental Authority outstanding against, or, to the Knowledge of the Company, investigation by any Governmental Authority involving the Company or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect. As of the date hereof, there is no suit, action or proceeding pending or, to the Knowledge of the Company, threatened seeking to prevent, hinder, modify, delay or challenge the Merger or any of the other transactions contemplated by this Agreement.

        Section 4.12    Employee Benefit Plans.

          (a)   Section 4.12(a) of the Company Disclosure Letter sets forth a true and complete list, as of the date hereof, of each Company Benefit Plan, in each case exclusive of any Foreign Plan. With respect to each Company Benefit Plan, the Company has made available to Parent a true and complete copy of the following items (in each case, only if applicable): (i) the plan document and all amendments thereto, (ii) each trust or other funding arrangement, (iii) each summary plan description and summary of material modifications, (iv) the most recently filed annual report on IRS Form 5500, (v) the most recent financial statements and actuarial or other valuation reports prepared with respect thereto and (vi) the most recently received determination letter, opinion letter, information letter or advisory opinion issued by the IRS, the United States Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC").

          (b)   Except as would not reasonably be expected to have a Company Material Adverse Effect, each Company Benefit Plan complies with and has been operated and administered in all respects accordance with its terms and applicable Law, including ERISA and the Code. Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) there are no claims pending, or to the Knowledge of the Company, threatened actions, suits, disputes or claims by or on behalf of any Company Benefit Plan, by any employee or beneficiary covered under any such Company Benefit Plan, as applicable, or otherwise involving any such Company Benefit Plan (other than routine claims for benefits) and (ii) no "party in interest" (as defined in ERISA Section 3(14)) or "disqualified person" (as defined in Code Section 4975(e)(2)) of any Company Benefit Plan has engaged in any nonexempt "prohibited transaction" (as described in Code Section 4975(c) or ERISA Section 406).

          (c)   Each Company Benefit Plan that is intended to be qualified under Code Section 401(a) has received a favorable determination or opinion letter as to its qualification and, to the Knowledge of the Company no event has occurred or circumstance exists that would give rise to disqualification or loss of tax-exempt status of any Company Benefit Plan or a related trust. No Company Benefit Plan is currently being audited by any Governmental Authority for compliance with applicable Laws.

          (d)   Except as would not reasonably be expected to have a Company Material Adverse Effect and except as set forth on Section 4.12(d) of the Company Disclosure Letter, for any Company Benefit Plan which is subject to Title IV of ERISA (a "Company Pension Plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) currently or formerly maintained by the Company or any ERISA Affiliate, (i) no liability to the PBGC has been incurred, (ii) no Company Pension Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the most recent plan year ending prior to the date hereof, (iii) the fair market value of the assets of each Company Pension Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such Company Pension Plan as of the last day of the most recent plan year ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Company Pension Plan as of the date hereof, (iv) no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the thirty-day (30-day) reporting requirement has not been waived has been required to be filed for any Company Pension Plan within the twelve-month (12-month) period ending on the date hereof, and (v) neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Company Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Code Section 401(a)(29). Neither the Company, any of its Subsidiaries, nor any ERISA Affiliate has within the most recent six taxable years contributed to or been obligated to contribute to any "multiemployer plan" (as defined in Section 3(37) of ERISA).

          (e)   Except as expressly provided in this Agreement or set forth in Section 4.12(e) of the Company Disclosure Letter, neither the execution or delivery of this Agreement nor the consummation of the Merger (either alone or in combination with another event) will (i) entitle any current or former director, employee, officer, consultant or independent contractor of the Company or any of its Subsidiaries to any material payment or benefit, (ii) materially increase the amount or value of any compensation, benefit or other obligation payable or required to be provided to any such director, employee, officer, consultant or independent contractor, or any Company Benefit Plan, (iii) accelerate the time of payment or vesting of amounts due any such director, employee, officer, consultant or independent contractor or accelerate the time of any funding (whether to a trust or otherwise) of compensation or benefits in respect of any of the Company Benefit Plans, or (iv) result in the payment of any amounts that would not be deductible for federal income tax purposes by reason of Code Section 280G or would be subject to excise tax under Code Section 4999, with respect to which the Company or any of its Subsidiaries would be required to "gross-up" or otherwise compensate any Person because of the limits contained in such Code Section.

          (f)    Except as set forth in Section 4.12(f) of the Company Disclosure Letter, none of the Company or its Subsidiaries has any material obligations for post-termination health or life insurance benefits under any Company Benefit Plan (other than for continuation coverage required to be provided pursuant to Code Section 4980B of the Code or other similar Law) that cannot be amended or terminated without incurring any liability thereunder.

          (g)   Except as would not reasonably have a Company Material Adverse Effect, (i) each Company Benefit Plan that is a "nonqualified deferred compensation plan" (within the meaning of Code Section 409A) complies with Code Section 409A.

          (h)   Each Foreign Plan complies with all applicable Law (including applicable Law regarding the form, funding and operation of the Foreign Plan), except as would not reasonably be expected to have a Company Material Adverse Effect.

        Section 4.13    Labor Matters.

          (a)   Neither the Company nor any of its Subsidiaries is a party to or bound by any works council or collective bargaining agreement or by any neutrality agreement or other agreement with any works council, union or other labor organization. There are no labor related strikes, picketing, refusals to cross picket lines, walkouts or other work stoppages or slowdowns pending or, to the Knowledge of the Company, threatened in writing, and, since January 1, 2016, neither the Company nor any of its Subsidiaries has experienced any such labor related strike, picketing, refusals to cross picket lines, walkout or other work stoppage or slowdown. To the Knowledge of the Company, there is no pending organizing campaign and no labor union, works council, or other labor organization has made a pending written demand for recognition or certification, in each case, with respect to any employees of the Company or any of its Subsidiaries.

          (b)   Except as would not reasonably be expected to be material to the Company and its subsidiaries, taken as a whole, the Company and its Subsidiaries (i) are, and since January 1, 2016 have been, in compliance with all applicable Laws regarding employment and employment practices and those Laws relating to terms and conditions of employment, classification of employees, wages and hours, occupational safety and health, work authorization, immigration, and workers' compensation, (ii) have no charges or complaints relating to unfair labor practices or unlawful employment practices pending or, to the Knowledge of the Company, threatened against any of them before any Governmental Authority, in each case with respect to any employee, (iii) are, and since January 1, 2016 have been, in compliance with its and their obligations under the WARN Act with respect to any employee of the Company or of any of its Subsidiaries.

          (c)   Except as would not reasonably be expected to have a Company Material Adverse Effect, since January 1, 2016, (i) each Person performing work for the Company or any of the Subsidiaries under a non-employee classification, including but not limited to independent contractors, consultants, interns or otherwise, has satisfied the requirements of applicable Law to be so classified at all times when such non-employee classification has been in place and (ii) each employee performing work for the Company or any of its Subsidiaries has been classified properly as exempt or non-exempt under applicable Law relating to regular wages and overtime compensation.

          (d)   Neither the execution and delivery of this Agreement nor the transactions contemplated hereunder will require the consent of, or advance notification to, any works councils, unions or similar labor organizations.

        Section 4.14    Intellectual Property.

          (a)   Section 4.14(a) of the Company Disclosure Letter contains an accurate and complete list (in all material respects) as of the date of this Agreement of all of the following owned by the

  Company or any of its Subsidiaries: (i) issued patents and pending patent applications; (ii) registered trademarks or service marks and applications to register trademarks or services marks; (iii) registered copyrights and applications to register copyrights, and (iv) registered domain names. The Company owns sufficient right, title, and interest in and to, or has the valid right to use, all material Intellectual Property used in the business of the Company and its Subsidiaries as currently conducted, including all material Intellectual Property set forth on Section 4.14(a) of the Company Disclosure Letter, free and clear of all Liens other than Permitted Liens, and to the Knowledge of the Company, the material Intellectual Property set forth on Section 4.14(a) of the Company Disclosure Letter is subsisting, valid and enforceable.

          (b)   Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) the conduct of the business of the Company and its Subsidiaries as currently conducted does not infringe, misappropriate, or otherwise violate any Person's Intellectual Property; (ii) there is no claim or allegation of such infringement, misappropriation, or other violation pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries; (iii) to the Knowledge of the Company, no Person is infringing, misappropriating or otherwise violating any Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries; and (iv) no claims of such infringement, misappropriation or other violation are pending or since January 1, 2016 have been made, brought or, to the Knowledge of the Company, threatened against any Person by the Company or any of its Subsidiaries.

          (c)   Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries have each taken adequate measures, which are reasonable in the industry in which the business of the Company and its Subsidiaries operate, intended to protect the confidentiality and secrecy of trade secrets of the Company and its Subsidiaries.

          (d)   Section 4.14(d) of the Company Disclosure Letter sets forth a complete and accurate list of (i) all material software owned exclusively by the Company or one of its Subsidiaries ("Company Software") and (ii) all other material software used in the business of the Company or any of its Subsidiaries that is not exclusively owned by the Company or one of its Subsidiaries, excluding Off-the-Shelf Software.

          (e)   Except as would not reasonably be expected to have a Company Material Adverse Effect, no government funding and no facilities or funding of any university, college, other educational institution or research center, were used in the development of any Intellectual Property of the Company or any of its Subsidiaries.

          (f)    Except as would not reasonably be expected to have a Company Material Adverse Effect, no Open Source Software is or has since January 1, 2016 been included, incorporated or embedded in, linked to, combined or distributed with any Company Software by or on behalf of the Company. Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries have complied at all times since January 1, 2016 with each license or agreement applicable to any Open Source Software. Except as would not reasonably be expected to have a Company Material Adverse Effect, since January 1, 2016 neither the Company nor any of its Subsidiaries have utilized any Open Source Software in a manner that would: (i) require the Company or one of its Subsidiaries to disclose, license, or distribute any proprietary source code for any software (other than such item of Open Source Software in its unmodified form); (ii) require any software (other than such item of Open Source Software in its unmodified form) to be made available by the Company free of charge; or (iii) diminish or transfer the rights of ownership in any Intellectual Property or software of the Company and its Subsidiaries.

          (g)   Except as would not reasonably be expected to have a Company Material Adverse Effect, since January 1, 2016, the Company and its Subsidiaries have not disclosed, delivered, licensed or otherwise made available any source code (or any part thereof) owned or purported to be owned by the Company or any of its Subsidiaries to any Person other than to a Person who was, as of the date of disclosure or delivery, an employee, agent, consultant or contractor of the Company or one of its Subsidiaries. Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company its Subsidiaries are not obligated to provide to any Person the source code for any Company Software.

          (h)   Except as would not reasonably be expected to have a Company material Adverse Effect, the Company and its Subsidiaries own or have a valid right to access and use all Company IT Systems. To the Knowledge of the Company, the Company IT Systems are adequate for the current operation of the business of the Company and its Subsidiaries in all material respects, the Company and its Subsidiaries have taken reasonable measures to maintain the performance and security of the Company IT Systems in all material respects, and the Company IT Systems have not suffered any material failures since January 1, 2016.

          (i)    Section 4.14(i) of the Company Disclosure Letter sets forth a complete and accurate list of all material policies maintained by the Company or any of its Subsidiaries with regard to the Company IT Systems or the processing of Personal Data by the Company or any of its Subsidiaries. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries and, to the Knowledge of the Company, any Person acting on their behalf, are in compliance with all such policies and all applicable Data Protection Laws.

          (j)    Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries are in compliance with applicable Data Protection Laws.

          (k)   Except as would not reasonably be expected to have a Company Material Adverse Effect, neither the execution, delivery and performance of this Agreement, nor any subsequent transfer of any Personal Data in connection with this Agreement or the operation of the business of the Company or its Subsidiaries as it is now being conducted, will cause, constitute or result in a breach or violation of any applicable Data Protection Laws. To the Knowledge of the Company, (i) since January 1, 2016 there has been no security breach, violation of any security policy or unauthorized access to or unauthorized acquisition, use, loss, denial or loss of use, destruction, compromise or disclosure of any Personal Data collected, obtained, held, maintained, stored, processed, transmitted or managed by the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries have received written notice alleging the occurrence of any such breach or violation, and (ii) there is no complaint or any investigation, action or other proceeding currently pending against the Company or its Subsidiaries, by any private party or the Federal Trade Commission, any state attorney general or similar state official, or any other Governmental Authority, with respect to any Personal Data or Company IT Systems.

        Section 4.15    Taxes.     Except as would not reasonably be expected to have a Company Material Adverse Effect:

          (a)   (i) The Company and each of its Subsidiaries have timely filed all Tax Returns required to be filed by any of them, (ii) each of such filed Tax Returns is complete and accurate in all respects, and (iii) all Taxes (whether or not shown to be due on such Tax Returns) have been timely paid or an adequate reserve has been established in accordance with GAAP.

          (b)   (i) Neither the Company nor any of its Subsidiaries has received written notice of any audit, examination, investigation or other proceeding from any taxing authority in respect of liabilities for Taxes of the Company or any of its Subsidiaries, which have not been fully paid, settled, withdrawn or for which an adequate reserve has not been established in accordance with GAAP; (ii) there are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than Permitted Liens; and (iii) with respect to any tax years open for audit as of the date hereof, neither the Company nor any of its Subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax.

          (c)   None of the Company or any of its Subsidiaries (i) is or has been a member of an affiliated group filing a consolidated federal income Tax Return or any state, local or foreign consolidated, combined, unitary or similar group (other than a group of which the Company was the common parent), (ii) has any liability for Taxes of any Person arising from the application of Treasury regulation Section 1.1502-6 or any similar provision of state, local or foreign Law, or (iii) is a party to or bound by any Tax indemnity, Tax sharing, Tax allocation or similar agreement (other than (A) Tax provisions in commercial or purchase agreements or arrangements, in each case, not primarily relating to Taxes, and (B) any agreement solely between or among the Company and/or any of its Subsidiaries), or any closing agreement (within the meaning of Section 7121 of the Code) with any Governmental Authority with respect to Taxes.

          (d)   The Company and its Subsidiaries have withheld from payments to or on behalf of its employees, independent contractors, creditors, shareholders or other third parties, and have timely paid to the appropriate Governmental Authority, all amounts required to be withheld from such persons in accordance with applicable tax law and have complied with all information reporting requirements relating to any such withholding.

          (e)   The Company has neither distributed stock to another Person, nor has it had its stock distributed by another Person during the two (2) year period ending on the date hereof that was intended to be governed in whole or in part by Section 355 of the Code.

          (f)    None of the Company or any of its Subsidiaries has engaged in or has been a party to any "listed transaction" as defined in Section 6707A(c)(2) of the Code, nor in any other listed transaction, within the meaning of Treasury regulation Section 1.6011-4(b)(2), in any tax year.

          (g)   Notwithstanding any other provision of this Agreement, the representations and warranties contained in Section 4.12 and this Section 4.15 are the sole and exclusive representations and warranties of the Company related to Tax liabilities or compliance with Tax Laws, and no other representation or warranty of the Company contained in this Agreement shall be construed to relate to such matters.

        Section 4.16    Material Contracts.

          (a)   Section 4.16(a) of the Company Disclosure Letter sets forth a list, as of the date hereof, of each Company Material Contract. For purposes of this Agreement, "Company Material Contract" means any Contract to which the Company or any of its Subsidiaries is a party or their respective properties or assets are bound, except for this Agreement and agreements filed as exhibits to the Company SEC Documents, that:

              (i)  constitutes a "material contract" (as such term is defined in item 601(b)(10) of Regulation S-K of the SEC);

             (ii)  is a joint venture, alliance or partnership agreement that is material to the operation of the Company and its Subsidiaries, taken as whole;

            (iii)  is a loan, guarantee of Indebtedness or credit agreement, note, mortgage, indenture or other binding commitment (other than those between the Company and its Subsidiaries) relating to Indebtedness for borrowed money, or a capital lease, in an amount in excess of $3,000,000 individually;

            (iv)  is a document, instrument or agreement evidencing, guaranteeing or securing intercompany loans or advances, or is a subordination agreement in respect thereof;

             (v)  is a document, instrument or agreement to which the Company or any of its Subsidiaries are a party, relating to any factoring, securitization or other transaction involving the financing or sale of accounts receivable, and to any supply chain financing, in an amount in excess of $250,000 individually;

            (vi)  is a document, instrument or agreement to which the Company or any of its Subsidiaries are a party, relating to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities (including, for the avoidance of doubt, resin), equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of such transactions, in an amount in excess of $1,000,000 individually;

           (vii)  is a Contract that (x) materially limits, or purports to materially limit, the ability of the Company or any of its Subsidiaries to compete in any line of business or within any geographic area or with any Person or (y) contains any material exclusivity or similar provision, in each case other than any distribution Contracts that grant the applicable distributor the right to act as the exclusive distributor of products of the Company and its Subsidiaries in a specified geographic area;

          (viii)  is (x) a Contract between the Company and any of its Subsidiaries and (y) a contract required to be disclosed pursuant to Item 404 of Regulation S-K of the Exchange Act;

            (ix)  is a license, sublicense, assignment, option or other agreement pursuant to which the Company or its Subsidiaries have acquired the right to use any material Intellectual Property and for which the amount payable by the Company or its Subsidiaries exceeds $1,000,000 annually, other than (x) those in which grants of Intellectual Property rights are incidental to such Contract or (y) those with respect to Intellectual Property that is generally commercially available;

             (x)  is an acquisition agreement, asset purchase agreement, stock purchase agreement or other similar agreement (other than agreements to purchase or acquire inventory in the ordinary course of business) entered into after January 1, 2015 (x) that relates to the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets or capital stock or other equity interests of any Person which has not yet been consummated, pursuant to which the Company or its Subsidiary reasonably expects that it is required to pay total consideration (including assumption of debt) after the date hereof in excess of $3,000,000 or (y) pursuant to which any other Person has the right to acquire any assets of the Company or any of its Subsidiaries (or any interests therein) after the date of this Agreement with a purchase price (in one or a series of related transactions) of more than $2,000,000;

            (xi)  is a Contract involving future payments to the Company or any of its Subsidiaries in respect of goods or materials delivered by the Company or any of its Subsidiaries, or performance of services by the Company or any of its Subsidiaries, in an amount or value reasonably expected to exceed $2,000,000 in calendar year 2018;

           (xii)  is a Contract that provides for any most favored nation provision or equivalent preferential pricing terms or similar obligations to which the Company or any of its Subsidiaries is subject or a beneficiary thereof, which is material to the Company and its Subsidiaries, taken as a whole;

          (xiii)  is a purchase, sale or supply Contract that (x) contains volume requirements or commitments, exclusive or preferred purchasing arrangements or promotional requirements and (y) has more than one year remaining in the term of the Contract and requires in excess of $1,000,000 in remaining obligations;

          (xiv)  is a Contract for the purchase of products or services by the Company or its Subsidiaries pursuant to which the amount paid by the Company and its Subsidiaries is reasonably expected to exceed $2,000,000 in calendar year 2018 and that cannot be terminated by the Company or its Subsidiary, as applicable, within sixty (60) days after giving notice of termination without resulting in any material costs or penalty to the Company and its Subsidiaries taken as a whole; or

           (xv)  is a Contract, agreement or understanding that commits the Company or any of its Subsidiaries to enter into any of the foregoing.

          (b)   Neither the Company nor any Subsidiary of the Company is in breach of or default under the terms of any Company Material Contract where such breach or default would reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract where such breach or default would reasonably be expected to have a Company Material Adverse Effect. Each Company Material Contract is a valid and binding obligation of the Company or its Subsidiary and, to the Knowledge of the Company, the other parties thereto, except such as would not reasonably be expected to have a Company Material Adverse Effect; provided that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors' rights and remedies generally and (ii) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        Section 4.17    Real Property.

          (a)   All material real property owned by the Company or any of its Subsidiaries (collectively, the "Owned Real Property") is disclosed in Section 4.17(a) of the Company Disclosure Letter. Except as would not reasonably be expected to have a Company Material Adverse Effect, with respect to the Owned Real Property, (i) since January 1, 2016, neither the Company nor any of its Subsidiaries has received written notice of any condemnation proceeding or proposed action or agreement for taking in lieu of condemnation (nor to the Knowledge of the Company, is any such proceeding, action or agreement pending or threatened) with respect to any portion of the Owned Real Property, and (ii) no portion of the Owned Real Property is subject to any lease, license or other occupancy agreement.

          (b)   All material real property leased, subleased, licensed or otherwise occupied as a tenant, subtenant or pursuant to other occupancy arrangements by the Company or any of its Subsidiaries (collectively, the "Leased Real Property") is disclosed in Section 4.17(b) of the Company Disclosure Letter. To the Knowledge of the Company, the Company has delivered or otherwise made available to Parent a true, correct and complete copy of each material lease, sublease, license or other occupancy agreement affecting the material Leased Real Property or any part thereof.

          (c)   As of the date hereof, except as would not reasonably be expected to have a Company Material Adverse Effect, the Company and/or its Subsidiaries have good fee simple title to all Owned Real Property and valid leasehold, subleasehold or license interests in all Leased Real Property free and clear of all Liens, except Permitted Liens.

          (d)   As of the date hereof, except as would not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has received any written communication from, or given any written communication to, any other party to a lease, sublease, license or other occupancy agreement for Leased Real Property or any lender, alleging that the Company or any of its Subsidiaries or such other party, as the case may be, is in default under such lease, sublease, license or other occupancy agreement.

        Section 4.18    Environmental.     Except as would not reasonably be expected to have a Company Material Adverse Effect:

          (a)   the Company and its Subsidiaries are, and for the past four (4) years have been, in compliance with all applicable Environmental Laws, including possessing all Company Permits required for their operations under applicable Environmental Laws;

          (b)   other than the Koppers Pond Site, there is no pending or threatened action or proceeding pursuant to any Environmental Law against the Company or any of its Subsidiaries. Other than the Koppers Pond Site, neither the Company nor any of its Subsidiaries has received written notice from any Person, including any Governmental Authority, alleging that the Company or any of its Subsidiaries has been or is in violation or potentially in violation of any applicable Environmental Law or otherwise may be liable under any applicable Environmental Law, which violation or liability is unresolved. Other than the Koppers Pond Site, neither the Company nor any of its Subsidiaries is a party or subject to any administrative or judicial order or decree pursuant to Environmental Law;

          (c)   with respect to the Owned Real Property and the Leased Real Property, other than the Koppers Pond Site, there have been no releases, spills or discharges of Hazardous Materials on or underneath any of such real properties that has caused environmental contamination at such real properties that is reasonably likely to result in an obligation to remediate such environmental contamination pursuant to applicable Environmental Law or result in liability pursuant to applicable Environmental Law with respect to remediation conducted by other Persons; and

          (d)   the Company has provided to Parent and Acquisition Sub true and accurate copies of all safety and environmental reports and investigations prepared or submitted in the last two (2) years by a Governmental Authority or other third party pursuant to any Environmental Law relating to the current or previous operations of the Company, its Subsidiaries and each of their respective predecessors, in each case to the extent that such reports, investigations and permits are in the possession, custody or control of the Company and its Subsidiaries.

        Section 4.19    Vote Required.     Assuming the accuracy of the representation contained in Section 5.13, the approval of this Agreement by the holders of at least two-thirds of Company Common Stock entitled to vote thereon at the Shareholders' Meeting (the "Requisite Shareholder Approval") and the Company Shareholder Advisory Vote (regardless of the outcome of such vote) are the only votes of holders of securities of the Company that are required in connection with the consummation of any of the transactions contemplated hereby.

        Section 4.20    Anti-Takeover Provisions.     The Company has taken all action necessary to exempt the Merger, this Agreement, and the transactions contemplated hereby and thereby from Section 912 of the NYBCL, and, accordingly, assuming the accuracy of the representation contained in Section 5.13, neither such Section nor, to the Knowledge of the Company, any similar "control share acquisition," "fair price," "moratorium" or other antitakeover laws enacted under U.S. state or federal laws apply to this Agreement or any of the transactions contemplated hereby or thereby.

        Section 4.21    Brokers.    Except for BMO Capital Markets Corp. ("BMO"), whose fees and expenses shall be borne solely by the Company, no broker, finder, investment banker, consultant or intermediary is entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

        Section 4.22    Opinion of Financial Advisor.     The Special Committee has received the opinion, dated as of the date hereof, of BMO that, as of the date hereof and subject to the limitations, qualifications, factors considered and assumptions set forth in such opinion, the Merger Consideration to be received by the holders of Company Common Stock (other than the Parent Related Parties) is fair, from a financial point of view, to such holders.

        Section 4.23    Insurance.     The Company and its Subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice, except as would not reasonably be expected to have a Company Material Adverse Effect. The Company and its Subsidiaries have paid, or have caused to be paid, all premiums due under such policies and have not received written notice that they are in default with respect to any obligations under such policies, except as would not reasonably be expected to have a Company Material Adverse Effect. As of the date hereof, neither the Company nor any of its Subsidiaries has received any written notice of cancellation or termination with respect to any existing material insurance policy that is held by, or for the benefit of, the Company or any of its Subsidiaries, except as would not reasonably be expected to have a Company Material Adverse Effect. There is no claim by the Company or any of it is Subsidiaries pending under any such insurance policy as to which coverage has been questioned, denied or disputed by the underwriters of such policies, except as would not reasonably be expected to have a Company Material Adverse Effect.

        Section 4.24    No Other Representations or Warranties; Disclaimer.

          (a)   Except for the representations and warranties contained in this Article IV and the certificate delivered pursuant to Section 7.2(a) and 7.2(b), neither the Company nor any other Person on behalf of the Company makes any express or implied representation or warranty with respect to the Company or with respect to any other information provided to Parent or Acquisition Sub in connection with the transactions contemplated hereby, including the accuracy, completeness or currency thereof.

          (b)   The Company specifically acknowledges and agrees that, except for the representations and warranties expressly set forth in Article V and the certificate delivered pursuant to Section 7.3(a) and 7.3(b), neither Parent nor Acquisition Sub makes, or has made, any representation or warranty relating to itself or its business or otherwise in connection with the Merger, and the Company is not relying on any representation or warranty except for those expressly set forth in Article V, and if made, such representations and warranties are hereby expressly disclaimed by the Company and are not and shall not be deemed to be or include representations or warranties unless and to the extent any such materials or information is the subject of any express representation or warranty set forth in Article V.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB

        Except as disclosed in the Parent Disclosure Letter, Parent and Acquisition Sub hereby jointly and severally represent and warrant to the Company as follows as of the date hereof:

        Section 5.1    Organization and Qualification.     Each of Parent and Acquisition Sub is a corporation, partnership or other entity duly organized, validly existing and (to the extent applicable) in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite company power and authority to conduct its business as it is now being conducted. Each of Parent and Acquisition Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not reasonably be expected to have a Parent Material Adverse Effect. Parent has, prior to the date hereof, made available to the Company a copy of the Parent Organizational Documents, as currently in effect.

        Section 5.2    Authority Relative to Agreement; No Conflict.

          (a)   Parent and Acquisition Sub have all necessary company power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, including the Merger. The execution, delivery and performance of this Agreement by Parent and Acquisition Sub, and the consummation by Parent and Acquisition Sub of the transactions contemplated by this Agreement, have been duly and validly authorized by all necessary company action by Parent and Acquisition Sub, and no other action or proceeding on the part of Parent and Acquisition Sub is necessary to authorize the execution, delivery and performance of this Agreement by Parent and Acquisition Sub and the consummation by Parent and Acquisition Sub of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Parent and Acquisition Sub and, assuming due authorization, execution and delivery of this Agreement by the other party hereto, constitutes a legal, valid and binding obligation of Parent and Acquisition Sub, enforceable against Parent and Acquisition Sub in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors' rights and remedies generally and (ii) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (b)   The board of directors or similar governing body of each of Parent and Acquisition Sub has, by resolutions duly adopted by the requisite vote of the directors or similar governing members, (i) approved and adopted this Agreement and the transactions contemplated hereby, (ii) determined that this Agreement and the transactions contemplated hereby are advisable and in the best interests of Parent, Acquisition Sub and their respective shareholders or other equityholders, as applicable and (iii) with respect to Acquisition Sub only, recommended the adoption of this Agreement by Acquisition Sub's sole shareholder. Parent, acting in its capacity as the sole shareholder of Acquisition Sub, has adopted this Agreement and the transactions contemplated hereby.

          (c)   Neither the execution and delivery of this Agreement by Parent and Acquisition Sub nor the consummation by Parent and Acquisition Sub of the transactions contemplated hereby will (i) violate any provision of Parent's or its Subsidiaries' certificate of incorporation or bylaws (or equivalent organizational documents), (ii) assuming that the Consents, registrations, declarations, filings and notices referred to in Section 5.3 have been obtained or made, any applicable waiting periods referred to therein have expired and any condition precedent to any such Consent has been satisfied, conflict with or violate any Law applicable to Parent or any of its Subsidiaries or by which any property or asset of Parent or any of its Subsidiaries is bound or affected or (iii) result in any breach of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, acceleration or cancellation of any Contract to which Parent or any of its Subsidiaries is a party, or by which any of their respective properties or assets is bound, or result in the creation of a Lien, other than any Permitted Lien or any Lien created in connection with the Financing, upon any of the property or assets of Parent or any of its Subsidiaries, other than, in the case of clauses (ii) and (iii), any such conflict, violation, breach, default, termination, acceleration, cancellation or Lien that would not reasonably be expected to have a Parent Material Adverse Effect.

          (d)   No vote of, or consent by, the holders of any class or series of capital stock of Parent or Acquisition Sub is necessary to authorize the execution, delivery and performance by Parent of this Agreement and the consummation of the transactions contemplated hereby or otherwise required by the certificate of incorporation or bylaws of Parent, applicable Law (including any shareholder approval provisions under the rules of any applicable securities exchange) or any Governmental Authority.

        Section 5.3    Required Filings and Consents.     No Consent of, or registration, declaration or filing with, or notice to, any Governmental Authority is required to be obtained or made by or with respect to Parent or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) the filing of the Certificate of Merger in accordance with the NYBCL, (iii) such filings as may be required in connection with the Taxes described in Section 8.6, (iv) such other items required solely by reason of the participation of the Company in the transactions contemplated hereby, (v) compliance with and filings or notifications under the HSR Act or other Antitrust Laws as set forth on Section 5.3 of the Parent Disclosure Letter and (vi) such other Consents, registrations, declarations, filings or notices the failure of which to be obtained or made would not reasonably be expected to have a Parent Material Adverse Effect.

        Section 5.4    Litigation.     As of the date hereof, there is no suit, action or proceeding pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries that would reasonably to have a Parent Material Adverse Effect, nor is there any judgment of any Governmental Authority outstanding against, or, to the Knowledge of Parent, investigation by any Governmental Authority involving, Parent or any of its Subsidiaries that would reasonably be expected to have a Parent Material Adverse Effect. As of the date hereof, there is no suit, action or proceeding pending or, to the Knowledge of Parent, threatened seeking to prevent, hinder, modify, delay or challenge the transactions contemplated by this Agreement.

        Section 5.5    Absence of Certain Agreements.     Neither Parent nor any of its Affiliates has entered into any contract, arrangement or understanding (in each case, whether oral or written), or authorized, committed or agreed to enter into any contract, arrangement or understanding (in each case, whether oral or written), pursuant to which: (i) any shareholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration or pursuant to which any shareholder of the Company (A) agrees to vote to adopt this Agreement or the Merger or (B) agrees to vote against any Superior Proposal or (ii) any Third Party has agreed to provide, directly or indirectly, equity capital (other than pursuant to the Equity Commitment Letter) to Parent or the Company to finance in whole or in part the Merger.

        Section 5.6    Information Supplied.     None of the information supplied or to be supplied by or on behalf of Parent or any of its Subsidiaries or Affiliates expressly for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the shareholders of the Company and at the time of the Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

        Section 5.7    Sufficient Funds.

          (a)   On or prior to the date hereof, Parent has delivered to the Company a true, correct and complete copy of (1) the executed commitment letter (including all exhibits, schedules, annexes and amendments thereto) from White Oak Global Advisors, LLC, together with the term sheet and a redacted copy of the executed fee letter, dated as of the date of this Agreement, among Parent, the other parties thereto and White Oak Global Advisors, LLC (with the fee letter customarily redacted with respect to fee amounts, pricing caps and other economic terms (other than covenants), but without redacting provisions that would adversely affect the amount or availability of the Debt Financing) and other agreements (collectively, the "Debt Commitment Letter"), pursuant to which, and subject to the terms and conditions thereof, the lender party thereto has committed to lend the amounts set forth therein to Parent or another wholly owned Affiliate as set forth in the Debt Commitment Letter for the purpose of funding the transactions contemplated by this Agreement (together with any substitute or alternative debt financing pursuant to Section 6.11(c), the "Debt Financing"), and (2) the executed equity commitment letter, dated as of the date hereof (the "Equity Commitment Letter" and, together with the Debt Commitment Letter, the "Financing Commitments") from Privet Capital Investments II, LP ("PCI II") pursuant to which PCI II has committed, subject to the terms and conditions of the Equity Commitment Letter, to invest or cause to be invested, directly or indirectly through one or more intermediate entities, the amounts set forth therein (the "Equity Financing" and, together with the Debt Financing, the "Financing"). The Equity Commitment Letter provides that the Company is a third party beneficiary thereof and is entitled to enforce such agreement on the terms and subject to the conditions therein.

          (b)   As of the date hereof, the Financing Commitments are in full force and effect and have not been withdrawn or terminated or otherwise amended, supplemented or modified in any respect (except as permitted in Section 6.11). Each of the Financing Commitments, in the form so delivered, is a legal, valid and binding obligation of Parent and Acquisition Sub and the other parties thereto. As of the date hereof, there are no side letters or other agreements, contracts or arrangements to which Parent, Acquisition Sub or any of their Affiliates is a party relating to the funding or investing, as applicable, or the full amount of the Financing contemplated by the Financing Commitments, in each case except as have been made available to the Company prior to the date hereof. No event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent or Acquisition Sub under any term, or a failure of any condition, of the Financing Commitments or otherwise result in any portion of the Financing contemplated thereby to be unavailable. As of the date hereof, neither Parent nor Acquisition Sub has a reasonable basis to believe that it would be unable to satisfy on a timely basis any term or condition of the Financing Commitments required to be satisfied by it. Parent and/or Acquisition Sub have fully paid any and all commitment fees or other fees required by the Financing Commitments to be paid on or before the date of this Agreement. The aggregate proceeds from the Financing when funded in accordance with the Financing Commitments are sufficient to fund all of the amounts required to be provided by Parent for the consummation of the transactions contemplated hereby, and are sufficient for the satisfaction of all of Parent's and Acquisition Sub's obligations under this Agreement, including the payment of the Total Common Merger Consideration and any amounts payable pursuant to Section 3.3, and the payment of all associated costs and Expenses of the Merger (including any repayment or refinancing of Indebtedness of Parent, Acquisition Sub or the Company required in connection therewith). There are no conditions precedent or other contingencies related to the funding or investing, as applicable, of the full amount of the Financing, other than as expressly set forth in or contemplated by the Financing Commitments.

        Section 5.8    Guaranty.     Concurrently with the execution of this Agreement, Parent and Acquisition Sub have delivered to the Company the Guaranty of the Guarantor, dated as of the date hereof, pursuant to which the Guarantor has guaranteed certain obligations of Parent and Acquisition Sub as set forth therein. The Guaranty is in full force and effect and is a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors' rights generally and general principles of equity), and no event has occurred which, with or without notice, lapse of time or both, could constitute a default on the part of the Guarantor under such Guaranty.

        Section 5.9    Capitalization of Acquisition Sub.     As of the date hereof, the authorized share capital of Acquisition Sub consists of 100 shares, $0.01 par value per share, all of which are validly issued and outstanding. All of the issued and outstanding share capital of Acquisition Sub is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly owned Subsidiary of Parent. Acquisition Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, and it has not conducted any business prior to the date hereof and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and other transactions contemplated by this Agreement.

        Section 5.10    Interest in Competitors.     Parent, Acquisition Sub, the Guarantor and the Sponsor Entities do not own any material interest, nor do any of their respective Affiliates insofar as such Affiliate-owned interests would be attributed to Parent, Acquisition Sub, the Guarantor or the Sponsor Entities under the HSR Act or any applicable foreign Antitrust Laws, in any entity or Person that derives revenues from products, services or lines of business that are competitive with products, services or lines of business that also produce revenue for the Company.

        Section 5.11    Investment Intention.     Parent is acquiring through the Merger the shares of capital stock of the Surviving Corporation for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act) thereof. Parent understands that the conversion of the capital stock of Acquisition Sub into shares of capital stock of the Surviving Corporation has not been registered under the Securities Act or any Blue Sky Laws and such shares of capital stock of the Surviving Corporation cannot be sold unless subsequently registered under the Securities Act, any applicable Blue Sky Laws or pursuant to an exemption from any such registration.

        Section 5.12    Brokers.     Except for Robert W. Baird & Co. Incorporated, whose fees and expenses shall be borne solely by Parent or its Affiliates, no broker, finder, investment banker, consultant or intermediary is entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent, Acquisition Sub, the Guarantor or any of their respective Subsidiaries.

        Section 5.13    Solvency.     None of Parent, Acquisition Sub and the Guarantor is entering into the transactions contemplated by this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of the Company or any of its Subsidiaries. Each of Parent and Acquisition Sub is Solvent as of the date hereof and each of Parent and the Surviving Corporation will, after giving effect to all of the transactions contemplated by this Agreement, including the Financing, any alternative financing and the payment of the Total Common Merger Consideration and any amounts payable pursuant to Section 3.3, the payment of all other amounts required to be paid in connection with the consummation of the transactions contemplated by this Agreement and the payment of all related fees and Expenses, be Solvent at and immediately after the Effective Time. As used in this Section 5.13, the term "Solvent" means, with respect to a particular date, that on such date, (i) the sum of the assets, at a fair valuation, of Parent and Acquisition Sub and, after the Merger, Parent and the Surviving Corporation and its Subsidiaries will exceed their debts, (ii) each of Parent and Acquisition Sub and, after the Merger, Parent and the Surviving Corporation and its Subsidiaries have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond its ability to pay such debts as such debts mature, and (iii) each of Parent and Acquisition Sub and, after the Merger, Parent and the Surviving Corporation and its Subsidiaries has sufficient capital and liquidity with which to conduct its business. For purposes of this Section 5.13, "debt" means any liability on a claim, and "claim" means any (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, and (ii) any right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

        Section 5.14    Share Ownership.     The Sponsor Entities and Privet Fund Management LLC first became a Major Stockholder on, and none of Parent, Acquisition Sub, the Sponsor Entities or any of their respective Affiliates or Associates, individually or as a group, have been a Major Stockholder at any time prior to, the date specified in Section 5.14 of the Parent Disclosure Letter. Except for the (a) 1,372,188 shares of Company Common Stock collectively held by the Sponsor Entities and (b) restricted stock units held by Mr. Levenson and Mr. Rosenzweig (which were received by Mr. Levenson and Mr. Rosenzweig from the Company as director compensation), none of Parent, Acquisition Sub, the Sponsor Entities or their respective Affiliates or Associates owns (directly or indirectly, beneficially or of record, including pursuant to a derivatives contract), or, except as required to be set forth in any Schedule 13D filed by the Sponsor Entities with the SEC, has owned at any time during the five (5) years preceding the date hereof, any Company Common Stock. None of Parent, Acquisition Sub, the Sponsor Entities or their respective Affiliates holds any rights to acquire or vote any Company Common Stock except as set forth in the preceding sentence or pursuant to this Agreement. As used in this Section 5.14, (i) "Major Stockholder" shall have the meaning set forth in the Restated Certificate of Incorporation of the Company (as amended) made available to Parent prior to the date hereof, (ii) "Affiliates" and "Associates" shall have the meanings set forth in Section 912 of the NYBCL.

        Section 5.15    WARN Act.     Parent and Acquisition Sub are neither planning nor contemplating, and Parent and Acquisition Sub have neither made nor taken, any decisions or actions concerning the employees of the Company or any of its Subsidiaries after the Effective Time that would require (i) the service of notice under the Worker Adjustment and Retraining Notification Act or any local, state or foreign Laws that would require advance notice of any such actions to employees, labor unions, works councils or Governmental Authorities (collectively, the "WARN Act") or (ii) notice to or consultation with any labor union, works council or similar employee organization prior to the signing of this Agreement or the Effective Time, as may be applicable.

        Section 5.16    Management Agreements.     Other than this Agreement, agreements related to the capitalization of Parent, and any agreements, obligations or understandings between Parent or Acquisition Sub or any of their Affiliates and Ryan Levenson and Ben Rosenzweig, as of the date hereof, and the Company Benefit Plans, there are no contracts, undertakings, commitments, agreements or obligations or understandings between Parent or Acquisition Sub or any of their Affiliates, on the one hand, and any member of the Company's management or the board of directors, on the other hand, relating in any way to the Company (including relating to compensation and retention of the Company's management), the transactions contemplated by this Agreement or the operations of the Company after the Effective Time.

        Section 5.17    CFIUS and DSS.     The consummation of the transactions contemplated by this Agreement will not result in the transfer of control of the Company to a "foreign person" pursuant to 31 C.F.R. Part 800.216 and will not constitute a "covered transaction" pursuant to 31 C.F.R. Part 800.207. The transactions contemplated by this Agreement will not cause the Company to be considered under Foreign Ownership, Control or Influence within the meaning of Chapter 2, Section 3 of the National Industrial Security Program Operating Manual, DoD 5220.22-M.

        Section 5.18    No Other Representations and Warranties; Disclaimer.

          (a)   Except for the representations and warranties contained in this Article V and the certificate delivered pursuant to Section 7.3(a) and 7.3(b), neither Parent nor Acquisition Sub nor any other Person on behalf of Parent or Acquisition Sub makes any express or implied representation or warranty with respect to Parent or Acquisition Sub or with respect to any other information provided to the Company in connection with the transactions contemplated hereby, including the accuracy, completeness or currency thereof.

          (b)   Each of Parent and Acquisition Sub acknowledges that they and their Representatives (i) have received access as requested to (A) such books and records, facilities, properties, premises, equipment, contracts and other assets of the Company and its Subsidiaries which they and their Representatives have requested to review and (B) the electronic data room in connection with the transaction contemplated hereby and (ii) have had opportunities as requested to meet with the management of the Company and its Subsidiaries and to discuss the business and assets of the Company and its Subsidiaries. Parent and Acquisition Sub each specifically acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV and the certificate delivered pursuant to Section 7.2(a) and 7.2(b), neither the Company nor any of its Subsidiaries makes, or has made, any representation or warranty relating to itself or its business or otherwise in connection with the Merger, and Parent and Acquisition Sub are not relying on any representation or warranty except for those expressly set forth in Article IV, and, if made, such representations and warranties are hereby expressly disclaimed by Parent and Acquisition Sub and are not and shall not be deemed to be or include representations or warranties unless and to the extent any such materials or information is the subject of any express representation or warranty set forth in Article IV.

ARTICLE VI

COVENANTS AND AGREEMENTS

        Section 6.1    Conduct of Business by the Company Pending the Merger.     The Company covenants and agrees that, between the date of this Agreement and the earlier of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 8.1, except (a) as may be required by Law, (b) as may be agreed in writing by Parent (which consent shall not be unreasonably withheld, conditioned or delayed), (c) as may be expressly required or permitted pursuant to this Agreement, or (d) as set forth in Section 6.1 of the Company Disclosure Letter, (x) the business of the Company and its Subsidiaries shall be conducted in the ordinary course of business, and to the extent consistent therewith, the Company shall use its commercially reasonable efforts to preserve substantially intact the material components of its current business organization, and to preserve in all material respects its present relationships with key customers and suppliers with which it has material business relations (provided, however, that no action by the Company or any of its Subsidiaries, as applicable, with respect to matters specifically addressed by any provision of the immediately succeeding clause (y) shall be deemed a breach of the foregoing unless such action would constitute a breach of such provision of the immediately succeeding clause (y)); and (y) the Company shall not, and shall not permit any of its Subsidiaries to:

          (a)   amend or otherwise change, in any material respect, the restated certificate of incorporation, certificate of amendment to the certificate of incorporation or by-laws of the Company (or such equivalent organizational or governing documents of any of its Subsidiaries);

          (b)   split, combine, reclassify, redeem, repurchase or otherwise subdivide, acquire or amend the terms of any capital stock or other equity interests or rights;

          (c)   (i) issue, deliver, sell, pledge, dispose, redeem, encumber, transfer or grant (x) any shares of its or its Subsidiaries' capital stock (regardless of class or series) or other equity interest of the Company or its Subsidiaries, or (y) any options, warrants, convertible securities or other rights of any kind to acquire any shares of its or its Subsidiaries' capital stock, in each case except for transactions among the Company and its direct or indirect wholly owned Subsidiaries or among the Company's direct or indirect wholly owned Subsidiaries; (ii) except as required by the terms of any Company Benefit Plan, accelerate or waive any restrictions pertaining to the vesting of any options or other equity awards, warrants or other rights of any kind to acquire any shares of capital stock; or (iii) enter into any voting agreement with respect to the capital stock of the Company; provided, however, that with respect to items (i)-(iii), that the Company may withhold Company Common Stock to cover the exercise price of any Company Option upon the exercise thereof, may withhold Company Common Stock to cover any tax withholding that may be due upon exercise of any Company Option or settlement of any Company Stock Unit, and may issue shares of Company Common Stock upon the exercise of any vested Company Option, or settlement of any Company Stock Unit, in any case (x) as is outstanding as of the date hereof or (y) as may be granted after the date hereof in accordance with Section 6.1(f);

          (d)   declare, set aside, authorize, make or pay any dividend or other distribution, payable in cash, stock, property, a combination thereof or otherwise, with respect to the Company's or any of its Subsidiaries' capital stock or other equity interests, other than (i) dividends paid by any Subsidiary of the Company to the Company or any wholly owned Subsidiary of the Company and (ii) quarterly cash dividends consistent with past practice;

          (e)   except as required pursuant to a Company Benefit Plan in effect prior to the date of this Agreement or as required by applicable Law or this Agreement or actions taken in the ordinary course of business consistent with past practice:

              (i)  grant or provide any severance or termination payments or benefits to any current or former director, employee, officer, consultant or independent contractor;

             (ii)  grant, provide increases in, or accelerate the payment of the level of compensation or benefits (including bonus, change of control, equity-base awards, or retention payments), or make any loans to, to any current or former director, employee, officer, consultant or independent contractor;

            (iii)  establish, adopt, terminate or materially amend any Company Benefit Plan or any plan, program, arrangement, policy or agreement that would be a Company Benefit Plan if it were in existence on the date hereof;

            (iv)  terminate any current employee of the Company or any Subsidiary of the Company, other than for cause or in the ordinary course of business consistent with past practice;

             (v)  renew or enter into any material modification of any labor agreement or collective bargaining agreement or implement or announce any material reduction in labor force or mass lay-off;

          (f)    grant, confer or award, any Company Options, convertible securities, restricted stock, Company Restricted Shares, Company Stock Units or other rights to acquire any of its or its Subsidiaries' capital stock;

          (g)   acquire or agree, directly or indirectly, to acquire (including by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, limited liability company, other business organization or any division or material amount of assets thereof, or sell, lease, license, abandon or otherwise subject to a Lien other than a Permitted Lien or otherwise dispose of any material properties, rights or assets of the Company or its Subsidiaries other than (1) sales of inventory in the ordinary course of business consistent with past practice, or (2) pursuant to agreements existing as of the date hereof or entered into after the date hereof in accordance with the terms of this Agreement;

          (h)   cause each of its Subsidiaries not to, sell, pledge, dispose of, transfer, lease, license, or encumber, or authorize the sale, pledge, disposition, transfer, lease, license, or encumbrance of, any tangible or intangible property or tangible or intangible assets of the Company or any of its Subsidiaries, except (x) in the ordinary course of business consistent with past practice, or (y) to the Company or a wholly owned Subsidiary of the Company;

          (i)    incur, assume, modify, or amend in any respect the terms of, any Indebtedness for borrowed money, or assume, endorse, or guarantee any such indebtedness for any Person (other than a Subsidiary), except for Indebtedness incurred (i) under the Company's existing credit facilities or to replace, renew, extend, refinance or refund any existing Indebtedness on market terms and conditions, (ii) pursuant to agreements in effect prior to the execution of this Agreement, (iii) under letters of credit in the ordinary course of business, or (iv) as otherwise required in the ordinary course of business consistent with past practice;

          (j)    make any loan, advance or capital contribution to, or investment in, any other Person, other than (i) investments by the Company or a wholly owned Subsidiary of the Company to or in any wholly owned Subsidiary of the Company in the ordinary course of business and consistent with past practice and (ii) trade payables, capital lease obligations or obligations issued or assumed as consideration for services, inventory or other property, in each case in the ordinary course of business and consistent with past practice;

          (k)   (i) cancel, terminate, extend, renew, modify or amend any Company Material Contract; (ii) waive, release or assign, in any respect, any material rights or obligations under any Company Material Contract; or (iii) enter into any Contract which would have been a Company Material Contract if entered into prior to the date hereof; in each case to the extent that such Contract contains a term longer than one (1) year which cannot be terminated without material penalty upon notice of ninety (90) days or less and other than (x) in the ordinary course of business, (y) extensions and renewals of Company Material Contracts on substantially the same terms in connection with the expected termination or expiration of such Company Material Contract or (z) which would not reasonably be expected to have a Company Material Adverse Effect;

          (l)    make any material change to its methods of financial accounting in effect at December 31, 2016, except (i) as required by GAAP (or any interpretation thereof), Regulation S-X under the Exchange Act or a Governmental Authority or quasi-Governmental Authority (including the Financial Accounting Standards Board or any similar organization), (ii) to permit the audit of the Company's financial statements in compliance with GAAP, (iii) as required by applicable Law, (iv) as disclosed in the Company SEC Documents or (v) to the extent that such change would not reasonably be expected to result in a Company Material Adverse Effect;

          (m)  except as contemplated by this Agreement, solely with respect to the Company, adopt or enter into a plan of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;

          (n)   other than in the ordinary course of business or consistent with past practice, make, change, or revoke any material Tax election, change any material method of Tax accounting, make any material amendment to any Tax Return, settle or compromise any material Tax liability for an amount materially in excess of the amount accrued or reserved on the Company's balance sheet (or more recent consolidated balance sheet included in the Company's SEC filings), surrender any right to claim a material refund of Taxes, consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to the Company or its Subsidiaries (other than automatic extensions of time to file any Tax Return), in each case to the extent any such action would materially adversely impact Parent and its Subsidiaries, taken as a whole, after the Closing;

          (o)   make, or enter into any commitment for, any capital expenditures with respect to tangible property or real property other than (i) the capital expenditures set forth on Section 6.1(o) of the Company Disclosure Letter and (ii) any capital expenditure not set forth on Section 6.1(o) of the Company Disclosure Letter in an aggregate amount that does not exceed $1,000,000.

          (p)   (i) enter into any material new line of business other than the lines of business in which the Company and its Subsidiaries are currently engaged as of the date of this Agreement or (ii) establish any new Subsidiary or joint venture;

          (q)   pay, discharge, settle or compromise, or fail to defend, any actions before any Governmental Authority or consent to the entry of any order in connection therewith, other than (i) where the amounts paid or to be paid are in an amount less than $500,000 in the aggregate (net of amounts covered by insurance or indemnification agreements with third parties as to which no reservation of rights has been asserted), (ii) that do not involve the admission of wrongdoing by the Company or any of its Subsidiaries and (iii) that do not impose any material restrictions on the business of the Company or any of its Subsidiaries, or on the Surviving Corporation following the Effective Time; provided that none of the provisions of this Section 6.1(q) shall apply to any action in respect of or relating to Taxes (which matters shall be governed exclusively by Section 6.1(n)); or

          (r)   authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing.

        Section 6.2    Preparation of the Proxy Statement; Shareholders' Meeting.

          (a)   As promptly as reasonably practicable after the date hereof, and in any event within March 12, 2018 following the date of this Agreement, (i) the Company shall prepare the Proxy Statement, (ii) Parent and Acquisition Sub shall furnish to the Company all information concerning themselves and their Affiliates that is required to be included in the Proxy Statement and shall promptly provide such other assistance in the preparation of the Proxy Statement as may be reasonably requested by the Company from time to time, and (iii) subject to the receipt from Parent and Acquisition Sub of the information described in clause (ii) above, the Company shall file the Proxy Statement with the SEC. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or the staff of the SEC or any request from the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement, and shall provide Parent and Acquisition Sub promptly with copies of all material correspondence between the Company and its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand. The Company shall use reasonable best efforts (with the assistance of, and after consultation with, Parent as provided by this Section 6.2(a)) to respond as promptly as reasonably practicable to any comments of the SEC or the staff of the SEC with respect to the Proxy Statement. Prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC (or the staff of the SEC) with respect thereto, the Company shall provide Parent a reasonable opportunity to review and to propose comments on such document or response, except, in each case, to the extent prohibited by Law. Each of the Company, Parent and Acquisition Sub shall use its reasonable best efforts to file all documents that it is responsible for filing with the SEC or other Governmental Authorities in connection with the transactions contemplated by this Agreement and to cause such documents to comply in all material respects with all requirements of applicable Law.

          (b)   The Company shall cause the Proxy Statement to be mailed to the Company's shareholders as of the record date established for the Shareholders' Meeting as promptly as reasonably practicable after the date on which the SEC confirms that it has no further comments on the Proxy Statement. If, at any time prior to the Shareholders' Meeting, any information relating to the Company, Parent, Acquisition Sub or any of their respective Affiliates, officers or directors is discovered by the Company or Parent or Acquisition Sub which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement (or any amendment or supplement thereto) shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties thereof (with such notification, if delivered orally, to be promptly confirmed in writing), and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the Company's shareholders.

          (c)   The Company shall, as promptly as reasonably practicable following the date on which the Proxy Statement is cleared by the SEC, (i) establish a record date for and give notice of a meeting of its shareholders, for the purpose of voting upon the adoption of this Agreement and holding the Company Shareholder Advisory Vote (the "Shareholders' Meeting") and (ii) duly call, convene and hold the Shareholders' Meeting; provided that the Company may postpone or adjourn the Shareholders' Meeting (A) with the consent of Parent and Acquisition Sub, (B) for the absence of a quorum, (C) to allow reasonable additional time for any supplemental or amended disclosure which the Company has determined in good faith is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company's shareholders prior to the Shareholders' Meeting or (D) to allow additional solicitation of votes in order to obtain the Requisite Shareholder Approval. The Company shall, through the board of directors of the Company, but subject to the right of the board of directors of the Company to make an Adverse Recommendation Change pursuant to Section 6.5, provide the Company Recommendation, not withdraw, amend or modify in a manner adverse to Parent, the Company Recommendation, and shall include the Company Recommendation in the Proxy Statement, and, unless there has been an Adverse Recommendation Change pursuant to Section 6.5, the Company shall use reasonable best efforts to solicit proxies in favor of the Requisite Shareholder Approval. Parent and Acquisition Sub shall vote any shares of Company Common Stock owned, directly or indirectly, by them in favor of the approval of this Agreement and shall cause the Sponsor Entities to comply with the Support Agreement.

        Section 6.3    Appropriate Action; Consents; Filings.

          (a)   Subject to the terms and conditions of this Agreement (including the limitations set forth in Section 6.5), the parties hereto will use their respective reasonable best efforts to consummate and make effective the transactions contemplated hereby and to cause the conditions to the Merger set forth in Article VII to be satisfied, including using reasonable best efforts to accomplish the following: (i) the obtaining of all necessary actions or non-actions, consents and approvals from Governmental Authorities necessary in connection with the consummation of the transactions contemplated by this Agreement, including the Merger, and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval from, or to avoid an action or proceeding by, any Governmental Authority necessary in connection with the consummation of the transactions contemplated by this Agreement, including the Merger, (ii) the obtaining of all other necessary consents, approvals or waivers from Third Parties, (iii) the defending of any lawsuits or other legal proceedings brought by a Governmental Authority from an antitrust perspective, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including the Merger, and (iv) the execution and delivery of any additional instruments reasonably necessary to consummate the Merger and any other transactions to be performed or consummated by such party in accordance with the terms of this Agreement and to carry out fully the purposes of this Agreement. Each of the parties hereto shall promptly (and in no event later than ten (10) Business Days following the date that this Agreement is executed) make and not withdraw its respective filings under the HSR Act, if any are required, and thereafter make any other applications and filings as reasonably determined to be required or advisable by Parent under applicable Antitrust Laws with respect to the transactions contemplated hereby, including the Merger.

          (b)   Each of the parties agrees to use its reasonable best efforts to take (and to cause their Affiliates to take) promptly any and all steps necessary to avoid or eliminate each and every impediment and obtain all consents under any Antitrust Laws that may be required by any foreign or U.S. federal, state or local Governmental Authority, in each case with competent jurisdiction, so as to enable the parties to consummate the transactions contemplated by this Agreement, including the Merger, as promptly as practicable. Further, and for the avoidance of doubt, each party will use its reasonable best efforts to take (and to cause its Affiliates to take) any and all actions necessary in order to ensure that (x) no requirement for any non-action by or Consent or approval of any foreign or U.S. Governmental Authority with respect to any Antitrust Laws, (y) no decree, judgment, injunction, temporary restraining order or any other Order in any suit or proceeding with respect to any Antitrust Laws, and (z) no other matter relating to any Antitrust Laws would preclude consummation of the Merger by the Termination Date.

          (c)   Notwithstanding anything to the contrary in this Agreement, neither Parent nor Acquisition Sub shall be required to divest or hold separate, or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of Parent's assets or businesses (other than the Company and its Subsidiaries), or any material portion thereof.

          (d)   Each of the parties hereto will furnish to outside counsel for the other such necessary information and reasonable assistance as the other may reasonably request in connection with the preparation of any required governmental filings or submissions and will cooperate in responding to any inquiry from a Governmental Authority, including (i) promptly informing the other party of such inquiry, (ii) consulting in advance before making any presentations or submissions to a Governmental Authority, (iii) giving the other party or its outside counsel the opportunity to attend and participate in any substantive meetings or discussions with any Governmental Authority, to the extent not prohibited by such Governmental Authority, and (iv) supplying outside counsel for each other with copies of all material correspondence, filings or communications between either party and any Governmental Authority with respect to this Agreement.

        Section 6.4    Access to Information; Confidentiality.     Upon reasonable written notice, the Company shall (and shall cause each of its Subsidiaries to) afford to the representatives, officers, directors, employees, agents, attorneys, accountants and financial advisors ("Representatives") of Parent reasonable access, in a manner not disruptive to the ordinary course operations of the business of the Company and its Subsidiaries, during normal business hours and upon reasonable advance notice throughout the period prior to the Effective Time (or the earlier termination of this Agreement in accordance with its terms), to the books and records of the Company and its Subsidiaries and, during such period, shall (and shall cause each of its Subsidiaries to) furnish promptly to such Representatives all information concerning the business, properties and personnel of the Company and its Subsidiaries as may reasonably be requested in writing; provided, however, that nothing herein shall require the Company or any of its Subsidiaries to disclose any information to Parent or Acquisition Sub if such disclosure would, in the reasonable judgment of the Company, (i) violate applicable Law or the provisions of any material agreement to which the Company or any of its Subsidiaries is a party, or (ii) waive any attorney-client or other legal privilege; provided, further, that nothing herein shall authorize Parent or its Representatives to undertake any environmental investigations or sampling at any of the properties owned, operated or leased by the Company and its Subsidiaries without the Company's prior written consent, which shall not be unreasonably withheld. No investigation or access permitted pursuant to this Section 6.4, or results therefrom, shall affect or be deemed to modify any representation or warranty made by the Company hereunder. Parent agrees that it will not, and will cause its Representatives not to, use any information obtained pursuant to this Section 6.4 for any competitive or other purpose unrelated to the consummation of the transactions contemplated by this Agreement (which transactions, for the avoidance of doubt, shall include the Financing). The Confidentiality Agreement shall apply with respect to information furnished by the Company, its Subsidiaries and the Company's officers, employees and other Representatives hereunder.

        Section 6.5    Non-Solicitation; Competing Proposals.

          (a)   Notwithstanding anything to the contrary contained in this Agreement, during the period beginning on the date of this Agreement and continuing until 11:59 p.m. (New York time) on the 45th calendar day after the date of this Agreement (the "Go-Shop Period End Date"), the Company and its Subsidiaries and each of the directors and officers of the Company and its Subsidiaries and their Representatives shall have the right to (i) initiate, solicit and knowingly encourage the making of any Competing Proposal, including by providing information (including non-public information and data) regarding, and affording access to the business, properties, assets, books, records and personnel of, the Company and its Subsidiaries to any Person; provided that the conditions specified in Section 6.5(c)(ii)(x) and (y) are met and (ii) engage in negotiations and substantive discussions with any Person relating to a Competing Proposal and cooperate with and assist or participate in or facilitate any inquiries, proposals, discussions and negotiations and any effort or attempt to make any Competing Proposal.

          (b)   Except as may relate to any Excluded Party (for so long as such Person or group is an Excluded Party) or as otherwise provided in this Agreement, from and after the Go-Shop Period End Date until the Effective Time or, if earlier, the termination of this Agreement in accordance with its terms, (i) the Company shall not, and the Company shall cause each of its Subsidiaries and each of the directors and officers of the Company and its Subsidiaries not to, and instruct its Representatives engaged in connection with this Agreement not to, (x) initiate, solicit or knowingly encourage the making of any Competing Proposal or (y) engage in negotiations or substantive discussions with (it being understood that the Company may inform Persons of the provisions contained in this Section 6.5), or furnish any material nonpublic information to, any Person relating to a Competing Proposal, and (ii) the Company shall cause each of its Subsidiaries and each of the directors and officers of the Company and its Subsidiaries to, and instruct its Representatives engaged in connection with this Agreement to, immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Third Party conducted prior to the date hereof with respect to any Competing Proposal and request that such Third Parties who have received material nonpublic information from the Company within the past twelve (12) months in connection with making or evaluating a Competing Proposal return or destroy such material nonpublic information.

          (c)   Notwithstanding anything to the contrary in this Agreement, but subject to Section 6.5(a), prior to the date that the Requisite Shareholder Approval is obtained at the Shareholders' Meeting:

              (i)  in the event that the Company receives a Competing Proposal (or a bona fide inquiry with respect thereto) from any Person, the Company and its Representatives may contact such Person to clarify the terms and conditions thereof to determine whether such Competing Proposal or inquiry either constitutes a Superior Proposal or could reasonably be expected to result in a Superior Proposal (it being understood and agreed that subject to Section 6.5(c)(ii) any such communications with any such Third Party shall be limited to the clarification of the original inquiry or proposal made by such Third Party and shall not include any negotiations or similar discussions with respect to such inquiry or proposal or the Company's view or position with respect thereto); and

             (ii)  if the Company's board of directors determines in good faith after consultation with the Company's outside legal and financial advisors, that such Competing Proposal either constitutes a Superior Proposal or could reasonably be expected to result in a Superior Proposal, the Company and its board of directors and its Representatives may engage in negotiations or substantive discussions with, or furnish any information and other access to, the Person making such Competing Proposal and its Representatives or potential sources of financing; provided that, (x) prior to furnishing any material nonpublic information concerning the Company or its Subsidiaries, the Company receives from such Person, to the extent such Person is not already subject to a confidentiality agreement with the Company, an executed confidentiality agreement containing confidentiality terms that are not less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement (it being understood and agreed that such confidentiality agreement need not restrict the making of Competing Proposals (and related communications) to the Company or the Company's board of directors) and (y) any such material nonpublic information so furnished in writing shall be promptly made available to Parent to the extent it was not previously made available to Parent or its Representatives.

          (d)   Except as otherwise provided in this Agreement, the board of directors of the Company shall not (i) (A) withhold, withdraw or modify, or propose publicly to withhold, withdraw or modify, in a manner adverse to Parent or Acquisition Sub, the Company Recommendation or (B) approve or recommend the adoption of, or propose publicly to approve, declare the advisability of or recommend, to the Company's shareholders any Competing Proposal or (ii) approve or recommend, or allow the Company or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding or merger agreement, acquisition agreement or any other similar agreement with respect to any Competing Proposal (other than a confidentiality agreement referred to in Section 6.5(a) or Section 6.5(c)) (any action described in clauses (i) or (ii) being referred to as an "Adverse Recommendation Change").

          (e)   Notwithstanding anything in this Agreement to the contrary, at any time prior to receipt of the Requisite Shareholder Approval, the board of directors of the Company may, (i) make an Adverse Recommendation Change if a material favorable development or change in circumstances occurs for the Company after the date of this Agreement that (A) is not related to any Competing Proposal, (B) relates to the business, properties or assets of the Company and its Subsidiaries, (C) was neither known by nor reasonably foreseeable (or, if known, the consequences of which were not reasonably foreseeable) to the Company's board of directors on the date of this Agreement and (D) the board of directors of the Company determines in good faith (after consultation with its legal counsel) that the failure to take such action would reasonably be expected to be inconsistent with the directors' fiduciary duties to the shareholders of the Company under applicable Law (an "Intervening Event"); provided, however, in no event shall the following events constitute an Intervening Event: changes, in and of themselves, in the general economic or business conditions within the United States or any other jurisdictions in which the Company or its Subsidiaries operate; changes, in and of themselves, in the market price or trading volume of the Company's stock; or the fact, in and of itself, that the Company or its Subsidiaries exceed internal or published projections, or (ii) if the Company has received a Competing Proposal that the board of directors of the Company has determined in good faith (after consultation with its legal counsel and financial advisors) constitutes a Superior Proposal, make an Adverse Recommendation Change and/or authorize, adopt or approve such Superior Proposal and cause or permit the Company to enter into a definitive agreement with respect to such Superior Proposal concurrently with the termination of this Agreement pursuant to Section 8.1(c)(ii); provided, however, that (1) no Adverse Recommendation Change may be made and (2) no termination of this Agreement pursuant to this Section 6.5(e) and Section 8.1(c)(ii) may be effected unless the Company shall have first (x) given Parent four (4) Business Days' notice (or two (2) Business Days' notice in the event of a subsequent change or amendment to a prior Superior Proposal) (the "Company Notice Period") advising Parent that the board of directors of the Company intends to make an Adverse Recommendation Change or terminate this Agreement pursuant to this Section 6.5(e) and Section 8.1(c)(ii) (a "Notice of Superior Proposal") and specifying the reasons therefor, including the material terms and conditions of any such Superior Proposal and furnishing a copy of any such Superior Proposal to Parent, (y) during the Company Notice Period, to the extent requested by Parent, engaged in good faith negotiations with Parent and considered in good faith any changes to the terms of this Agreement proposed by Parent, if any, and, (z) after such negotiations and the Company's good faith consideration of any changes to the terms of this Agreement, the board of directors of the Company shall have again determined in good faith (after consultation with its legal counsel and financial advisors) that the Competing Proposal continues to constitute a Superior Proposal. Any material amendment to the financial terms or any other material amendment of such Superior Proposal shall require a new Notice of Superior Proposal and the Company shall be required to comply again with the requirements of this Section 6.5(e).

          (f)    The Company shall promptly, and in any event within forty-eight (48) hours of receipt, advise Parent of any Competing Proposal, the material terms and conditions of any such Competing Proposal, the identity of the Person making any such Competing Proposal and furnish a copy of any such Competing Proposal to Parent. The Company shall keep Parent reasonably informed on a reasonably current basis of the status and material details (including any material change to the terms thereof) of any such Competing Proposal and any discussions and negotiations concerning the material terms and conditions thereof.

          (g)   Nothing in this Agreement shall restrict the Company or the board of directors of the Company from taking or disclosing a position contemplated by Rules 14d-9 or 14e-2(a) under the Exchange Act, or otherwise making disclosure to comply with applicable Law (it being agreed that a "stop, look and listen" communication by the board of directors to the Company's shareholders pursuant to Rule 14d-9(f) under the Exchange Act or a factually accurate public statement by the Company that describes the Company's receipt of a Competing Proposal and the operation of this Agreement with respect thereto shall not be deemed to be an Adverse Recommendation Change or give rise to a Parent termination right pursuant to Section 8.1(d)(ii)).

          (h)   For purposes of this Agreement:

              (i)  "Competing Proposal" shall mean any proposal or offer made by any Person (other than Parent, Acquisition Sub or any Affiliate thereof) or group of Persons as defined in Section 13(d)(3) of the Exchange Act to purchase or otherwise acquire, directly or indirectly, in one transaction or a series of transactions, (i) beneficial ownership (as defined under Section 13(d) of the Exchange Act) of twenty percent (20%) or more of any class of equity securities of the Company pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, tender offer, exchange offer or similar transaction or (ii) any one or more assets or businesses of the Company and its Subsidiaries that constitute twenty percent (20%) or more of the revenues or assets of the Company and its Subsidiaries, taken as a whole.

             (ii)  "Superior Proposal" shall mean a written Competing Proposal (with all percentages in the definition of Competing Proposal increased to fifty percent (50%)) made by a Third Party that the board of directors of the Company determines in good faith (after consultation with its legal counsel and financial advisors), and considering such factors as the board of directors of the Company considers to be appropriate, is on terms more favorable to the Company's shareholders than the transactions contemplated by this Agreement (including any changes to the terms of this Agreement committed to by Parent to the Company in writing in response to such Superior Proposal under the provisions of Section 6.5(e)); provided that such Superior Proposal did not result from a breach by the Company or one of its Subsidiaries of this Agreement, including Section 6.5(b).

            (iii)  "Excluded Party" shall mean any Person or group of Persons from whom the Company or its Representatives has received prior to the Go-Shop Period End Date a written Competing Proposal that the board of directors of the Company determines in good faith (such determination to be made no later than five (5) Business Days after the Go-Shop Period End Date), after consultation with its legal counsel and financial advisors, either constitutes a Superior Proposal or could reasonably be expected to result in a Superior Proposal; provided, however, that any Person shall immediately and irrevocably cease to be an Excluded Party if, at any time after the Go-Shop Period End Date, no Competing Proposal made by such Person shall be outstanding.

        Section 6.6    Directors' and Officers' Indemnification and Insurance.

          (a)   Parent and Acquisition Sub agree that all rights to exculpation and indemnification for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (including any matters arising in connection with the transactions contemplated hereby), now existing in favor of the current or former directors, officers and employees, if any ("D&O Indemnified Parties"), as the case may be, of the Company or its Subsidiaries as provided in their respective organizational documents or in any Contract shall survive the Merger and shall continue in full force and effect. Parent shall (and Parent shall cause the Surviving Corporation to) indemnify, defend and hold harmless, and advance expenses to D&O Indemnified Parties with respect to all acts or omissions by them in their capacities as such at any time prior to the Effective Time (including any matters arising in connection with this Agreement or the transactions contemplated hereby), to the fullest extent that the Company or its Subsidiaries would be permitted by applicable Law and to the fullest extent required by the organizational documents of the Company or its Subsidiaries as in effect on the date of this Agreement. Parent shall cause the articles of incorporation, bylaws or other organizational documents of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, advancement of expenses and limitation of director, officer and employee liability that are no less favorable to the D&O Indemnified Parties than those set forth in the Company's and its Subsidiaries' organizational documents as of the date hereof, which provisions thereafter shall not, for a period of six (6) years from the Effective Time, be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of the D&O Indemnified Parties.

          (b)   Without limiting the provisions of Section 6.6(a), to the fullest extent that the Company would be permitted by applicable Law to do so, Parent shall or shall cause the Surviving Corporation to: (i) indemnify and hold harmless each D&O Indemnified Party against and from any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent such claim, action, suit, proceeding or investigation arises out of or pertains to: (A) any alleged action or omission in such D&O Indemnified Party's capacity as a director, officer or employee of the Company or any of its Subsidiaries prior to the Effective Time or (B) this Agreement or the transactions contemplated hereby, and (ii) pay in advance of the final disposition of any such claim, action, suit, proceeding or investigation the expenses (including reasonable attorneys' fees) of any D&O Indemnified Party upon receipt of an undertaking by or on behalf of such D&O Indemnified Party to repay such amount if it shall ultimately be determined that such D&O Indemnified Party is not entitled to be indemnified by applicable Law. Any determination required to be made with respect to whether the conduct of any D&O Indemnified Party complies or complied with any applicable standard shall be made by independent outside legal counsel, which counsel shall be reasonably acceptable to the Surviving Corporation, and the fees of such counsel shall be paid by the Surviving Corporation. Notwithstanding anything to the contrary contained in this Section 6.6(b) or elsewhere in this Agreement, Parent shall not (and Parent shall cause the Surviving Corporation not to) settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any claim, action, suit, proceeding or investigation without the written consent of the involved D&O Indemnified Parties, unless such settlement, compromise, consent or termination includes an unconditional release of all of the D&O Indemnified Parties covered by the claim, action, suit, proceeding or investigation from all liability arising out of such claim, action, suit, proceeding or investigation.

          (c)   Unless the Company shall have purchased a "tail" policy prior to the Effective Time as provided below, for at least six (6) years after the Effective Time, (i) Parent shall, and shall cause the Surviving Corporation and its other Subsidiaries to maintain in full force and effect, on terms and conditions no less advantageous to the D&O Indemnified Parties, or any other Person entitled to the benefit of this Section 6.6, as applicable, than the existing directors' and officers' liability insurance and fiduciary insurance maintained by the Company or any of its Subsidiaries, as applicable, as of the date hereof, covering claims arising from facts, events, acts or omissions that occurred at or prior to the Effective Time, including the transactions contemplated hereby (provided that Parent or the Surviving Corporation, as applicable, shall not be required to pay an annual premium for such insurance in excess of three hundred percent (300%) of the aggregate annual premiums currently paid by the Company or any of its Subsidiaries, as applicable, on an annualized basis, but in such case shall purchase as much of such coverage as possible for such amount) and (ii) Parent shall not, and shall not permit the Surviving Corporation or its other Subsidiaries to, take any action that would prejudice the rights of, or otherwise impede recovery by, the beneficiaries of any such insurance, whether in respect of claims arising before or after the Effective Time. In lieu of such insurance, prior to the Effective Time, the Company may purchase a six (6) year "tail" prepaid policy on such terms and conditions approved by Parent (which approval shall not be unreasonably withheld, conditioned or delayed), in which event Parent shall cease to have any obligations under the first sentence of this Section 6.6(c), except to cause any such "tail" prepaid policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation.

          (d)   In the event that Parent, the Surviving Corporation, any of the Company's Subsidiaries or any of their successors or assigns shall (i) consolidate with or merge into any other Person and shall not be the continuing or surviving company or entity of such consolidation or merger or (ii) transfer all or substantially all its properties and assets to any Person, then, and in each such case, Parent shall cause proper provision to be made so that the successor and assign of Parent, the Surviving Corporation or any such Subsidiary assumes the obligations set forth in this Section 6.6.

          (e)   The D&O Indemnified Parties to whom this Section 6.6 applies shall be third-party beneficiaries of this Section 6.6. The provisions of this Section 6.6 are intended to be for the benefit of each D&O Indemnified Party and his or her successors, heirs or representatives. Parent or its Affiliates shall pay all reasonable expenses, including reasonable attorneys' fees, incurred by any D&O Indemnified Party in enforcing its indemnity and other rights under this Section 6.6. Notwithstanding any other provision of this Agreement, this Section 6.6 shall survive the consummation of the Merger indefinitely and shall be binding, jointly and severally, on all successors and assigns of Parent and the Surviving Corporation, and shall be enforceable by the D&O Indemnified Parties and their successors, heirs or representatives.

        Section 6.7    Notification of Certain Matters.     The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, as the case may be, of (a) any notice or other communication received by such party from any Governmental Authority in connection with this Agreement, the Merger or the transactions contemplated hereby, or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the transactions contemplated hereby, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Corporation or Parent, and (b) any actions, suits, claims, investigations or proceedings commenced or, to such party's Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to this Agreement, the Merger or the transactions contemplated hereby; (c) the occurrence or non-occurrence of any event of which is likely to cause any representation or warranty of the Company or Parent, as the case may be, to be untrue or inaccurate at the Closing Date such that the conditions to Closing set forth in Section 7.2(a), Section 7.2(c) or Section 7.3(a) , as applicable, would fail to be satisfied; and (d) any failure by the Company or Parent, as the case may be, to materially comply with or materially satisfy any covenant or other agreement to be complied with by such party hereunder such that the conditions to Closing set forth in Section 7.2(b) or Section 7.3(b), as applicable, would fail to be satisfied; provided, however, that the delivery such notice by a party pursuant to this Section 6.7 shall not limit or otherwise affect the remedies available hereunder to the other party; provided, further, that a party's failure to comply with this Section 6.7 shall not provide any other party the right not to effect the transactions contemplated by this Agreement, except to the extent that any other provision of this Agreement independently provides such right. This Section 6.7 shall not constitute a covenant or agreement for purposes of Section 7.2(b), Section 7.3(b) or Section 8.1.

        Section 6.8    Public Announcements.     Except as otherwise contemplated by Section 6.5, the Company, Parent and Acquisition Sub shall consult with each other before issuing, and will provide each other a reasonable opportunity to review, any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby, and none of the parties or their Affiliates shall issue any such press release or make any public statement prior to obtaining the other parties' consent (which consent shall not be unreasonably withheld, conditioned or delayed), except that no such consent shall be necessary to the extent disclosure may be required by Law, Order or applicable stock exchange rule or any listing agreement of any party hereto or such press release or public statement does not provide any information with respect to this Agreement or the transactions contemplated hereby other than that previously made public with the consent of the other Party. In addition, the Company may, without Parent or Acquisition Sub's consent, communicate to its employees, customers, suppliers and consultants, provided that such communication is consistent with a communications plan previously agreed to by Parent and the Company in which case such communications may be made consistent with such plan.

        Section 6.9    Employee Benefits.

          (a)   For the period commencing at the Effective Time and ending on the first (1st) anniversary of the date on which the Effective Time occurs, Parent shall, or shall cause the Surviving Corporation to (i) provide to each employee of the Company or its Subsidiaries as of immediately prior to the Effective Time (the "Continuing Employees") who remains an employee of the Surviving Corporation or one of its Affiliates with an annual rate of base salary or wages, as applicable, and incentive compensation target amount opportunity that are, in each case, no less favorable than the annual rate of base salary or wages and the incentive compensation target amount opportunity provided to each such employee by the Company and its Subsidiaries immediately prior to the Effective Time and (ii) provide the Continuing Employees who remain employees of the Surviving Corporation or one of its Affiliates with employee benefits that are no less favorable, in the aggregate, than the employee benefits provided to such employees by the Company and its Subsidiaries immediately prior to the Effective Time.

          (b)   Parent shall, or shall cause, the Surviving Corporation to cause the Surviving Corporation's employee benefit plans (collectively, the "Post-Closing Plans"), to recognize the service of each Continuing Employee (to the extent such service was recognized by the Company) for purposes of eligibility, vesting and determination of the level of benefits (but not for benefit accrual purposes under a defined benefit pension plan) under the Post-Closing Plans, to the extent such recognition does not result in the duplication of any benefits.

          (c)   For the calendar year that includes the date on which the Continuing Employees commence participation in any Post-Closing Plans that provide medical, dental and other welfare benefits (collectively, the "Post-Closing Welfare Plans"), the Continuing Employees shall not be required to satisfy any deductible, co-payment, out-of-pocket maximum or similar requirements under the Post-Closing Welfare Plans to the extent amounts were previously credited for such purposes under comparable Company Benefit Plans that provide medical, dental and other welfare benefits.

          (d)   As of the Effective Time, any waiting periods, pre-existing condition exclusions and requirements to show evidence of good health contained in such Post-Closing Welfare Plans shall be waived with respect to the Continuing Employees (except to the extent any such waiting period, pre-existing condition exclusion, or requirement to show evidence of good health was already in effect with respect to such employees and that have not been satisfied under the applicable Company Benefit Plan in which the participant then participates or is otherwise eligible to participate as of immediately prior to the Effective Time).

          (e)   Notwithstanding the generality of the foregoing, Parent shall, or shall cause the Surviving Corporation to, provide severance payments and benefits to each Continuing Employee whose employment is terminated, on or before the first (1st) anniversary of the date on which the Effective Time occurs, under circumstances that would otherwise give rise to rights to severance payments and benefits under the terms and conditions of the Company Benefit Plans set forth in Section 6.9(e) of the Company Disclosure Letter (but disregarding any expiration date provided for in any such Company Benefit Plan, to the extent otherwise applicable) and that are no less favorable in the aggregate than those that would have been paid or provided for pursuant to such plans.

          (f)    Following the Effective Time, Parent shall, and shall cause the Surviving Corporation and its Subsidiaries to, honor in accordance with their terms, each Company Benefit Plan.

          (g)   Notwithstanding anything in this Agreement to the contrary, Parent shall, and shall cause the Surviving Corporation and its Subsidiaries to, honor the terms of all works council, labor or collective bargaining agreements by which the Company or its Subsidiaries are bound that are in effect as of the Effective Time in accordance with the terms thereof.

          (h)   Notwithstanding anything in this Section 6.9 to the contrary, nothing in this Agreement, whether express or implied, shall (i) be treated as an amendment or other modification of any Company Benefit Plan, Post-Closing Plan, or any other employee benefit plans of the Company or Parent or as a guarantee of employment for any employee of the Company or any of its Subsidiaries and (ii) confer upon any Person other than the parties hereto any rights or remedies hereunder.

        Section 6.10    Conduct of Business by Parent Pending the Merger.     Parent and Acquisition Sub covenant and agree with the Company that between the date hereof and the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, Parent and Acquisition Sub:

          (a)   shall not amend or otherwise change any of the Parent Organizational Documents, except as may be agreed in writing by the Company and except for any amendments or changes as could not reasonably be expected to prevent, delay or impair the ability of Parent to consummate the Merger and the other transactions contemplated by this Agreement, including the Financing;

          (b)   subject to the other terms and conditions of this Agreement, shall take or cause to be taken all action necessary to consummate the transactions contemplated by this Agreement, including taking such actions as are required pursuant to Section 6.11 such that, as of the Closing, Parent and Acquisition Sub will satisfy all of the conditions contained in the Financing Commitments necessary to secure the Financing;

          (c)   shall not, and shall not permit any of their Affiliates to, acquire or agree to acquire by merging or consolidating with, or by purchasing all or a substantial portion of the assets of or equity in, or by any other manner, any business of any Person or other business organization or division thereof, or otherwise acquire or agree to acquire any assets if such business competes in any line of business of the Company or its Subsidiaries and agreeing to, or the consummation of, such acquisition, merger or consolidation would reasonably be expected to (i) impose any delay in the obtaining of, or increase the risk of not obtaining, any authorization, consent, order, declaration or approval of any Governmental Authority (including under any Antitrust Laws) necessary to consummate the transactions contemplated by this Agreement or the expiration or termination of any applicable waiting period, (ii) increase the risk of any Governmental Authority entering an Order prohibiting the consummation of the transactions contemplated by this Agreement, (iii) increase the risk of not being able to remove any such Order on appeal or otherwise or (iv) delay or prevent the consummation of the transactions contemplated by this Agreement;

          (d)   shall not, and shall not permit any of their Affiliates to, take or agree to take any action that would reasonably be expected to prevent or materially delay or impair the consummation of the transactions contemplated hereby, including the Financing; and

          (e)   shall not, and shall not permit any of their Affiliates to, prior to the Termination Date, enter or agree to enter into any definitive agreement for the acquisition of any business or Person or take or agree to take any other action which, in either case, would reasonably be expected to materially interfere with their ability to make available to the Paying Agent immediately prior to the Effective Time funds sufficient for the satisfaction of all of Parent's and Acquisition Sub's obligations under this Agreement, including the payment of the Total Common Merger Consideration and any amounts payable pursuant to Section 3.3, and the payment of all associated costs and Expenses (including any refinancing of Indebtedness of Parent or the Company required in connection therewith) or otherwise would be reasonably expected to result in a Parent Material Adverse Effect.

        Section 6.11    Financing.

          (a)   Each of Parent and Acquisition Sub shall, and shall use their reasonable best efforts to cause their Affiliates to, take or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to obtain the proceeds of the Financing on the terms and conditions described in the Financing Commitments, including using (and causing its Affiliates to use) their respective reasonable best efforts to: (i) enter into definitive agreements with respect thereto on the terms and conditions contained in the Financing Commitments, but subject to any amendments or modifications thereto, or replacements thereof, permitted under this Section 6.11, which agreements shall be in effect as promptly as practicable after the date hereof, but in no event later than the Closing, (ii) satisfy, or cause their Affiliates to satisfy, on a timely basis all conditions applicable to Parent, Acquisition Sub or their respective Affiliates in the Debt Commitment Letter (or definitive agreements entered into with respect to the Debt Commitment Letter), (iii) enforce its rights under the Debt Commitment Letter in the event of a breach by the Financing Sources that impedes or delays (or would reasonably be expected to impede or delay) the Closing and, if necessary, seek specific performance of the Financing Sources of the obligations thereunder, and (iv) in the event that all conditions in the Debt Commitment Letter have been satisfied (or would be satisfied upon funding of the Debt Financing), use their reasonable best efforts to cause the lender and any other Persons providing Financing to fund the Financing at the Closing.

          (b)   Neither Parent nor its Affiliates shall agree to or permit any amendments or modifications to or replacements of any condition or other provision under the Financing Commitments without the prior written consent of the Company if such amendments, modifications or replacements would (i) reduce the aggregate amount of the Financing (including by increasing the amount of fees to be paid or original issue discount of the Debt Financing, unless the amount of any such additional fees to be paid and original issue discount are not increased by more than $1,000,000 in the aggregate), (ii) impose new or additional conditions or otherwise expand or adversely amend or modify any of the conditions under the Financing

  Commitments, (iii) be reasonably likely to prevent, delay or impair the ability of Parent or Acquisition Sub to consummate the Merger and the other transactions contemplated by this Agreement or (iv) materially and adversely impact the ability of Parent or Acquisition Sub to enforce its rights against the other parties to the Financing Commitments. Subject to compliance with the first sentence of this Section 6.11(b), Parent may amend or otherwise modify the Debt Commitment Letter to add lenders, lead arrangers, bookrunners, syndication agents or similar entities that have not executed the Debt Commitment Letter as of the date hereof.

          (c)   In the event that any portion of the Financing becomes or would reasonably be expected to become unavailable on the terms and conditions contemplated in the Financing Commitments, (i) Parent shall promptly notify the Company and (ii) Parent and Acquisition Sub shall, and shall cause their respective Affiliates to, use their respective reasonable best efforts to arrange and obtain, and to negotiate and enter into definitive agreements with respect to, alternative financing from alternative financial institutions in an amount sufficient to consummate the transactions contemplated by this Agreement upon terms and conditions that would not make the Financing materially less likely to be consummated than those in the Financing Commitments, as promptly as practicable following the occurrence of such event (and, in any event, no later than the date on which the Closing would be required to occur). The definitive agreements entered into pursuant to this Section 6.11(c) or Section 6.11(a)(i) are referred to in this Agreement, collectively, as the "Financing Agreements." Parent and Acquisition Sub shall keep the Company reasonably apprised of material developments relating to the Financing.

          (d)   Parent and Acquisition Sub (i) acknowledge and agree that none of (A) the obtaining of the Financing, (B) the receipt of any consent or approval, the entry into any amendment, waiver, modification, replacement, refinancing, termination or discharge or any other treatment of any Surviving Corporation Debt or any Company Debt, or (C) the receipt or availability of any other financing or funds (including by repatriation) is a condition under this Agreement to the obligations of Parent and the Acquisition Sub to consummate the Closing and (ii) reaffirm their obligation to consummate the transactions contemplated by this Agreement irrespective and independently of the availability of the Financing or any other financing or funds, or the receipt of any consent or approval, the entry into any amendment, waiver, modification, replacement, refinancing, termination or discharge or any other treatment of any Surviving Corporation Debt or any Company Debt, subject to the applicable conditions set forth in Section 7.1 and Section 7.2.

          (e)   Parent and Acquisition Sub acknowledge and agree that the Company and its Affiliates (prior to the Effective Time) and its and their respective Representatives shall not be required to incur any liability to any Person under any financing that Parent and Acquisition Sub may raise in connection with the transactions contemplated by this Agreement or any cooperation provided pursuant to this Section 6.11, Section 6.12 and Section 6.13 and that Parent and Acquisition Sub shall, on a joint and several basis, indemnify and hold harmless the Company and its Affiliates and its and their respective Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the Financing and any information utilized in connection therewith and any cooperation provided pursuant to Section 6.12 or Section 6.13.

          (f)    Parent shall (i) furnish the Company complete, correct and executed copies of each amendment, modification or replacement of the Financing Commitments and of the Financing Agreements promptly (and in any event within two (2) Business Days) upon their execution, and (ii) give the Company prompt (and in any event within two (2) Business Days) notice of any breach or threatened breach by any party of any of the Financing Commitments or the Financing Agreements of which Parent or Acquisition Sub becomes aware or any termination or threatened termination thereof of which Parent or Acquisition Sub becomes aware, and (iii) give the Company prompt (and in any event within two (2) Business Days) notice of each material dispute or disagreement between or among the parties to the Financing Commitments or Financing Agreements.

        Section 6.12    Financing Cooperation.

          (a)   Subject to Section 6.11(e), prior to the Closing, the Company shall, and shall cause its Subsidiaries to, use its and their reasonable best efforts to cooperate in connection with the closing of the Financing (provided, that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries). Such cooperation by the Company shall include, at the reasonable request of Parent, (i) using reasonable best efforts to furnish, or cause to be furnished, to Parent and its Financing Sources such customary financial and other information as Parent shall reasonably request and customarily required in connection with the execution of syndicated bank credit facilities (but without the Company having to prepare separate financial statements for any Subsidiary or changing any fiscal period), including audited consolidated balance sheets and related statements of operations, comprehensive income (loss), and cash flows of the Company, in each case, for the three most recently completed fiscal years ended at least 90 days prior to the Closing Date and unaudited consolidated balance sheets and related statements of operations, comprehensive income (loss), and cash flows of the Company, in each case, for each subsequent fiscal quarter ended at least forty-five (45) days prior to the Closing Date, (ii) providing reasonable assistance in the preparation by Parent of (x) an update to the quality of earnings report through December 31, 2017 and (y) the sponsor model, in each case as required by the Debt Commitment Letter, (iii) participating in a reasonable number of meetings, lender presentations, due diligence sessions, drafting sessions and road shows, in each case, upon reasonable advance notice and at mutually agreed times, (iv) providing reasonable assistance to Parent in its preparation of rating agency presentations, customary bank information memoranda and similar documents reasonably and customarily required in connection with the Financing, (v) calls with material customers and vendors, (vi) subject to any contractual agreement in effect, taking such actions as are reasonably requested by Parent to facilitate the pledging of collateral for the Debt Financing, including, upon reasonable advance written notice at mutually agreeable times and, if applicable, locations, taking commercially reasonable actions necessary to permit the Financing Sources to evaluate the Company's and its Subsidiaries' real property and personal property, including current assets, that would constitute collateral under the documents and agreements related to the Debt Financing, to evaluate the Company's and its Subsidiaries' cash management and accounting systems and policies and procedures and to conduct any surveys, appraisals, engineering reports, environmental and other inspections, title insurance and other evaluations relating to the Financing and collateral arrangements, in each case, solely for the purpose of establishing pledges over such assets to secure the obligations under the documents and agreements related to the Debt Financing, which documents and agreements shall not be required to be delivered or effective until at or following the Effective Time and (vii) using reasonable best efforts to furnish to Parent and its Financing Sources as promptly as reasonably practical with all documentation and other information required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including the PATRIOT Act, that has been reasonably requested by Parent at least ten (10) Business Days prior to the Closing Date, as well as information reasonably required for Financing Sources to conduct background checks required by the Debt Commitment Letter; provided, that neither the foregoing clauses of this Section 6.12(a) nor anything else in Section 6.11, this Section 6.12 or Section 6.13 shall require the Company or any of its Subsidiaries or any of their respective directors, officers, employees or representatives to take any action that would (A) interfere unreasonably with the ongoing business or operation of the Company and its Subsidiaries, (B) cause any representation or warranty in this Agreement to be breached, (C) cause any condition to Closing to fail to be satisfied or otherwise cause any breach of this Agreement, (D) require the Company or any of its Subsidiaries to be the issuer or guarantor of any securities or borrower or guarantor under any debt facility or issue any offering document, bank book or similar document, or make any payment to any Person, in each case, prior to the Closing, (E) involve any binding commitment by the Company or any of its Subsidiaries which commitment is not conditioned on the Closing and does not terminate without liability to the Company or any of its Subsidiaries upon the termination of this Agreement, (F) require the Company or any of its Subsidiaries to provide any information the disclosure of which is prohibited or restricted under applicable Law or is legally privileged, or (G) require the Company or any of its Subsidiaries to take any action that would reasonably be expected to conflict with or violate its organizational documents, any Laws or result in a violation or breach of, or default under, any agreement to which the Company or any of its Subsidiaries is a party, (H) require the Company or any of its Subsidiaries, or their respective directors and officers, to enter into or approve any Financing prior to the Closing, or (I) require the Company or any of its Subsidiaries or their respective counsel to provide any legal opinion or other opinion of counsel prior to the Closing; provided, further, that nothing herein shall authorize Parent or its Representatives to undertake any environmental investigations or sampling at any of the properties owned, operated or leased by the Company and its Subsidiaries without the Company's prior written consent, which shall not be unreasonably withheld. The Company will, upon the reasonable written request of Parent, use its reasonable best efforts to update periodically any information required to be provided by the Company pursuant to this Section 6.12 (to the extent it is available) to be included in any document to be used in connection with such Debt Financing so that Parent may ensure that any such information is compliant.

          (b)   The Company hereby consents to the use of its and its Subsidiaries' logos in connection with the Financing; provided that the logos are used solely in a manner that is not intended or reasonably likely to harm or disparage the Company or its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries.

          (c)   All non-public or other confidential information provided by the Company to Parent or its Affiliates pursuant to this Section 6.12 shall be kept confidential in accordance with the Confidentiality Agreement, except that Parent shall be permitted to disclose such information to rating agencies and prospective lenders and investors during syndication of the Debt Financing contemplated by the Debt Commitment Letter, subject to customary confidentiality undertakings in form and substance reasonably acceptable to the Company. Notwithstanding anything in this Agreement to the contrary, neither the Company nor any of its Subsidiaries shall be required to pay any commitment or other similar fee or enter into any definitive agreement or incur any other liability or obligation in connection with the Financing (or any alternative financing) prior to the Effective Time, or pay any expenses prior to the Effective Time that are not promptly reimbursed by Parent as set forth in this Section 6.12.

        Section 6.13    Treatment of Existing Indebtedness.     Prior to the Closing Date, the Company shall use its reasonable best efforts to the extent directed in writing by Parent to obtain all necessary approvals (i) to the Merger and other transactions contemplated herein from lenders or other counterparties under documents evidencing, guaranteeing or securing the debt facilities identified in Section 6.13 of the Company Disclosure Letter as "Surviving Corporation Debt" and (ii) to terminate on the Closing Date the Company debt facilities identified in Section 6.13 of the Company Disclosure Letter as "Company Debt" and any Liens securing such Company Debt. In connection with and conditioned upon the Effective Time, Parent shall (or shall cause an Affiliate to) provide and make available to the Company immediately available funds in an amount equal to the amount necessary for the Company and its Subsidiaries to terminate and discharge in full the Company Debt, including any penalties, cash collateral, fees, or other charges that become payable under the terms of the Company Debt as a result of the early termination thereof or the consummation of the transactions contemplated at the Closing or that may become due and payable at the Effective Time and any accrued interest required to be paid thereon (collectively, the "Debt Payoff Amount"). Subject to Parent's compliance with the previous sentence, the Company shall pay the Debt Payoff Amount to the counterparties under the Company Debt as promptly as practicable following the date the Company receives such Debt Payoff Amount (but in no event prior to the Closing Date). For avoidance of doubt, in no event shall the receipt of the approvals referred to in this Section 6.13 or the termination and discharge of the Company Debt constitute a condition to the Closing.

        Section 6.14    Acquisition Sub.     Parent shall take all actions necessary to (a) cause Acquisition Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement and (b) ensure that, prior to the Effective Time, Acquisition Sub shall not conduct any business, or incur or guarantee any Indebtedness or make any investments, other than as specifically contemplated by this Agreement or the Financing Agreements.

        Section 6.15    No Control of the Company's Business.     Nothing contained in this Agreement is intended to give Parent, directly or indirectly, the right to control or direct the Company's or its Subsidiaries' operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries' operations subject to the terms of this Agreement.

        Section 6.16    Rule 16b-3 Matters.     Prior to the Effective Time, the Company may take such further actions, if any, as may be reasonably necessary or appropriate to ensure that the dispositions of equity securities of the Company (including any derivative securities) pursuant to the transactions contemplated by this Agreement by any officer or director of the Company who is subject to Section 16 of the Exchange Act are exempt under Rule 16b-3 promulgated under the Exchange Act.

        Section 6.17    Stock Exchange De-Listing.     Prior to the Closing Date, the Company and Parent shall cooperate and use their respective reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary on its part under applicable Law and the rules and policies of Nasdaq to enable the delisting of the shares of Company Common Stock from Nasdaq and the deregistration of the shares of Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time.

ARTICLE VII

CONDITIONS TO THE MERGER

        Section 7.1    Conditions to the Obligations of Each Party.     The respective obligations of each party to consummate the Merger are subject to the satisfaction or (to the extent permitted by Law) waiver by the Company and Parent at or prior to the Effective Time of the following conditions:

          (a)   the Requisite Shareholder Approval shall have been obtained;

          (b)   any waiting period (or any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or early termination thereof shall have been granted; and

          (c)   no Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order which is then in effect and has the effect of restraining, enjoining, rendering illegal or otherwise prohibiting consummation of the Merger.

        Section 7.2    Conditions to Obligations of Parent and Acquisition Sub to Effect the Merger.     The obligations of Parent and Acquisition Sub to effect the Merger are, in addition to the conditions set forth in Section 7.1, further subject to the satisfaction or (to the extent permitted by Law) waiver by Parent at or prior to the Effective Time of the following conditions:

          (a)   each of the representations and warranties of the Company contained in this Agreement, without giving effect to any materiality or "Company Material Adverse Effect" qualifications therein, shall be true and correct in all respects as of the Closing Date, except for such failures to be true and correct as would not, individually or in the aggregate, have a Company Material Adverse Effect (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only); provided, however, that the representations and warranties contained in Section 4.2(a) and Section 4.2(b) shall be required to be true and correct in all material respects as of the Closing Date and Parent shall have received a certificate signed on behalf of the Company by a senior executive officer of the Company to the effect that the conditions set forth in this Section 7.2(a) have been satisfied;

          (b)   the Company shall have performed or complied in all material respects with its obligations required under this Agreement to be performed or complied with under this Agreement on or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by a senior executive officer of the Company to such effect; and

          (c)   Since the date of this Agreement, there shall not have occurred and be continuing any event, occurrence, fact, condition, change, development or effect that has had or would reasonably be expected to have a Company Material Adverse Effect.

        Section 7.3    Conditions to Obligation of the Company to Effect the Merger.     The obligation of the Company to effect the Merger is, in addition to the conditions set forth in Section 7.1, further subject to the satisfaction or (to the extent permitted by Law) waiver by the Company at or prior to the Effective Time of the following conditions:

          (a)   each of the representations and warranties of Parent and Acquisition Sub contained in this Agreement, without giving effect to any materiality or "Parent Material Adverse Effect" qualifications therein, shall be true and correct in all respects as of the Closing Date, except for such failures to be true and correct as would not have a Parent Material Adverse Effect (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only); and the Company shall have received a certificate signed on behalf of Parent and Acquisition Sub by a senior executive officer of Parent to the effect that the conditions set forth in this Section 7.3(a) have been satisfied; and

          (b)   Parent or Acquisition Sub shall have performed or complied in all material respects with its obligations required under this Agreement to be performed or complied with under this Agreement on or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent and Acquisition Sub by a senior executive officer of Parent to such effect.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

        Section 8.1    Termination.     Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated at any time prior to the Effective Time, whether before or after the Requisite Shareholder Approval is obtained (except as otherwise expressly noted), as follows:

          (a)   by mutual written consent of each of Parent and the Company; or

          (b)   by either Parent or the Company, if:

              (i)  the Merger shall not have been consummated on or before 5:00 p.m. (New York City time) on August 31, 2018 (the "Termination Date"); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any party if the failure of such party to perform or comply with any of its obligations under this Agreement has been the principal cause of or resulted in the failure of the Closing to have occurred on or before such date;

             (ii)  prior to the Effective Time, any Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order or taken any other action permanently restraining, enjoining, rendering illegal or otherwise prohibiting the transactions contemplated by this Agreement, and such Law or Order or other action shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to a party if the issuance of such Law or Order or taking of such action was primarily due to the failure of such party, and in the case of Parent, including the failure of Acquisition Sub, to perform any of its obligations under Section 6.3;

            (iii)  the Requisite Shareholder Approval shall not have been obtained at the Shareholders' Meeting duly convened therefor or at any adjournment or postponement thereof at which this Agreement and the transactions contemplated hereby have been voted upon; or

          (c)   by the Company, if:

              (i)  Parent or Acquisition Sub shall have breached or failed to perform any of their respective representations, warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of any condition set forth in Section 7.3(a) or Section 7.3(b) and (B) is not capable of being cured, or is not cured, by Parent or Acquisition Sub on or before the earlier of (x) the Termination Date and (y) the date that is thirty (30) calendar days following the Company's delivery of written notice to Parent or Acquisition Sub, as applicable, of such breach; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(c)(i) if the Company is, at the time of the Company's delivery of such written notice to Parent, in material breach of any of its representations, warranties, covenants or agreements hereunder that would give rise to the failure of any condition set forth in Section 7.2(a) or Section 7.2(b);

             (ii)  prior to the receipt of the Requisite Shareholder Approval, the board of directors of the Company shall have authorized the Company to enter into a definitive agreement with respect to a Superior Proposal; provided that, substantially concurrently with such termination, the Company enters into such definitive agreement and pays (or causes to be paid) to Parent the Termination Fee as specified in Section 8.3(a)(ii);

            (iii)  (A) all the conditions set forth in Section 7.1 and Section 7.2 have been satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, provided that such conditions are at the time of termination capable of being satisfied as if such time were the Closing), (B) Parent and Acquisition Sub shall have failed to consummate the Merger by the time the Closing was required by Section 2.2, (C) the Company has notified Parent in writing that all of the conditions set forth in Section 7.3 have been satisfied or waived (or would be satisfied or waived if the Closing were to occur on the date of such notice) and it stands and will stand ready, willing and able to consummate the Merger at such time and (D) the Company shall have given Parent written notice at least one (1) Business Day prior to such termination stating the Company's intention to terminate this Agreement pursuant to this Section 8.1(c)(iii) and the basis for such termination;

            (iv)  at any time on or after July 12, 2018, the Debt Commitment Letter (or commitment letters in respect of any substitute or alternative debt financing pursuant to Section 6.11(c)) is not in full force in effect and, except as set forth in Section 6.11(b), upon the same or more favorable terms and conditions as those in the Debt Commitment Letter as in effect on the date hereof and in an aggregate amount no less than the amount of Debt Financing committed under the Debt Commitment Letter as in effect on the date hereof; or

          (d)   by Parent, if:

              (i)  the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of any condition set forth in Section 7.2(a) or Section 7.2(b), and (B) is not capable of being cured, or is not cured, by the Company on or before the earlier of (x) the Termination Date and (y) the date that is thirty (30) calendar days following Parent's delivery of written notice to the Company of such breach; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(i) if Parent or Acquisition Sub is, at the time of Parent's delivery of such written notice to the Company, in material breach of any of its representations, warranties, covenants or agreements hereunder that would give rise to the failure of any condition set forth in Section 7.3(a) or Section 7.3 (b); or

             (ii)  (A) the board of directors of the Company shall have made an Adverse Recommendation Change, (B) the Company failed to include in the Proxy Statement when mailed to the Company's shareholders, the Company Recommendation, or (C) a tender or exchange offer relating to Company Common Stock shall have been commenced (other than by Parent, Acquisition Sub or any of their Affiliates) and the Company shall not have announced, within ten (10) Business Days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer; provided that Parent's right to terminate this Agreement pursuant to this Section 8.1(d)(ii) shall expire upon the earlier of (1) the Requisite Shareholder Approval having been obtained, (2) 5:00 p.m. (New York City time) on the second (2nd) calendar day following the subsequent public reaffirmation by the Company's board of directors of the Company Recommendation; provided that, in the case of Section 8.1(d)(ii)(B), the Company includes the Company Recommendation in the Proxy Statement promptly following such subsequent public reaffirmation, and (3) 5:00 p.m. (New York City time) on the thirtieth (30th) calendar day following the date on which such Adverse Recommendation Change occurs.

        Section 8.2    Effect of Termination.     In the event that this Agreement is terminated and the Merger abandoned pursuant to Section 8.1, written notice thereof shall be given to the other party or parties, specifying the provisions hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and of no effect without liability on the part of any party hereto (or any of its Representatives), and all rights and obligations of any party hereto shall cease; provided, however, that, except as otherwise provided in Section 8.3 or in any other provision of this Agreement, no such termination shall relieve any party hereto of any liability or damages, resulting from any fraud or willful breach of this Agreement prior to such termination, in which case, except as otherwise provided in Section 8.3, the aggrieved party shall be entitled to all remedies available at law or in equity; and provided, further, that the Confidentiality Agreement, the Guaranty and the expense reimbursement and indemnification obligations contained in Section 6.11, Section 6.12, this Section 8.2, Section 8.3, Section 8.6 and Article IX shall survive any termination of this Agreement pursuant to Section 8.1 in accordance with their respective terms.

        Section 8.3    Termination Fees.

          (a)   In the event that:

              (i)  (A) a Third Party shall have made a Competing Proposal after the date of this Agreement, (B) this Agreement is subsequently terminated by the Company or Parent pursuant to Section 8.1(b)(iii) and at the time of the Shareholders' Meeting, such Competing Proposal was not withdrawn, and (C) within twelve (12) months of such termination of this Agreement, the Company enters into a Company Acquisition Agreement with respect to a Competing Proposal (whether in connection with the Competing Proposal referred to in clauses (A) and (B) or otherwise); provided, however, that for purposes of this Section 8.3(a)(i), the references to "twenty percent (20%)" in the definition of Competing Proposal shall be deemed to be references to "fifty percent (50%)";

             (ii)  this Agreement is terminated by the Company pursuant to Section 8.1(c)(ii); or

            (iii)  this Agreement is terminated by Parent pursuant to Section 8.1(d)(ii);

    then the Company shall, (A) in the case of clause (i) above, (I) no later than three (3) Business Days following the date the Company enters into a Company Acquisition Agreement with respect to a Competing Proposal, pay, or cause to be paid, at the direction of Parent, an amount equal to $8,535,000 (the "Termination Fee") plus all expenses of Parent and its Affiliates not in excess of $3,658,000 (the "Expense Cap"), (B) in the case of clause (ii) above, prior to or substantially concurrently with such termination, pay, or cause to be paid, at the direction of Parent, an amount equal the Termination Fee plus all Expenses of Parent and its Affiliates not in excess of the Expense Cap; and (C) in the case of clause (iii) above, no later than three (3) Business Days after the date of such termination, pay, or cause to be paid, at the direction of Parent, an amount equal to the Termination Fee plus all Expenses of Parent and its Affiliates not in excess of the Expense Cap; provided, however, that in the case of the foregoing clauses (B) and (C), if such amount is payable in connection with a termination of this Agreement by Parent pursuant to Section 8.1(d)(ii)(A) relating to an Adverse Recommendation Change made by the Company's board of directors within forty-five (45) calendar days following the Go Shop Period End Date with respect to an Excluded Party or a termination of this Agreement by the Company pursuant to Section 8.1(c)(ii) with respect to the Company entering into a definitive agreement with an Excluded Party within forty-five (45) calendar days following the Go Shop Period End Date, then the amount of the Termination Fee shall be $3,658,000 (and the Expense Cap shall remain unchanged); provided, further, that in no event shall the Company be required to pay the Termination Fee or reimburse the Expenses of Parent and its Affiliates on more than one occasion.

    If this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b)(iii), then the Company shall, no later than three (3) Business Days after the date of such termination, pay, or cause to be paid, at the direction of Parent, an amount equal to all Expenses of Parent and its Affiliates not in excess of $2,438,000.

          (b)   In the event this Agreement is terminated by (i) the Company pursuant to Section 8.1(c)(i) (in respect of a breach by Parent of its representations, warranties, covenants or other agreements set forth in this Agreement with respect to the Financing) or Section 8.1(c)(iii), (ii) the Company or Parent pursuant to Section 8.1(b)(i) if, at the time of or prior to such termination, the Company would have been entitled to terminate this Agreement pursuant to Section 8.1(c)(i) (in respect of a breach by Parent of its representations, warranties, covenants or other agreements set forth in this Agreement with respect to the Financing) or Section 8.1(c)(iii), or (iii) the Company pursuant to Section 8.1(c)(iv), then Parent shall, no later than three (3) Business Days after the date of such termination, pay, or cause to be paid, at the direction of the Company, the Reverse Termination Fee; it being understood that in no event shall Parent be required to pay the Reverse Termination Fee on more than one occasion.

          (c)   Notwithstanding anything to the contrary set forth in this Agreement, but subject to the Company's right set forth in the second to last sentence of this Section 8.3(c), Section 8.3(d) , Section 8.3(e) and Section 9.9, the Company's receipt of the Reverse Termination Fee pursuant to Section 8.3(b), in circumstances where the Reverse Termination Fee is owed pursuant to Section 8.3(b), shall constitute the sole and exclusive remedy of the Company and its Subsidiaries against Parent, Acquisition Sub, the Guarantor, the Financing Sources under the Debt Financing or any of their respective former, current or future general or limited partners, shareholders, members, managers, directors, officers, employees, agents, Affiliates, or assignees of any of the foregoing (collectively, the "Parent Related Parties") for all losses and damages suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amount, none of the Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement (except that Parent shall also be obligated with respect to Section 8.3(d), Section 8.3(e) and Section 8.6 and for any of its expense reimbursement and indemnification obligations contained in Section 6.11 and Section 6.12, and the Guarantor shall also be obligated pursuant to the terms and conditions of the Guaranty). Notwithstanding anything to the contrary set forth in this Agreement, Parent's right to receive payment from the Company of the Termination Fee pursuant to Section 8.3(a), in circumstances where the Termination Fee is owed pursuant to Section 8.3(a), shall constitute the sole and exclusive remedy of Parent and Acquisition Sub against the Company and its Subsidiaries and any of their respective, direct or indirect, former, current or future general or limited partners, shareholders, members, managers, directors, officers, employees, agents, Affiliates or assignees of any of the foregoing (collectively, the "Company Related Parties") for all losses and damages suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amount, none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated thereby (except that the Company shall also be obligated with respect to Section 8.3(e) and Section 8.6, as applicable). Except as set forth in this Section 8.3(c), Section 8.3(d) and Section 9.9, in connection with a termination by the Company of this Agreement pursuant to Section 8.3(b), under no circumstances shall the Company be (i) entitled to monetary damages other than the Reverse Termination Fee or (ii) permitted or entitled to receive any injunction, specific performance or other equitable relief. Notwithstanding the foregoing, it is explicitly agreed that the Company shall be entitled to obtain an injunction, or other appropriate form of specific performance or equitable relief, to cause Parent and Acquisition Sub to cause, or for the Company to directly cause, in accordance with its third party beneficiary rights under the Equity Commitment Letter, the Equity Financing to be funded on the terms and subject to the conditions set forth in the Equity Commitment Letter and this Agreement if, and only if, each of the following conditions has been satisfied: (i) all the conditions in Section 7.1 and Section 7.2 (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, each of which shall be capable of being satisfied at the Closing) have been satisfied at the time when the Closing would have occurred but for the failure of the Equity Financing to be funded, and remain satisfied, (ii) the Debt Financing has been funded in accordance with its terms or will be funded at the Closing in accordance with its terms if the Equity Financing is funded at the Closing, and (iii) with respect to any funding of the Equity Financing to occur at the Closing, the Company has irrevocably confirmed that if specific performance is granted and the Equity Financing and Debt Financing are funded, then the Closing will occur. For the avoidance of doubt, the Company may pursue a grant of specific performance of the type provided in the preceding sentence and the payment of the Reverse Termination Fee under Section 8.3(b) and any damages payable under Section 8.3(d); provided, however, that the Company shall not be entitled to receive both a grant of specific performance and payment of the Reverse Termination Fee).

          (d)   Notwithstanding Section 8.3(c), payment of the Reverse Termination Fee pursuant to Section 8.3(b) (i) shall not constitute liquidated damages with respect to any claim for damages or any other claim which the Company would be entitled to assert against Parent, any Parent Related Parties (other than any Financing Source in respect of the Debt Financing, as to which Financing Sources the payment of the Reverse Termination Fee shall be the sole remedy) or any of their respective assets with respect to any such termination of this Agreement based upon fraud or a willful breach by Parent of this Agreement, and (ii) shall not constitute the sole and exclusive remedy with respect to any such termination of this Agreement based upon fraud or a willful breach by Parent of this Agreement, it being understood that a failure by Parent to effect the Closing due to a failure of the Debt Financing to be funded if Parent shall have complied with all of its obligations with respect to the Debt Financing under this Agreement shall not constitute a willful breach but that a failure by Parent to effect the Closing when it would be required to occur under this Agreement if the Debt Financing is available and would be funded if the Equity Financing was funded shall constitute a willful breach.

          (e)   Each of the parties hereto acknowledges that (i) the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, (ii) each of the Termination Fee and the Reverse Termination Fee is not a penalty, but except as set forth in Section 8.3(d) is liquidated damages, in a reasonable amount that will compensate the Company or Parent, as the case may be, in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision and (iii) without these agreements, the parties would not enter into this Agreement; accordingly, if the Company or Parent, as the case may be, fails to timely pay any amount due pursuant to this Section 8.3 and, in order to obtain such payment, either Parent or the Company, as the case may be, commences a suit that results in a judgment against the other party for the payment of any amount set forth in this Section 8.3, such paying party shall pay the other party its costs and Expenses in connection with such suit, together with interest on such amount at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received, or such lesser rate as is the maximum permitted by applicable Law.

        Section 8.4    Amendment.     This Agreement may be amended by mutual agreement of the parties hereto by action taken by or on behalf of their respective boards of directors at any time before or after receipt of the Requisite Shareholder Approval; provided, however, that (i) after the Requisite Shareholder Approval has been obtained, there shall not be any amendment that by Law or in accordance with the rules of any stock exchange requires further approval by the shareholders of the Company without such further approval of such shareholders nor any amendment or change not permitted under applicable Law and (ii) any amendment, modification, change or waiver of this clause (ii) of this Section 8.4, the fourth sentence of Section 9.5, clause (ii) to the first proviso to Section 9.7, Section 9.8, Section 9.10, Section 9.12 or Section 9.15, in each case to the extent such amendment, modification, change or waiver would materially adversely affect the rights of a Financing Source under such Section, shall require the prior written consent of the Financing Sources that are parties to the Debt Commitment Letter. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

        Section 8.5    Extension; Waiver.     At any time prior to the Effective Time, subject to applicable Law, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by the Company, Parent or Acquisition Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

        Section 8.6    Expenses; Transfer Taxes.     Except as expressly set forth herein, all Expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses. Parent, Acquisition Sub or the Surviving Corporation shall timely and duly pay all (i) transfer, stamp and documentary Taxes or fees and (ii) sales, use, gains, real property transfer and other similar Taxes or fees arising out of or in connection with entering into and carrying out this Agreement.

ARTICLE IX

GENERAL PROVISIONS

        Section 9.1    Non-Survival of Representations, Warranties and Agreements.     The representations, warranties, covenants and agreements in this Agreement and any certificate delivered pursuant hereto by any Person shall terminate at the Effective Time or, except as provided in Section 8.2, upon the termination of this Agreement pursuant to Section 8.1, as the case may be, except that this Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time or after termination of this Agreement, including those contained in Section 6.6, Section 6.9, Section 8.2 and Section 8.3.

        Section 9.2    Notices.     All notices, requests, consents, claims, demands, waivers and other communications under this Agreement shall be in writing and shall be deemed given (a) on the first (1st) Business Day following the date of dispatch if sent by a nationally recognized overnight courier (providing proof of delivery) or (b) on the date of delivery if delivered personally or sent via facsimile or e-mail, provided that should any such delivery be made by facsimile or e-mail, the sender shall also send a copy of the information so delivered on or before the next Business Day by a nationally recognized overnight courier, in each case to the parties at the following addresses:

        if to Parent or Acquisition Sub (or the Surviving Corporation following Closing):

    Privet Fund LP
    79 West Paces Ferry Road
    Suite 200B
    Atlanta, GA 30305
    Phone: (404) 419-2677
    Fax: (404) 419-2681
    Email: ryanl@privetfund.com
    Attention: Ryan Levenson

    with a copy (which shall not constitute notice) to:

    Bryan Cave LLP
    One Atlantic Center
    1201 W. Peachtree Street, N.W.
    Suite 1400
    Atlanta, Georgia 30309
    Phone: (404) 572-6787
    Fax: (404) 420-0787
    Email: Rick.Miller@BryanCave.com
    Attention: Rick Miller, Esq.

        if to the Company:

    Hardinge Inc.
    One Hardinge Drive
    Elmira, NY 14902
    Phone: (607) 378-4107
    Fax: (607) 398-7949
    Email: chuck.dougherty@hardinge.com
    Attention: Charles Dougherty

    with a copy (which shall not constitute notice) to:

    Wachtell, Lipton, Rosen & Katz
    51 West 52nd Street
    New York, NY 10019
    Phone: (212) 403-1333
    Fax: (212) 403-2333
    Email: TSNorwitz@wlrk.com
    Attention: Trevor S. Norwitz, Esq.

or to such other address, electronic mail address or facsimile number for a party as shall be specified in a notice given in accordance with this Section 9.2; provided that any notice received by facsimile transmission or electronic mail or otherwise at the addressee's location on any Business Day after 5:00 p.m. (addressee's local time) or on any day that is not a Business Day shall be deemed to have been received at 9:00 a.m. (addressee's local time) on the next Business Day; provided, further, that notice of any change to the address or any of the other details specified in or pursuant to this Section 9.2 shall not be deemed to have been received until, and shall be deemed to have been received upon, the later of the date specified in such notice or the date that is five (5) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.2.

        Section 9.3    Interpretation; Certain Definitions.

          (a)   The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

          (b)   The words "hereof," "herein," "hereby," "hereunder" and "herewith" and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to articles, sections, paragraphs, exhibits, annexes and schedules are to the articles, sections and paragraphs of, and exhibits, annexes and schedules to, this Agreement, unless otherwise specified, and are incorporated herein and made a part hereof for all purposes as if fully set forth herein. The table of contents and headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the phrase "without limitation" unless preceded by a negative predicate. Words describing the singular number shall be deemed to include the plural and vice versa, words denoting any gender shall be deemed to include all genders, words denoting natural persons shall be deemed to include business entities and vice versa and references to a Person are also to its permitted successors and assigns. The phrases "the date of this Agreement" and "the date hereof" and terms or phrases of similar import shall be deemed to refer to the date first set forth at the beginning of this Agreement, unless the context requires otherwise. When used in reference to the Company or its Subsidiaries, the term "material" shall be measured against the Company and its Subsidiaries, taken as a whole. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder (provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date). Terms defined in the text of this Agreement have such meaning throughout this Agreement, unless otherwise indicated in this Agreement, and all terms defined in this Agreement shall have the meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein and are applicable to the singular as well as the plural forms of such terms. Any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor Laws (provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date). All references to "dollars" or "$" refer to currency of the United States of America.

        Section 9.4    Severability.     If any term, provision, covenant or restriction of this Agreement or the application of any such term or provision to any person or circumstance is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible. Notwithstanding the foregoing, the parties intend that the remedies and limitations thereon contained in Section 8.3(c) and Section 8.3(d), be construed as an integral provision of this Agreement and that such remedies and limitations shall not be severable in any manner that materially affects the economic benefits anticipated by the parties or that increases a party's liability or obligations hereunder or under the Financing Commitments or the Guaranty.

        Section 9.5    Assignment.     Subject to the further provisions of this Section 9.5, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. Any attempted assignment in violation of this Section 9.5 shall be null and void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns. Notwithstanding the foregoing and without the consent of any other party hereto: following prior written notice to the Company, Parent and Acquisition Sub shall be permitted to collaterally assign and/or grant a security interest in this Agreement and any related agreements, any or all of their respective rights and remedies hereunder and thereunder (and shall be able to exercise such rights and remedies), and all proceeds thereof, to the Financing Sources (or any agent or representative therefor), if and to the extent required under the terms of any Debt Commitment or any Financing Agreement; provided, however, that such assignment by Parent shall not limit or affect Parent's obligations under this Agreement.

        Section 9.6    Entire Agreement.     This Agreement (including the exhibits, annexes and appendices hereto) constitutes, together with the Confidentiality Agreement, the Guaranty, the Equity Commitment Letter, the Support Agreement, the Company Disclosure Letter and the Parent Disclosure Letter, the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

        Section 9.7    No Third-Party Beneficiaries.     This Agreement is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder; provided, however, that it is specifically intended that (a)(i) the D&O Indemnified Parties (with respect to Section 6.6 from and after the Effective Time), (ii) the Financing Sources under the Debt Financing of Parent and Acquisition Sub (with respect to clause (ii) of Section 8.4, the fourth sentence of Section 9.5, clause (ii) to the first proviso to this Section 9.7, Section 9.8, Section 9.10, Section 9.12 or Section 9.15), (iii) the Parent Related Parties (with respect to Section 8.3) and the Company Related Parties (with respect to Section 8.3) and (iv) the holders of Company Options, Company Stock Units and Company Restricted Shares (with respect to Section 3.3 from and after the Effective Time) are third-party beneficiaries, and (b) the Company shall be entitled to pursue damages on behalf of its shareholders in the event of Parent's or Acquisition Sub's fraud or willful breach of this Agreement, which right is hereby acknowledged and agreed by Parent and Acquisition Sub, and, subject to Section 8.3(d), which damages the parties acknowledge and agree may not be limited to reimbursement of Expenses or out-of-pocket costs, and, in the case of liabilities or damages payable by Parent and Acquisition Sub, the Company shall not be prohibited from seeking damages in respect of any benefits of the transactions contemplated by this Agreement lost by the Company's shareholders; and provided, further, that under no circumstances shall the rights of shareholders of the Company as third-party beneficiaries pursuant to the foregoing clause (b) be enforceable by such shareholders or any other Person acting for or on their behalf other than the Company and its successor in interest.

        Section 9.8    Governing Law.

          (a)   This Agreement and all claims, controversies, disputes, actions, proceedings or counterclaims (whether based on contract, tort or otherwise) based upon, arising out of, or relating to this Agreement or the actions of Parent, Acquisition Sub or the Company in the negotiation, administration, validity, performance and enforcement thereof (including any claim or cause of action based upon, arising out of, or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) and/or the interpretation and enforcement of the rights and duties of the Parties shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York applicable to contracts made and wholly performed within such State, without regard or giving effect to any choice or conflict of laws provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

          (b)   Notwithstanding anything to the contrary contained in this Agreement, each of the parties hereto: (i) agrees that it will not bring or support any Person in any action, suit, proceeding, hearing or arbitration before any Governmental Authority of any kind or description, whether at law or in equity, whether in contract or in tort or otherwise, against any of the Financing Sources in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including any dispute, claim or controversy of any kind arising out of or relating in any way to the Debt Financing, the Debt Commitment Letter or the performance thereof or the financings contemplated thereby, in any forum other than the United States Federal and New York State courts located in New York County, State of New York, and that the provisions of Section 9.12 relating to the waiver of jury trial shall apply to any such action, cause of action, claim, cross-claim or third-party claim and (ii) agrees that, except as specifically set forth in the Debt Commitment Letter, all claims or causes of action (whether at law, in equity, in contract, in tort or otherwise) against any of the Financing Sources in any way relating to this Agreement, the Debt Financing or the performance thereof or the financings contemplated thereby, shall be exclusively governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

        Section 9.9    Specific Performance.

          (a)   The parties acknowledge and agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy at Law, would occur in the event that the parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. Accordingly, subject to the penultimate sentence of Section 8.3(c), the parties acknowledge and agree that the parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. Notwithstanding anything to the contrary contained herein, this Section 9.9 is not intended and shall not be construed to limit in any way, and shall be subject in all respects to, the provisions of Section 8.3(c), including the penultimate sentence thereof.

          (b)   To the extent any party hereto brings an action, suit or proceeding to specifically enforce the performance of the terms and provisions of this Agreement (other than an action to enforce specifically any provision that expressly survives the termination of this Agreement), the Termination Date shall automatically be extended to (i) the twentieth (20th) Business Day following the resolution of such action, suit or proceeding or (ii) such other time period established by the court presiding over such action, suit or proceeding.

        Section 9.10    Consent to Jurisdiction.

          (a)   Each of the parties hereto hereby (a) expressly, irrevocably, and unconditionally submits to the exclusive personal jurisdiction of the United States District Court for the Southern District of New York (or, if that court does not have jurisdiction, the Supreme Court of the State of New York, County of New York) and the appropriate appellate courts therefrom in the event any dispute arises out of this Agreement or the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such courts, (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than the United States District Court for the Southern District of New York (or, if that court does not have jurisdiction, the Supreme Court of the State of New York, County of New York) and the appropriate appellate courts therefrom, (d) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement and (e) agrees that each of the other parties shall have the right to bring any action or proceeding for enforcement of a judgment entered by the United States District Court for the Southern District of New York (or, if that court does not have jurisdiction, the Supreme Court of New York, County of New York) and the appropriate appellate courts therefrom. Each of Parent, Acquisition Sub and the Company agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. The parties hereby further agree that New York state or United States Federal courts sitting in New York County, State of New York shall have exclusive jurisdiction over any action (whether at law, in equity, in contract, in tort or otherwise) brought against any Financing Source in connection with the transactions contemplated under this Agreement.

          (b)   Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in Section 9.10(a) in any such action or proceeding by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 9.2. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

        Section 9.11    Counterparts.     This Agreement may be executed in multiple counterparts, all of which shall together be considered one and the same agreement. Delivery of an executed signature page to this Agreement by electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. The exchange of copies of this Agreement and of signature pages by facsimile or e-mail shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or e-mail shall be deemed to be their original signatures for all purposes.

        Section 9.12    WAIVER OF JURY TRIAL.     EACH OF PARENT, ACQUISITION SUB, THE COMPANY AND THE FINANCING SOURCES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE DEBT FINANCING, THE ACTIONS OF PARENT, ACQUISITION SUB, THE COMPANY OR THE FINANCING SOURCES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF (INCLUDING ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING IN ANY ACTION, PROCEEDING OR COUNTERCLAIM AGAINST ANY FINANCING SOURCE).

        Section 9.13    No Joint Venture.     Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party shall have the power to control the activities and operations of any other and their status is, and at all times shall continue to be, that of independent contractors with respect to each other. No party shall have any power or authority to bind or commit any other party. No party shall hold itself out as having any authority or relationship in contravention of this Section 9.13.

        Section 9.14    Failure or Delay Not Waiver; Remedies Cumulative.     Except as otherwise specifically provided herein, no failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

        Section 9.15    No Recourse to Financing Sources.     None of the Company or its Subsidiaries or Affiliates shall have any rights or claims against, or seek or claim (or direct or cause any Company Related Party to seek or claim) any damages against, any of the Financing Sources in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including any dispute arising out of or relating in any way to the performance of any financing commitments of any Financing Source with respect to the transactions contemplated hereby, whether at law or equity, in contract, in tort or otherwise. Neither the Financing Sources nor any of their agents or representatives shall have any liability (whether in contract, in tort or otherwise) to the Company or any Company Related Party for any obligations or liabilities of any party hereto under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby and thereby, including any dispute arising out of or relating in any way to the performance of any financing commitments including, but not limited to, the Debt Financing.

[Remainder of page intentionally left blank; signature page follows.]

        IN WITNESS WHEREOF, Parent, Acquisition Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

HARDINGE HOLDINGS, LLC
By: Privet Fund Management LLC, its Manager
By:	/s/ RYAN LEVENSON
	Name:	Ryan Levenson
	Title:	Managing Member
HARDINGE MERGER SUB, INC.
By:	/s/ RYAN LEVENSON
	Name:	Ryan Levenson
	Title:	Chief Executive Officer

HARDINGE INC.
By:	/s/ CHRISTOPHER DISANTIS
	Name:	Christopher DiSantis
	Title:	Chairman

Appendix AA

        As used in this Agreement, the following terms shall have the following meanings:

        "Acquisition Sub" shall have the meaning set forth in the Preamble.

        "Adverse Recommendation Change" shall have the meaning set forth in Section 6.5(c).

        "Affiliate" has the meaning set forth in Rule 12b-2 of the Exchange Act and in Section 5.14; provided that for purposes of this Agreement, none of the Company or any of its Subsidiaries shall be considered Affiliates of Parent, Acquisition Sub or the Sponsor Entities.

        "Agreement" shall have the meaning set forth in the Preamble.

        "Anti-Bribery Act" shall have the meaning set forth in the definition of "Law."

        "Antitrust Laws" shall have the meaning set forth in Section 4.4(b).

        "Associates" shall have the meaning set forth in Section 5.14.

        "Blue Sky Laws" shall mean state securities or "blue sky" laws.

        "BMO" shall have the meaning set forth in Section 4.21.

        "Book-Entry Shares" shall have the meaning set forth in Section 3.1(b).

        "Business Day" shall mean any day other than a Saturday, Sunday or a day on which all banking institutions in New York, New York are authorized or obligated by Law or executive order to close.

        "Certificate of Merger" shall have the meaning set forth in Section 2.3(a).

        "Certificates" shall have the meaning set forth in Section 3.1(b).

        "CFIUS" means the Committee on Foreign Investment in the United States.

        "claim" shall have the meaning set forth in Section 5.13.

        "Closing" shall have the meaning set forth in Section 2.2.

        "Closing Date" shall have the meaning set forth in Section 2.2.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Company" shall have the meaning set forth in the Preamble.

        "Company Acquisition Agreement" means any merger agreement, acquisition agreement or other similar agreement executed or entered into by the Company or any of its Affiliates.

        "Company Benefit Plan" means any material "employee benefit plan" (within the meaning of Section 3(3) of ERISA) and any other material pension, profit sharing, 401(k), retirement, employment, consulting, independent contractor, severance, unemployment, welfare, disability, deferred compensation, stock purchase, stock option, stock-based, change-in-control, retention, fringe benefit, bonus or incentive compensation plan, program, policy or other arrangement, whether or not subject to ERISA, that is maintained, sponsored, contributed to, or required to be contributed to by the Company or any of its Subsidiaries for the benefit of any current or former employee, director, consultant or other individual service provider of the Company or any of its Subsidiaries or for which the Company or any of its Subsidiaries has or reasonably could have any obligation or liability, including any and all plans or policies offered to employees of the Company or its Subsidiaries for which the Company or its Subsidiaries has claimed or is claiming the safe harbor for "voluntary plans" under ERISA for group arrangements.

        "Company Common Stock" shall have the meaning set forth in Section 3.1(a).

        "Company Compensation Committee" shall have the meaning set forth in Section 3.3(a).

        "Company Debt" shall have the meaning set forth in Section 6.13.

        "Company Disclosure Letter" shall mean the disclosure letter delivered by the Company to Parent simultaneously with the execution of this Agreement.

        "Company IT Systems" shall mean the software, computer systems, servers, hardware, network equipment, databases, websites, and other information technology systems that are used to process, store, maintain and operate data, information, and functions used by the Company and its Subsidiaries in connection with the business of the Company or any of its Subsidiaries, whether owned, leased or licensed by the Company or any of its Subsidiaries.

        "Company Material Adverse Effect" means any change, event, effect or circumstance which, individually or in the aggregate has resulted in or would reasonably be expected to result in a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that changes, events, effects or circumstances which, directly or indirectly, to the extent they relate to or result from the following, shall be excluded from the determination of Company Material Adverse Effect: (i) any condition, change, effect or circumstance generally affecting any of the industries or markets in which the Company or its Subsidiaries operate except to the extent that any such condition, change, effect or circumstance has a disproportionate adverse effect on the Company as compared to other participants in the industries and markets in which the Company and its Subsidiaries operate; (ii) any change in any Law or GAAP (or changes in interpretations of any Law or GAAP); (iii) general economic, regulatory or political conditions (or changes therein) or conditions (or changes therein) in the financial, credit or securities markets (including changes in interest or currency exchange rates) in any country or region in which the Company or its Subsidiaries conduct business; (iv) any acts of God, natural disasters, terrorism, armed hostilities, sabotage, war or any escalation or worsening of acts of war; (v) the negotiation, execution, announcement, consummation or existence of this Agreement or the transactions contemplated hereby, including by reason of the identity of Parent or any communication by Parent or its Subsidiaries regarding the plans or intentions of Parent with respect to the conduct of the business of the Company or any of its Subsidiaries and including the impact of any of the foregoing on any relationships with customers, suppliers, vendors, collaboration partners, employees, unions or regulators; (vi) any action taken pursuant to the terms of this Agreement or with the consent or at the direction of Parent or Acquisition Sub (or any action not taken as a result of the failure of Parent to consent to any action requiring Parent's consent pursuant to Section 6.1), (vii) any changes in the market price or trading volume of the Company Common Stock, any failure by the Company or its Subsidiaries to meet internal, analysts' or other earnings estimates or financial projections or forecasts for any period, any changes in credit ratings and any changes in any analysts' recommendations or ratings with respect to the Company or any of its Subsidiaries (provided that the facts or occurrences giving rise to or contributing to such changes or failure that are not otherwise excluded from the definition of "Company Material Adverse Effect" may be taken into account in determining whether there has been a Company Material Adverse Effect) and (viii) any litigation or claim threatened or initiated by shareholders of the Company against the Company, any of its Subsidiaries or any of their respective officers or directors, in each case, arising out of the execution of this Agreement or the transactions contemplated hereby.

        "Company Material Contract" shall have the meaning set forth in Section 4.16(a).

        "Company Notice Period" shall have the meaning set forth in Section 6.5(e).

        "Company Option" shall mean each outstanding option to purchase shares of Company Common Stock.

        "Company Pension Plan" shall have the meaning set forth in Section 4.12(d).

        "Company Permits" shall have the meaning set forth in Section 4.5(a).

        "Company Recommendation" shall mean the recommendation of the board of directors of the Company that the shareholders of the Company adopt this Agreement.

        "Company Related Parties" shall have the meaning set forth in Section 8.3(c).

        "Company Restricted Share" shall mean each issued and outstanding share of restricted Company Common Stock.

        "Company SEC Documents" shall have the meaning set forth in Section 4.6(a).

        "Company Shareholder Advisory Vote" shall have the meaning set forth in Section 4.3(a).

        "Company Software" shall have the meaning set forth in Section 4.14(d).

        "Company Stock Unit" shall mean each outstanding restricted stock unit, performance stock unit or director deferred stock unit with respect to Company Common Stock.

        "Competing Proposal" shall have the meaning set forth in Section 6.5(h)(i).

        "Confidentiality Agreement" shall mean the confidentiality agreement dated October 14 2015, between Privet Fund LP, Privet Fund Management LLC, Benjamin Rosenzweig and the Company, as amended from time to time.

        "Consent" shall have the meaning set forth in Section 4.4(b).

        "Continuing Employees" shall have the meaning set forth in Section 6.9(a).

        "Contract" means any written or binding oral contract, subcontract, lease, sublease, conditional sales contract, purchase order, sales order, task order, delivery order, license, sublicense, indenture, note, mortgage, bond, loan, instrument, understanding, permit, concession, franchise, commitment, undertaking or other agreement, other than any Company Benefit Plan.

        "control" (including the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by Contract or credit arrangement or otherwise.

        "D&O Indemnified Parties" shall have the meaning set forth in Section 6.6(a).

        "Data Protection Laws" shall mean all Laws relating to the privacy, protection, or security of data or information, including with respect to any collection, usage, disclosure, transfer, sharing, retention, destruction, disposal of or other processing of Personal Data.

        "debt" shall have the meaning set forth in Section 5.13.

        "Debt Commitment Letter" shall have the meaning set forth in Section 5.7(a).

        "Debt Financing" shall have the meaning set forth in Section 5.7(a).

        "Debt Payoff Amount" shall have the meaning set forth in Section 6.13.

        "Department of State" shall have the meaning set forth in Section 2.3(a).

        "DSS" means the Defense Security Service, a branch of the United States Department of Defense.

        "Effective Time" shall have the meaning set forth in Section 2.3(a).

        "Environmental Laws" means all Laws relating to pollution or protection of the environment, including Laws relating to Releases of Hazardous Materials and the manufacture, processing, distribution, use, treatment, storage, transport or handling of Hazardous Materials, including (in the

United States) the Federal Water Pollution Control Act (33 U.S.C. §1251 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901 et seq.), the Safe Drinking Water Act (42 U.S.C. §3000(f) et seq.), the Toxic Substances Control Act (15 U.S.C. §2601 et seq.), the Clean Air Act (42 U.S.C. §7401 et seq.), the Oil Pollution Act of 1990 (33 U.S.C. §2701 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §9601 et seq.), the Endangered Species Act of 1973 (16 U.S.C. §1531 et seq.), and other similar national, state and local Laws, in effect as of the date hereof.

        "Equity Commitment Letter" shall have the meaning set forth in Section 5.7(a).

        "Equity Financing" shall have the meaning set forth in Section 5.7(a).

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" of any entity means any other entity which, together with such entity, would be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Exchange Fund" shall have the meaning set forth in Section 3.2(a).

        "Excluded Party" shall have the meaning set forth in Section 6.5(h)(iii).

        "Expense Cap" shall have the meaning set forth in Section 8.3(a).

        "Expenses" shall mean all documented out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the due diligence examination, authorization, preparation, negotiation, financing, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement, any Schedule 13E-3 filed pursuant to SEC Rule 13e-3 and all SEC and other regulatory filing fees incurred in connection with the Proxy Statement, the solicitation of shareholder approvals, any filing with, and obtaining of any necessary action or non-action, Consent or approval from any Governmental Authority pursuant to any Antitrust Laws, engaging the services of the Paying Agent, any other filings with the SEC and all other matters related to the Closing and the other transactions contemplated by this Agreement.

        "FCPA" shall have the meaning set forth in the definition of "Law."

        "Financing" shall have the meaning set forth in Section 5.7(a).

        "Financing Agreements" shall have the meaning set forth in Section 6.11(c).

        "Financing Commitments" shall have the meaning set forth in Section 5.7(a).

        "Financing Sources" means the lenders that are counterparties to the Debt Commitment Letter (or any Financing Agreements resulting therefrom) and their officers, directors, employees, agents and representatives.

        "Foreign Plan" shall mean any Company Benefit Plan that is maintained outside of the United States.

        "GAAP" shall mean the United States generally accepted accounting principles.

        "Go-Shop Period End Date" shall have the meaning set forth in Section 6.5(a).

        "Governmental Authority" shall mean any United States (federal, state or local) or foreign government, or any governmental, regulatory, judicial or administrative authority, agency or commission.

        "Guarantor" means Privet Fund LP.

        "Guaranty" shall have the meaning set forth in the Recitals.

        "Hazardous Materials" means (i) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or man-made, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect, to the environment or natural resources, and under or for which liability or standards of conduct may be imposed by Environmental Laws, and (ii) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, odors, noise, mold and microbial agents, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation or polychlorinated biphenyls, for which liability or standards of conduct may be imposed by Environmental Laws.

        "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

        "Indebtedness" shall mean, as to a Person (which term shall include any of such Person's Subsidiaries), without duplication, (i) the principal, accreted value, accrued and unpaid interest, prepayment and redemption premiums or penalties (if any), unpaid fees or expenses and other monetary obligations in respect of (A) indebtedness for borrowed money and (B) obligations evidenced by bonds, debentures, notes or other similar instruments for the payment of which such Person is liable, (ii) obligations or liabilities of such Person under or in connection with letters of credit or bankers' acceptances or similar items; provided, however, that undrawn amounts shall not be treated as outstanding Indebtedness until drawn, (iii) that portion of obligations with respect to capital leases that is properly classified as a long term liability on a balance sheet in conformity with GAAP, (iv) all obligations of such Person under interest rate or currency swap transactions, (v) obligations under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, Indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above, and (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property or asset of such Person (whether or not such obligation is assumed by the Person or any of its Subsidiaries).

        "Intellectual Property" shall mean, all right, title and interest, existing in any and all jurisdictions throughout the world, in all (i) patents, patent applications, and all extensions, divisions, continuations, continuations-in-part, reexaminations and reissues thereof, (ii) trademarks, trade names, service marks, logos, corporate names, internet domain names, and any applications for registration, renewals and extensions of any of the foregoing, together with all goodwill associated with each of the foregoing, (iii) registered and unregistered copyrights, including copyrights in computer software, mask works and databases and (iv) trade secrets and other proprietary know-how.

        "Intervening Event" shall have the meaning set forth in Section 6.5(e).

        "IRS" shall mean the U.S. Internal Revenue Service.

        "Knowledge" means the actual knowledge, after reasonable inquiry of their respective direct reports, of the officers and employees of the Company or Parent, as applicable, listed on Section 1.1(a) of the Company Disclosure Letter and Section 1.1(a) of the Parent Disclosure Letter, respectively.

        "Koppers Pond Site" means Operable Unit 4 of the Kentucky Avenue Wellfield Superfund Site located in Chemung County, New York.

        "Law" shall mean any and all domestic (federal, state or local) or foreign laws (including common law), rules, regulations, orders, judgments or decrees promulgated by any Governmental Authority (including the Sarbanes-Oxley Act, the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Regulations and the Foreign Corrupt Practices Act of 1977, as

amended ("FCPA") and, in each case, any rules or regulations promulgated thereunder, and, where applicable, any anti-bribery or corruption legislation enacted by a Governmental Authority ("Anti-Bribery Act")).

        "Leased Real Property" shall have the meaning set forth in Section 4.17(b).

        "Lien" shall mean liens, claims, mortgages, encumbrances, pledges, security interests or charges of any kind.

        "Merger" shall have the meaning set forth in the Recitals.

        "Merger Consideration" shall have the meaning set forth in Section 3.1(b).

        "Notice of Superior Proposal" shall have the meaning set forth in Section 6.5(e).

        "NYBCL" shall have the meaning set forth in the Preamble.

        "Off-the-Shelf Software" means any software that is generally available to the public through retail stores or commercial distribution channels and licensed to the Company or any of its Subsidiaries pursuant to standard terms and conditions for a license fee of less than $50,000.

        "Open Source Software" shall mean any software that is distributed as free software or open source software, or under similar licensing or distribution models, including software licensed or distributed under any license that is or is substantially similar to a license identified by the Open Source Initiative at www.opensource.org.

        "Option Cash Payment" shall have the meaning set forth in Section 3.3(a).

        "Order" shall mean any decree, order, judgment, injunction, temporary restraining order or other order in any suit or proceeding by or with any Governmental Authority.

        "Owned Real Property" shall have the meaning set forth in Section 4.17(a).

        "Parent" shall have the meaning set forth in the Preamble.

        "Parent Disclosure Letter" shall mean the disclosure letter delivered by Parent to the Company simultaneously with the execution of this Agreement.

        "Parent Material Adverse Effect" shall mean any change, effect or circumstance that, individually or in the aggregate, that has or would reasonably be expected to prevent or materially delay or impair the ability of Parent to consummate the Merger and the other transactions contemplated by this Agreement.

        "Parent Organizational Documents" shall mean the articles of incorporation, bylaws (or equivalent organizational or governing documents), and other organizational or governing documents, agreements or arrangements, each as amended to date, of each of Parent and Acquisition Sub.

        "Parent Related Parties" shall have the meaning set forth in Section 8.3(c).

        "Paying Agent" shall have the meaning set forth in Section 3.2(a).

        "PBGC" shall have the meaning set forth in Section 4.12(a).

        "PCI II" shall have the meaning set forth in Section 5.7(a).

        "Permitted Lien" shall mean (i) any Lien for Taxes not yet due and payable or that are being contested in good faith by any appropriate proceedings and for which adequate accruals or reserves have been established in accordance with GAAP, (ii) Liens securing indebtedness or liabilities that are reflected in the Company SEC Documents or incurred in the ordinary course of business since the end of the most recent fiscal year for which an Annual Report on Form 10-K has been filed by the Company with the SEC and Liens securing indebtedness or liabilities that have otherwise been disclosed to Parent in writing, (iii) such Liens or other imperfections of title, if any, that do not have, individually or in the aggregate, a Company Material Adverse Effect, including (A) easements or claims of easements whether or not shown by the public records, boundary line disputes, overlaps, encroachments and any matters not of record which would be disclosed by an accurate survey or a personal inspection of the property, (B) rights of parties in possession, (C) any supplemental Taxes or assessments not shown by the public records and (D) title to any portion of the premises lying within the right of way or boundary of any public road or private road, (iv) Liens imposed or promulgated by Laws with respect to real property and improvements, including zoning regulations, (v) Liens disclosed on existing title reports or existing surveys, (vi) mechanics', carriers', workmen's, repairmen's and similar Liens incurred in the ordinary course of business; (vii) Liens securing acquisition financing with respect to the applicable asset, including refinancings thereof and (viii) licenses and other grants of rights with respect to Intellectual Property.

        "Person" shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a Governmental Authority.

        "Personal Data" shall mean any data or information that identifies an individual or, whether alone or in combination with any other information or data, could reasonably be used to identify an individual (including, as applicable, any current or former employee or contractor of the Company or any Subsidiary).

        "Post-Closing Plans" shall have the meaning set forth in Section 6.9(b).

        "Post-Closing Welfare Plans" shall have the meaning set forth in Section 6.9(c).

        "Privet Shares" shall have the meaning set forth in Section 3.1(a).

        "Proxy Statement" shall have the meaning set forth in Section 4.7.

        "Release" means any actual or threatened release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration of Hazardous Materials, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or real property.

        "Representatives" shall have the meaning set forth in Section 6.4.

        "Requisite Shareholder Approval" shall have the meaning set forth in Section 4.19.

        "Restricted Share Cash Payment" shall have the meaning set forth in Section 3.3(c).

        "Reverse Termination Fee" shall mean amount equal to (i) $14,631,000 plus (ii) all Expenses of the Company and its Subsidiaries not in excess of the Expense Cap.

        "SEC" shall mean the Securities and Exchange Commission.

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Shareholders' Meeting" shall have the meaning set forth in Section 6.2(c).

        "Solvent" shall have the meaning set forth in Section 5.13.

        "Special Committee" a special committee of the Company's board of directors comprised of independent members of the board of directors not affiliated with Parent or Acquisition Sub.

        "Sponsor Entities" shall have the meaning set forth in the Recitals.

        "Stock Unit Cash Payment" shall have the meaning set forth in Section 3.3(b).

        "Subsidiary" of any Person, shall mean any corporation, partnership, joint venture or other legal entity of which such Person (either above or through or together with any other subsidiary), owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

        "Superior Proposal" shall have the meaning set forth in Section 6.5(h)(ii).

        "Support Agreement" shall have the meaning set forth in the Recitals.

        "Surviving Corporation" shall have the meaning set forth in Section 2.1.

        "Surviving Corporation Debt" shall have the mean set forth in Section 6.13.

        "Tax" or "Taxes" shall mean all U.S. federal, state and local, and foreign taxes, fees, assessments or other charges of a similar nature (whether imposed directly or through withholding), including any interest, addition to tax or penalties related thereto.

        "Tax Returns" shall mean any returns, declarations, reports, or information returns or statements, including any schedule or attachment thereto, with respect to Taxes required to be filed with the IRS or any other Governmental Authority or taxing authority, including any claims for refund or amended returns.

        "Termination Date" shall have the meaning set forth in Section 8.1(b)(i).

        "Termination Fee" shall have the meaning set forth in Section 8.3(a).

        "Third Party" shall mean any Person or group other than Parent, Acquisition Sub and their respective Affiliates.

        "Total Common Merger Consideration" shall mean the product of (x) the number of shares of Company Common Stock issued and outstanding (other than Privet Shares) immediately prior to the Effective Time and (y) the Merger Consideration.

        "WARN Act" shall have the meaning set forth in Section 5.15.

ANNEX B

SUPPORT AGREEMENT

        This SUPPORT AGREEMENT (this "Agreement"), dated as of February 12, 2018, is entered into by and among Hardinge Inc., a New York corporation (the "Company"), the stockholder(s) of the Company set forth on Schedule A hereto (each, a "Holder" and collectively, the "Holders"). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below).

        WHEREAS, concurrently with the execution and delivery of this Agreement, the Company has entered into an Agreement and Plan of Merger (as may be amended from time to time, the "Merger Agreement") with Hardinge Holdings, LLC, a Delaware limited liability company ("Parent"), and Hardinge Merger Sub, Inc., a New York corporation and a direct wholly owned Subsidiary of Parent, dated as of the date hereof, pursuant to which, upon the terms and subject to the conditions set forth therein, Acquisition Sub will merge with and into the Company, with the Company as the surviving corporation;

        WHEREAS, the Holders beneficially own the number of shares of Company Common Stock set forth on Schedule A hereto (collectively, together with any shares of Company Common Stock subsequently acquired, the "Subject Shares"); and

        WHEREAS, as a condition to the willingness of the Company to enter into the Merger Agreement and as an inducement and in consideration therefor, the Company has required that the Holders agree, and the Holders have agreed, to enter into this Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the mutual premises, covenants and agreements contained in this Agreement, the parties intending to be legally bound, hereby agree as follows:

ARTICLE I
VOTING

        Section 1.1    Agreement to Vote.     Each Holder hereby agrees that:

          (a)   at any meeting of stockholders of the Company (or any adjournment or postponement thereof) or in any other circumstance upon which a vote, consent or other approval (including a written consent) with respect to the Merger Agreement, the Merger or any other transaction contemplated by the Merger Agreement is sought, such Holder shall vote or execute consents with respect to (or cause to be voted or consents to be executed with respect to) all Subject Shares beneficially owned by such Holder as of the applicable record date in favor of (i) the adoption and approval of the Merger Agreement, the Merger and any other transaction contemplated by the Merger Agreement, (ii) approval of any proposal to adjourn or postpone the meeting to a later date, if there are not sufficient votes for the approval and adoption of the Merger Agreement on the date on which such meeting is held, and (iii) if recommended by the Company's board of directors, the Special Committee or any other duly authorized committee of the Company's board of directors, any other matter necessary or reasonably requested by the Company to consummate the Merger that is submitted for a vote at any meeting of stockholders of the Company.

          (b)   such Holder shall vote or execute consents with respect to (or cause to be voted or consents to be executed with respect to) all Subject Shares beneficially owned by such Holder as of the applicable record date against each of the following matters at any meeting of stockholders of the Company (or any adjournment or postponement thereof), or in any other circumstance upon which a vote, consent or other approval (including a written consent) with respect to any of the following matters is sought:

              (i)  any Competing Proposal or proposal relating to a Competing Proposal;

             (ii)  any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company;

            (iii)  any material change in the present capitalization of the Company or any amendment to the Company's by-laws or certificate of incorporation except as approved in writing by the Company; and

            (iv)  any other action or agreement not recommended by the Company's board of directors that would reasonably be expected to (A) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, (B) result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled, or (C) impede, frustrate, interfere with, delay, postpone or adversely affect the Merger and the other transactions contemplated by the Merger Agreement.

          (c)   Notwithstanding the foregoing, this Section 1.1 shall not apply during any period in which the Company's board of directors has withheld, withdrawn, modified, qualified or amended the Company Recommendation in response to a Superior Proposal or an Intervening Event in accordance with the Merger Agreement (provided that to the extent that the Company's board of directors reinstates its recommendation of the Merger Agreement, this Section 1.1 shall apply).

          (d)   SOLELY IN THE EVENT OF A FAILURE BY A HOLDER TO ACT IN ACCORDANCE WITH SUCH HOLDER'S OBLIGATIONS AS TO VOTING PURSUANT TO THIS SECTION 1.1 PRIOR TO THE TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS, EACH HOLDER HEREBY IRREVOCABLY GRANTS TO AND APPOINTS THE COMPANY AS SUCH HOLDER'S PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION), FOR AND IN THE NAME, PLACE AND STEAD OF SUCH HOLDER, TO REPRESENT, VOTE AND OTHERWISE ACT (BY VOTING AT ANY MEETING OF COMPANY STOCKHOLDERS, BY WRITTEN CONSENT IN LIEU THEREOF OR OTHERWISE) WITH RESPECT TO THE SUBJECT SHARES REGARDING THE MATTERS REFERRED TO IN THIS SECTION 1.1 UNTIL THE TERMINATION DATE, TO THE SAME EXTENT AND WITH THE SAME EFFECT AS SUCH HOLDER MIGHT OR COULD DO UNDER APPLICABLE LAW, RULES AND REGULATIONS. THE PROXY GRANTED PURSUANT TO THIS SECTION 1.1(D) IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS. UNTIL THE TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS, EACH HOLDER WILL TAKE SUCH FURTHER ACTION AND WILL EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY. EACH HOLDER HEREBY REVOKES ANY AND ALL PREVIOUS PROXIES OR POWERS OF ATTORNEY GRANTED WITH RESPECT TO ANY OF THE SUBJECT SHARES THAT MAY HAVE HERETOFORE BEEN APPOINTED OR GRANTED WITH RESPECT TO THE MATTERS REFERRED TO IN THIS SECTION 1.1, AND, PRIOR TO THE TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS, NO SUBSEQUENT PROXY (WHETHER REVOCABLE OR IRREVOCABLE) OR POWER OF ATTORNEY SHALL BE GIVEN BY SUCH HOLDER, EXCEPT AS REQUIRED BY ANY ELECTION FORM OR LETTER OF TRANSMITTAL IN CONNECTION WITH THE MERGER. NOTWITHSTANDING THE FOREGOING, THIS PROXY SHALL TERMINATE UPON TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS.

        Section 1.2    Further Assurances.     Each Holder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

        Section 1.3    Transfers; Contribution.     Each Holder agrees that until the termination of this Agreement and except as contemplated by the Merger Agreement, such Holder shall not, except as contemplated by this Section 1.3, sell, transfer, pledge, assign, encumber, hypothecate or otherwise dispose of (including by gift) (collectively, "Transfer"), or enter into any Contract or option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any Subject Shares to any Person. Notwithstanding the foregoing, Privet Fund LP shall contribute the 1,315,090 Subject Shares held by it and any Subject Shares that it subsequently acquires to Parent prior to the Closing. Any purported Transfer in violation of this Section 1.3 shall be null and void.

        Section 1.4    Voting Arrangements.     Except for this Agreement, the Holders shall not enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any Subject Shares and shall not commit or agree to take any of the foregoing actions.

        Section 1.5    Termination of Agreement.     This Agreement shall be automatically terminated without further action upon the earliest to occur of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms and (c) the written agreement of the Holders and the Company to terminate this Agreement.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

        Section 2.1    Representations of Each Holder.     Each Holder hereby represents and warrants to the Company, severally and not jointly, with respect to such Holder and such Holder's beneficial ownership of the Subject Shares as follows:

          (a)    Authority.    Such Holder is a corporation, partnership or other entity duly organized, validly existing and (to the extent applicable) in good standing under the laws of the jurisdiction of its incorporation or organization. Such Holder possesses all necessary company power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by such Holder, and the consummation by such Holder of the transactions contemplated by this Agreement, have been duly and validly authorized by all necessary company action by such Holder, and no other action or proceeding on the part of such Holder is necessary to authorize the execution, delivery and performance of this Agreement by such Holder and the consummation by such Holder of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by such Holder and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors' rights and remedies generally and (ii) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (b)    Noncontravention.    Neither the execution and delivery of this Agreement by such Holder nor the consummation by such Holder of the transactions contemplated hereby will (i) violate any provision of such Holder's certificate of incorporation or bylaws (or equivalent organizational documents) or (ii) conflict with or violate any Law applicable to such Holder, except, in the case of clause (ii), as would not, individually or in the aggregate, reasonably be expected to prevent or delay the consummation of the Merger or such Holder's ability to perform its obligations under this Agreement.

          (c)    The Subject Shares.    Such Holder is the "beneficial owner" (within the meaning of Rule 13d-3 under the Exchange Act) of the Subject Shares set forth opposite such Holder's name on Schedule A hereto, free and clear of any and all Liens and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares), other than any of the foregoing that would not prevent or delay such Holder's ability to perform or comply the Holders obligations hereunder. Such Holder does not own, of record or beneficially, any shares of capital stock of the Company other than the Subject Shares set forth opposite such Holder's name on Schedule A hereto (except that such Holder may be deemed to beneficially own Subject Shares owned by other Holders). The Holders have, and will have at the time of the applicable meeting of stockholders of the Company, the sole right to vote or direct the vote of, or to dispose of or direct the disposition of, such Subject Shares, and none of the Subject Shares is subject to any Contracts with respect to the voting of such Subject Shares that would prevent or delay a Holder's ability to perform its obligations hereunder. Other than the Merger Agreement, there are no Contracts of any kind, contingent or otherwise, obligating such Holder to Transfer, or cause to be Transferred, any of the Subject Shares set forth opposite such Holder's name on Schedule A hereto (other than a Transfer from one Holder to another Holder) and no Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Subject Shares.

          (d)    Reliance by the Company.    Such Holder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon such Holder's execution and delivery of this Agreement.

          (e)    Legal Proceedings.    As of the date hereof, there is no suit, action or proceeding pending or, to the knowledge of such Holder, threatened against such Holder, nor is there any judgment of any Governmental Authority outstanding against, or, to the knowledge of such Holder, investigation by any Governmental Authority involving, such Holder, in each case that would, individually or in the aggregate, reasonably be expected to prevent or delay the consummation of the Merger or such Holder's ability to perform its obligations under this Agreement.

        Section 2.2    Representations and Warranties of the Company.     The Company represents and warrants to the Holders as follows:

          (a)    Authority.    The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of New York. The Company has all necessary corporate power and authority to execute and deliver this Agreement. The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated by this Agreement, have been duly and validly authorized by all necessary corporate action by the Company, and no other corporate action or proceeding on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors' rights and remedies generally and (ii) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (b)    Noncontravention.    Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) violate any provision of the certificate of incorporation, by-laws, or other governing documents of like effect of the Company or (ii) conflict with or violate any Law applicable to the Company except, in the case of clause (ii), as would not, individually or in the aggregate, reasonably be expected to prevent or delay the consummation of the Merger or the Company's ability to perform its obligations under this Agreement.

ARTICLE III
MISCELLANEOUS

        Section 3.1    Notices.     All notices, requests, consents, claims, demands, waivers and other communications under this Agreement shall be in writing and shall be deemed given (a) on the first (1st) Business Day following the date of dispatch if sent by a nationally recognized overnight courier (providing proof of delivery) or (b) on the date of delivery if delivered personally or sent via facsimile or e-mail, provided that should any such delivery be made by facsimile or e-mail, the sender shall also send a copy of the information so delivered on or before the next Business Day by a nationally recognized overnight courier, in each case to the parties at the following addresses:

        if to the Holders, to:

    Privet Fund LP
    79 West Paces Ferry Road
    Suite 200B
    Atlanta, GA 30305
    Phone: (404) 419-2677
    Fax: (404) 419-2681
    Email: RYANL@privetfund.com
    Attention: Ryan Levenson

    with a copy (which shall not constitute notice) to:

    Bryan Cave LLP
    One Atlantic Center
    1201 W. Peachtree Street, N.W.
    Suite 1400
    Atlanta, Georgia 30309
    Phone: (404) 572-6787
    Fax: (404) 420-0787
    Email: Rick.Miller@BryanCave.com
    Attention: Rick Miller, Esq.

        if to the Company, to:

    Hardinge Inc.
    One Hardinge Drive
    Elmira, NY 14902
    Phone: (607) 378-4107
    Fax: (607) 398-7949
    Email: chuck.dougherty@hardinge.com
    Attention: Charles Dougherty

    with a copy (which shall not constitute notice) to:

    Wachtell, Lipton, Rosen & Katz
    51 West 52nd Street
    New York, NY 10019
    Phone: (212) 403-1333
    Fax: (212) 403-2333
    Email: TSNorwitz@wlrk.com
    Attention: Trevor S. Norwitz, Esq.

or to such other address, electronic mail address or facsimile number for a party as shall be specified in a notice given in accordance with this Section 3.1; provided that any notice received by facsimile transmission or electronic mail or otherwise at the addressee's location on any Business Day after 5:00 p.m. (addressee's local time) or on any day that is not a Business Day shall be deemed to have been received at 9:00 a.m. (addressee's local time) on the next Business Day; provided, further, that notice of any change to the address or any of the other details specified in this Section 3.1 shall be deemed to have been received upon, the later of the date specified in such notice or the date that is five (5) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 3.1.

        Section 3.2    Interpretation; Certain Definitions.

          (a)   The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

          (b)   The words "hereof," "herein," "hereby," "hereunder" and "herewith" and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to articles, sections, paragraphs, exhibits, annexes and schedules are to the articles, sections and paragraphs of, and exhibits, annexes and schedules to, this Agreement, unless otherwise specified, and are incorporated herein and made a part hereof for all purposes as if fully set forth herein. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the phrase "without limitation" unless preceded by a negative predicate. Words describing the singular number shall be deemed to include the plural and vice versa, words denoting any gender shall be deemed to include all genders, words denoting natural persons shall be deemed to include business entities and vice versa and references to a Person are also to its permitted successors and assigns. The phrases "the date of this Agreement" and "the date hereof" and terms or phrases of similar import shall be deemed to refer to the date first set forth at the beginning of this Agreement, unless the context requires otherwise.

        Section 3.3    Severability.     If any term, provision, covenant or restriction of this Agreement or the application of any such term or provision to any person or circumstance is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible.

        Section 3.4    Assignment.     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise)

without the prior written consent of the other parties, except as permitted by Section 1.3 hereof. Any attempted assignment in violation of this Section 3.4 shall be null and void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns.

        Section 3.5    Entire Agreement.     This Agreement (including the exhibits, annexes and appendices hereto) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

        Section 3.6    No Third-Party Beneficiaries.     This Agreement is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder.

        Section 3.7    Governing Law.     This Agreement and all claims, controversies, disputes, actions, proceedings or counterclaims (whether based on contract, tort or otherwise) based upon, arising out of, or relating to this Agreement or the actions of the parties hereto in the negotiation, administration, validity, performance and enforcement thereof (including any claim or cause of action based upon, arising out of, or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) and/or the interpretation and enforcement of the rights and duties of the parties hereto shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York applicable to contracts made and wholly performed within such State, without regard or giving effect to any choice or conflict of laws provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

        Section 3.8    Specific Performance.     The parties acknowledge and agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy at Law, would occur in the event that the parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. Accordingly, the parties acknowledge and agree that the parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

        Section 3.9    Consent to Jurisdiction.

          (a)   Each of the parties hereto hereby (i) expressly, irrevocably, and unconditionally submits to the exclusive personal jurisdiction of the United States District Court for the Southern District of New York (or, if that court does not have jurisdiction, the Supreme Court of the State of New York, County of New York) and the appropriate appellate courts therefrom in the event any dispute arises out of this Agreement or the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such courts, (iii) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than the United States District Court for the Southern District of New York (or, if that court does not have jurisdiction, the Supreme Court of the State of New York, County of New York) and the appropriate appellate courts therefrom, (iv) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement and (v) agrees that each of the other parties shall have the right to bring any action or proceeding for enforcement of a judgment entered by the United States District Court for the Southern District of New York (or, if that court does not have jurisdiction, the Supreme Court of New York, County of New York) and the appropriate appellate courts therefrom. Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

          (b)   Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in Section 3.9(a) in any such action or proceeding by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in Section 3.1. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

        Section 3.10    Counterparts.     This Agreement may be executed in multiple counterparts, all of which shall together be considered one and the same agreement. Delivery of an executed signature page to this Agreement by electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. The exchange of copies of this Agreement and of signature pages by facsimile or e-mail shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or e-mail shall be deemed to be their original signatures for all purposes.

        Section 3.11    WAIVER OF JURY TRIAL.     EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

        Section 3.12    Failure or Delay Not Waiver; Remedies Cumulative.     Except as otherwise specifically provided herein, no failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

        Section 3.13    Capacity as Stockholder.     Each Holder signs this Agreement solely in such Holder's capacity as a stockholder of the Company, and not in such Holder's capacity as a director, officer or employee of the Company or any of its Subsidiaries. Nothing herein shall in any way restrict a director or officer of the Company (including, for the avoidance of doubt, any director nominated by a Holder) in the exercise of his or her fiduciary duties solely as a director or officer of the Company or prevent or be construed to create any obligation on the part of any director or officer of the Company (including, for the avoidance of doubt, any director nominated by Stockholder) from taking any action solely in his or her capacity as such director or officer of the Company or otherwise limit a Holder from taking any action permitted to be taken by the Company or any Representative of the Company under the Merger Agreement. For purposes of this Agreement, neither the Company nor any of its Subsidiaries shall be deemed to be affiliates of any Holder.

        [Signature page follows]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

HARDINGE INC.
By:	/s/ CHRISTOPHER DISANTIS
	Name:	Christopher DiSantis
	Title:	Chairman

[Signature Page to Support Agreement]

PRIVET FUND LP
By: Privet Fund Management LLC, its General Partner
By:	/s/ RYAN LEVENSON
	Name:	Ryan Levenson
	Title:	Managing Member
PRIVET FUND MANAGEMENT LLC
By:	/s/ RYAN LEVENSON
	Name:	Ryan Levenson
	Title:	Managing Member

[Signature Page to Support Agreement]

Schedule A

Ownership of Subject Shares

Name and Address of Holder	Number of Shares
Privet Fund LP	1,315,090
Privet Fund Management LLC	57,098

TOTAL	1,372,188

ANNEX C

February 11, 2018

CONFIDENTIAL

Hardinge Inc.
One Hardinge Drive
Elmira, New York 14902
Attn.: The Board of Directors

Dear Members of the Board of Directors:

        We understand that Hardinge Holdings, LLC ("Parent"), a Delaware limited liability company and an affiliate of the Sponsor Entities, as defined below, Hardinge Merger Sub, Inc., a New York corporation and a wholly owned subsidiary of Parent ("Acquisition Sub"), and Hardinge Inc., a New York corporation (the "Company"), propose to enter into the Agreement (defined below) pursuant to which, among other things, Acquisition Sub will be merged with and into the Company (the "Merger") and that, in connection with the Merger, (a) each share of common stock, par value $.01 per share, of the Company (the "Company Common Stock") held, directly or indirectly, by Parent or Acquisition Sub shall remain outstanding after the effective time of the Merger, and no consideration or payment shall be delivered in exchange therefor and in respect thereof (it being agreed and understood that Privet Fund LP ("Privet", and together with Privet Fund Management LLC, the "Sponsor Entities", and together with their respective affiliates, the "Excluded Persons") shall contribute its shares to Parent prior to the date of the closing of the Merger, (b) each share of Company Common Stock issued and outstanding immediately prior to the effective time of the Merger (other than any shares contributed to Parent as described in clause (a) above shall be converted into the right to receive $18.50 in cash, without interest (the "Merger Consideration"), and (c) the Company will survive the Merger as a wholly owned subsidiary of Parent.

        The Board of Directors (the "Board") of the Company has requested that BMO Capital Markets Corp. ("we" or "BMOCM") render an opinion, as investment bankers, to the Board as to the fairness, from a financial point of view, to the holders of Company Common Stock as of the date hereof (other than the Excluded Persons), of the per share Merger Consideration to be received by such holders in the Merger pursuant to the Agreement (the "Opinion").

        In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

  1)
  reviewed the draft dated February 10, 2018 of the agreement and plan of merger to be entered into by and among Parent, Acquisition Sub and the Company (the "Agreement");

  2)
  reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

  3)
  reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to us by the Company, including financial projections prepared by the management of the Company relating to the Company for the fiscal years ending 2017 through 2022 (the "Projections");

  4)
  conducted discussions with members of senior management of the Company and certain of its representatives and advisors concerning their view of the Company's businesses, operations, financial condition and prospects, the Merger and related matters;

  5)
  reviewed certain financial and stock market information for the Company and selected publicly traded companies that we deemed to be relevant;

  6)
  reviewed the financial terms, to the extent publicly available, of selected acquisitions of companies which we deemed to be relevant;

  7)
  performed a discounted cash flow analysis for the Company based on the Projections;

  8)
  reviewed the current and historical market prices and trading volume for the Company Common Stock, and the current and historical market prices of the publicly traded securities of certain other companies that we deemed to be relevant;

  9)
  reviewed a certificate addressed to us from senior management of the Company which contains, among other things, representations regarding the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, us by or on behalf of the Company; and

  10)
  performed such other studies and analyses, and conducted such discussions as we deemed appropriate.

        We have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us by the Company or its representatives or advisors, or obtained by us from other sources. We have not independently verified (nor assumed any obligation to verify) any such information, undertaken an independent valuation or appraisal of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of the Company, nor have we been furnished with any such valuation or appraisal. We have not evaluated the solvency or fair value of either Sponsor Entity, Parent, Acquisition Sub or the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. We also have assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Merger will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, no restrictions, terms, or conditions will be imposed that would be material to our analysis. We have assumed that the final Agreement will not differ in any material respect from the draft of the Agreement we reviewed. We have has also assumed that the Merger will be consummated in accordance with the terms of the Agreement, without any waiver, modification or amendment of any terms, condition or agreement that would be material to our analysis, that the representations and warranties of each party contained in the Agreement will be true and correct in all material respects, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver or modification. With respect to the Projections, we have been advised by the Company, and we have assumed, without independent investigation, that they have been reasonably prepared and reflect the best currently available estimates and good faith judgment of Company management of the expected future competitive, operating and regulatory environments and related financial performance of the Company. We express no opinion with respect to the Projections, or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading. Furthermore, we have not assumed any obligation to conduct, and have not conducted, any physical inspection of the properties or facilities of the Company, either Sponsor Entity, Parent or Acquisition Sub.

        This Opinion is necessarily based upon financial, economic, market and other conditions and circumstances as they exist and can be evaluated, and the information made available to us, as of the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof, including potential changes in U.S. trade, tax or other laws, regulations and government policies and the enforcement thereof as have been or may be proposed or effected, and the potential effects such changes may have on the Merger or the participants in the Merger or their respective businesses, assets, liabilities, financial condition, results of operations, cash flows or prospects. Certain financial information relied upon by us for purposes of this Opinion reflect assumptions provided by Company management regarding the tax rates applicable to the Company's taxable income including such management's assessment regarding the likely potential impact of any changes referenced in the immediately preceding sentence.

        This Opinion does not constitute a recommendation as to any action the Special Committee of the Board (the "Committee"), the Board, or any other party should take in connection with the Merger or the other transactions contemplated by the Agreement or any aspect thereof and is not a recommendation to any director of the Company, any security holder or any other party on how to act or vote with respect to the Merger or related transactions and proposals or any other matter. This Opinion relates solely to the fairness of the per share Merger Consideration, from a financial point of view, to the holders of the Company Common Stock as of the date hereof (other than the Excluded Persons). We express no opinion herein as to the relative merits of the Merger and any other transactions or business strategies discussed by the Board or the Committee as alternatives to the Merger or the decision of the Board or the Committee to proceed with the Merger, nor do we express any opinion on the structure, terms or effect of any other aspect of the Merger or the other transactions contemplated by the Agreement. In addition, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of the Company's officers, directors, or employees, or any class of such persons, in connection with the Merger relative to the per share Merger Consideration to be received by holders of Company Common Stock. We are not experts in, and this Opinion does not address, any of the legal, tax or accounting aspects of the Merger. With the Board's consent, we have relied upon the fact that the Company has received legal, tax, and accounting advice and we have relied upon and assumed that all such advice was correct. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on the Merger, the Company, or either Sponsor Entity and this Opinion does not purport to address potential developments in any such markets.

        BMOCM has acted as financial advisor to the Board with respect to the Merger and will receive a fee for our services, a substantial portion of which is contingent upon successful consummation of the Merger. In addition, we will receive a fee for rendering this Opinion, which is not contingent upon the successful completion of the Merger. The Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties against certain potential liabilities arising out of our engagement. BMOCM, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of business, certain of our employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, either Sponsor Entity or any other party that may be involved in the Merger and their respective affiliates or any currency or commodity that may be involved in the Merger.

        In the two years prior to the date of this Opinion, BMOCM has not had any material relationships, nor are any material relationships mutually understood to be contemplated, in which any compensation was received or is intended to be received by BMOCM as a result of any such relationship with Parent or the Company (other than this engagement) in connection with the provision of any financial advisory or financing services by BMOCM to Parent, Acquisition Sub, the Sponsor

Entities or the Company, respectively. BMOCM provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including, without limitation, derivative securities, of the Company, either Sponsor Entity or their respective affiliates for its own account and for the accounts of customers.

        This Opinion has been approved by a fairness opinion committee of BMOCM. This Opinion has been prepared at the request and for the benefit and use of the Board (in its capacity as such) in evaluating the fairness of the per share Merger Consideration, from a financial point of view, to the holders of Company Common Stock as of the date hereof (other than the Excluded Persons) and may not be used for any other purpose without our prior written consent. This Opinion should not be construed as creating any fiduciary duty on BMOCM's part to any party. This Opinion may not be disclosed, in whole or in part, or summarized, excerpted from or otherwise referred to without our prior written consent except that this Opinion may be reproduced in full and summarized in any disclosure document sent by the Company to the holders of Company Common Stock with respect to the Merger, provided that any summary of this Opinion is in a form reasonably acceptable to BMOCM and its counsel.

        Based upon and subject to the foregoing, and in reliance thereon, it is our opinion, as investment bankers, that as of the date hereof, the per share Merger Consideration to be received by the holders of Company Common Stock as of the date hereof (other than the Excluded Persons) in the Merger pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ BMO Capital Markets Corp.

BMO Capital Markets Corp.

PROXY CARD YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting are available through 11:59 p.m., ET, on [Month] [Day], 2018. HDNG OR If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing. HARDINGE, INC. The Board of Directors (with Messrs. Levenson and Rosenzweig recused) recommends you vote FOR Proposals 1, 2 and 3. PROXY FOR AGAINST ABSTAIN 1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of February 12, 2018 (as amended from time to time, the ‘‘Merger Agreement’’), by and among the Company, Hardinge Holdings, LLC, a Delaware limited liability company (‘‘Parent’’), and Hardinge Merger Sub, Inc., a New York corporation and a direct wholly owned subsidiary of Parent (‘‘Acquisition Sub’’), pursuant to which Acquisition Sub will merge with and into the Company (the ‘‘Merger’’), with the Company surviving the Merger as a wholly owned subsidiary of Parent, which we refer to as the ‘‘Merger Agreement Proposal.’’ 0 0 0 2. To consider and vote on one or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement Proposal, which we refer to as the ‘‘Adjournment Proposal.’’ 0 0 0 3. To approve, by nonbinding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the Merger, which we refer to as the ‘‘Advisory (Nonbinding) Merger-Related Compensation Proposal.’’ 0 0 0 Signature Signature (Capacity) Date Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. VOTE BY INTERNETWWW.FCRVOTE.COM/ Use the Internet to transmit your voting instructions up until 11:59 p.m., ET, on [Month] [Day], 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. OR VOTE BY TELEPHONE1-866-xxx-xxxx Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., ET, on [Month] [Day], 2018. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided to: First Coast Results, Inc., P.O. Box 3672, Ponte Vedra Beach, FL 32004-9911. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. CONTROL NUMBER

YOUR VOTE IS IMPORTANT. PLEASE VOTE BY INTERNET OR TELEPHONE TO REGISTER YOUR VOTE PROMPTLY. INSTRUCTIONS ON REVERSE SIDE. YOUR TELEPHONE OR INTERNET VOTE MUST BE RECEIVED NO LATER THAN 11:59 P.M. EASTERN TIME, [MONTH] [DAY], 2018, TO BE INCLUDED IN THE VOTING RESULTS. IF YOU HAVE NOT VOTED BY INTERNET OR TELEPHONE, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED. The Notice of the Special Meeting and the Proxy Statement are available at www.fcrvote.com/HDNG Continued and to be signed on the reverse side. If submitting a proxy by mail, please sign and date the card on reverse and fold and detach card at perforation before mailing. HARDINGE, INC. PROXY SPECIAL MEETING OF SHAREHOLDERS [Month] [Day], 2018, [Time]. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints [*] and [*], and each of them, as proxies for the undersigned, with full power of substitution, to vote all shares of the common shares of Hardinge, Inc. (“Hardinge”) owned by the undersigned at the Special Meeting of Shareholders (the "Special Meeting") to be held at [*], on [Month] [Day], 2018 at [Time]., Eastern Time, and any adjournment or postponement thereof. This proxy is solicited on behalf of the Board of Directors of Hardinge. Each matter to be voted on at the special meeting has been proposed by the Board of Directors of Hardinge (with Messrs. Levenson and Rosenzweig recused). This proxy will be voted as specified by the undersigned. Except as otherwise expressly specified by the undersigned, a signed proxy will be voted FOR the approval of the Merger Agreement proposal, FOR the approval of the adjournment proposal, and FOR the approval of the Merger-Related Compensation proposal. This proxy revokes any prior proxy given by the undersigned. The undersigned acknowledges receipt with this proxy of a copy of the accompanying proxy statement describing more fully the proposals set forth herein. CONTINUED, AND TO BE SIGNED AND DATED ON THE REVERSE SIDE.